Exhibit 10.1
CONTRACTOR RISK AGREEMENT BETWEEN
THE STATE OF TENNESSEE,
d.b.a. TENNCARE
AND
(NAME OF CONTRACTOR)
(d.b.a. Trade-name)
CONTRACT NUMBER: FA

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TABLE OF CONTENTS

SECTION 1 - DEFINITIONS, ACRONYMS, AND ABBREVIATIONS		2

SECTION 2 - PROGRAM REQUIREMENTS		16

2.1 REQUIREMENTS PRIOR TO OPERATIONS		16
2.1.1	Licensure	16
2.1.2	Readiness Review	16
2.2 GENERAL REQUIREMENTS		17
2.3 ELIGIBILITY		17
2.3.1	Overview	17
2.3.2	Eligibility Categories	17
2.3.3	TennCare Applications	18
2.3.4	Eligibility Determination and Determination of Cost Sharing	18
2.3.5	Eligibility for Enrollment in an MCO	18
2.4 ENROLLMENT		18
2.4.1	General	18
2.4.2	Authorized Service Area	18
2.4.3	Maximum Enrollment	18
2.4.4	MCO Selection and Assignment	19
2.4.5	Effective Date of Enrollment	21
2.4.6	Eligibility and Enrollment Data	22
2.4.7	Enrollment Period	23
2.4.8	Transfers from Other MCOs	24
2.4.9	Enrollment of Newborns	24
2.4.10	Information Requirements Upon Enrollment	26
2.5 DISENROLLMENT FROM AN MCO		26
2.5.1	General	26
2.5.2	Acceptable Reasons for Disenrollment from an MCO	26
2.5.3	Unacceptable Reasons for Disenrollment from an MCO	26
2.5.4	Informing TENNCARE of Potential Ineligibility	27
2.5.5	Effective Date of Disenrollment	27
2.6 BENEFITS/SERVICE REQUIREMENTS AND LIMITS		27
2.6.1	CONTRACTOR Covered Benefits	27
2.6.2	TennCare Benefits Provided by TENNCARE	34
2.6.3	Medical Necessity Determination	34
2.6.4	Second Opinions	35
2.6.5	Use of Cost Effective Alternative Services	35
2.6.6	Additional Services and Use of Incentives	35
2.6.7	Cost Sharing for Services	35
2.7 SPECIALIZED SERVICES		37
2.7.1	Emergency Services	37
2.7.2	Behavioral Health Services	38
2.7.3	Health Education and Outreach	43
2.7.4	Preventive Services	44
2.7.5	TENNderCare	45
2.7.6	Advance Directives	57
2.7.7	Sterilizations, Hysterectomies and Abortions	57
2.8 DISEASE MANAGEMENT		59
2.8.1	General	59
2.8.2	Member Identification Strategies	60
2.8.3	Stratification	61
2.8.4	Program Content	61
2.8.5	Informing and Educating Members	61
2.8.6	Informing and Educating Providers	61
2.8.7	Program Evaluation	62

2.8.8	Obesity Disease Management	62
2.9 SERVICE COORDINATION		62
2.9.1	General	62
2.9.2	Transition of New Members	63
2.9.3	Transition of Care	64
2.9.4	MCO Case Management	65
2.9.5	Coordination and Collaboration Between Physical Health and Behavioral Health	66
2.9.6	Coordination and Collaboration Among Behavioral Health Providers	68
2.9.7	Coordination of Pharmacy Services	69
2.9.8	Coordination of Dental Benefits	70
2.9.9	Coordination with Medicare	75
2.9.10	Institutional Services and Alternatives to Institutional Services	75
2.9.11	Inter-Agency Coordination	76
2.10 SERVICES NOT COVERED		76
2.11 PROVIDER NETWORK		77
2.11.1	General Provisions	77
2.11.2	Primary Care Providers (PCPs)	79
2.11.3	Specialty Service Providers	80
2.11.4	Special Conditions for Prenatal Care Providers	82
2.11.5	Special Conditions for Behavioral Health Services	83
2.11.6	Safety Net Providers	83
2.11.7	Credentialing and Other Certification	84
2.11.8	Network Notice Requirements	85
2.12 PROVIDER AGREEMENTS		87
2.13 PROVIDER AND SUBCONTRACTOR PAYMENTS		94
2.13.1	General	94
2.13.2	Hospice	94
2.13.3	Behavioral Health Crisis Service Teams	95
2.13.4	Local Health Departments	95
2.13.5	Physician Incentive Plan (PIP)	95
2.13.6	Emergency Services Obtained from Non-Contract Providers	96
2.13.7	Medically Necessary Services Obtained from Non-Contract Provider when MCO
	Assignment is Unknown	97
2.13.8	Medically Necessary Services Obtained from Contract Provider without Prior
	Authorization when MCO Assignment is Unknown	97
2.13.9	Medically Necessary Services Obtained from Non-Contract Provider Referred by
	Contract Provider	97
2.13.10	Medically Necessary Services Obtained from Non-Contract Provider Not
	Authorized by the CONTRACTOR	98
2.13.11	Covered Services Ordered by Medicare Providers for Dual Eligibles	98
2.13.12	Transition of New Members	98
2.13.13	Transition of Care	98
2.13.14	Limits on Payments to Providers and Subcontractors Related to the CONTRACTOR	98
2.13.15	1099 Preparation	99
2.14 UTILIZATION MANAGEMENT (UM)		99
2.14.1	General	99
2.14.2	Prior Authorization for Covered Services	102
2.14.3	Referrals	103
2.14.4	Exceptions to Prior Authorization and/or Referrals	103
2.14.5	PCP Profiling	104
2.15 QUALITY MANAGEMENT/QUALITY IMPROVEMENT		105
2.15.1	Quality Management/Quality Improvement (QM/QI) Program	105
2.15.2	QM/QI Committee	106
2.15.3	Performance Improvement Projects (PIPs)	106
2.15.4	Performance Indicators	107
2.15.5	Clinical Practice Guidelines	107

2.15.6	NCQA Accreditation	108
2.15.7	HEDIS and CAHPS	109
2.16 MARKETING		110
2.17 MEMBER MATERIALS		110
2.17.1	Prior Approval Process for All Member Materials	110
2.17.2	Written Material Guidelines	111
2.17.3	Distribution of Member Materials	112
2.17.4	Member Handbooks	112
2.17.5	Quarterly Member Newsletter	116
2.17.6	Identification Card	117
2.17.7	Provider Directory	117
2.17.8	Additional Information Available Upon Request	118
2.18 CUSTOMER SERVICE		118
2.18.1	Member Services Toll-Free Phone Line	118
2.18.2	Interpreter and Translation Services	119
2.18.3	Cultural Competency	120
2.18.4	Provider Services and Utilization Management Toll-Free Telephone Line	120
2.18.5	Provider Handbook	121
2.18.6	Provider Education and Training	121
2.18.7	Provider Relations	122
2.18.8	Provider Complaint System	122
2.18.9	Member Involvement with Behavioral Health Services	122
2.19 COMPLAINTS AND APPEALS		123
2.19.1	General	123
2.19.2	Appeals	124
2.20 FRAUD AND ABUSE		126
2.20.1	General	126
2.20.2	Reporting and Investigating Suspected Fraud and Abuse	126
2.20.3	Compliance Plan	127
2.21 FINANCIAL MANAGEMENT		129
2.21.1	Capitation Payments	129
2.21.2	Savings/Loss	129
2.21.3	Interest	129
2.21.4	Third Party Liability Resources	129
2.21.5	Solvency Requirements	131
2.21.6	Accounting Requirements	133
2.21.7	Insurance	133
2.21.8	Ownership and Financial Disclosure	134
2.21.9	Internal Audit Function	135
2.21.10	Audit of Business Transactions	136
2.22 CLAIMS MANAGEMENT		136
2.22.1	General	136
2.22.2	Claims Management System Capabilities	136
2.22.3	Paper Based Claims Formats	137
2.22.4	Prompt Payment	137
2.22.5	Claims Dispute Management	138
2.22.6	Claims Payment Accuracy – Minimum Audit Procedures	138
2.22.7	Claims Processing Methodology Requirements	140
2.22.8	Explanation of Benefits (EOBs) and Related Functions	141
2.22.9	Remittance Advices and Related Functions	141
2.22.10	Processing of Payment Errors	142
2.22.11	Notification to Providers	142
2.22.12	Payment Cycle	142
2.22.13	Excluded Providers	142
2.23 INFORMATION SYSTEMS		142
2.23.1	General Provisions	142

2.23.2	Data and Document Management Requirements	143
2.23.3	System and Data Integration Requirements	145
2.23.4	Encounter Data Provision Requirements (Encounter Submission and Processing)	146
2.23.5	Eligibility and Enrollment Data Exchange Requirements	148
2.23.6	System and Information Security and Access Management Requirements	149
2.23.7	Systems Availability, Performance and Problem Management Requirements	150
2.23.8	System User and Technical Support Requirements	152
2.23.9	System Testing and Change Management Requirements	153
2.23.10	Information Systems Documentation Requirements	154
2.23.11	Reporting Requirements (Specific to Information Management and Systems Functions and Capabilities)	154
2.23.12	Other Requirements	155
2.23.13	Corrective Actions, Liquidated Damages and Sanctions Related to Information Systems	155
2.24 ADMINISTRATIVE REQUIREMENTS		156
2.24.1	General Responsibilities	156
2.24.2	Behavioral Health Advisory Committee	156
2.24.3	Performance Standards	157
2.24.4	Medical Records Requirements	157
2.25 MONITORING		158
2.25.1	General	158
2.25.2	Facility Inspection	159
2.25.3	Inspection of Work Performed	159
2.25.4	Approval Process	159
2.25.5	Availability of Records	159
2.25.6	Audit Requirements	161
2.25.7	Independent Review of the CONTRACTOR	161
2.25.8	Accessibility for Monitoring	161
2.25.9	Corrective Action Requirements	162
2.26 SUBCONTRACTS		162
2.26.1	Subcontract Relationships and Delegation	162
2.26.2	Legal Responsibility	162
2.26.3	Prior Approval	163
2.26.4	Subcontracts for Behavioral Health Services	163
2.26.5	Standards	163
2.26.6	Quality of Care	163
2.26.7	Interpretation/Translation Services and Limited English Proficiency (LEP) Provisions	163
2.26.8	Children in State Custody	163
2.26.9	Assignability	163
2.26.10	Claims Processing	164
2.26.11	HIPAA Requirements	164
2.26.12	Compensation for Utilization Management Activities	164
2.26.13	Notice of Subcontractor Termination	164
2.27 COMPLIANCE WITH HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)		164
2.28 NON-DISCRIMINATION COMPLIANCE REQUIREMENTS		168
2.29 PERSONNEL REQUIREMENTS		169
2.29.1	Staffing Requirements	169
2.29.2	Licensure	172
2.29.3	Board of Directors	172
2.29.4	Employment and Contracting Restrictions	172
2.30 REPORTING REQUIREMENTS		173
2.30.1	General Requirements	173
2.30.2	Eligibility, Enrollment and Disenrollment Reports	174
2.30.3	Benefits/Service Requirements and Limits Reports	174
2.30.4	Specialized Service Reports	175
2.30.5	Disease Management Reports	176

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2.30.6	Service Coordination Reports	176
2.30.7	Provider Network Reports	177
2.30.8	Provider Agreement Report	178
2.30.9	Provider Payment Report	178
2.30.10	Utilization Management Reports	178
2.30.11	Quality Management/Quality Improvement Reports	179
2.30.12	Customer Service Reports	179
2.30.13	Fraud and Abuse Reports	180
2.30.14	Financial Management Reports	180
2.30.15	Claims Management Reports	182
2.30.16	Information Systems Reports	182
2.30.17	Administrative Requirements Reports	183
2.30.18	Subcontract Reports	183
2.30.19	HIPAA Reports	184
2.30.20	Non-Discrimination Compliance Reports	184
2.30.21	Terms and Conditions Reports	185
2.31STATE ONLYS AND JUDICIALS		185
2.31.1	General	185
2.31.2	Applicability of Agreement	186

SECTION 3 - PAYMENTS TO THE CONTRACTOR		192

3.1	GENERAL PROVISIONS	192
3.2	ANNUAL ACTUARIAL STUDY	192
3.3	CAPITATION PAYMENT RATES	192
3.4	CAPITATION RATE ADJUSTMENT	193
3.5	CAPITATION PAYMENT SCHEDULE	195
3.6	CAPITATION PAYMENT CALCULATION	195
3.7	CAPITATION PAYMENT ADJUSTMENTS	195
3.8	SERVICE DATES	197
3.9	WITHHOLD OF THE CAPITATION RATE	197
3.10	EFFECT OF DISENROLLMENT ON CAPITATION PAYMENTS	198
3.11	HMO PAYMENT TAX	199
3.12	PAYMENT TERMS AND CONDITIONS	199

SECTION 4 - TERMS AND CONDITIONS		201

4.1	NOTICE	201
4.2	AGREEMENT TERM	201
4.3	APPLICABLE LAWS AND REGULATIONS	202
4.4	TERMINATION	204
4.5	ENTIRE AGREEMENT	208
4.6	INCORPORATION OF ADDITIONAL DOCUMENTS	208
4.7	APPLICABILITY OF THIS AGREEMENT	209
4.8	TECHNICAL ASSISTANCE	209
4.9	PROGRAM INFORMATION	209
4.10	QUESTIONS ON POLICY DETERMINATIONS	209
4.11	INTERPRETATIONS	209
4.12	CONTRACTOR APPEAL RIGHTS	210
4.13	DISPUTES	210
4.14	NOTIFICATION OF LEGAL ACTION AGAINST THE CONTRACTOR	210
4.15	DATA THAT MUST BE CERTIFIED	210
4.16	USE OF DATA	211
4.17	WAIVER	211
4.18	AGREEMENT VARIATION/SEVERABILITY	211
4.19	CONFLICT OF INTEREST	211
4.20	FAILURE TO MEET AGREEMENT REQUIREMENTS	212
4.21	MODIFICATION AND AMENDMENT	222

4.22	TITLES/HEADINGS	223
4.23	OFFER OF GRATUITIES	223
4.24	LOBBYING	223
4.25	ATTORNEY’S FEES	223
4.26	GOVERNING LAW AND VENUE	223
4.27	ASSIGNMENT	223
4.28	INDEPENDENT CONTRACTOR	223
4.29	FORCE MAJEURE	224
4.30	DATE/TIME HOLD HARMLESS	224
4.31	INDEMNIFICATION	224
4.32	NON-DISCRIMINATION	225
4.33	CONFIDENTIALITY OF INFORMATION	225
4.34	TENNESSEE CONSOLIDATED RETIREMENT SYSTEM	225
4.35	ACTIONS TAKEN BY THE TENNESSEE DEPARTMENT OF COMMERCE AND INSURANCE	226
4.36	EFFECT OF THE FEDERAL WAIVER ON THIS AGREEMENT	226
4.37	TENNCARE FINANCIAL RESPONSIBILITY	226

ATTACHMENTS	228

ATTACHMENT I	229
BEHAVIORAL HEALTH SPECIALIZED SERVICE DESCRIPTIONS	229
ATTACHMENT II	236
COST SHARING SCHEDULE	236
ATTACHMENT III	238
TERMS AND CONDITIONS FOR ACCESS	238
ATTACHMENT IV	241
SPECIALTY NETWORK STANDARDS	241
ATTACHMENT V	244
ACCESS & AVAILABILITY FOR BEHAVIORAL HEALTH SERVICES	244
ATTACHMENT VI	246
FORMS FOR REPORTING FRAUD AND ABUSE	246
ATTACHMENT VII	249
PERFORMANCE STANDARDS	249
ATTACHMENT VIII	256
DELIVERABLE REQUIREMENTS	256
ATTACHMENT IX	264
REPORTING REQUIREMENTS	264
ATTACHMENT IX, EXHIBIT A	265
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION REPORTS	265
ATTACHMENT IX, EXHIBIT B	270
MENTAL HEALTH CASE MANAGEMENT REPORT	270
ATTACHMENT IX, EXHIBIT C	272
BEHAVIORAL HEALTH CRISIS RESPONSE REPORT	272
ATTACHMENT IX, EXHIBIT D	274
MEMBER CRG/TPG ASSESSMENT REPORT	274
ATTACHMENT IX, EXHIBIT E	277
PROVIDER ENROLLMENT FILE	277
ATTACHMENT IX, EXHIBIT F	279
PCP ASSIGNMENT REPORT	279
ATTACHMENT IX, EXHIBIT G	281
REPORT OF ESSENTIAL HOSPITAL SERVICES	281
ATTACHMENT IX, EXHIBIT H	284
FQHC REPORT	284
ATTACHMENT IX, EXHIBIT I	286
SINGLE CASE AGREEMENTS REPORT	286
ATTACHMENT IX, EXHIBIT J	288

COST AND UTILIZATION REPORTS	288
ATTACHMENT IX, EXHIBIT K	309
COST AND UTILIZATION SUMMARIES	309
ATTACHMENT IX, EXHIBIT L	312
PRIOR AUTHORIZATION REPORTS	312
ATTACHMENT IX, EXHIBIT M	315
MEMBER SERVICES AND UTILIZATION MANAGEMENT PHONE LINE REPORT	315
ATTACHMENT IX, EXHIBIT N	318
MEDICAL LOSS RATIO REPORT	318
ATTACHMENT X	326
CAPITATION RATES	326

CONTRACTOR RISK AGREEMENT
BETWEEN
THE STATE OF TENNESSEE, d.b.a. TENNCARE
AND
(Name of a CONTRACTOR, d.b.a.)
(Trade-name)
This Agreement is entered into by and between THE STATE OF TENNESSEE, hereinafter referred to as “TENNCARE” or “State” and ( name of a CONTRACTOR ), hereinafter referred to as “the CONTRACTOR”.
     WHEREAS, the purpose of this Agreement is to assure the provision of quality physical health and behavioral health services while controlling the costs of such services;
     WHEREAS, consistent with waivers granted by the Centers for Medicare & Medicaid Services, U.S. Department of Health and Human Services, the State of Tennessee has been granted the authority to pay a monthly prepaid capitated payment amount to Health Maintenance Organizations (HMOs), referred to as Managed Care Organizations or MCOs, for rendering or arranging necessary physical health and behavioral health services to persons who are enrolled in Tennessee’s TennCare program;
     WHEREAS, the Tennessee Department of Finance and Administration is the state agency responsible for administration of the TennCare program and is authorized to contract with MCOs for the purpose of providing the services specified herein for the benefit of persons who are eligible for and are enrolled in the TennCare program, State Onlys and Judicials; and
     WHEREAS, the CONTRACTOR is a Managed Care Organization as described in the 42 CFR Part 438, is licensed to operate as an HMO in the State of Tennessee, has met additional qualifications established by the State, is capable of providing or arranging for the provision of covered services to persons who are enrolled in the TennCare program and covered behavioral health services to State Onlys and Judicials for whom it has received prepayment, is engaged in said business, and is willing to do so upon and subject to the terms and conditions hereof;
     NOW, THEREFORE, in consideration of the mutual promises contained herein the parties have agreed and do hereby enter into this Agreement according to the provisions set forth herein:

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SECTION 1 — DEFINITIONS, ACRONYMS, AND ABBREVIATIONS
The terms used in this Agreement shall be given the meaning used in TennCare rules and regulations. However, the following terms when used in this Agreement, shall be construed and/or interpreted as follows, unless the context expressly requires a different construction and/or interpretation. In the event of a conflict in language between these Definitions, Attachments, and other Sections of this Agreement, the specific language in Sections 2 through 4 of this Agreement shall govern.
Administrative Cost – All costs to the CONTRACTOR related to the administration of this Agreement that are non-medical in nature including, but not limited to:
1.	Meeting general requirements in Section 2.2;

2.	Enrollment and disenrollment in accordance with Section 2.4 and 2.5;

3.	Additional services and use of incentives in Section 2.6.6;

4.	Health education and outreach in Section 2.7.3;

5.	Meeting requirements for coordination of services specified in Section 2.9;

6.	Establishing and maintaining a provider network in accordance with the requirements specified in Section 2.11, Attachments III, IV and V;

7.	Utilization Management as specified in Section 2.14;

8.	Quality Management and Quality Improvement activities as specified in Section 2.15;

9.	Production and distribution of Member Materials as specified in Section 2.17;

10.	Customer service requirements in Section 2.18;

11.	Appeals processing and resolution in accordance with Section 2.19;

12.	Determination of recoveries from third party liability resources in accordance with Section 2.21.4;

13.	Claims Processing in accordance with Section 2.22;

14.	Maintenance and operation of Information Systems in accordance with Section 2.23;

15.	Personnel requirements in Section 2.29;

16.	Production and submission of required reports as specified in Section 2.30;

17.	Administration of this Agreement in accordance with policies and procedures;

18.	All other Administration and Management responsibilities as specified in Attachments II through IX and Sections 2.20, 2.21, 2.24, 2.25, 2.26, 2.27, and 2.28;

19.	Premium tax; and

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20.	Costs of subcontractors engaged solely to perform a non-medical administrative function for the CONTRACTOR specifically related to securing or fulfilling the CONTRACTOR’s obligations to TENNCARE under the terms of this Agreement (e.g., claims processing) are considered to be an “administrative cost”.
Adverse Action – Any action taken by the CONTRACTOR to deny, reduce, terminate, delay or suspend a covered service as well as any other acts or omissions of the CONTRACTOR which impair the quality, timeliness or availability of such benefits.
Appeal Procedure – The process to resolve an enrollee’s right to contest verbally or in writing, any adverse action taken by the CONTRACTOR to deny, reduce, terminate, delay, or suspend a covered service as well as any other acts or omissions of the CONTRACTOR which impair the quality, timeliness or availability of such benefits. The appeal procedure shall be governed by TennCare rules and regulations and any and all applicable court orders and consent decrees.
Base Capitation Rate – The amount established by TENNCARE pursuant to the methodology described in Section 3 of this Agreement as compensation for the provision of all covered services except for behavioral services for Priority enrollees and for State Onlys and Judicials.
Behavioral Health Assessment – Procedures used to diagnose mental health or substance abuse conditions and determine treatment plans.
Behavioral Health Services – Mental health and substance abuse services.
Benefits – The package of health care services, including behavioral health services, that define the covered services available to TennCare enrollees enrolled in the CONTRACTOR’s MCO pursuant to this Agreement.
Bureau of TennCare – The division of the Tennessee Department of Finance and Administration (the single state Medicaid agency) that administers the TennCare program. For the purposes of this Agreement, Bureau of TennCare shall mean the State of Tennessee and its representatives.
Business Day – Monday through Friday, except for State of Tennessee holidays.
CAHPS (Consumer Assessment of Healthcare Providers and Systems) – A comprehensive and evolving family of surveys that ask consumers and patients to evaluate various aspects of health care.
Capitation Payment – The fee that is paid by TENNCARE to the CONTRACTOR for each member covered by this Agreement, whether or not the member utilizes services during the payment period. The CONTRACTOR is at financial risk as specified in Section 3 of this Agreement for the payment of services incurred in excess of the amount of the capitation payment. “Capitation Payment” includes Base Capitation Rate payments, Priority Add-on rate payments, and State Only and Judicials rate payments, unless otherwise specified.
Capitation Rate – The amount established by TENNCARE pursuant to the methodology described in Section 3 of this Agreement, including the base capitation rate, priority add-on rate, and State Only and Judicials rate.
Centers of Excellence (COE) for AIDS – Integrated networks designated by the State as able to provide a standardized and coordinated delivery system encompassing a range of services needed by TennCare enrollees with HIV or AIDS.

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Centers of Excellence (COE) for Behavioral Health – COEs that provide a limited range of direct services to children in and at risk for state custody (i.e., not just DCS children/youth). These services are to augment the existing service system. Therefore, COEs for Behavioral Health typically only provide services where there is sufficient complexity in the case to warrant the COE for Behavioral Health resources and/or all other means to provide the service in the TennCare network have been exhausted.
CFR – Code of Federal Regulations.
Clean Claim – A claim received by the CONTRACTOR for adjudication that requires no further information, adjustment, or alteration by the provider of the services in order to be processed and paid by the CONTRACTOR.
Clinical Practice Guidelines – Systematically developed tools or standardized specifications for care to assist practitioners and patient decisions about appropriate care for specific clinical circumstances. Such guidelines are typically developed through a formal process and are based on authoritative sources that include clinical literature and expert consensus.
Clinically Related Group 1: Severely and/or Persistently Mentally Ill (SPMI) – Persons in this group are 18 years or older with a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. They are recently severely impaired and the duration of their severe impairment totals six months or longer of the past year.
Clinically Related Group 2: Persons with Severe Mental Illness (SMI) – Persons in this group are 18 years or older with a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. Persons in this group are recently severely impaired and the duration of their severe impairment totals less than six months of the past year.
Clinically Related Group 3: Persons who are Formerly Severely Impaired – Persons in this group are 18 years or older with a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. Persons in this group are not recently severely impaired but have been severely impaired in the past and need services to prevent relapse.
Clinically Related Group 4: Persons with Mild or Moderate Mental Disorders – Persons in this group are 18 years or older with a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. Persons in this group are not recently severely impaired and are either not formerly severely impaired or are formerly severely impaired but do not need services to prevent relapse.
Clinically Related Group 5: Persons who are not in clinically related groups 1-4 as a result of their diagnosis – Persons in this group are 18 years or older diagnosed with DSM-IV-TR (and subsequent revisions) substance use disorders, developmental disorders or V-codes only.
CMS – Centers for Medicare & Medicaid Services.

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Community Service Area (CSA) – One or more counties in a defined geographical area in which the CONTRACTOR is authorized to enroll and serve TennCare enrollees in exchange for a monthly capitation fee.
The following counties shall constitute the identified Community Service Areas in Tennessee:

Northwest CSA	-	Lake, Obion, Weakley, Henry, Dyer, Crockett, Gibson, Carroll and Benton Counties

Southwest CSA	-	Lauderdale, Haywood, Madison, Henderson, Decatur, Tipton, Fayette, Hardeman, Hardin, Chester and McNairy Counties

Shelby CSA	-	Shelby County

Mid-Cumberland CSA	-	Stewart, Montgomery, Robertson, Sumner, Trousdale, Houston, Dickson, Cheatham, Wilson, Humphreys, Williamson and Rutherford Counties

Davidson CSA	-	Davidson County

South Central CSA	-	Perry, Hickman, Maury, Marshall, Bedford, Coffee, Wayne, Lewis, Lawrence, Giles, Lincoln and Moore Counties

Upper Cumberland CSA	-	Macon, Clay, Pickett, Smith, Jackson, Overton, Fentress, Dekalb, Putnam, Cumberland, White, Cannon, Warren and Van Buren Counties

Southeast CSA	-	Franklin, Grundy, Sequatchie, Bledsoe, Rhea, Meigs, McMinn, Polk, Bradley and Marion Counties

Hamilton CSA	-	Hamilton County

East Tennessee CSA	-	Scott, Campbell, Claiborne, Morgan, Anderson, Union, Grainger, Hamblen, Jefferson, Cocke, Sevier, Blount, Monroe, Loudon and Roane Counties

Knox CSA	-	Knox County

First Tennessee CSA	-	Hancock, Hawkins, Sullivan, Greene, Washington, Unicoi, Carter and Johnson Counties
Complaint – A written or verbal statement from an enrollee that contests an action taken by the CONTRACTOR or service provider other than an adverse action. The CONTRACTOR shall not treat anything as a complaint that falls within the definition of adverse action.
Contract Provider – A provider that is employed by or has signed a provider agreement with the CONTRACTOR to provide covered services.
Covered Services – See Benefits.
Consumer – An individual who uses a mental health or substance abuse service.

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CRA – Contractor Risk Agreement; also referred to as “Agreement.”
CRG (Clinically Related Group) – Defining and classifying consumers 18 years or older into clinically related groups involves diagnosis, the severity of functional impairment, the duration of severe functional impairment, and the need for services to prevent relapse. Based on these criteria, there are five clinically related groups:

Group 1	-	Persons with Severe and Persistent Mental Illness (SPMI)

Group 2	-	Persons with Severe Mental Illness (SMI)

Group 3	-	Persons who were Formerly Severely Impaired and need services to prevent relapse

Group 4	-	Persons with Mild or Moderate Mental Disorder

Group 5	-	Persons who are not in Clinically Related Groups 1 – 4 as a result of their diagnosis being substance use disorder, developmental disorder, or V-codes
Days – Calendar days unless otherwise specified.
Dental Benefits Manager (DBM) – An entity responsible for the provision and administration of dental services, as defined by TENNCARE.
DHHS – United States Department of Health and Human Services.
Disenrollment – The removal of an enrollee from participation in the CONTRACTOR’s MCO and deletion from the enrollment file furnished by TENNCARE to the CONTRACTOR.
Eligible – Any person certified by TENNCARE as eligible to receive services and benefits under the TennCare program.
Emergency Medical Condition – A physical or behavioral condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following (1) placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; (2) serious impairment to bodily functions; (3) serious dysfunction of any bodily organ or part.
Emergency Services – Covered inpatient and outpatient services that are as follows: (1) furnished by a provider that is qualified to furnish these services; and (2) needed to evaluate or stabilize an emergency medical condition.
Enrollee – A person who has been determined eligible for TennCare and who has been enrolled in the TennCare program (see Member, also).
Enrollment – The process by which a TennCare enrollee becomes a member of the CONTRACTOR’s MCO.

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EPSDT – The Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) service is Medicaid’s comprehensive and preventive child health program for individuals under the age of 21. EPSDT was defined by law as part of the Omnibus Budget Reconciliation Act of 1989 (OBRA ‘89) legislation and includes periodic screening, vision, dental, and hearing services. In addition, Section 1905(r)(5) of the Social Security Act (the Act) requires that any medically necessary health care service listed at Section 1905(a) of the Act be provided to an EPSDT recipient even if the service is not available under the State’s Medicaid plan to the rest of the Medicaid population. The federal regulations for EPSDT are in 42 CFR Part 441, Subpart B.
Essential Hospital Services – Tertiary care hospital services to which it is essential for the CONTRACTOR to provide access. Essential hospital services include, but are not limited to, neonatal, perinatal, pediatric, trauma and burn services.
Evidence-Based Practice – A clinical intervention that has demonstrated positive outcomes in several research studies to assist consumers in achieving their desired goals of health and wellness; specifically, the evidence-based practices recognized by the Substance Abuse and Mental Health Services Administration’s (SAMHSA) Center for Mental Health Services (CMHS).
Facility – Any premises (a) owned, leased, used or operated directly or indirectly by or for the CONTRACTOR or its affiliates for purposes related to this Agreement; or (b) maintained by a subcontractor or provider to provide services on behalf of the CONTRACTOR.
Fee-for-Service – A method of making payment for health services based on a fee schedule that specifies payment for defined services.
FQHC – Federally Qualified Health Center.
Grand Region – A defined geographical region that includes specified Community Service Areas in which the CONTRACTOR is authorized to enroll and serve TennCare enrollees in exchange for a monthly capitation fee. The CONTRACTOR shall serve an entire Grand Region. The following Community Service Areas constitute the Grand Regions in Tennessee:

East Grand Region	Middle Grand Region	West Grand Region
First Tennessee CSA	Upper Cumberland CSA	Northwest CSA
East Tennessee CSA	Mid Cumberland CSA	Southwest CSA
Knox CSA	Davidson CSA	Shelby CSA
Southeast Tennessee CSA	South Central CSA
Hamilton CSA
Health Maintenance Organization (HMO) – An entity certified by TDCI under applicable provisions of TCA Title 56, Chapter 32.
Health Plan Employer Data and Information Set (HEDIS) – The most widely used set of standardized performance measures used in the managed care industry, designed to allow reliable comparison of the performance of managed health care plans. HEDIS is sponsored, supported, and maintained by the National Committee for Quality Assurance.
HIPAA – Health Insurance Portability and Accountability Act.

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Hospice – Services as described in TennCare rules and regulations and 42 CFR Part 418, which are provided to terminally ill individuals who elect to receive hospice services provided by a certified hospice agency.
Information System(s) (Systems) – A combination of computing hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e., structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.
Institutionalized Medicaid – Individuals who are receiving (as described in TennCare rules and regulations) long-term care institutional services in a nursing facility or an Intermediate Care Facility for the Mentally Retarded (ICF/MR) or waiver covered services provided through a Home and Community Based Services (HCBS) waiver as an alternative for these institutional services.
Judicial – An individual who requires judicial services as specified in Section 2.7.2.10 of this Agreement but (1) does not meet eligibility requirements for enrollment in the TennCare program or has a TennCare application pending; and (2) has not been determined to be a State Only participant by TDMHDD. A Judicial is not a TennCare enrollee nor a member of the CONTRACTOR’s MCO and is only entitled to coverage of those behavioral health evaluation and treatment services required by state law or by the court order under which the individual was referred. Eligibility criteria for judicial coverage must be met as determined by TDMHDD.
Law – Statutes, codes, rules, regulations, and/or court rulings.
Legally Appointed Representative – Any person appointed by a court of competent jurisdiction or authorized by legal process (e.g., power of attorney for health care treatment, declaration for mental health treatment) to determine the legal and/or health care interests of an individual and/or his/her estate.
Long-Term Care – The services of one of the following: a nursing facility (NF); an Intermediate Care Facility for the Mentally Retarded (ICF/MR), or a Home and Community Based Services (HCBS) waiver program. (Services provided under a HCBS waiver program are considered to be alternatives to long-term care.)
Managed Care Organization (MCO) – An HMO that participates in the TennCare program.
Mandatory Outpatient Treatment (MOT) – Process whereby a person who was hospitalized for psychiatric reasons and who requires outpatient treatment can be required by a court to participate in that behavioral health outpatient treatment to prevent deterioration in his/her mental condition.
Marketing – Any communication, from the CONTRACTOR to a TennCare enrollee who is not enrolled in the CONTRACTOR’s MCO, that can reasonably be interpreted as intended to influence the person to enroll in the CONTRACTOR’s MCO, or either to not enroll in, or to disenroll from, another MCO’s TennCare product.

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Medical Expenses – Shall be determined as follows:
1.	Medical Expenses include the amount paid to providers for the provision of covered physical health and behavioral health services to members pursuant to the following listed Sections of the Agreement:
a.	Section 2.6.1, CONTRACTOR Covered Benefits;

b.	Section 2.6.4, Second Opinions;

c.	Section 2.6.5, Use of Cost Effective Alternative Services;

d.	Section 2.7, Specialized Services except TENNderCare member and provider outreach and education, health education and outreach and advance directives;

e.	Capitated payment to licensed providers;

f.	Medical services directed by TENNCARE or an Administrative Law Judge; and

g.	Net impact of reinsurance coverage purchased by the CONTRACTOR.
2.	Medical Expenses do not include:
a.	2.6.2 TennCare Benefits Provided by TENNCARE;

b.	2.6.7 Cost sharing for services;

c.	2.10 Services Not Covered;

d.	Services eligible for reimbursement by Medicare; or

e.	The activities described in or required to be conducted in Attachments II through IX, which are administrative costs.
3.	Medical expenses will be net of any TPL recoveries or subrogation activities.

4.	This definition does not apply to NAIC filings.
Medical Loss Ratio (MLR) – The percentage of capitation payment received from TENNCARE that is used to pay medical expenses.
Medical Records – All medical and behavioral health histories; records, reports and summaries; diagnoses; prognoses; records of treatment and medication ordered and given; X-ray and radiology interpretations; physical therapy charts and notes; lab reports; other individualized medical and behavioral health documentation in written or electronic format; and analyses of such information.
Member – A TennCare enrollee who enrolls in the CONTRACTOR’s MCO under the provisions of this Agreement (see Enrollee, also).
Member Month – A month of coverage for a TennCare enrollee enrolled in the CONTRACTOR’s MCO.

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Mental Health Services – The diagnosis, evaluation, treatment, residential care, rehabilitation, counseling or supervision of persons who have a mental illness.
NAIC – National Association of Insurance Commissioners.
National Committee for Quality Assurance (NCQA) – A nonprofit organization committed to assessing, reporting on and improving the quality of care provided by organized delivery systems.
Non-Contract Provider – Any provider that is not directly or indirectly employed by or does not have a provider agreement with the CONTRACTOR or any of its subcontractors pursuant to the Agreement between the CONTRACTOR and TENNCARE.
Office of Inspector General (OIG) – The State of Tennessee agency that investigates and may prosecute civil and criminal fraud and abuse of the TennCare program or any other violations of state law related to the operation of the TennCare program administratively, civilly or criminally.
Pharmacy Benefits Manager (PBM) – An entity responsible for the provision and administration of pharmacy services.
Post-stabilization Care Services – Covered services, related to an emergency medical condition that are provided after a member is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 CFR 438.114(e), to improve or resolve the member’s condition.
Prepaid Limited Health Service Organization (PLHSO) – An entity certified by TDCI under applicable provisions of TCA Title 56, Chapter 51.
Presumptive Eligibility – An established period of time (45 days) during which certain pregnant women are eligible for TennCare Medicaid. During this period of time the presumptively eligible enrollee must complete an application for Medicaid in order to stay on the program.
Primary Care Physician – A physician responsible for providing preventive and primary health care to patients; for initiating referrals for specialist care; and for maintaining the continuity of patient care. A primary care physician is generally a physician who has limited his practice of medicine to general practice or who is an Internist, Pediatrician, Obstetrician/Gynecologist, or Family Practitioner. However, as provided in Section 2.11.2.4 of this Agreement, in certain circumstances other physicians may be primary care physicians if they are willing and able to carry out all PCP responsibilities in accordance with this Agreement.
Primary Care Provider (PCP) – A primary care physician or other licensed health practitioner practicing in accordance with state law who is responsible for providing preventive and primary health care to patients; for initiating referrals for specialist care; and for maintaining the continuity of patient care. A PCP may practice in various settings such as local health departments, FQHCs or community mental health agencies (CMHAs) provided that the PCP is willing and able to carry out all PCP responsibilities in accordance with this Agreement.
Prior Authorization – The act of authorizing specific services or activities before they are rendered or occur.
Priority Add-on Rate – The amount established by TENNCARE pursuant to the methodology described in Section 3 of this Agreement as compensation for the provision of behavioral health services for Priority enrollees.

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Priority Enrollee – A TennCare enrollee who has been assessed within the past twelve (12) months as belonging in Clinically Related Groups (CRGs) 1, 2, or 3 if he/she is 18 years old or older, or Target Population Group (TPG) 2 if he/she is under the age of 18 years. This assessment as a Priority enrollee expires twelve (12) months after the assessment as been completed. In order for an individual to remain a Priority enrollee after the twelve (12) month period ends, he/she must be reassessed as continuing to meet the criteria to belong in CRGs 1, 2, or 3 or TPG 2 categories. The reassessment, like the initial assessment, expires after twelve (12) months unless another assessment is done. Also referred to as Priority member once the enrollee is enrolled in the CONTRACTOR’s MCO.
Privacy Rule – Standards for the Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164.
Protected Health Information (PHI) – Identifiable health information as defined in 45 CFR Part 160 and Part 164.
Provider – An institution, facility, physician, or other health care practitioner that is licensed or otherwise authorized to provide any of the covered services in the state in which they are furnished.
Provider Agreement – An agreement, using the provider agreement template approved by TDCI, between the CONTRACTOR and a provider or between the CONTRACTOR’s subcontractor and a provider that describes the conditions under which the provider agrees to furnish covered services to the CONTRACTOR’s members.
Quality Improvement (QI) – The effort to assess and improve the performance of a program or organization. Quality improvement includes quality assessment and implementation of corrective actions to address any deficiencies identified.
Quality Management (QM) – The ongoing process of assuring that the delivery of covered services is appropriate, timely, accessible, available, and medically necessary and in keeping with established guidelines and standards and reflective of the current state of medical and behavioral health knowledge.
Recovery – A consumer driven process in which consumers are able to work, learn and participate fully in their communities. Recovery is the ability to live a fulfilling and productive life despite a disability.
Resilience – A dynamic developmental process for children and adolescents that encompasses positive adaptation and is manifested by traits of self-efficacy, high self-esteem, maintenance of hope and optimism within the context of significant adversity.
Routine Care – Non-urgent and non-emergency medical or behavioral health care such as screenings, immunizations, or health assessments.
Security Incident – The attempted or successful unauthorized access, use, disclosure, modification or destruction of information or interference with the system operations in an information system.
Security Rule – The Final Rule adopting Security Standards for the Protection of Electronic Health Information at 45 CFR Parts 160 and 164.

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Seriously Emotionally Disturbed (SED) – Seriously Emotionally Disturbed shall mean persons who have been identified by the Tennessee Department of Mental Health and Developmental Disabilities or its designee as meeting the criteria provided below:
1.	Person under the age of 18; and

2.	Currently, or at any time during the past year, has had a diagnosable mental, behavioral, or emotional disorder of sufficient duration to meet diagnostic criteria specified within DSM-IV-TR (and subsequent revisions) of the American Psychiatric Association with the exception of DSM-IV-TR (and subsequent revisions) V- codes, substance use, and developmental disorders, unless these disorders co-occur with another diagnosable mental, behavioral, or emotional disturbance other than above exclusions. All of these disorders have episodic, recurrent, or persistent features; however, they vary in terms of severity and disabling effects; and

3.	The diagnosable mental, behavioral, or emotional disorder identified above has resulted in functional impairment which substantially interferes with or limits the child’s role or functioning in family, school, and community activities. Functional impairment is defined as difficulties that substantially interfere with or limit a child or adolescent in achieving or maintaining developmentally appropriate social, behavioral, cognitive, communicative, or adaptive skills and is evidenced by a Global Assessment of Functioning (GAF) score of 50 or less in accordance with the DSM-IV-TR (and subsequent revisions). Children and adolescents who would have met functional impairment criteria during the referenced year without the benefit of treatment or other support services are included in this definition.
Severely and/or Persistently Mentally Ill (SPMI) – Severely and/or Persistently Mentally Ill shall mean individuals who have been identified by the Tennessee Department of Mental Health and Developmental Disabilities or its designee as meeting the following criteria. These persons will be identified as belonging in one of the Clinically Related Groups that follow the criteria:
1.	Age 18 and over; and

2.	Currently, or at any time during the past year, has had a diagnosable mental, behavioral, or emotional disorder of sufficient duration to meet the diagnostic criteria specified within DSM-IV-TR (and subsequent revisions) of the American Psychiatric Association, with the exception of DSM-IV-TR (and subsequent revisions) V-codes, substance use disorders, and developmental disorders, unless these disorders co-occur with another diagnosable serious mental illness other than above exclusions. All of these disorders have episodic, recurrent, or persistent features, however, they vary in terms of severity and disabling effects; and

3.	The diagnosable mental, behavioral, or emotional disorder identified above has resulted in functional impairment which substantially interferes with or limits major life activities. Functional impairment is defined as difficulties that substantially interfere with or limit role functioning in major life activities including basic living skills (e.g., eating, bathing, dressing); instrumental living skills (maintaining a household, managing money, getting around in the community, taking prescribed medication); and functioning in social, family, and vocational/educational contexts. This definition includes adults who would have met functional impairment criteria during the referenced year without the benefit of treatment or other support services.
Shall – Indicates a mandatory requirement or a condition to be met.

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Span of Control – Information systems and telecommunications capabilities that the CONTRACTOR itself operates or for which it is otherwise legally responsible according to this Agreement. The CONTRACTOR’s span of control also includes Systems and telecommunications capabilities outsourced by the CONTRACTOR.
Specialty Services – Includes Essential Hospital Services and specialty physician services.
SSI – Supplemental Security Income.
Start Date of Operations – The date, as determined by TENNCARE, when the CONTRACTOR will begin providing services to members.
State – The State of Tennessee, including, but not limited to, any entity or agency of the state, such as the Tennessee Department of Finance and Administration, the Office of Inspector General, the Bureau of TennCare, the Medicaid Fraud Control Unit, the Tennessee Department of Mental Health and Developmental Disabilities, the Tennessee Department of Children’s Services, the Tennessee Department of Health, the Tennessee Department of Commerce and Insurance, and the Office of the Attorney General. State shall also include State representatives.
State Onlys – Uninsured individuals who (1) are not eligible for the TennCare program or have a TennCare application pending; and (2) are determined by TDMHDD, or its designee, to be severely and/or persistently mentally ill (SPMI) or seriously emotionally disturbed (SED) and in need of behavioral health services on an inpatient or outpatient basis. Individuals must meet eligibility criteria specified by TDMHDD.
State Representative – Any entity authorized by statute or otherwise to act on behalf of the State of Tennessee in administering and/or enforcing the terms of this Agreement. Such entity(s) may include, but are not limited to, contractors and federal agencies.
Subcontract – An agreement entered into by the CONTRACTOR with any other organization or person who agrees to perform any administrative function or service for the CONTRACTOR specifically related to securing or fulfilling the CONTRACTOR’s obligations to TENNCARE under the terms of this Agreement (e.g., claims processing, disease management) when the intent of such an agreement is to delegate the responsibility for any major service or group of services required by this Agreement. This shall also include any and all agreements between any and all subcontractors for the purposes related to securing or fulfilling the CONTRACTOR’s obligations to TENNCARE under the terms of this Agreement. Agreements to provide covered services as described in Section 2.6 of this Agreement shall be considered provider agreements and governed by Section 2.12 of this Agreement.
Subcontractor – Any organization or person who provides any function or service for the CONTRACTOR specifically related to securing or fulfilling the CONTRACTOR’s obligations to TENNCARE under the terms of this Agreement. Subcontractor does not include provider unless the provider is responsible for services other than those that could be covered in a provider agreement.
Substance Abuse Services – The assessment, diagnosis, treatment, detoxification, residential care, rehabilitation, education, training, counseling, referral or supervision of individuals who are abusing or have abused substances.
System Unavailability – As measured within the CONTRACTOR’s information systems span of control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “Enter” or other function key.

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Target Population Group (TPG) – An assessment mechanism for children and adolescents under the age of 18 to determine an individual’s level of functioning and severity of impairment due to a mental illness. Based on these criteria, there are three target population groups.
1.	Target Population Group 2: Seriously Emotionally Disturbed (SED)
Children and adolescents under 18 years of age with a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. These children are currently severely impaired as evidenced by 50 or less Global Assessment of Functioning (GAF).

2.	Target Population Group 3: At Risk of a (SED)
Children and adolescents under 18 years of age without a valid DSM-IV-TR (and subsequent revisions) diagnosis excluding substance use disorders, developmental disorders or V-codes. These children may or may not be currently seriously impaired as evidenced by Global Assessment of Functioning (GAF). These children have psychosocial issues that can potentially place them at risk of a SED.

3.	Target Population Group 4: Persons who do not meet criteria TPG Group 2 or 3
Children and adolescents under 18 years of age without a valid DSM-IV-TR (and subsequent revisions) diagnosis and are not currently seriously impaired as evidenced by Global Assessment of Functioning (GAF). These children have no psychosocial issues that can potentially place them at risk of a SED.
TCA – Tennessee Code Annotated.
TENNCARE – TENNCARE shall have the same meaning as “State.”
TennCare or TennCare Program – The program administered by the single state agency, as designated by the state and CMS, pursuant to Title XIX of the Social Security Act and the Section 1115 research and demonstration waiver granted to the State of Tennessee and any successor programs.
TennCare Medicaid Enrollee – An enrollee who qualifies and has been determined eligible for benefits in the TennCare program through Medicaid eligibility criteria as described in TennCare rules and regulations.
TennCare Select – TennCare Select is a statewide MCO whose risk is backed by the State of Tennessee. TennCare Select was created to serve as a backup if other MCOs failed or there was inadequate MCO capacity and to be the MCO for certain populations, including children in state custody and children eligible for SSI. Children eligible for SSI may opt out of TennCare Select and enroll in another MCO.
TennCare Standard Enrollee – An enrollee who qualifies and has been determined eligible for benefits in the TennCare program through eligibility criteria designated as “TennCare Standard” as described in the approved TennCare waiver and the TennCare rules and regulations.
TENNderCare – Tennessee’s EPSDT program; see EPSDT.

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Tennessee Bureau of Investigation, Medicaid Fraud Control Unit (TBI MFCU) – The Tennessee Bureau of Investigation’s Medicaid Fraud Control Unit has the authority to investigate and prosecute (or refer for prosecution) violations of all applicable state and federal laws pertaining to fraud in the administration of the Medicaid program, the provision of medical assistance, the activities of providers of medical assistance in the state Medicaid program (TennCare), allegations of abuse or neglect of patients in health care facilities receiving payments under the state Medicaid program, misappropriation of patients’ private funds in such facilities, and allegations of fraud and abuse in board and care facilities.
Tennessee Department of Children’s Services (DCS) – The state agency responsible for child protective services, foster care, adoption, programs for delinquent youth, probation, aftercare, treatment and rehabilitation programs for identified youth, and licensing for all child-welfare agencies, except for child (day) care agencies and child support.
Tennessee Department of Commerce and Insurance (TDCI) – The state agency having the statutory authority to regulate, among other entities, insurance companies and health maintenance organizations.
Tennessee Department of Finance and Administration (F&A) – The state agency that oversees all state spending and acts as the chief corporate office of the state. It is the single state Medicaid agency. The Bureau of TennCare is a division of the Tennessee Department of Finance and Administration.
Tennessee Department of Health (DOH) – The state agency having the statutory authority to provide for health care needs in Tennessee.
Tennessee Department of Human Services (DHS) – The state agency having the statutory authority to provide human services to meet the needs of Tennesseans and enable them to achieve self-sufficiency. DHS is responsible for TennCare eligibility determinations (other than presumptive eligibility and SSI).
Tennessee Department of Mental Health and Developmental Disabilities (TDMHDD) – The state agency having the statutory authority to provide care for persons with mental illness and persons with developmental disabilities. For the purposes of this Agreement, TDMHDD shall mean the State of Tennessee and its representatives.
Third Party Liability (TPL) – Any amount due for all or part of the cost of medical or behavioral health care from a third party.
Third Party Resource – Any entity or funding source other than the enrollee or his/her responsible party, which is or may be liable to pay for all or part of the cost of health care of the enrollee.
USC – United States Code
Vital MCO Documents – Consent forms and notices pertaining to the reduction, denial, delay, suspension or termination of services. All vital documents must be available in Spanish.

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SECTION 2 – PROGRAM REQUIREMENTS
2.1	REQUIREMENTS PRIOR TO OPERATIONS

2.1.1	Licensure
2.1.1.1	Prior to the start date of operations (as defined in Section 1 of this Agreement) and prior to accepting TennCare enrollees, the CONTRACTOR shall obtain a standard certificate of authority (COA) from TDCI to operate as an HMO in Tennessee in the service area covered by this Agreement (see Section 2.4.2).

2.1.1.2	Prior to the start date of operations and prior to accepting TennCare enrollees, the CONTRACTOR shall ensure that any subcontractor(s) accepting risk under this Agreement shall be licensed, as necessary, by TDCI. In particular, if the CONTRACTOR subcontracts for the provision of behavioral health services, and that subcontractor accepts risk, TDCI may require that the subcontractor be licensed as a Prepaid Limited Health Service Organization (PLHSO).

2.1.1.3	Prior to the start date of operations, the CONTRACTOR shall ensure that its staff, all subcontractors and providers, and their staff are appropriately licensed.

2.1.1.4	The CONTRACTOR shall ensure that the CONTRACTOR and its staff, all subcontractors and staff, and all providers and staff retain at all times during the period of this Agreement a valid license, as appropriate, and comply with all applicable licensure requirements.
2.1.2	Readiness Review
2.1.2.1	Prior to the start date of operations, as determined by TENNCARE, the CONTRACTOR shall demonstrate to TENNCARE’s satisfaction that it is able to meet the requirements of this Agreement.

2.1.2.2	The CONTRACTOR shall cooperate in a “readiness review” conducted by TENNCARE to review the CONTRACTOR’s readiness to begin operations. This review may include, but is not limited to, desk and on-site review of documents provided by the CONTRACTOR, a walk-through of the CONTRACTOR’s operations, system demonstrations (including systems connectivity testing), and interviews with CONTRACTOR’s staff. The scope of the review may include any and all requirements of this Agreement as determined by TENNCARE.

2.1.2.3	Based on the results of the review activities, TENNCARE will issue a letter of findings and, if needed, will request a corrective action plan from the CONTRACTOR. TennCare enrollees may not be enrolled with the CONTRACTOR until TENNCARE has determined that the CONTRACTOR is able to meet the requirements of this Agreement.

2.1.2.4	If the CONTRACTOR is unable to demonstrate its ability to meet the requirements of this Agreement, as determined by TENNCARE, within the time frames specified by TENNCARE, TENNCARE may terminate this Agreement in accordance with Section 4.4 of this Agreement and shall have no liability for payment to the CONTRACTOR.

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2.2	GENERAL REQUIREMENTS

2.2.1	The CONTRACTOR shall comply with all the provisions of this Agreement and any amendments thereto and shall act in good faith in the performance of these provisions. The CONTRACTOR shall respect the legal rights (including rights conferred by the Agreement) of every enrollee, regardless of the enrollee’s family status as head of household, dependent, or otherwise. Nothing in this Agreement may be construed to limit the rights or remedies of enrollees under state or federal law. The CONTRACTOR acknowledges that failure to comply with provisions of this Agreement may result in the assessment of liquidated damages and/or termination of the Agreement in whole or in part, and/or imposition of other sanctions as set forth in this Agreement.

2.2.2	The CONTRACTOR shall be responsible for the administration and management of all aspects of this Agreement including all subcontractors, providers, employees, agents, and anyone acting for or on behalf of the CONTRACTOR.

2.3	ELIGIBILITY

2.3.1	Overview

TennCare is Tennessee’s Medicaid program operating under the authority of a research and demonstration project approved by the federal government pursuant to Section 1115 of the Social Security Act. Eligibility for TennCare is determined by the State in accordance with federal requirements and state law and policy.

2.3.2	Eligibility Categories

TennCare currently consists of traditional Medicaid coverage groups (TennCare Medicaid) and an expanded population of children (TennCare Standard).
2.3.2.1	TennCare Medicaid

As provided in state rules and regulations, TennCare Medicaid covers all Medicaid mandatory eligibility groups as well as various optional categorically needy and medically needy groups, including children, pregnant women, the aged, and individuals with disabilities. Additional detail about eligibility criteria for covered groups is provided in state rules and regulations.

2.3.2.2	TennCare Standard

TennCare Standard includes children in the following eligibility categories:

2.3.2.2.1	Uninsured children under age nineteen (19) with family incomes up to two-hundred percent (200%) of the federal poverty level (FPL) who were eligible for TennCare as of April 29, 2005;

2.3.2.2.2	Uninsured children under age nineteen (19) who meet the “medically eligible” criteria (has a health condition that makes the child uninsurable) and who were eligible for TennCare as of April 29, 2005; and

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2.3.2.2.3	Children under age nineteen (19) who are no longer eligible for TennCare Medicaid and who are either uninsured or medically eligible.
2.3.3	TennCare Applications

The CONTRACTOR shall not cause applications for TennCare to be submitted.

2.3.4	Eligibility Determination and Determination of Cost Sharing

The State shall have sole responsibility for determining the eligibility of an individual for TennCare. The State shall have sole responsibility for determining the applicability of TennCare cost sharing amounts and for the collection of applicable premiums.

2.3.5	Eligibility for Enrollment in an MCO

Except for TennCare enrollees enrolled in the Program of All-Inclusive Care for the Elderly (PACE) and enrollees who are only receiving assistance with Medicare cost sharing, all TennCare enrollees will be enrolled in an MCO, including TennCare Select (see definition in Section 1 of this Agreement).

2.4	ENROLLMENT

2.4.1	General

TENNCARE is solely responsible for enrollment of TennCare enrollees in an MCO.

2.4.2	Authorized Service Area
2.4.2.1	Grand Region

Enrollees will be enrolled in MCOs by Grand Region(s) of the state. The Community Service Areas (CSAs) in each Grand Region and the specific counties in each CSA are listed in Section 1 of this Agreement.

2.4.2.2	CONTRACTOR’s Authorized Service Area

The CONTRACTOR is authorized under this Agreement to serve enrollees who reside in the Grand Region(s) specified below:

☐ East Grand Region ☑ Middle Grand Region ☐ West Grand Region
2.4.3	Maximum Enrollment
2.4.3.1	The CONTRACTOR agrees to accept enrollment in the CONTRACTOR’s MCO of up to seventy percent (70%) of the eligible population in the applicable Grand Region. TENNCARE shall determine and notify the CONTRACTOR of the number of eligibles in the applicable Grand Region and the CONTRACTOR’s maximum enrollment limit, which shall be approximately seventy percent (70%) of the eligible population in the applicable Grand Region.

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2.4.3.2	TENNCARE shall establish an enrollment threshold for the CONTRACTOR that will equal approximately ninety percent (90%) of the maximum enrollment limit established in Section 2.4.3.1 above. This enrollment threshold may be adjusted by TENNCARE at its discretion.

2.4.3.3	Once the CONTRACTOR’s enrollment threshold is met, TENNCARE may discontinue default assignment of enrollees to the CONTRACTOR’s MCO. Enrollees who select the CONTRACTOR or whose family members are enrolled in the CONTRACTOR’s MCO shall continue to be enrolled in the CONTRACTOR’s MCO until the maximum enrollment limit established in Section 2.4.3.1 above is met.

2.4.3.4	Both TENNCARE and the CONTRACTOR recognize that management of the CONTRACTOR’s maximum enrollment limit and enrollment threshold within exact limits may not be possible. In the event enrollment in the CONTRACTOR’s MCO exceeds the maximum enrollment limit, TENNCARE may reduce enrollment in the CONTRACTOR’s MCO based on a plan established by TENNCARE that provides appropriate notice to the CONTRACTOR, allows appropriate choice of MCOs for enrollees, and meets the objectives of the TennCare program.

2.4.3.5	The establishment of a maximum enrollment limit and/or of an enrollment threshold does not obligate the State to enroll a certain number of TennCare enrollees in the CONTRACTOR’s MCO and does not create in the CONTRACTOR any rights, interests or claims of entitlement to enrollment. The CONTRACTOR’s actual enrollment level will be determined through the MCO selection and assignment process described in Section 2.4.4 below.

2.4.3.6	The CONTRACTOR shall demonstrate to the satisfaction of TENNCARE it has the capacity to serve the number of enrollees in the maximum enrollment limit prior to the assignment of any enrollees.
2.4.4	MCO Selection and Assignment
2.4.4.1	General

TENNCARE shall enroll individuals determined eligible for TennCare and eligible for enrollment in an MCO that is available in the Grand Region in which the enrollee resides. Enrollment in an MCO may be the result of an enrollee’s selection of a particular MCO or assignment by TENNCARE. Enrollment in the CONTRACTOR’s MCO is subject to the CONTRACTOR’s maximum enrollment limit and threshold (see Section 2.4.3) and capacity to accept additional members.

2.4.4.2	Current TennCare Enrollees

TennCare enrollees who are known to be eligible for enrollment with the CONTRACTOR as of the start date of operations (defined in Section 1 of this Agreement) and residing in the Grand Region served by the CONTRACTOR shall be assigned by TENNCARE to the MCOs serving the Grand Region in accordance with the process described in Section 2.4.4.6 below. Except as otherwise provided in Section 2.4.4, this includes individuals currently enrolled in another MCO, including TennCare Select.

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2.4.4.3	New TennCare Enrollees

2.4.4.3.1	Except as otherwise provided in this Agreement, all non-SSI applicants shall be required at the time of their application to select an MCO other than TennCare Select from those MCOs available in the Grand Region where the applicant resides. If the applicant does not select an MCO, the person will be assigned to an MCO by the State in accordance with Section 2.4.4.6.

2.4.4.3.2	Adults eligible for TennCare as a result of being eligible for SSI benefits will be assigned to an MCO (other than TennCare Select) by the State.

2.4.4.3.3	Children eligible for TennCare as a result of being eligible for SSI will be assigned to TennCare Select (defined in Section 1 of this Agreement) but may opt-out of TennCare Select and choose another MCO.

2.4.4.3.4	TennCare may allow enrollment of new TennCare enrollees in TennCare Select if there is insufficient capacity in other MCOs.

2.4.4.4	Children in State Custody

TennCare enrollees who are children in the custody of the Department of Children’s Services (DCS) will be enrolled in TennCare Select. When these enrollees exit state custody, they remain enrolled in TennCare Select for a specified period of time and then are disenrolled from TennCare Select. After disenrollment from TennCare Select, if the enrollee has a family member in an MCO (other than TennCare Select) he/she will be enrolled in that MCO. Otherwise, the enrollee will be given the opportunity to select another MCO. If the enrollee does not select another MCO, he/she will be assigned to an MCO (other than TennCare Select) using the default logic in the auto assignment process (see Section 2.4.4.6 below).

2.4.4.5	Enrollment in MCO Other than the MCO Selected

In certain circumstances, if an enrollee requests enrollment in a particular MCO, the enrollee may be assigned by the State to an MCO other than the one that he/she requested. Examples of circumstances when an enrollee would not be enrolled in the requested MCO include, but are not limited to, such factors as the enrollee does not reside in the Grand Region covered by the requested MCO, the enrollee has other family members already enrolled in a different MCO, the MCO is closed to new TennCare enrollment, or the enrollee is a member of a population that is to be enrolled in a specified MCO as defined by TENNCARE (e.g., children in the custody of the Department of Children’s Services are enrolled in TennCare Select).

2.4.4.6	Auto Assignment

2.4.4.6.1	TENNCARE will auto assign an enrollee to an MCO, in specified circumstances, including but not limited to, the enrollee does not request enrollment in a specified MCO, cannot be enrolled in the requested MCO, or is an adult eligible as a result of receiving SSI benefits.

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2.4.4.6.2	The current auto assignment process does not apply to children eligible for TennCare as a result of being eligible for SSI or children in the state’s custody.

2.4.4.6.3	There are four different levels to the current auto assignment process:

2.4.4.6.3.1	If the enrollee was previously enrolled with an MCO and lost TennCare eligibility for a period of two (2) months or less, the enrollee will be re-enrolled with that MCO.

2.4.4.6.3.2	If the enrollee has family members in an MCO (other than TennCare Select), the enrollee will be enrolled in that MCO.

2.4.4.6.3.3	If the enrollee is a newborn, the enrollee will be assigned to his/her mother’s MCO.

2.4.4.6.3.4	If none of the above applies, the enrollee will be assigned using default logic that randomly assigns enrollees to MCOs (other than TennCare Select).

2.4.4.6.4	TENNCARE may modify the auto assignment algorithm to change or add criteria including but not limited to quality measures.

2.4.4.7	Non-Discrimination

2.4.4.7.1	The CONTRACTOR shall accept enrollees in the order in which applications are approved and enrollees are assigned to the CONTRACTOR (whether by selection or assignment).

2.4.4.7.2	The CONTRACTOR shall accept an enrollee in the health condition the enrollee is in at the time of enrollment and shall not discriminate against individuals on the basis of health status or need for health care services.

2.4.4.8	Family Unit

If an individual is determined eligible for TennCare and has another family member already enrolled in an MCO, that individual shall be enrolled in the same MCO. This does not apply when the individual or family member is assigned to TennCare Select. If the newly enrolled family member opts to change MCOs during the 45-day change period (see Section 2.4.7.2.1), all family members in the case will be transferred to the new MCO.
2.4.5	Effective Date of Enrollment
2.4.5.1	Initial Enrollment of Current TennCare Enrollees

The effective date of initial enrollment in an MCO for TennCare enrollees who are enrolled in accordance with Section 2.4.4.2 shall be the date provided on the enrollment file from TENNCARE. In general, the effective date of enrollment for these enrollees will be the start date of operations.

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2.4.5.2	Ongoing Enrollment

In general, a member’s effective date of enrollment in the CONTRACTOR’s MCO will be the member’s effective date of eligibility for TennCare. For SSI enrollees the effective date of eligibility/enrollment is determined by the Social Security Administration in approving SSI coverage for the individual. The effective date of eligibility for other TennCare enrollees is the date of application or the date of the qualifying event (e.g., the date the spend down obligation is met for medically needy enrollees). The effective date on the enrollment file provided by TENNCARE to the CONTRACTOR shall govern regardless of the other provisions of this Section 2.4.5.2.

2.4.5.3	In the event the effective date of eligibility provided by TENNCARE to the CONTRACTOR for either the initial enrollment of current TennCare enrollees or ongoing enrollment precedes the start date of operations, the CONTRACTOR shall treat the enrollee as a member of the CONTRACTOR’s MCO effective on the start date of operations. Although the enrollee is not a member of the CONTRACTOR’s MCO prior to the start date of operations, the CONTRACTOR shall be responsible for the payment of claims incurred by the enrollee during the period of eligibility prior to the start date of operations as specified in Section 3.7.1.2.1.

2.4.5.4	Enrollment Prior to Notification

2.4.5.4.1	Because individuals can be retroactively eligible for TennCare, and the effective date of initial enrollment in an MCO is the effective date of eligibility or start date of operations, whichever is sooner, the effective date of enrollment may occur prior to the CONTRACTOR being notified of the person’s enrollment. Therefore, enrollment of individuals in the CONTRACTOR’s MCO may occur without prior notice to the CONTRACTOR or enrollee.

2.4.5.4.2	The CONTRACTOR shall not be liable for the cost of any covered services prior to the effective date of enrollment/eligibility but shall be responsible for the costs of covered services obtained on or after 12:01 a.m. on the effective date of enrollment/eligibility.

2.4.5.4.3	TENNCARE shall make payments to the CONTRACTOR from the effective date of an enrollee’s date of enrollment/eligibility. If the effective date of enrollment/eligibility precedes the start date of operations, payment shall be made in accordance with Section 3.7.1.2.1.

2.4.5.4.4	Except for applicable TennCare cost sharing, the CONTRACTOR shall ensure that members are held harmless for the cost of covered services provided as of the effective date of enrollment with the CONTRACTOR.
2.4.6	Eligibility and Enrollment Data
2.4.6.1	The CONTRACTOR shall receive, process, and update enrollment files from TENNCARE. Enrollment data shall be updated or uploaded to the CONTRACTOR’s eligibility/enrollment database(s) within twenty-four (24) hours of receipt from TENNCARE.

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2.4.6.2	The CONTRACTOR shall provide an electronic eligibility file to TENNCARE as specified and in conformance to data exchange format and method standards outlined in Section 2.23.5.
2.4.7	Enrollment Period
2.4.7.1	General

2.4.7.1.1	The CONTRACTOR shall be responsible for the provision and costs of all covered services provided to enrollees during their period of enrollment with the CONTRACTOR.

2.4.7.1.2	Enrollment shall begin at 12:01 a.m. on the effective date of enrollment in the CONTRACTOR’s MCO and shall end at 12:00 midnight on the date that the enrollee is disenrolled from the CONTRACTOR’s MCO (see Section 2.5).

2.4.7.1.3	Once enrolled in the CONTRACTOR’s MCO, the member shall remain enrolled in the CONTRACTOR’s MCO until or unless the enrollee is disenrolled pursuant to Section 2.5 of this Agreement.

2.4.7.2	Changing MCOs

2.4.7.2.1	45-Day Change Period

After becoming eligible for TennCare and enrolling in the CONTRACTOR’s MCO (whether the result of selection by the enrollee or assignment by TENNCARE), enrollees shall have one (1) opportunity, anytime during the forty-five (45) day period immediately following the date of enrollment with the CONTRACTOR’s MCO or the date TENNCARE sends the member notice of enrollment in an MCO, whichever is later, to request to change MCOs. Children eligible for TennCare as a result or being eligible for SSI may request to enroll in another MCO or re-enroll with TennCare Select.

2.4.7.2.2	Annual Choice Period

2.4.7.2.2.1	TENNCARE shall provide an opportunity for members to change MCOs (excluding TennCare Select) every twelve (12) months. Children eligible for TennCare as a result of being eligible for SSI may request to enroll in another MCO or re-enroll with TennCare Select.

2.4.7.2.2.2	Members who do not select another MCO will be deemed to have chosen to remain with their current MCO.

2.4.7.2.2.3	Enrollees who select a new MCO shall have one (1) opportunity anytime during the forty-five (45) day period immediately following the specified enrollment effective date in the newly selected MCO to request to change MCOs.

2.4.7.2.3	Appeal Based on Hardship Criteria

As provided in TennCare rules and regulations, members may appeal to TENNCARE to change MCOs based on hardship criteria.

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2.4.7.2.4	Additional Reasons for Disenrollment

As provided in Section 2.5.2, a member may be disenrolled from the CONTRACTOR’s MCO for the reasons specified therein.

2.4.7.3	Member Moving out of Grand Region

The CONTRACTOR shall be responsible for the provision and cost of all covered services for any member moving outside the CONTRACTOR’s Grand Region until the member is disenrolled by TENNCARE. TENNCARE shall continue to make payments to the CONTRACTOR on behalf of the enrollee until such time as the enrollee is enrolled in another MCO or otherwise disenrolled by TENNCARE (e.g., enrollee is terminated from the TennCare program). TENNCARE shall notify the CONTRACTOR promptly upon enrollment of the enrollee in another MCO.
2.4.8	Transfers from Other MCOs
2.4.8.1	The CONTRACTOR shall accept enrollees (enrolled or pending enrollment) from any MCO in the CONTRACTOR’s service area as authorized by TENNCARE. The transfer of membership may occur at any time during the year. No enrollee from another MCO shall be transferred retroactively to the CONTRACTOR except as specified in Section 2.4.9. Except as provided in Section 2.4.9, the CONTRACTOR shall not be responsible for payment of any covered services incurred by enrollees transferred to the CONTRACTOR prior to the effective date of transfer to the CONTRACTOR.

2.4.8.2	Transfers from other MCOs shall be in consideration of the maximum enrollment levels established in Section 2.4.3.

2.4.8.3	To the extent possible and practical, TENNCARE shall provide advance notice to all MCOs serving a Grand Region of the impending failure of one of the MCOs serving the Grand Region; however, failure by TENNCARE to provide advance notice shall not limit in any manner the responsibility of each MCO to accept enrollees from failed MCOs.
2.4.9	Enrollment of Newborns
2.4.9.1	TennCare-eligible newborns and their mothers, to the extent that the mother is eligible for TennCare, should be enrolled in the same MCO with the exception of newborns that are SSI eligible at birth. Newborns that are SSI eligible at birth shall be assigned to TennCare Select but may opt out and enroll in another MCO.

2.4.9.2	A newborn may be inadvertently enrolled in an MCO different than its mother. When such cases are identified by the CONTRACTOR, the CONTRACTOR shall immediately report to TENNCARE, in accordance with written procedures provided by TENNCARE, that a newborn has been incorrectly enrolled in an MCO different than its mother.

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2.4.9.3	Upon receipt of notice from the CONTRACTOR or discovery by TENNCARE that a newborn has been incorrectly enrolled in an MCO different than its mother, TENNCARE shall immediately:

2.4.9.3.1	Disenroll the newborn from the incorrect MCO;

2.4.9.3.2	Enroll the newborn in the same MCO as its mother with the same effective date as when the newborn was enrolled in the incorrect MCO;

2.4.9.3.3	Recoup any payments made to the incorrect MCO for the newborn; and

2.4.9.3.4	Make payments only to the correct MCO for the period of coverage.

2.4.9.4	The MCO in which the newborn is correctly enrolled shall be responsible for the coverage and payment of covered services provided to the newborn for the full period of eligibility. Except as provided below, the MCO in which the newborn was incorrectly enrolled shall have no liability for the coverage or payment of any services during the period of incorrect MCO assignment. TENNCARE shall only be liable for the capitation payment to the correct MCO.

2.4.9.5	There are circumstances in which a newborn’s mother may not be eligible for participation in the TennCare program. The CONTRACTOR shall be required to process claims received for services provided to newborns within the time frames specified in Section 2.22.4 of this Agreement. A CONTRACTOR shall not utilize any blanket policy which results in the automatic denial of claims for services provided to a TennCare-eligible newborn, during any period of enrollment in the CONTRACTOR’s MCO, because the newborn’s mother is not a member of the CONTRACTOR’s MCO. However, it is recognized that in complying with the claims processing time frames specified in 2.22.4 of this Agreement, a CONTRACTOR may make payment for services provided to a TennCare-eligible newborn enrolled in the CONTRACTOR’s MCO at the time of payment but the newborn’s eligibility may subsequently be moved to another MCO. In such event, the MCO in which the newborn is first enrolled (first MCO) may submit supporting documentation to the MCO in which the newborn is moved (second MCO) and the second MCO shall reimburse the first MCO within thirty (30) calendar days of receipt of such properly documented request for reimbursement, for the amount expended on behalf of the newborn prior to the newborn’s eligibility having been moved to the second MCO. Such reimbursement shall be the actual amount expended by the first MCO. The second MCO agrees that should the second MCO fail to reimburse the first MCO the actual amount expended on behalf of the newborn within thirty (30) calendar days of receipt of a properly documented request for payment, TENNCARE is authorized to deduct the amount owed from any funds due the second MCO and to reimburse the first MCO. Should it become necessary for TENNCARE to intervene in such cases, both the second MCO and the first MCO agree that TENNCARE shall be held harmless by both MCOs for actions taken by TENNCARE to resolve the dispute.

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2.4.10	Information Requirements Upon Enrollment

As described in Section 2.17 of this Agreement, the CONTRACTOR shall provide the following information to new members: a member handbook, a provider directory and an identification card.

2.5	DISENROLLMENT FROM AN MCO

2.5.1	General

A member may be disenrolled from the CONTRACTOR’s MCO only when authorized by TENNCARE.

2.5.2	Acceptable Reasons for Disenrollment from an MCO

A member may request disenrollment or be disenrolled from the CONTRACTOR’s MCO if:
2.5.2.1	The member selects another MCO during the forty-five (45) day change period after enrollment with the CONTRACTOR’s MCO and is enrolled in another MCO;

2.5.2.2	The member selects another MCO during the annual choice period and is enrolled in another MCO;

2.5.2.3	An appeal by the member to change MCOs based on hardship criteria (pursuant to TennCare rules and regulations) is decided by TENNCARE in favor of the member, and the member is enrolled in another MCO;

2.5.2.4	The member is assigned incorrectly to the CONTRACTOR’s MCO by TENNCARE and enrolled in another MCO;

2.5.2.5	The member moves outside the MCO’s service area and is enrolled in another MCO;

2.5.2.6	During the appeal process, if TENNCARE determines it is in the best interest of the enrollee and TENNCARE (see Section 2.19.2.9);

2.5.2.7	The member loses eligibility for TennCare;

2.5.2.8	TENNCARE grants members the right to terminate enrollment pursuant to Section 4.20.1, and the member is enrolled in another MCO;

2.5.2.9	The CONTRACTOR no longer participates in TennCare; or

2.5.2.10	This Agreement expires or is terminated.
2.5.3	Unacceptable Reasons for Disenrollment from an MCO

The CONTRACTOR shall not request disenrollment of an enrollee for any reason. TENNCARE shall not disenroll members for any of the following reasons:
2.5.3.1	Adverse changes in the enrollee’s health;

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2.5.3.2	Pre-existing medical or behavioral health conditions;

2.5.3.3	High cost medical or behavioral health bills;

2.5.3.4	Failure or refusal to pay applicable TennCare cost sharing responsibilities, except when this results in loss of eligibility for TennCare;

2.5.3.5	Enrollee’s utilization of medical or behavioral health services;

2.5.3.6	Enrollee’s diminished mental capacity; or

2.5.3.7	Enrollee’s uncooperative or disruptive behavior resulting from his or her special needs (except when his or her continued enrollment in the MCO seriously impairs the entity’s ability to furnish services to either this particular enrollee or other enrollees).
2.5.4	Informing TENNCARE of Potential Ineligibility

Although the CONTRACTOR may not request disenrollment of a member, the CONTRACTOR shall inform TENNCARE promptly when the CONTRACTOR knows or has reason to believe that an enrollee may satisfy any of the conditions for termination from the TennCare program as described in TennCare rules and regulations.

2.5.5	Effective Date of Disenrollment
2.5.5.1	Member Requested Disenrollment

All TENNCARE approved disenrollment requests from enrollees shall be effective on or before the first calendar day of the second month following the month of an enrollee’s request to disenroll from an MCO. The effective date shall be indicated on the termination record sent by TENNCARE.

2.5.5.2	Other Disenrollments

The effective date of disenrollments other than at the request of the member shall be determined by TENNCARE and indicated on the termination record.
2.6	BENEFITS/SERVICE REQUIREMENTS AND LIMITS

2.6.1	CONTRACTOR Covered Benefits
2.6.1.1	The CONTRACTOR shall cover the physical health and behavioral health services/benefits outlined below. Additional requirements for behavioral health services are included in Section 2.7.2 and Attachment I.

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2.6.1.2	CONTRACTOR Physical Health Benefits Chart

SERVICE	BENEFIT LIMIT
Inpatient Hospital Services	Medicaid Eligible, Age 21 and older: As medically necessary. Inpatient rehabilitation hospital facility services are not covered for adults unless determined by the CONTRACTOR to be a cost effective alternative (see Section 2.6.5).

Medicaid/Standard Eligible, Under age 21: As medically necessary, including rehabilitation hospital facility.

Outpatient Hospital Services	As medically necessary.

Physician Inpatient Services	As medically necessary.

Physician Outpatient Services/Community Health Clinic Services/Other Clinic Services	As medically necessary.

TENNderCare Services	Medicaid Eligibles, Age 21 and older: Not covered.

Medicaid/Standard Eligibles, Under age 21: Covered as medically necessary, except that the screenings do not have to be medically necessary. Children may also receive screenings in-between regular checkups if a parent or caregiver believes there is a problem.

Screening, interperiodic screening, diagnostic and follow-up treatment services as medically necessary in accordance with federal and state requirements. See Section 2.7.5.

Preventive Care Services	As described in Section 2.7.4.

Lab and X-ray Services	As medically necessary.

Hospice Care	As medically necessary. Must be provided by a Medicare-certified hospice.

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SERVICE	BENEFIT LIMIT
Dental Services	Dental Services shall be provided by the Dental Benefits Manager.

However, the provision of transportation to and from said services as well as the facility, medical and anesthesia services related to the dental service that are not provided by a dentist or in a dentist’s office shall be covered services provided by the CONTRACTOR when the dental service is covered by the DBM. This requirement only applies to Medicaid/Standard Eligibles Under age 21.

Vision Services	Medicaid Eligible, Age 21 and older: Medical eye care, meaning evaluation and management of abnormal conditions, diseases, and disorders of the eye (not including evaluation and treatment of refractive state), will be covered as medically necessary. Routine periodic assessment, evaluation, or screening of normal eyes and examinations for the purpose of prescribing fitting or changing eyeglass and/or contact lenses are not covered. One pair of cataract glasses or lenses is covered for adults following cataract surgery.

Medicaid/Standard Eligible, Under age 21: Preventive, diagnostic, and treatments services (including eyeglasses) are covered as medically necessary in accordance with TENNderCare requirements.

Home Health Care	As medically necessary in accordance with Newberry.

Pharmacy Services	Pharmacy services shall be provided by the Pharmacy Benefits Manager (PBM), unless otherwise described below.

The CONTRACTOR shall be responsible for reimbursement of injectable drugs obtained in an office/clinic setting and to providers providing both home infusion services and the drugs and biologics. The CONTRACTOR shall require that all home infusion claims contain NDC coding and unit information to be paid.

Services reimbursed by the CONTRACTOR shall not be included in any pharmacy benefit limits established by TENNCARE for pharmacy services (see Section 2.6.2.2).

Durable Medical Equipment	As medically necessary.

Specified DME services shall be covered/non-covered in accordance with TennCare rules and regulations.

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SERVICE	BENEFIT LIMIT
Medical Supplies	As medically necessary.

Specified medical supplies shall be covered/non-covered in accordance with TennCare rules and regulations.

Emergency Air And Ground Ambulance Transportation	As medically necessary.

Non-emergency Transportation (including Non-Emergency Ambulance Transportation)	As necessary to get a member to and from covered services, dental services (provided by the DBM), and pharmacy services (provided through the PBM) for enrollees not having access to transportation.
If the CONTRACTOR is unable to meet the access standards included in this Agreement (see Section 2.11) for a member, transportation must be provided regardless of whether or not the member has access to transportation. If the member is a child, transportation must be provided in accordance with TENNderCare requirements (see Section 2.7.5.4.6). As with any denial, all notices and actions must be in accordance with the requirements of this Agreement (see Section 2.14.2.2 and Section 2.19).

The CONTRACTOR may require advance notice of the need for transportation in order to timely arrange transportation.

The CONTRACTOR shall contract with the transportation vendor selected by the State and shall pay the vendor the rate determined by TENNCARE at such time that TENNCARE enters into an agreement with a transportation vendor.

Renal Dialysis Services	As medically necessary.

Private Duty Nursing	As medically necessary and when prescribed by an attending physician for treatment and services rendered by a registered nurse (R.N.) or a licensed practical nurse (L.P.N.), who is not an immediate relative.

Speech Therapy	Medicaid Eligible, Age 21 and older: Covered as medically necessary by a Licensed Speech Therapist to restore speech (as long as there is continued medical progress) after a loss or impairment. The loss or impairment must not be caused by a mental, psychoneurotic or personality disorder.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary in accordance with TENNderCare requirements.

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SERVICE	BENEFIT LIMIT
Occupational Therapy	Medicaid/Standard Eligible, Age 21 and older: Covered as medically necessary when provided by a Licensed Occupational Therapist to restore, improve, or stabilize impaired functions.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary in accordance with TENNderCare requirements.

Physical Therapy	Medicaid Eligible, Age 21 and older: Covered as medically necessary when provided by a Licensed Physical Therapist to restore, improve, or stabilize impaired functions.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary in accordance with TENNderCare requirements.

Organ and Tissue Transplant And Donor Organ Procurement	Medicaid Eligible, Age 21 and older: All medically necessary and non-investigational/experimental organ and tissue transplants, as covered by Medicare, are covered. These include, but may not be limited to:
Bone marrow/Stem cell;
Cornea;
Heart;
Heart/Lung;
Kidney;
Kidney/Pancreas;
Liver;
Lung;
Pancreas; and
Small bowel/Multi-visceral.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary in accordance with TENNderCare requirements. Experimental or investigational transplants are not covered.

Reconstructive Breast Surgery	Covered in accordance with TCA 56-7-2507, which requires coverage of all stages of reconstructive breast surgery on a diseased breast as a result of a mastectomy, as well as surgical procedures on the non-diseased breast to establish symmetry between the two breasts in the manner chosen by the physician. The surgical procedure performed on a non-diseased breast to establish symmetry with the diseased breast will only be covered if the surgical procedure performed on a non-diseased breast occurs within five (5) years of the date the reconstructive breast surgery was performed on a diseased breast.

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SERVICE	BENEFIT LIMIT
Chiropractic Services	Medicaid Eligible, Age 21 and older: Not covered unless determined by the CONTRACTOR to be a cost effective alternative (see Section 2.6.5).

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary in accordance with TENNderCare requirements.
2.6.1.3	Soft Limits/Service Thresholds for Certain Physical Health Services

2.6.1.3.1	TENNCARE has established thresholds that apply to certain covered physical health services for non-institutionalized Medicaid adults. The CONTRACTOR shall track, in a manner prescribed by TENNCARE, and report on accumulated benefit information for each service that has a threshold. Depending on the service, once a member reaches a threshold, the CONTRACTOR shall enroll the member in MCO case management or a disease management program or shall determine whether the person should be enrolled in MCO case management or a disease management program.

2.6.1.3.2	The service thresholds and the CONTRACTOR’s responsibility once a non-institutionalized adult has met the threshold are as follows:

CONTRACTOR
	Threshold for Non-	Responsibility Once
	Institutionalized Medicaid	Member Has Reached
Service	Eligibles, Age 21 and Older	Threshold
Inpatient Hospital Services	20 days per SFY	Enroll member in MCO case management or disease management program, whichever is more appropriate

Outpatient Hospital Services	8 visits per SFY	Determine whether member should be enrolled in MCO case management or a disease management program and enroll member if appropriate

Physician Outpatient Services/Community Health Clinic Services/Other Clinic Services	12 visits per SFY	Determine whether member should be enrolled in MCO case management or a disease management program and enroll member if appropriate

Lab and X-ray Services	10 visits per SFY	Determine whether member should be enrolled in MCO case management or a disease management program and enroll member if appropriate

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2.6.1.3.3	As provided in Section 2.30.3, the CONTRACTOR shall report on the number of members who reach each threshold, were assessed, and/or were enrolled in MCO case management or a disease management program, and the reasons for failure to enroll in MCO case management or disease management.

2.6.1.4	CONTRACTOR Behavioral Health Benefits Chart

SERVICE	BENEFIT LIMIT
Psychiatric Inpatient Hospital Services (including physician services)	As medically necessary.

24-hour Psychiatric Residential Treatment	Medicaid Eligible, Age 21 and older: As medically necessary.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary.

Outpatient Mental Health Services (including physician services)	As medically necessary.

Inpatient, Residential & Outpatient Substance Abuse Benefits[1]	Medicaid Eligible, Age 21 and older: Limited to ten (10) days detox, $30,000 in medically necessary lifetime benefits.

Medicaid/Standard Eligible, Under age 21: Covered as medically necessary.

Mental Health Case Management	As medically necessary.

Psychiatric-Rehabilitation Services	As medically necessary.

Behavioral Health Crisis Services	As necessary.

Lab and X-ray Services	As medically necessary.

Non-emergency Transportation (including Non-Emergency Ambulance Transportation)	Same as for physical health (see Section 2.6.1.2 above).

[1]	When medically appropriate, services in a licensed substance abuse residential treatment facility may be substituted for inpatient substance abuse services. Methadone clinic services are not covered for adults.

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2.6.2	TennCare Benefits Provided by TENNCARE

TennCare shall be responsible for the payment of the following benefits:
2.6.2.1	Dental Services

Except as provided in Section 2.6.1.2 of this Agreement, dental services shall not be provided by the CONTRACTOR but shall be provided by a dental benefits manager (DBM) under contract with TENNCARE. Coverage of dental services is described in TennCare rules and regulations.

2.6.2.2	Pharmacy Services

Except as provided in Section 2.6.1.2 of this Agreement, pharmacy services shall not be provided by the CONTRACTOR but shall be provided by a pharmacy benefits manager (PBM) under contract with TENNCARE. Coverage of pharmacy services is described in TennCare rules and regulations. TENNCARE does not cover pharmacy services for enrollees who are dually eligible for TennCare and Medicare.

2.6.2.3	Institutional Services and Alternatives to Institutional Services

For qualified enrollees in accordance with TennCare policies and/or TennCare rules and regulations, TENNCARE covers the costs of long-term care institutional services in a nursing facility or an Intermediate Care Facility for the Mentally Retarded (ICF/MR) or alternatives to institutional services provided through the Home and Community Based Services (HCBS) waivers.
2.6.3	Medical Necessity Determination
2.6.3.1	The CONTRACTOR may establish procedures for the determination of medical necessity. The determination of medical necessity shall be made on a case by case basis and in accordance with the definition of medical necessity defined in TCA 71-5-144 and TennCare rules and regulations. However, this requirement shall not limit the CONTRACTOR’s ability to use medically appropriate cost effective alternatives in accordance with Section 2.6.5.

2.6.3.2	The CONTRACTOR shall not employ, and shall not permit others acting on their behalf to employ, utilization control guidelines or other quantitative coverage limits, whether explicit or de facto, unless supported by an individualized determination of medical necessity based upon the needs of each TennCare enrollee and his/her medical history. The CONTRACTOR shall have the ability to place tentative limits on a service; however, such tentative limits placed by the CONTRACTOR shall be exceeded (up to the applicable hard limit on detoxification provided in Section 2.6.1.4 above) when medically necessary based on a member’s individual characteristics.

2.6.3.3	The CONTRACTOR shall not arbitrarily deny or reduce the amount, duration, or scope of a required service solely because of the diagnosis, type of illness, or condition.

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2.6.3.4	The CONTRACTOR may deny services that are non-covered except as otherwise required by TENNderCare or unless otherwise directed to provide by TENNCARE and/or an administrative law judge.

2.6.3.5	All medically necessary services shall be covered for enrollees under twenty-one (21) years of age in accordance with TENNderCare requirements (see Section 2.7.5).
2.6.4	Second Opinions

The CONTRACTOR shall provide for a second opinion in any situation where there is a question concerning a diagnosis or the options for surgery or other treatment of a health condition when requested by a member, parent and/or legally appointed representative. The second opinion must be provided by a contracted qualified health care professional or the CONTRACTOR shall arrange for a member to obtain one from a non-contract provider. The second opinion shall be provided at no cost to the member.

2.6.5	Use of Cost Effective Alternative Services

The CONTRACTOR shall be allowed to use cost effective alternative services, whether listed as covered or non-covered or omitted in Section 2.6.1 of this Agreement, when the use of such alternative services is medically appropriate and is cost effective. This may include, for example, use of nursing facilities as step down alternatives to acute care hospitalization or hotel accommodations for persons on outpatient radiation therapy to avoid the rigors of daily transportation. The CONTRACTOR shall comply with TennCare policies and procedures. As provided in the applicable TennCare policies and procedures, services not listed in the TennCare policies and procedures must be prior approved in writing by TENNCARE and CMS.

2.6.6	Additional Services and Use of Incentives

The CONTRACTOR shall not advertise, offer or provide any services that are not required by this Agreement other than those permitted pursuant to Section 2.6.1 of this Agreement. However, the CONTRACTOR may provide incentives that have been specifically prior approved in writing by TENNCARE. For example, TENNCARE may approve the use of incentives given to enrollees to encourage participation in disease management programs.

2.6.7	Cost Sharing for Services
2.6.7.1	General

The CONTRACTOR and all providers and subcontractors shall not require any cost sharing responsibilities for covered services except to the extent that cost sharing responsibilities are required for those services by TENNCARE in accordance with TennCare rules and regulations, including but not limited to, holding enrollees liable for debt due to insolvency of the CONTRACTOR or non-payment by the State to the CONTRACTOR. Further, the CONTRACTOR and all providers and subcontractors may not charge enrollees for missed appointments.

2.6.7.2	Preventive Services

TennCare cost sharing responsibilities shall apply to covered services other than the preventive services described in TennCare rules and regulations.

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2.6.7.3	Cost Sharing Schedule

The current TennCare cost sharing schedule is included in this Agreement as Attachment II. The CONTRACTOR shall not waive or use any alternative cost sharing schedules, unless required by TENNCARE.

2.6.7.4	Provider Requirements

2.6.7.4.1	Providers or collection agencies acting on the provider’s behalf may not bill enrollees for amounts other than applicable TennCare cost sharing responsibilities for covered services, including but not limited to, services that the State or the CONTRACTOR has not paid for, except as permitted by TennCare rules and regulations and as described below. Providers may seek payment from an enrollee only in the following situations.
2.6.7.4.1.1	If the services are not covered services and, prior to providing the services, the provider informed the enrollee that the services were not covered. The provider must inform the enrollee of the non-covered service and have the enrollee acknowledge the information. If the enrollee still requests the service, the provider shall obtain such acknowledgment in writing prior to rendering the service. Regardless of any understanding worked out between the provider and the enrollee about private payment, once the provider bills an MCO for the service that has been provided, the prior arrangement with the enrollee becomes null and void without regard to any prior arrangement worked out with the enrollee.

2.6.7.4.1.2	If the enrollee’s TennCare eligibility is pending at the time services are provided and if the provider informs the person they will not accept TennCare assignment whether or not eligibility is established retroactively. Regardless of any understanding worked out between the provider and the enrollee about private payment, once the provider bills an MCO for the service the prior arrangement with the enrollee becomes null and void without regard to any prior arrangement worked out with the enrollee.

2.6.7.4.1.3	If the enrollee’s TennCare eligibility is pending at the time services are provided, however, all monies collected, except applicable TennCare cost sharing amounts must be refunded when a claim is submitted to an MCO because the provider agreed to accept TennCare assignment once retroactive TennCare eligibility was established. (The monies collected shall be refunded as soon as a claim is submitted and shall not be held conditionally upon payment of the claim).

2.6.7.4.1.4	If the services are not covered because they are in excess of an enrollee’s hard benefit limit, and the provider complies with applicable TennCare rules and regulations.
2.6.7.4.2	The CONTRACTOR shall require, as a condition of payment, that the provider accept the amount paid by the CONTRACTOR or appropriate denial made by the CONTRACTOR (or, if applicable, payment by the CONTRACTOR that is supplementary to the enrollee’s third party payer) plus any applicable amount of TennCare cost sharing responsibilities due from the enrollee as payment in full for

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the service. Except in the circumstances described above, if the CONTRACTOR is aware that a provider, or a collection agency acting on the provider’s behalf, bills an enrollee for amounts other than the applicable amount of TennCare cost sharing responsibilities due from the enrollee, the CONTRACTOR shall notify the provider and demand that the provider and/or collection agency cease such action against the enrollee immediately. If a provider continues to bill an enrollee after notification by the CONTRACTOR, the CONTRACTOR shall refer the provider to the Tennessee Bureau of Investigation.
2.7	SPECIALIZED SERVICES

2.7.1	Emergency Services
2.7.1.1	Emergency services (as defined in Section 1 of this Agreement) shall be available twenty-four (24) hours a day, seven (7) days a week.

2.7.1.2	The CONTRACTOR shall review and approve or disapprove claims for emergency services based on the definition of emergency medical condition specified in Section 1 of this Agreement. The CONTRACTOR shall base coverage decisions for emergency services on the severity of the symptoms at the time of presentation and shall cover emergency services where the presenting symptoms are of sufficient severity to constitute an emergency medical condition in the judgment of a prudent layperson. The CONTRACTOR shall not impose restrictions on coverage of emergency services more restrictive than those permitted by the prudent layperson standard.

2.7.1.3	The CONTRACTOR shall provide coverage for inpatient and outpatient emergency services, furnished by a qualified provider, regardless of whether the member obtains the services from a contract provider, that are needed to evaluate or stabilize an emergency medical condition that is found to exist using the prudent layperson standard. These services shall be provided without prior authorization in accordance with 42 CFR 438.114. The CONTRACTOR shall pay for any emergency screening examination services conducted to determine whether an emergency medical condition exists and for all emergency services that are medically necessary until the member is stabilized.

2.7.1.4	If an emergency screening examination leads to a clinical determination by the examining provider that an actual emergency medical condition exists, the CONTRACTOR shall pay for both the services involved in the screening examination and the services required to stabilize the member. The CONTRACTOR shall be required to pay for all emergency services which are medically necessary until the clinical emergency is stabilized. This includes all medical and behavioral health services that may be necessary to assure, within reasonable medical probability, that no material deterioration of the member’s condition is likely to result from, or occur during, discharge of the member or transfer of the member to another facility. If there is a disagreement between the hospital and the CONTRACTOR concerning whether the member is stable enough for discharge or transfer, or whether the medical benefits of an un-stabilized transfer outweigh the risks, the judgment of the attending provider(s) actually caring for the member at the treating facility prevails and is binding on the CONTRACTOR. The CONTRACTOR, however, may establish arrangements with a hospital whereby the CONTRACTOR may send one of

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its own providers with appropriate emergency room privileges to assume the attending provider’s responsibilities to stabilize, treat, and transfer the member, provided that such arrangement does not delay the provision of emergency services.
2.7.1.5	The CONTRACTOR shall not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, turned out to be non-emergency in nature. If an emergency screening examination leads to a clinical determination by the examining provider that an actual emergency medical condition does not exist, then the determining factor for payment liability shall be whether the member had acute symptoms of sufficient severity at the time of presentation. In such cases, the CONTRACTOR shall review the presenting symptoms of the member and shall pay for all services involved in the screening examination where the presenting symptoms (including severe pain) were of sufficient severity to have warranted emergency attention under the prudent layperson standard regardless of final diagnosis.

2.7.1.6	When the member’s PCP or the CONTRACTOR instructs the member to seek emergency services, the CONTRACTOR shall be responsible for payment for the medical screening examination and for other medically necessary emergency services, without regard to whether the member’s condition meets the prudent layperson standard.

2.7.1.7	Once the member’s condition is stabilized, the CONTRACTOR may require prior authorization for hospital admission or follow-up care.
2.7.2	Behavioral Health Services
2.7.2.1	General Provisions

2.7.2.1.1	The CONTRACTOR shall provide all behavioral health services as described in this Section, Section 2.6.1 and Attachment I.

2.7.2.1.2	The CONTRACTOR shall provide behavioral health services in accordance with best practice guidelines, rules and regulations, and policies and procedures set forth by the State.

2.7.2.1.3	The CONTRACTOR shall ensure that all members receiving behavioral health services from providers whose primary focus is to render behavioral health services have individualized treatment plans. Providers included in this requirement are:
2.7.2.1.3.1	Community mental health agencies;

2.7.2.1.3.2	Case management agencies;

2.7.2.1.3.3	Psychiatric rehabilitation agencies;

2.7.2.1.3.4	Psychiatric and substance abuse residential treatment facilities; and

2.7.2.1.3.5	Psychiatric and substance abuse inpatient facilities.

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2.7.2.1.4	Individualized treatment plans shall be completed within thirty (30) calendar days of the start date of service and updated every six (6) months, or more frequently as clinically appropriate. The treatment plans shall be developed, negotiated and agreed upon by the members and/or their support systems in face-to-face encounters and shall be used to identify the treatment needs necessary to meet the members’ stated goals. The duration and intensity of treatment shall promote the recovery and resilience of members and shall be documented in the treatment plans.

2.7.2.2	Psychiatric Inpatient Hospital Services

2.7.2.2.1	The CONTRACTOR shall ensure that all psychiatric inpatient hospitals serving children, youth, and adults separate members by age and render developmental age appropriate services.

2.7.2.2.2	The CONTRACTOR shall require that all psychiatric inpatient facilities are JCAHO accredited and accept voluntary and involuntary admissions.

2.7.2.3	24-Hour Psychiatric Residential Treatment

2.7.2.3.1	The CONTRACTOR shall ensure that 24-hour psychiatric residential treatment facilities (RTFs) serving children, youth, and adults separate members by age and render developmental age appropriate services.

2.7.2.3.2	The CONTRACTOR shall ensure RTFs have the capacity to render short term crisis stabilization and long-term treatment and rehabilitation.

2.7.2.3.3	The CONTRACTOR shall ensure all RTFs meet local housing codes.

2.7.2.3.4	The CONTRACTOR shall ensure all RTFs are accredited by a State-recognized accreditation organization as required by 42 CFR 441.151.

2.7.2.4	Outpatient Mental Health Services

2.7.2.4.1	The CONTRACTOR shall ensure that outpatient mental health providers (including providers of intensive outpatient and providers of partial hospitalization services) serving children, youth and adults separate members by age and render developmental age appropriate services.

2.7.2.4.2	The CONTRACTOR shall ensure outpatient mental health providers are capable of rendering services both on and off site, as appropriate, depending on the services being rendered. On site services include, but are not limited to intensive outpatient services, partial hospitalization and many types of therapy. Off site services include but are not limited to intensive in home service for children and youth and home and community treatment for adults.

2.7.2.5	Inpatient, Residential & Outpatient Substance Abuse Services

2.7.2.5.1	The CONTRACTOR shall provide substance abuse treatment through inpatient, residential and outpatient services.

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2.7.2.5.2	Detoxification services may be rendered as part of inpatient, residential or outpatient services, as clinically appropriate. The CONTRACTOR shall ensure all member detoxifications are supervised by Tennessee licensed physicians with a minimum daily re-evaluations by a physician or a registered nurse.

2.7.2.6	Mental Health Case Management

2.7.2.6.1	The CONTRACTOR shall provide mental health case management services only through providers licensed by the State to provide mental health outpatient services.

2.7.2.6.2	The CONTRACTOR shall provide mental health case management services according to mental health case management standards set by the State and outlined in Attachment I. Mental health case management services will consist of two (2) levels of service as specified in Attachment I.

2.7.2.6.3	The CONTRACTOR shall require its providers to collect and submit individual encounter records for each mental health case management visit, regardless of the method of payment by the CONTRACTOR. The CONTRACTOR shall identify and separately report “level 1” and “level 2” mental health case management encounters outlined in Attachment I.

2.7.2.6.4	The CONTRACTOR shall require mental health case managers to involve the member, the member’s family or parent(s), or legally appointed representative, PCP and other agency representatives, if appropriate and authorized by the member as required, in mental health case management activities.

2.7.2.6.5	The CONTRACTOR shall ensure the continuing provision of mental health case management services to members under the conditions and time frames indicated below:
2.7.2.6.5.1	Members receiving mental health case management services at the start date of operations shall be maintained in mental health case management until such time as the member no longer qualifies on the basis of medical necessity or refuses treatment;

2.7.2.6.5.2	Members discharged from psychiatric inpatient hospitals and psychiatric residential treatment facilities shall be evaluated for mental health case management services and provided with appropriate behavioral health follow-up services; and

2.7.2.6.5.3	The CONTRACTOR shall review the cases of members referred by PCPs or otherwise identified to the CONTRACTOR as potentially in need of mental health case management services and shall contact and offer such services to all members who meet medical necessity criteria.
2.7.2.7	Psychiatric Rehabilitation Services

The CONTRACTOR shall provide psychiatric rehabilitation services in accordance with the requirements in Attachment I. As described in Attachment I, the covered array of services available under psychiatric rehabilitation are psychosocial rehabilitation, supported employment, peer support, illness management and

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recovery, and supported housing. An individual may receive one or more of these services and may receive different services from different providers.
2.7.2.8	Behavioral Health Crisis Services

2.7.2.8.1	Entry into the Behavioral Health Crisis Services System
2.7.2.8.1.1	The State shall maintain a statewide toll-free telephone number for entry into the behavioral health crisis system. This line shall be for any individual in the general population for the purposes of providing immediate phone intervention by trained crisis specialists and dispatch of mobile crisis teams.

2.7.2.8.1.2	The CONTRACTOR shall ensure that the crisis telephone line is linked to an appropriate crisis service team staffed by qualified crisis service providers in order to provide crisis intervention services to members.

2.7.2.8.1.3	As required in Section 2.11.5.3, the CONTRACTOR shall contract with specified crisis service teams for both adults and children as directed by the State.

2.7.2.8.1.4	The CONTRACTOR shall require the crisis service teams to provide telephone and walk-in triage screening services, telephone and face-to-face crisis intervention/assessment services, and follow-up telephone or face-to-face assessments to ensure the safety of the member until the member’s treatment begins and/or the crisis is alleviated and/or stabilized.

2.7.2.8.1.5	Prior to admission to a psychiatric inpatient hospital on an involuntary basis, the CONTRACTOR shall ensure that the member has been evaluated by a crisis team. In addition, the CONTRACTOR shall ensure that Tennessee’s statutory requirement for a face-to-face evaluation by a mandatory pre-screening agent (MPA), is conducted to assess eligibility for emergency involuntary admission to an RMHI and determine whether all available less drastic alternatives services and supports are unsuitable.
2.7.2.8.2	Behavioral Health Crisis Respite and Crisis Stabilization Services
2.7.2.8.2.1	The CONTRACTOR shall ensure access to behavioral health crisis respite and crisis stabilization services.

2.7.2.8.2.2	Behavioral health crisis respite services provide immediate shelter to members with emotional/behavioral problems who are in need of emergency respite. The CONTRACTOR shall ensure that behavioral health crisis respite services are provided in a CONTRACTOR approved community location.

2.7.2.8.2.3	The CONTRACTOR shall ensure behavioral health crisis stabilization services are rendered at sites licensed by the State. These services are more intensive than regular behavioral health crisis services in that they require more secure environments, highly trained staff, and typically have longer stays.
2.7.2.8.3	The CONTRACTOR shall monitor behavioral health crisis services and report information to TENNCARE on a quarterly basis as described in Section 2.30.4.4.

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2.7.2.9	Clinically Related Group (CRG) and Target Population Group (TPG) Assessments

2.7.2.9.1	The CONTRACTOR shall provide CRG/TPG assessments in response to requests from members or legally appointed representatives or, in the case of minors, the members’ parents or legally appointed representatives, behavioral health providers, PCPs, or the State.

2.7.2.9.2	The CONTRACTOR shall complete CRG/TPG assessments within fourteen (14) calendar days of the requests. The CONTRACTOR shall not require prior authorization in order for a member to receive a CRG/TPG assessment.

2.7.2.9.3	The CONTRACTOR shall ensure that its contract providers are trained and that there is sufficient capacity to perform CRG/TPG assessments. The CONTRACTOR shall require providers to use the CRG/TPG assessment form(s) as appropriate, prescribed by and in accordance with the policies of the state. The CRG/TPG assessments shall be subject to review and approval by the State.

2.7.2.9.4	The CONTRACTOR shall identify persons in need of CRG/TPG assessments. The CONTRACTOR shall use the CRG/TPG assessments to identify persons who are SPMI or SED for reporting and tracking purposes, in accordance with the definitions contained in Section 1.

2.7.2.9.5	The CONTRACTOR shall ensure that providers who perform CRG/TPG assessments have been trained and authorized by the State to perform CRG/TPG assessments. Certified trainers will be responsible for providing rater training within their agencies.

2.7.2.9.6	The CONTRACTOR shall reject all CRG/TPG assessments completed by unapproved raters. The CONTRACTOR shall report on rejected assessments as required in Section 2.30.4.6.

2.7.2.9.7	The CONTRACTOR shall conduct audits of CRG/TPG assessments for accuracy and conformity to state policies and procedures. The CONTRACTOR shall audit all providers conducting these assessments on at least an annual basis. The methodology for these audits and the results of these audits shall be reported as required in Sections 2.30.4.7 and 2.30.4.8.

2.7.2.10	Judicial Services

2.7.2.10.1	The CONTRACTOR shall provide covered court ordered behavioral health services to its members pursuant to court order(s). The CONTRACTOR shall furnish these services in the same manner as services furnished to other members.

2.7.2.10.2	The CONTRACTOR shall provide for behavioral health services to its members in accordance with state law. Specific laws employed include the following:
2.7.2.10.2.1	Psychiatric treatment for persons found by the court to require judicial psychiatric hospitalization (TCA 33-6 part 4 and part 5). The CONTRACTOR may apply medical necessity criteria to the situation after seventy-two (72) hours of emergency services, unless there is a court order prohibiting release;

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2.7.2.10.2.2	Judicial review of discharge for persons hospitalized by a circuit, criminal or juvenile court (TCA 33-6-708);

2.7.2.10.2.3	Access to and provision of mandatory outpatient psychiatric treatment and services to persons who are discharged from psychiatric hospitals after being hospitalized (TCA 33-6, Part 6);

2.7.2.10.2.4	Inpatient psychiatric examination for up to forty-eight (48) hours for persons whom the court has ordered to be detained for examination but who have been unwilling to be evaluated for hospital admission (TCA 33-3-607);

2.7.2.10.2.5	Voluntary psychiatric hospitalization for persons when determined to be medically necessary, subject to the availability of suitable accommodations (TCA 33-6, Part 2); and

2.7.2.10.2.6	Voluntary psychiatric hospitalization for persons with a severe impairment when determined to be medically necessary but who do not meet the criteria for emergency involuntary hospitalization, subject to the availability of suitable accommodations (TCA 33-6, Part 3).
2.7.2.11	Mandatory Outpatient Treatment

2.7.2.11.1	The CONTRACTOR shall provide mandatory outpatient treatment for individuals found not guilty by reason of insanity following a sixty (60) to ninety (90) calendar day inpatient evaluation. Treatment can be terminated only by the court pursuant to TCA 33-7-303(b).

2.7.2.11.2	The State will assume responsibility for all forensic services other than the mandatory outpatient treatment service identified in Section 2.7.2.11.1 (TCA 33-7-301(a), 33-7-301(b), 33-7-303(a) and 33-7-303(c)).
2.7.3	Health Education and Outreach
2.7.3.1	The CONTRACTOR shall develop programs and participate in activities to enhance the general health and well-being of members. Health education and outreach programs and activities may include the following:

2.7.3.1.1	General physical and behavioral health education classes;

2.7.3.1.2	Mental illness awareness programs and education campaigns with special emphasis on events such as National Mental Health Month and National Depression Screening Day;

2.7.3.1.3	Smoking cessation programs with targeted outreach for adolescents and pregnant women;

2.7.3.1.4	Nutrition counseling;

2.7.3.1.5	Early intervention and risk reduction strategies to avoid complications of disability and chronic illness;

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2.7.3.1.6	Prevention and treatment of alcohol and substance abuse;

2.7.3.1.7	Self care training, including self-examination;

2.7.3.1.8	Need for clear understanding of how to take medications and the importance of coordinating all medications;

2.7.3.1.9	Understanding the difference between emergent, urgent and routine health conditions;

2.7.3.1.10	Telephone calls, mailings and home visits to current members for the sole purpose of educating current members about services offered by or available through the CONTRACTOR’s MCO; and

2.7.3.1.11	General activities that benefit the entire community (e.g., health fairs and school activity sponsorships).

2.7.3.2	The CONTRACTOR shall report on these activities as required in Section 2.30.4.9.
2.7.4	Preventive Services
2.7.4.1	The CONTRACTOR shall provide preventive services which includes, but is not limited to, initial and periodic evaluations, family planning services, prenatal care, laboratory services and immunizations in accordance with TennCare rules and regulations. These services shall be exempt from TennCare cost sharing responsibilities described in Section 2.6.7 of this Agreement (see TennCare rules and regulations for service codes).

2.7.4.2	Prenatal Care

2.7.4.2.1	The CONTRACTOR is required to provide or arrange for the provision of medically necessary prenatal care to members beginning on the date of their enrollment in the CONTRACTOR’s MCO. This requirement includes pregnant women who are presumptively eligible for TennCare, enrollees who become pregnant, as well as enrollees who are pregnant on the effective date of enrollment in the CONTRACTOR’s MCO. The requirement to provide or arrange for the provision of medically necessary prenatal care shall include assistance in making a timely appointment for a woman who is presumptively eligible and shall be provided as soon as the CONTRACTOR becomes aware of the enrollment. For a woman in her second or third trimester, the appointment shall occur as required in Section 2.11.4.2. In the event a member enrolling in the CONTRACTOR’s MCO is receiving medically necessary prenatal care services the day before enrollment, the CONTRACTOR shall comply with the requirements in Sections 2.9.2.2 and 2.9.2.3 regarding prior authorization of prenatal care.

2.7.4.2.2	Failure of the CONTRACTOR to respond to a member’s request for prenatal care by failing to identify a prenatal care provider to honor a request from a member, including a presumptively eligible member, (or from an PCP or patient advocate acting on behalf of a member) for a prenatal care appointment shall be considered a material breach of this Agreement.

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2.7.4.2.3	The CONTRACTOR shall notify all contract providers that any unreasonable delay in providing care to a pregnant member seeking prenatal care will be considered a material breach of the provider’s agreement with the CONTRACTOR. Unreasonable delay in care for pregnant members shall mean failure of the prenatal care provider to meet the accessibility requirements required in Section 2.11.4 of this Agreement.
2.7.5	TENNderCare
2.7.5.1	General Provisions

2.7.5.1.1	The CONTRACTOR shall provide TENNderCare services to members under age twenty-one (21) in accordance with TennCare and federal requirements including TennCare rules and regulations, TennCare policies and procedures, 42 USC 1396a(a)(43), 1396d(a) and (r), 42 CFR Part 441, Subpart B, the Omnibus Budget Reconciliation Act of 1989, and the State Medicaid Manual. TENNderCare services means early and periodic screening, diagnosis and treatment of members under age twenty-one (21) to ascertain children’s individual (or individualized/or on an individual basis) physical and mental defects, and providing treatment to correct or ameliorate, or prevent from worsening defects and physical and mental illnesses and conditions discovered by the screening services, regardless of whether the required service is a covered benefit as described in Section 2.6.1.

2.7.5.1.2	The CONTRACTOR shall use the name “TENNderCare” in describing or naming the State’s EPSDT program or services. This requirement is applicable for all policies, procedures and other material, regardless of the format or media. No other names or labels shall be used.

2.7.5.1.3	The CONTRACTOR shall have written policies and procedures for the TENNderCare program that include coordinating services with child-serving agencies and providers, providing all medically necessary TENNderCare services to all eligible members under the age of twenty-one (21) regardless of whether the service is included in the Medicaid State Plan, and conducting outreach and education. The CONTRACTOR shall ensure the availability and accessibility of required health care resources and shall help members and their parents or legally appointed representatives use these resources effectively.

2.7.5.1.4	The CONTRACTOR shall be responsible for and comply with all provisions related to screening, vision, dental, and hearing services (including making arrangements for necessary follow-up if all components of a screen cannot be completed in a single visit).

2.7.5.1.5	The CONTRACTOR shall:
2.7.5.1.5.1	Require that providers provide TENNderCare services;

2.7.5.1.5.2	Require that providers make appropriate referrals and document said referrals in the member’s medical record;

2.7.5.1.5.3	Educate contract providers about proper coding and encourage them to submit the appropriate diagnosis codes identified by TENNCARE in conjunction with evaluation and management procedure codes for TENNderCare services;

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2.7.5.1.5.4	Educate contract providers about how to submit claims with appropriate codes and modifiers as described in standardized billing requirements (e.g., CPT, HCPCS, etc.) and require that they adjust billing methodology according to described components of said procedure codes/modifiers; and

2.7.5.1.5.5	Monitor provider compliance with required TENNderCare activities including compliance with proper coding.
2.7.5.1.6	The CONTRACTOR shall require that its contract providers notify the CONTRACTOR in the event a screening reveals the need for other health care services and the provider is unable to make an appropriate referral for those services. Upon notification of the inability to make an appropriate referral, the CONTRACTOR shall secure an appropriate referral and contact the member to offer scheduling assistance and transportation for members lacking access to transportation. In the event the failed referral is for dental services, the CONTRACTOR shall coordinate with the DBM to arrange for services.

2.7.5.1.7	The CONTRACTOR shall not require prior authorization for periodic and interperiodic screens conducted by PCPs. The CONTRACTOR shall provide all medically necessary covered services regardless of whether the need for such services was identified by a provider who had received prior authorization from the CONTRACTOR or from a contract provider.

2.7.5.1.8	The CONTRACTOR shall have a tracking system to monitor each TENNderCare eligible member’s receipt of the required screening, diagnosis, and treatment services as well as all referrals made as a result of a TENNderCare screen. The tracking system shall have the ability to generate immediate reports on each member’s TENNderCare status, reflecting all encounters reported more than sixty (60) days prior to the date of the report.

2.7.5.1.9	In the event that a member under sixteen (16) years of age is seeking behavioral health TENNderCare services and the member’s parent(s), or legally appointed representative is unable to accompany the member to the examination, the CONTRACTOR shall require that its providers either contact the member’s parent(s), or legally appointed representative to discuss the findings and inform the family of any other necessary health care, diagnostic services, treatment or other measures recommended for the member or notify the MCO to contact the parent(s), or legally appointed representative with the results.

2.7.5.2	Member Education and Outreach

2.7.5.2.1	The CONTRACTOR shall be responsible for outreach activities and for informing members who are under the age of twenty-one (21), or their parent or legally appointed representative, of the availability of TENNderCare services. All TENNderCare member materials shall be submitted to TENNCARE for approval prior to distribution in accordance with Section 2.17.1 and shall be made available in accordance with the requirements specified in Section 2.17.2.

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2.7.5.2.2	The CONTRACTOR shall have a minimum of six (6) “outreach contacts” per member per calendar year in which it provides information about TENNderCare to members. The minimum “outreach contacts” include: one (1) member handbook as described in Section 2.17.4, four (4) quarterly member newsletters as described in Section 2.17.5, and one (1) reminder notice issued before a screening is due. The reminder notice shall include an offer of transportation and scheduling assistance.

2.7.5.2.3	The CONTRACTOR shall have a mechanism for systematically notifying families when TENNderCare screens are due.

2.7.5.2.4	As part of its TENNderCare policies and procedures, the CONTRACTOR shall have a process for following up with members who do not get their screenings timely. This process for follow up must include provisions for documenting all outreach attempts and maintaining records of efforts made to reach out to members who have missed screening appointments or who have failed to receive regular check-ups. The CONTRACTOR shall make at least one (1) effort per quarter in excess of the six (6) “outreach contacts” to get the member in for a screening. The efforts, whether written or oral, shall be different each quarter. The CONTRACTOR is prohibited from simply sending the same letter four (4) times.

2.7.5.2.5	The CONTRACTOR shall have a process for determining if a member who is eligible for TENNderCare has used no services within a year and shall make two (2) reasonable attempts to re-notify such members about TENNderCare. One (1) of these attempts can be a referral to DOH. (These two (2) attempts are in addition to the one (1) attempt per quarter mentioned in Section 2.7.5.2.4 above.)

2.7.5.2.6	The CONTRACTOR shall require that providers have a process for documenting services declined by a parent or legally appointed representative or mature competent child, specifying the particular service was declined. This process must meet all requirements outlined in Section 5320.2.A of the State Medicaid Manual.

2.7.5.2.7	The CONTRACTOR shall make and document a minimum of two (2) reasonable attempts to find a member when mail is returned as undeliverable. At least one (1) of these attempts must be oral.

2.7.5.2.8	The CONTRACTOR shall make available to members and families accurate lists of names and phone numbers of contract providers who are currently accepting TennCare members as described in Section 2.17.7 of this Agreement.

2.7.5.2.9	The CONTRACTOR shall target specific informing activities to pregnant women and families with newborns. Provided that the CONTRACTOR is aware of the pregnancy, the CONTRACTOR shall inform all pregnant women prior to the estimated delivery date about the availability of TENNderCare services for their children. The CONTRACTOR shall offer TENNderCare services for the child when it is born.

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2.7.5.3	Screening

2.7.5.3.1	The CONTRACTOR shall provide periodic comprehensive child health assessments meaning, “regularly scheduled examinations and evaluations of the general physical and mental health, growth, development, and nutritional status of infants, children, and youth.”

2.7.5.3.2	At a minimum, these screens shall include periodic and interperiodic screens and be provided at intervals which meet reasonable standards of medical, behavioral and dental practice, as determined by the State after consultation with recognized medical and dental organizations involved in child health care. The State has determined that “reasonable standards of medical and dental practice” are those standards set forth in the American Academy of Pediatrics Recommendations for Preventive Pediatric Health Care for medical practice and American Academy of Pediatric Dentistry (AAPD) guidelines for dental practice. Tools used for screening shall be consistent with the screening guidelines recommended by the State which are available on the TennCare web site. These include, but are not limited to recommended screening guidelines for developmental/behavioral surveillance and screening, hearing screenings, and vision screenings.

2.7.5.3.3	The screens shall include, but not be limited to:
2.7.5.3.3.1	Comprehensive health and developmental history (including assessment of physical and mental health development and dietary practices);

2.7.5.3.3.2	Comprehensive unclothed physical examination, including measurements (the child’s growth shall be compared against that considered normal for the child’s age and gender);

2.7.5.3.3.3	Appropriate immunizations scheduled according to the most current Advisory Committee on Immunization Practices (ACIP) schedule according to age and health history;

2.7.5.3.3.4	Appropriate vision and hearing testing provided at intervals which meet reasonable standards of medical practice and at other intervals as medically necessary to determine the existence of suspected illness or condition;

2.7.5.3.3.5	Appropriate laboratory tests (including lead toxicity screening appropriate for age and risk factors). All children are considered at risk and must be screened for lead poisoning. All children must receive a screening blood lead test at twelve (12) and twenty-four (24) months of age. Children between the ages of thirty-six (36) months and seventy-two (72) months of age must receive a screening blood lead test if they have not been previously screened for lead poisoning. A blood lead test must be used when screening Medicaid-eligible children. A blood lead test equal to or greater than ten (10) ug/dL obtained by capillary specimen (finger stick) must be confirmed by using a venous blood sample; and

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2.7.5.3.3.6	Health education which includes anticipatory guidance based on the findings of all screening. Health education should include counseling to both members and members’ parents or to the legally appointed representative to assist in understanding what to expect in terms of the child’s development and to provide information about the benefits of healthy lifestyles and practices as well as accident and disease prevention.
2.7.5.3.4	The CONTRACTOR shall encourage providers to refer children to dentists for periodic dental screens beginning no later than three (3) years of age and earlier as needed (as early as six (6) to twelve (12) months in accordance with the American Academy of Pediatric Dentistry (AAPD) guidelines) and as otherwise appropriate.

2.7.5.3.5	The CONTRACTOR shall establish a procedure for PCPs or other providers completing TENNderCare screenings to refer TENNderCare eligible members requiring behavioral health services to appropriate providers.

2.7.5.4	Services

2.7.5.4.1	Should screenings indicate a need, the CONTRACTOR must provide all necessary health care, diagnostic services, treatment, and other measures described in 42 USC 1396d(a) (Section 1905(a) of the Social Security Act) to correct or ameliorate or prevent from worsening defects and physical and mental illnesses and conditions discovered by the screening services, whether or not such services are covered under the Medicaid State plan (see Section 2.7.5.4.8). This includes, but is not limited to, the services detailed below.

2.7.5.4.2	The CONTRACTOR shall provide treatment for defects in vision and hearing, including eyeglasses and hearing aids.

2.7.5.4.3	The CONTRACTOR shall coordinate with the DBM to ensure that TENNderCare eligible members receive dental care services furnished by direct referral to a dentist, at as early an age as necessary, and at intervals which meet reasonable standards of dental practice as determined by the State and at other intervals as medically necessary to determine the existence of a suspected illness or condition.

2.7.5.4.4	The CONTRACTOR shall not require prior authorization or written PCP referral in order for a member to obtain a mental health or substance abuse assessment, whether the assessment is requested as follow-up to a TENNderCare screening or an interperiodic screening. This requirement shall not preclude the CONTRACTOR from requiring notification for a referral for an assessment. Furthermore, the CONTRACTOR shall establish a procedure for PCPs, or other providers, completing TENNderCare screenings, to refer members under the age of twenty-one (21) for a mental health or substance abuse assessment.

2.7.5.4.5	For services not covered by Section 1905(a) of the Social Security Act, but found to be needed as a result of conditions disclosed during screening and diagnosis, the CONTRACTOR shall provide referral assistance as required by 42 CFR 441.61, including referral to providers and State health agencies.

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2.7.5.4.6	Transportation Services
2.7.5.4.6.1	The CONTRACTOR shall provide transportation assistance for a child. This includes related travel expenses, cost of meals, and lodging in route to and from care, and the cost of an attendant to accompany a child if necessary.

2.7.5.4.6.2	The CONTRACTOR shall not impose blanket restrictions when determining coverage for transportation services. Each determination shall be based on individualized circumstances for each case by the CONTRACTOR and/or the transportation vendor. Each request for transportation services is to be reviewed individually and documented by the CONTRACTOR and/or the transportation vendor.

2.7.5.4.6.3	The requirement to provide the cost of meals shall not be interpreted to mean that a member and/or an attendant can request meals while in transport to and from care. Rather, this provision is intended for use when a member has to be transported to a major health facility for services and care cannot be completed in one day thereby requiring an overnight stay.

2.7.5.4.6.4	The CONTRACTOR shall offer transportation and scheduling assistance to all members under age twenty-one (21) who do not have access to transportation in order to access covered services. This may be accomplished through various means of communication to members, including but not limited to, member handbooks, TENNderCare outreach notifications, etc.

2.7.5.4.6.5	Circumstances that may permit the CONTRACTOR and/or its transportation vendor to refuse the transportation request would be when the member or attendant according to a reasonable person’s standards is noticeably indisposed (disorderly conduct, intoxicated, armed (firearms), is in possession of illegal drugs, knives and/or other weapons) or is in any other condition that may affect the safety of the driver or persons being transported.
2.7.5.4.7	Services for Elevated Blood Lead Levels
2.7.5.4.7.1	The CONTRACTOR shall provide follow up for elevated blood lead levels in accordance with the State Medicaid Manual, Part 5. The Manual currently says that children with blood lead levels equal to or greater than ten (10) ug/dL should be followed according to CDC guidelines. These guidelines include follow up blood tests and investigations to determine the source of lead, when indicated.

2.7.5.4.7.2	The CONTRACTOR shall provide for any follow up service within the scope of the federal Medicaid statute, including diagnostic or treatment services determined to be medically necessary when elevated blood lead levels are identified in children. Such services would include both MCO case management services and a one (1) time investigation to determine the source of lead.

2.7.5.4.7.3	The CONTRACTOR is responsible for the primary environmental lead investigation—commonly called a “lead inspection”—for children when elevated blood levels suggest a need for such an investigation.

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2.7.5.4.7.4	If the lead inspection does not reveal the presence of lead paint in the home, there may be a need for other testing, such as risk assessments involving water and soil sampling or inspections of sites other than the primary residence if the child spends a substantial amount of time in another location. The CONTRACTOR is not responsible for either the risk assessments or the lead inspection at the secondary site. However, the CONTRACTOR shall contact the DOH when these services are indicated as this agency is responsible for these services.

2.7.5.4.7.5	CONTRACTOR reimbursement for the primary environmental investigations is limited to the items specified in Part 5 of the State Medicaid Manual. These items include the health professional’s time and activities during the on-site investigation of the child’s primary residence. They do not include testing of environmental substances such as water, paint, or soil.
2.7.5.4.8	Services Chart

Pursuant to federal and state requirements, TennCare enrollees under the age of 21 are eligible for all services listed in Section 1905(a) of the Social Security Act. These services, and the entity responsible for providing them to TennCare enrollees under the age of 21, are listed below. Notwithstanding any other provision of this Agreement, the CONTRACTOR shall provide all services for which “MCO” is identified as the responsible entity to members under the age of 21. All services, other than TENNderCare screens and interperiodic screens, must be medically necessary in order to be covered by the CONTRACTOR. The CONTRACTOR shall provide all medically necessary TENNderCare covered services regardless of whether or not the need for such services was identified by a provider whose services had received prior authorization from the CONTRACTOR or by a contract provider.

Services Listed in Social
Security Act Section		Responsible Entity in
1905(a)		Tennessee	Comments
(1)	Inpatient hospital services (other than services in an institution for mental diseases)	MCO

(2)(A)	Outpatient hospital services	MCO

(2)(B)	Rural health clinic services (RHCs)	MCO	MCOs are not required to contract with RHCs if the services are available through other contract providers.

(2)(C)	Federally-qualified health center services (FQHCs)	MCO	MCOs are not required to contract with FQHCs if they can demonstrate adequate provider capacity without them.
(3)	Other laboratory and X-ray services	MCO

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Services Listed in Social
Security Act Section	Responsible Entity
1905(a)	in Tennessee	Comments
(4)(A) Nursing facility services for individuals age 21 and older		Not applicable for TENNderCare

(4)(B) EPSDT services	MCO for physical health and behavioral health services; DBM for dental services except as described in Section 2.6.1.2; PBM for pharmacy services as described except as in Section 2.6.1.2

(4)(C) Family planning services and supplies	MCO; PBM for pharmacy services except as described in Section 2.6.1.2

(5)(A) Physicians’ services furnished by a physician, whether furnished in the office, the patient’s home, a hospital, or a nursing facility	MCO

(5)(B) Medical and surgical services furnished by a dentist	DBM except as described in Section 2.6.1.2

(6) Medical care, or any other type of remedial care recognized under state law, furnished by licensed practitioners within the scope of their practice as defined by state law	MCO	See Item (13)

(7) Home health care services	MCO

(8) Private duty nursing services	MCO

(9) Clinic services	MCO

(10) Dental services	DBM except as described in Section 2.6.1.2

(11) Physical therapy and related services	MCO

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Services Listed in Social
Security Act Section	Responsible Entity
1905(a)	in Tennessee	Comments
(12) Prescribed drugs, dentures, and prosthetic devices, and eyeglasses	MCO; PBM for pharmacy services except as described in Section 2.6.1.2; DBM for dentures

(13) Other diagnostic, screening, preventive, and rehabilitative services, including any medical or remedial services recommended by a physician or other licensed practitioner of the healing arts within the scope of their practice under state law, for the maximum reduction of physical or mental disability and restoration of an individual to the best possible functional level
MCO for physical health and behavioral health services; DBM for dental services except as described in Section 2.6.1.2; PBM for pharmacy services except as described in Section 2.6.1.2	The following are considered practitioners of the healing arts in Tennessee law:[1]
• Alcohol and drug abuse counselor
• Athletic trainer
• Audiologist
• Certified acupuncturist
• Certified master social worker
• Certified nurse practitioner
• Certified professional counselor
• Certified psychological assistant
• Chiropractic physician

• Chiropractic therapy assistant
• Clinical pastoral therapist
• Dentist
• Dental assistant
• Dental hygienist
• Dietitian/nutritionist
• Dispensing optician
• Electrologist
• Emergency medical personnel
• First responder
• Hearing instrument specialist
• Laboratory personnel

[1]	This list was provided by the Tennessee Department of Health.

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Services Listed in Social
Security Act Section	Responsible Entity
1905(a)	in Tennessee	Comments
• Licensed clinical perfusionist
• Licensed clinical social worker
• Licensed practical nurse
• Licensed professional counselor
• Marital and family therapist, certified
• Marital and family therapist, licensed
• Massage therapist
• Medical doctor
• Medical doctor (special training)
• Midwives and nurse midwives
• Nurse aide
• Occupational therapist
• Occupational therapy assistant
• Optometrist
• Osteopathic physician
• Pharmacist
• Physical therapist
• Physical therapist assistant
• Physician assistant
• Podiatrist
• Psychological examiner
• Psychologist
• Registered nurse
• Registered certified reflexologist
• Respiratory care assistant
• Respiratory care technician
• Respiratory care therapist

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Services Listed in Social
Security Act Section	Responsible Entity
1905(a)	in Tennessee	Comments
• Senior psychological examiner
• Speech pathologist
• Speech pathology aide
• X-ray op in chiropractic physician’s office
• X-ray op in MD office
• X-ray op in osteopathic office
• X-ray op in podiatrist’s office
(14) Inpatient hospital services and nursing facility services for individuals 65 years of age or over in an institution for mental diseases		Not applicable for TENNderCare

(15) Services in an intermediate care facility for the mentally retarded	TENNCARE

(16) Inpatient psychiatric services for individuals under age 21	MCO

(17) Services furnished by a nurse-midwife	MCO	The MCOs are not required to contract with nurse-midwives if the services are available through other contract providers.

(18) Hospice care	MCO

(19) Case management services	MCO

(20) Respiratory care services	MCO

(21) Services furnished by a certified pediatric nurse practitioner or certified family nurse practitioner	MCO	The MCOs are not required to contract with PNPs or CFNPs if the services are available through other contract providers.

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Services Listed in Social
Security Act Section	Responsible Entity
1905(a)	in Tennessee	Comments
(22) Home and community care for functionally disabled elderly individuals		Not applicable for TENNderCare

(23) Community supported living arrangements services		Not applicable for TENNderCare

(24) Personal care services	MCO

(25) Primary care case management services		Not applicable

(26) Services furnished under a PACE program		Not applicable for TENNderCare

(27) Any other medical care, and any other type of remedial care recognized under state law.	MCO for physical and behavioral health services; DBM for dental services except as described in Section 2.6.1.2; PBM for pharmacy services except as described in Section 2.6.1.2	See Item (13)
2.7.5.4.8.1	Note 1: “Targeted case management services,” which are listed under Section 1915(g)(1), are not TENNderCare services except to the extent that the definition in Section 1915(g)(2) is used with Item (19) above.

2.7.5.4.8.2	Note 2: “Psychiatric residential treatment facility” is not listed in Social Security Act Section 1905(a). It is, however, defined in 42 CFR 483.352 as “a facility other than a hospital, that provides psychiatric services, as described in subpart D of part 441 of this chapter, to individuals under age twenty-one (21), in an inpatient setting.”

2.7.5.4.8.3	Note 3: “Rehabilitative” services are differentiated from “habilitative” services in federal law. “Rehabilitative” services, which are TENNderCare services, are defined in 42 CFR 440.130(d) as services designed “for maximum reduction of physical or mental disability and restoration of a recipient to his best possible functional level.” “Habilitative” services, which are not TENNderCare services, are defined in Section 1915(c)(5) as services designed “to assist individuals in acquiring, retaining, and improving the self-help, socialization, and adaptive skills necessary to reside successfully in home and community based settings.”

2.7.5.4.8.4	Note 4: Certain services are covered under a Home and Community Based waiver but are not TENNderCare services because they are not listed in the Social Security Act Section 1905(a). These services include habilitation, prevocational, supported employment services, homemaker services and respite services. (See Section 1915(c)(4).)

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2.7.5.4.8.5	Note 5: Certain services are not coverable even under a Home and Community Based waiver and are not TENNderCare services. These services include room and board, and special education and related services which are otherwise available through a Local Education Agency. (See Section 1915(c)(5).)

2.7.5.5	Children with Special Health Care Needs

Children with special health care needs are those children who are in the custody of DCS. As provided in Section 2.4.4.4, TennCare enrollees who are in the custody of DCS will be enrolled in TennCare Select.
2.7.6	Advance Directives
2.7.6.1	The CONTRACTOR shall maintain written policies and procedures for advance directives that comply with all federal and state requirements concerning advance directives, including but not limited to 42 CFR 422.128, 438.6 and 489 Subpart I; TCA 32-11-101 et seq., 34-6-201 et seq., and 68-11-201 through 68-11-224; and any requirements as stipulated by the member. Any written information provided by the CONTRACTOR must reflect changes in state law by the effective date specified in the law, if not specified then within thirty (30) calendar days after the effective date of the change.

2.7.6.2	The CONTRACTOR shall provide its policies and procedures to all members eighteen (18) years of age and older and shall educate members about their ability to direct their care using this mechanism and shall specifically designate which staff members and/or contract providers are responsible for providing this education.

2.7.6.3	The CONTRACTOR shall educate its staff about its policies and procedures on advance directives, situations in which advance directives may be of benefit to members, and their responsibility to educate members about this tool and assist them to make use of it.

2.7.6.4	The CONTRACTOR, for behavioral health services, shall provide its policies and procedures to all members sixteen (16) years of age and older and shall educate members about their ability to direct their care using advance directives including the use of Declarations for Mental Health Treatment under TCA Title 33, Chapter 6, Part 10. The CONTRACTOR shall specifically designate staff members and/or providers responsible for providing this education.
2.7.7	Sterilizations, Hysterectomies and Abortions
2.7.7.1	The CONTRACTOR shall cover sterilizations, hysterectomies and abortions pursuant to applicable federal and state law. The CONTRACTOR shall ensure that when coverage requires the completion of a specific form, the form is properly completed as described in the instructions with the original form maintained in the member’s medical records and a copy submitted to the CONTRACTOR for retention in the event of audit.

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2.7.7.2	Sterilizations

Sterilization shall mean any medical procedure, treatment or operation done for the purpose of rendering an individual permanently incapable of reproducing. The CONTRACTOR shall cover sterilizations only if the following requirements are met:

2.7.7.2.1	The member has given informed consent not less than thirty (30) full calendar days (or not less than seventy-two (72) hours in the case of premature delivery or emergency abdominal surgery) but not more than one-hundred eighty (180) calendar days before the date of the sterilization;

2.7.7.2.2	The member is at least twenty-one (21) years old at the time consent is obtained;

2.7.7.2.3	The member is mentally competent;

2.7.7.2.4	The member is not institutionalized; i.e., not involuntarily confined or detained under a civil or criminal status in a correctional or rehabilitative facility or confined in a mental hospital or other facility for the care and treatment of mental illness, whether voluntarily or involuntarily committed; and

2.7.7.2.5	The member has voluntarily given informed consent on the approved “STERILIZATION CONSENT FORM” which is available on TENNCARE’s web site. The form shall be available in English and Spanish, and the CONTRACTOR shall provide assistance in completing the form when an alternative form of communication is necessary.

2.7.7.3	Hysterectomies

2.7.7.3.1	The CONTRACTOR shall cover hysterectomies only if the following requirements are met:

2.7.7.3.1.1	The hysterectomy is medically necessary;

2.7.7.3.1.2	The member or her authorized representative, if any, has been informed orally and in writing that the hysterectomy will render the member permanently incapable of reproducing; and

2.7.7.3.1.3	The member or her authorized representative, if any, has signed and dated a “STATEMENT OF RECEIPT OF INFORMATION CONCERNING HYSTERECTOMY” form which is available on TENNCARE’s web site, prior to the hysterectomy. Informed consent must be obtained regardless of diagnosis or age in accordance with federal requirements. The form shall be available in English and Spanish, and assistance must be provided in completing the form when an alternative form of communication is necessary.

2.7.7.3.2	The CONTRACTOR shall not cover hysterectomies under the following circumstances:

2.7.7.3.2.1	If it is performed solely for the purpose of rendering an individual permanently incapable of reproducing;

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2.7.7.3.2.2	If there is more than one purpose for performing the hysterectomy, but the primary purpose is to render the individual permanently incapable of reproducing; or

2.7.7.3.2.3	It is performed for the purpose of cancer prophylaxis.

2.7.7.4	Abortions

2.7.7.4.1	The CONTRACTOR shall cover abortions and services associated with the abortion procedure only if the pregnancy is the result of an act of rape or incest; or in the case where a woman suffers from a physical disorder, physical injury, or physical illness, including a life-endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the woman in danger of death unless an abortion is performed.

2.7.7.4.2	The CONTRACTOR shall ensure that a “CERTIFICATION OF MEDICAL NECESSITY FOR ABORTION” form, which is available on TENNCARE’s web site, is completed.
2.8	DISEASE MANAGEMENT

2.8.1	General
2.8.1.1	The CONTRACTOR shall establish and operate a disease management (DM) program for each of the following conditions:

2.8.1.1.1	Maternity care management, in particular high-risk obstetrics;

2.8.1.1.2	Diabetes;

2.8.1.1.3	Congestive heart failure;

2.8.1.1.4	Asthma;

2.8.1.1.5	Coronary artery disease;

2.8.1.1.6	Chronic-obstructive pulmonary disease;

2.8.1.1.7	Bipolar disorder;

2.8.1.1.8	Major depression; and

2.8.1.1.9	Schizophrenia.

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2.8.1.2	Each DM program must utilize evidence-based clinical practice guidelines (hereafter referred to as the guidelines) that have been formally adopted by the CONTRACTOR’s Quality Management/Quality Improvement (QM/QI) committee or other clinical committee and patient empowerment strategies to support the provider-patient relationship and the plan of care. For the conditions listed in 2.8.1.1 through 2.8.1.6, the guidelines shall include a requirement to conduct a mental health and substance abuse screening. The DM programs for bipolar disorder, major depression, and schizophrenia shall include the use of the evidence-based practice for co-occurring disorders.

2.8.1.3	The DM programs must emphasize the prevention of exacerbation and complications of the conditions as evidenced by decreases in emergency room utilization and inpatient hospitalization and/or improvements in condition-specific health status indicators.

2.8.1.4	The CONTRACTOR shall develop and maintain DM program policies and procedures. These policies and procedures must include, for each of the conditions listed above, the following:

2.8.1.4.1	The definition of the target population;

2.8.1.4.2	Member identification strategies;

2.8.1.4.3	The guidelines;

2.8.1.4.4	Written description of the stratification levels for each of the conditions, including member criteria and associated interventions;

2.8.1.4.5	Program content;

2.8.1.4.6	Methods for informing and educating members;

2.8.1.4.7	Methods for informing and educating providers; and

2.8.1.4.8	Program evaluation.

2.8.1.5	As part of its DM program policies and procedures, the CONTRACTOR shall also address how the DM programs will coordinate with MCO case management activities, in particular for members who would benefit from both.
2.8.2	Member Identification Strategies
2.8.2.1	The CONTRACTOR shall have a systematic method of identifying and enrolling eligible members in each DM program. This shall include but not be limited to:

2.8.2.1.1	Members who have reached the service threshold for inpatient hospital services (see Section 2.6.1.3); and

2.8.2.1.2	Members who have reached the service threshold for non-inpatient hospital services (see Section 2.6.1.3) and could potentially benefit from enrollment in a disease management program.

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2.8.2.1.3	Members who have reached the service threshold for inpatient hospital services shall be enrolled in either a disease management program or MCO case management, whichever the CONTRACTOR determines is more appropriate.

2.8.2.2	The CONTRACTOR shall operate its disease management programs using an “opt out” methodology, meaning that disease management services will be provided to eligible members unless they specifically ask to be excluded.
2.8.3	Stratification

As part of the DM programs, the CONTRACTOR shall classify eligible members into stratification levels according to condition severity or other clinical or member-provided information. The DM programs shall tailor the program content, education activities, and benchmarks and goals for each risk level.

2.8.4	Program Content

Each DM program shall include the development of treatment plans that serve as the outline for all of the activities and interventions in the program. At a minimum the activities and interventions associated with the treatment plan must address condition monitoring, patient adherence to the treatment plan, consideration of other co-morbidities, and condition-related lifestyle issues.

2.8.5	Informing and Educating Members

The DM programs shall educate members and/or their caregivers regarding their particular condition(s) and needs. This information shall be provided upon enrollment in the DM program. The DM programs shall educate members to increase their understanding of their condition(s), the factors that impact their health status (e.g., diet and nutrition, lifestyle, exercise, medication compliance), and to empower members to be more effective in self-care and management of their health so they:
2.8.5.1	Are proactive and effective partners in their care;

2.8.5.2	Understand the appropriate use of resources needed for their care;

2.8.5.3	Identify precipitating factors and appropriate responses before they require more acute intervention; and

2.8.5.4	Are compliant and cooperative with the recommended treatment plan.
2.8.6	Informing and Educating Providers

As part of the DM programs, the CONTRACTOR shall educate providers regarding the guidelines and shall distribute the guidelines to providers who are likely to treat enrollees with the DM conditions. This includes, but is not limited to, PCPs and specialists involved in treating that particular condition. The CONTRACTOR shall also provide each PCP with a list of their patients enrolled in each DM program upon the member’s initial enrollment and at least annually thereafter. The CONTRACTOR shall provide specific information to the provider concerning

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how the program(s) works. The DM’s provider education shall be designed to increase the providers’ adherence to the guidelines in order to improve the members’ conditions.
2.8.7	Program Evaluation
2.8.7.1	The CONTRACTOR shall establish measurable benchmarks and goals for each DM program and shall evaluate the programs using these benchmarks and goals. These benchmarks and goals shall be specific to each condition but should include:

2.8.7.1.1	Performance measured against at least two important clinical aspects of the guidelines associated with each DM program;

2.8.7.1.2	The rate of emergency department utilization and inpatient hospitalization;

2.8.7.1.3	Neonatal Intensive Care Unit (NICU) days for births associated with members enrolled in the maternity care management program;

2.8.7.1.4	Appropriate HEDIS measures;

2.8.7.1.5	The active participation rates (as defined by NCQA) and the number of individuals participating in each level of each of the DM programs;

2.8.7.1.6	Cost savings;

2.8.7.1.7	Member adherence to treatment plans; and

2.8.7.1.8	Provider adherence to the guidelines.

2.8.7.2	The CONTRACTOR shall report on DM activities as required in Section 2.30.5.
2.8.8	Obesity Disease Management

In addition to the aforementioned DM program requirements, the CONTRACTOR shall have a DM program for obesity that is provided as a cost effective alternative service (see Section 2.6.5). This DM program shall, at a minimum, fulfill all requirements related to the TennCare Partnership with Weight Watchers program. This means that, at a minimum, the CONTRACTOR shall have provider agreements with the appropriate Weight Watchers regional center(s); educate its contract providers about the program to ensure they make appropriate referrals for members; and process claims according to the requirements in Section 2.22. The CONTRACTOR is encouraged to undertake additional obesity disease management activities as cost effective alternative services pursuant to Section 2.6.5.

2.9	SERVICE COORDINATION

2.9.1	General
2.9.1.1	The CONTRACTOR shall be responsible for the management, coordination, and continuity of care for all its TennCare members and shall develop and maintain policies and procedures to address this responsibility.

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2.9.1.2	The CONTRACTOR shall:

2.9.1.2.1	Coordinate care between PCPs and specialists;

2.9.1.2.2	Perform reasonable preventive health case management services, have mechanisms to assess the quality and appropriateness of services furnished, and provide appropriate referral and scheduling assistance;

2.9.1.2.3	Document authorized referrals in its utilization management system;

2.9.1.2.4	Monitor members with ongoing medical or behavioral health conditions;

2.9.1.2.5	Identify members using emergency department services inappropriately to assist in scheduling follow-up care with PCPs and/or appropriate specialists to improve continuity of care and establish a medical home;

2.9.1.2.6	Maintain and operate a formalized hospital and/or institutional discharge planning program;

2.9.1.2.7	Coordinate hospital and/or institutional discharge planning that includes post-discharge care, as appropriate;

2.9.1.2.8	Maintain an internal tracking system that identifies the current preventive services screening status and pending preventive services screening due dates for each member; and

2.9.1.2.9	Authorize services provided by non-contract providers, as required in this Agreement (see, e.g., Section 2.13).
2.9.2	Transition of New Members
2.9.2.1	In the event an enrollee entering the CONTRACTOR’s MCO is receiving medically necessary covered services in addition to or other than prenatal services (see below for enrollees receiving only prenatal services) the day before enrollment, the CONTRACTOR shall be responsible for the costs of continuation of such medically necessary services, without any form of prior approval and without regard to whether such services are being provided by contract or non-contract providers. The CONTRACTOR must provide continuation of such services for up to ninety (90) calendar days or until the member may be reasonably transferred without disruption, whichever is less. The CONTRACTOR may require prior authorization for continuation of the services beyond thirty (30) calendar days however the CONTRACTOR is prohibited from denying authorization solely on the basis that the provider is a non-contract provider.

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2.9.2.2	In the event an enrollee entering the CONTRACTOR’s MCO is in her first trimester of pregnancy and is receiving medically necessary covered prenatal care services the day before enrollment, the CONTRACTOR shall be responsible for the costs of continuation of such medically necessary prenatal care services, including prenatal care, delivery, and post-natal care, without any form of prior approval and without regard to whether such services are being provided by a contract or non-contract provider until such time as the CONTRACTOR can reasonably transfer the member to a contract provider without impeding service delivery that might be harmful to the member’s health.

2.9.2.3	In the event an enrollee entering the CONTRACTOR’s MCO is in her second or third trimester of pregnancy and is receiving medically necessary covered prenatal care services the day before enrollment, the CONTRACTOR shall be responsible for providing continued access to the prenatal care provider (whether contract or non-contract provider) through the postpartum period.

2.9.2.4	The CONTRACTOR shall ensure that the member is held harmless by the provider for the costs of medically necessary covered services except for applicable TennCare cost sharing amounts described in Section 2.6.7 and in Attachment II of this Agreement.

2.9.2.5	The CONTRACTOR shall develop and maintain policies and procedures regarding the transition of new members.
2.9.3	Transition of Care
2.9.3.1	The CONTRACTOR shall actively assist members with chronic or acute medical or behavioral health conditions in transitioning to another provider when their current provider has terminated participation with the CONTRACTOR. The CONTRACTOR must provide continuation of such services for up to ninety (90) calendar days or until the member may be reasonably transferred without disruption of care, whichever is less. The CONTRACTOR shall allow continued access to the provider through the postpartum period for members in their second or third trimester of pregnancy.

2.9.3.2	The CONTRACTOR shall actively assist members in transitioning to another provider when there are changes in providers. The CONTRACTOR shall have transition policies that, at a minimum, include the following:

2.9.3.2.1	A schedule which ensures transfer does not create a lapse in service;

2.9.3.2.2	A mechanism for timely information exchange (including transfer of the member record);

2.9.3.2.3	A mechanism for assuring confidentiality;

2.9.3.2.4	A mechanism for allowing a member to request and be granted a change of provider;

2.9.3.2.5	An appropriate schedule as approved by the State for transitioning members from one (1) provider to another when there is medical necessity for ongoing care.

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2.9.3.2.6	Specific transition language on the following special populations:

2.9.3.2.6.1	Children who are SED;

2.9.3.2.6.2	Adults who are SPMI;

2.9.3.2.6.3	Persons who have addictive disorders;

2.9.3.2.6.4	Persons who have co-occurring disorders of both mental health and alcohol and/or drug abuse disorders; and

2.9.3.2.6.5	Persons with behavioral health conditions who also have a developmental disorder (dually diagnosed). These members shall be allowed to remain with their providers of the services listed below for the minimum time frames set out below as long as the services continue to be medically necessary. The CONTRACTOR may shorten these transition time frames only when the provider of services is no longer available to serve the member or when a change in providers is agreed to in writing by the member.

2.9.3.2.6.5.1	Mental health case management: three (3) months;

2.9.3.2.6.5.2	Psychiatrist: three (3) months;

2.9.3.2.6.5.3	Outpatient behavioral health therapy: three (3) months;

2.9.3.2.6.5.4	Psychosocial rehabilitation and supported employment: three (3) months; and

2.9.3.2.6.5.5	Psychiatric inpatient or residential treatment and supportive housing: six (6) months.
2.9.4	MCO Case Management
2.9.4.1	The CONTRACTOR shall maintain an MCO case management program that includes the following components:

2.9.4.1.1	A systematic approach to identify eligible members;

2.9.4.1.2	Assessment of member needs;

2.9.4.1.3	Development of an individualized plan of care;

2.9.4.1.4	Implementation of the plan of care, including coordination of care that actively links the member to providers and support services; and

2.9.4.1.5	Monitoring of outcomes.

2.9.4.2	The CONTRACTOR shall provide MCO case management to members who are at high risk or have unique, chronic, or complex needs. This shall include but not be limited to:

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2.9.4.2.1	Members who have reached the service threshold for inpatient hospital services (see Section 2.6.1.3);

2.9.4.2.2	Members who have reached the service threshold for non-inpatient hospital services and could potentially benefit from enrollment in MCO case management; and

2.9.4.2.3	Members with co-occurring mental illness and substance abuse, and/or co-morbid physical health and behavioral health conditions.

2.9.4.3	Members who have reached the service threshold for inpatient hospital services shall be enrolled in either MCO case management or a disease management program.

2.9.4.4	Eligible members must be offered MCO case management services. However, member participation shall be voluntary.

2.9.4.5	The CONTRACTOR shall develop a process to inform members and providers about the availability of MCO case management and to inform the member’s PCP when a member has been assigned to the MCO case management program.

2.9.4.6	The CONTRACTOR shall use utilization data, including pharmacy data provided by TENNCARE or its PBM (see Section 2.9.7), to identify members for MCO case management services as appropriate. In particular, the CONTRACTOR shall track utilization data to determine when a member has reached a service threshold (see Section 2.6.1.3).
2.9.5	Coordination and Collaboration Between Physical Health and Behavioral Health
2.9.5.1	General

As provided in Section 2.6.1 of this Agreement, the CONTRACTOR shall be responsible for providing a full continuum of physical health and behavioral health services. The CONTRACTOR shall ensure communication and coordination between PCPs and medical specialists. The CONTRACTOR shall also be responsible for ensuring continuity and coordination between covered physical and behavioral health services and ensuring collaboration between physical health and behavioral health providers. The CONTRACTOR shall develop policies and procedures that address key elements in meeting this requirement. These elements include, but are not limited to, screening for behavioral health needs (including the screening tool), referral to physical and behavioral health providers, exchange of information, confidentiality, assessment, treatment plan development, collaboration, MCO case management and disease management, provider training, and monitoring implementation and outcomes.

2.9.5.2	Subcontracting for Behavioral Health Services

If the CONTRACTOR subcontracts for the provision of behavioral health services, the CONTRACTOR shall develop and implement a written agreement with the subcontractor regarding the coordination of services provided by the CONTRACTOR and those provided by the subcontractor. The agreement shall address the responsibilities of the CONTRACTOR and the subcontractor regarding, at a minimum, the items identified in Section 2.9.5.1 as well as prior authorization,

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claims payment, claims resolution, contract disputes, and reporting. The subcontract shall comply with all of the requirements regarding subcontracts included in Section 2.26 of this Agreement.
2.9.5.3	Screening for Behavioral Health Needs

2.9.5.3.1	The CONTRACTOR shall ensure that the need for behavioral health services is systematically identified by and addressed by the member’s PCP at the earliest possible time following initial enrollment of the member in the CONTRACTOR’s MCO or after the onset of a condition requiring mental health and/or substance abuse treatment.

2.9.5.3.2	The CONTRACTOR shall encourage PCPs and other providers to use a screening tool prior approved by the State as well as other mechanisms to facilitate early identification of behavioral health needs.

2.9.5.4	Referrals to Behavioral Health Providers

The CONTRACTOR shall ensure through screening that members with a need for behavioral health services, particularly members with SED/SPMI are appropriately referred to behavioral health providers. The CONTRACTOR shall develop provider education and training materials to ensure that physical health providers know when and how to refer members who need specialty behavioral health services. This shall include education about behavioral health services, including the recovery process and resilience for children. The CONTRACTOR shall develop a referral process to be used by its providers, including what information must be exchanged and when to share this information.

2.9.5.5	Referrals to PCPs

The CONTRACTOR shall ensure that members with both physical health and behavioral health needs are appropriately referred to their PCPs for treatment of their physical health needs. The CONTRACTOR shall develop provider education and training materials to ensure that behavioral health providers know when and how to refer members who need physical health services. The CONTRACTOR shall develop a referral process to be used by its providers. The referral process shall include providing a copy of the physical health consultation and results to the behavioral health provider.

2.9.5.6	Behavioral Health Assessment and Treatment Plan

The CONTRACTOR’s policies and procedures shall identify the role of physical health and behavioral health providers in assessing a member’s behavioral health needs and developing an individualized treatment plan. For members with chronic physical conditions that require ongoing treatment who also have behavioral health needs, the CONTRACTOR shall encourage participation of both the member’s physical health provider (PCP or specialist) and behavioral health provider in the assessment and individualized treatment plan development process as well as the ongoing provision of services.

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2.9.5.7	MCO Case Management and Disease Management

The CONTRACTOR shall use its MCO case management and disease management programs (see Sections 2.9.4 and 2.8) to support the continuity and coordination of covered physical and behavioral health services and the collaboration between physical health and behavioral health providers.

2.9.5.8	Monitoring

The CONTRACTOR shall evaluate and monitor the effectiveness of its policies and procedures regarding the continuity and coordination of covered physical and behavioral health services and collaboration between physical and behavioral health providers. This shall include, but not be limited to, an assessment of the appropriateness of the diagnosis, treatment, and referral of behavioral health disorders commonly seen by PCPs; an evaluation of the appropriateness of psychopharmacological medication; and analysis of data regarding access to appropriate services. Based on these monitoring activities, the CONTRACTOR shall develop and implement interventions to improve continuity, coordination, and collaboration for physical and behavioral health services.
2.9.6	Coordination and Collaboration Among Behavioral Health Providers
2.9.6.1	The CONTRACTOR shall ensure communication and coordination between mental health providers and substance abuse providers, including:

2.9.6.1.1	Assignment of a responsible party to ensure communication and coordination occur;

2.9.6.1.2	Determination of the method of mental health screening to be completed by substance abuse service providers;

2.9.6.1.3	Determination of the method of substance abuse screening to be completed by mental health service providers;

2.9.6.1.4	Description of how treatment plans will be coordinated between behavioral health service providers; and

2.9.6.1.5	Assessment of cross training of behavioral health providers: mental health providers being trained on substance abuse issues and substance abuse providers being trained on mental health issues.

2.9.6.2	The CONTRACTOR shall ensure coordination between the children and adolescent service delivery system as they transition into the adult mental health service delivery system, through such activities as communicating treatment plans and exchange of information.

2.9.6.3	The CONTRACTOR shall coordinate inpatient and community services, including the following requirements related to hospital admission and discharge:

2.9.6.3.1	The outpatient provider must be involved in the admissions process when possible; if the outpatient provider is not involved, the outpatient provider must be notified promptly of the member’s hospital admission;

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2.9.6.3.2	Psychiatric hospital and residential treatment facility discharges shall not occur without a discharge plan in which the member has participated (an outpatient visit must be scheduled before discharge, which ensures access to proper provider/medication follow-up; also, an appropriate placement or housing site must be secured prior to discharge);

2.9.6.3.3	An evaluation must be performed prior to discharge to determine if mental health case management services are medically necessary. Once deemed medically necessary, the mental health case manager must be involved in discharge planning; if there is no mental health case manager, then the outpatient provider must be involved; and

2.9.6.3.4	A procedure to ensure continuity of care regarding medication must be developed and implemented.

2.9.6.4	The CONTRACTOR shall identify and develop community alternatives to inpatient hospitalization for those members who are receiving inpatient psychiatric facility services who could leave the facility if appropriate community or residential care alternatives were available in the community. In the event the CONTRACTOR does not provide appropriate community alternatives, the CONTRACTOR shall remain financially responsible for the continued inpatient care of these individuals.

2.9.6.5	The CONTRACTOR is responsible for providing a discharge plan as outlined in Section 2.9.6.3.2.
2.9.7	Coordination of Pharmacy Services
2.9.7.1	Except as provided in Section 2.6.1.2, The CONTRACTOR is not responsible for the provision and payment of pharmacy benefits; TENNCARE contracts with a pharmacy benefits manager (PBM) to provide these services. However, the CONTRACTOR shall coordinate with the PBM as necessary to ensure that members receive appropriate pharmacy services without interruption. The CONTRACTOR shall monitor and manage its contract providers as it relates to prescribing patterns and its members as it relates to utilization of prescription drugs. The CONTRACTOR shall participate in regularly scheduled meetings with the PBM and TENNCARE to discuss operational and programmatic issues.

2.9.7.2	The CONTRACTOR shall accept and maintain prescription drug data from TENNCARE or its PBM.

2.9.7.3	The CONTRACTOR shall monitor and manage members by, at a minimum, conducting the activities as described below:

2.9.7.3.1	Analyzing prescription drug data and/or reports provided by the PBM to identify high-utilizers and other members who inappropriately use pharmacy services and assign them to the MCO case management and/or disease management programs as appropriate;

2.9.7.3.2	Analyzing prescription drug data and/or reports provided by the PBM to identify potential pharmacy lock-in candidates and referring them to TENNCARE; and

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2.9.7.3.3	Regularly providing information to members about appropriate prescription drug usage. At a minimum, this information shall be included in the Member Handbook and in at least two (2) quarterly member newsletters within a twelve (12) month period.

2.9.7.4	The CONTRACTOR shall monitor and manage providers’ prescription patterns by, at a minimum, conducting the activities described below:

2.9.7.4.1	Collaborating with the PBM to educate the MCO’s contract providers regarding compliance with the State’s preferred drug list (PDL) and appropriate prescribing practices; and

2.9.7.4.2	Intervening with contract providers whose prescribing practices appear to be operating outside industry or peer norms as defined by TENNCARE, are non-compliant as it relates to adherence to the PDL and/or generic prescribing patterns, and/or who are failing to follow required prior authorization processes and procedures. The goal of these interventions will be to improve prescribing practices among the identified contract providers, as appropriate. Interventions shall be personal and one-on-one.

2.9.7.5	At any time, upon request from TENNCARE, the CONTRACTOR shall provide assistance in educating, monitoring and intervening with providers. For example, TENNCARE may require assistance in monitoring and intervening with providers regarding prescribing patterns for narcotics.
2.9.8	Coordination of Dental Benefits
2.9.8.1	General

2.9.8.1.1	The CONTRACTOR is not responsible for the provision and payment of dental benefits; TENNCARE contracts with a dental benefits manager (DBM) to provide these services.

2.9.8.1.2	As provided in Section 2.6.1.2, the CONTRACTOR is responsible for transportation to and from dental services as well as the facility, medical and anesthesia services related to medically necessary and approved dental services that are not provided by a dentist or in a dentist’s office.

2.9.8.1.3	The CONTRACTOR may require prior authorization for transportation, facility, anesthesia, and/or medical services related to the dental service; however, the CONTRACTOR may waive authorization of said services based on authorization of the dental services by the dental benefits manager.

2.9.8.2	Services and Responsibilities

The CONTRACTOR shall coordinate with the DBM for dental services. Coordination of dental services, at a minimum, includes establishing processes for:

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2.9.8.2.1	Means for referral that ensures immediate access for emergency care and provision of urgent and routine care according to TennCare guidelines for specialty care (see Attachment III);

2.9.8.2.2	Means for the transfer of information (to include items before and after the visit);

2.9.8.2.3	Maintenance of confidentiality;

2.9.8.2.4	Resolving disputes related to prior authorizations and claims and payment issues; and

2.9.8.2.5	Cooperation with the DBM regarding training activities provided by the DBM.

2.9.8.3	Operating Principles

Coordinating the delivery of dental services to TennCare members is the primary responsibility of the DBM. However, the CONTRACTOR shall provide coordination assistance and shall be responsible for communicating the DBM provider services and/or claim coordinator contact information to all of its contract providers. With respect to specific member issues, the CONTRACTOR shall work with the DBM coordinator towards a resolution. Should systemic issues arise, the CONTRACTOR shall meet and resolve the issues with the DBM. In the event that such issues cannot be resolved, the MCO and the DBM shall meet with TENNCARE to reach final resolution of matters involved. Final resolution of system issues shall occur within ninety (90) calendar days from referral to TENNCARE.

2.9.8.4	Resolution of Requests for Prior Authorization

2.9.8.4.1	The CONTRACTOR agrees, and recognizes that the DBM has agreed through its contractual arrangement with the State, that any dispute concerning which party should respond to a request for prior authorization shall not cause a denial, delay, reduction, termination or suspension of any appropriate service to a TennCare enrollee. The CONTRACTOR shall require that its care coordinators will, in addition to their responsibilities for care coordination, deal with issues related to requests for prior authorization that require coordination between the DBM and the CONTRACTOR. The CONTRACTOR shall provide the DBM with a list of its care coordinators and telephone number(s) at which each care coordinator may be contacted. When the CONTRACTOR receives a request for prior authorization from a provider for a member and the CONTRACTOR believes the service is the responsibility of the DBM, the CONTRACTOR’s care coordinator shall contact the DBM’s care coordinator by the next business day after receiving the request for prior authorization. The care coordinator shall also contact the member and/or member’s provider. For routine requests contact to the member or member’s provider shall be made within fourteen (14) days or less of the provider’s request for prior authorization and shall comply with all applicable consent decrees and court orders and TennCare rules and regulations. For urgent requests, contact shall be made immediately after receiving the request for prior authorization.

2.9.8.4.2	The CONTRACTOR shall assign staff members to serve on a coordination committee with DBM staff members. This committee shall be responsible for addressing all issues of dental care coordination. The committee will review disputes regarding clinical care and provide a clinical resolution to the dispute, subject to the

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terms of this Agreement. The CONTRACTOR and the DBM will attempt in good faith to resolve any dispute and communicate the decision to the provider requesting prior authorization of a service. In the event the CONTRACTOR and the DBM cannot agree within ten (10) calendar days of the provider’s request for prior authorization, the party who first received the request from the provider will be responsible for prior authorization and payment to the contract provider within the time frames designated by TENNCARE. The CONTRACTOR and the DBM are responsible for enforcing hold harmless protection for the member. The CONTRACTOR shall ensure that any response to a request for authorization shall not exceed fourteen (14) calendar days and shall comply with all applicable consent decrees and court orders and TennCare rules and regulations.
2.9.8.5	Claim Resolution Processes

2.9.8.5.1	The CONTRACTOR shall designate one or more claims coordinators to deal with issues related to claims and payment issues that require coordination between the DBM and the CONTRACTOR. The CONTRACTOR agrees and recognizes that the DBM has agreed through its contractual arrangement with the State, to also designate one or more claims coordinators to deal with issues related to claims and payment issues that require coordination between the DBM and the CONTRACTOR. The CONTRACTOR shall provide the DBM and TennCare, with a list of its claims coordinators and telephone number(s) at which each claims coordinator may be contacted.

2.9.8.5.2	When the CONTRACTOR receives a disputed claim for payment from a provider for a member and believes care is the responsibility of the DBM, the CONTRACTOR’s claims coordinators shall contact the DBM’s claims coordinators within four (4) calendar days of receiving such claim for payment. If the CONTRACTOR’s claims coordinator is unable to reach agreement with the DBM’s claims coordinators on which party is responsible for payment of the claim, the claim shall be referred to the Claims Coordination Committee (described below) for review.

2.9.8.5.3	The CONTRACTOR shall assign claims coordinators and other representatives, as needed, to a joint CONTRACTOR/DBM Claims Coordination Committee. The number of members serving on the Claims Coordination Committee shall be determined within ten (10) calendar days of the execution of this Agreement by the mutual agreement of the DBM and MCO. The CONTRACTOR shall, at a minimum, assign two (2) representatives to the committee. The make-up of the committee may be revisited from time to time during the term of this Agreement. The Claims Coordination Committee shall review any disputes and negotiate responsibility between the CONTRACTOR and the DBM. Unless otherwise agreed, such meeting shall take place within ten (10) calendar days of receipt of the initial disputed claim or request from the provider. If resolution of the claim results in the party who assumed responsibility for authorization and payment having no liability, the other party shall reimburse and abide by the prior decisions of that party. Reimbursement shall be made within ten (10) calendar days of the Claims Coordination Committee’s decision.

2.9.8.5.4	If the Claims Coordination Committee cannot reach an agreement as to the proper division of financial responsibility within ten (10) calendar days of the initial referral to the Claims Coordination Committee, said claim shall be referred to both the

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CONTRACTOR’s and the DBM’s CEO or the CEO’s designee, for resolution immediately. A meeting shall be held among the CEOs or their designee(s) as soon as possible, but not longer than ten (10) calendar days after the meeting of the Claims Coordination Committee.
2.9.8.5.5	If the meeting between the CEOs, or their designee(s), of the DBM and MCO does not successfully resolve the dispute within ten (10) calendar days, the parties shall, within fourteen (14) calendar days of the meeting, submit a Request for Resolution of the dispute to the State or the State’s designee for a decision on responsibility.

2.9.8.5.6	The process before the submission of a Request for Resolution, as described above, shall be completed within thirty (30) calendar days of receiving the claim for payment. In the event the parties cannot agree within thirty (30) calendar days of receiving the claim for payment, the MCO and the DBM will be responsible for enforcing hold harmless protections for the member and the party who first received the request or claim from the provider will be responsible for authorization and payment to the provider in accordance with the requirements of the MCO’s or DBM’s respective Agreement/contract with the State of Tennessee. Moreover, the party that first received the request or claim from the provider must also make written request of all requisite documentation for payment and must provide written reasons for any denial.

2.9.8.5.7	The Request for Resolution shall contain a concise description of the facts regarding the dispute, the applicable Agreement/contract provisions, and the position of the party making the request. A copy of the Request for Resolution shall also be delivered to the other party. The other party shall then submit a Response to the Request for Resolution within fifteen (15) calendar days of the date of the Request for Resolution. The Response shall contain the same information required of the Request for Resolution. Failure to timely file a Response or obtain an extension from the State shall be deemed a waiver of any objections to the Request for Resolution.

2.9.8.5.8	The State, or its designee, shall make a decision in writing regarding who is responsible for the payment of services within ten (10) calendar days of the receipt of the required information (“Decision”). The Decision may reflect a split payment responsibility that designates specific proportions to be paid by the MCO and the DBM. The Decision shall be determined solely by the State, or its designee, based on specific circumstances regarding each individual case. Within five (5) business days of receipt of the Decision, the non-successful party shall reimburse any payments made by the successful party for the services. The non-successful party shall also pay to the State, within thirty (30) calendar days of the Decision, an administrative fee equal to ten percent (10%) of the value of the claims paid, not to exceed one-thousand dollars ($1,000), for each Request for Resolution. The amount of the DBM’s or MCO’s payment responsibility shall be contained in the State’s Decision. These payments may be made with reservation of rights regarding any judicial resolution. If a party fails to pay the State for the party’s payment responsibility as described in this Section, Section 2.9.8.5.8, within thirty (30) calendar days of the date of the State’s Decision, the State may deduct amounts of the payment responsibility from any current or future amount owed the party by the State.

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2.9.8.6	Denial, Delay, Reduction, Termination or Suspension

The CONTRACTOR agrees that any claims payment dispute or request for authorization shall not cause a denial, delay, reduction, termination or suspension of any appropriate services to a TennCare member. In the event there is a claim for emergency services, the party receiving a request for authorization to treat any member shall insure that the member is treated immediately and payment for the claim must be approved or disapproved based on the definition of emergency services specified in this Agreement.

2.9.8.7	Emergencies

Prior authorization shall not be required for emergency services prior to stabilization.

2.9.8.8	Claims Processing Requirements

All claims must be processed in accordance with the requirements of the MCO’s and DBM’s respective Agreements/contracts with the State of Tennessee.

2.9.8.9	Appeal of Decision

Appeal of any Decision shall be to a court or commission of competent jurisdiction and shall not constitute a procedure under the Administrative Procedure Act, TCA 4-5-201 et seq. Exhaustion of the above-described process shall be required before filing of any claim or lawsuit on issues covered by this Section, Section 2.9.8.

2.9.8.10	Duties and Obligations

The existence of any dispute under this Agreement shall in no way affect the duty of the CONTRACTOR and the DBM to continue to perform their respective obligations, including their obligations established in their respective Agreements/contracts with the State pending resolution of the dispute under this Section, Section 2.9.8.10. In accordance with TCA 56-32-226(b), a provider may elect to resolve the claims payment dispute through independent review.

2.9.8.11	Confidentiality

2.9.8.11.1	The CONTRACTOR agrees, and recognizes that the DBM has agreed through its contractual arrangement with the State, to cooperate with the State to develop confidentiality guidelines that (1) meet state, federal, and other regulatory requirements; (2) meet the requirements of the professions or facilities providing care and maintaining records; and (3) meet both DBM and MCO standards. These standards shall apply to both DBM’s and MCO’s providers and staff. If the CONTRACTOR or DBM believes that the standards require updating, or operational changes are needed to enforce the standards, the CONTRACTOR shall meet with the DBM to resolve these issues. Such standards shall provide for the exchange of confidential e-mails to ensure the privacy of the members.

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2.9.8.11.2	The DBM and MCO shall ensure all materials and information directly or indirectly identifying any current or former member which is provided to or obtained by or through the MCO’s or DBM’s performance of this Agreement, whether verbal, written, tape, or otherwise, shall be maintained in accordance with the standards of confidentiality of TCA 33-4-22, Section 4.33 of this Agreement, 42 CFR Part 2, and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and, unless required by applicable law, shall not be disclosed except in accordance with those requirements or to TENNCARE, and CMS, or their designees. Nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form that does not identify any current or former member or potential member.

2.9.8.12	Access to Service

The CONTRACTOR agrees and recognizes that the DBM has agreed through its contractual arrangement with the State, to establish methods of referral which ensure immediate access to emergency care and the provision of urgent and routine care in accordance with TennCare guidelines.
2.9.9	Coordination with Medicare
2.9.9.1	The CONTRACTOR is responsible for providing medically necessary covered services to members who are also eligible for Medicare if the service is not covered by Medicare.

2.9.9.2	The CONTRACTOR shall ensure that services covered and provided pursuant to this Agreement are delivered without charge to members who are dually eligible for Medicare and Medicaid services.

2.9.9.3	The CONTRACTOR shall coordinate with Medicare payers, Medicare Advantage plans, and Medicare providers as appropriate to coordinate the care and benefits of members who are also eligible for Medicare.
2.9.10	Institutional Services and Alternatives to Institutional Services
2.9.10.1	For members enrolled in the long-term care program, the CONTRACTOR is not responsible for long-term care institutional services in a nursing facility or an Intermediate Care Facility for the Mentally Retarded (ICF/MR) or for services provided through Home and Community Based Services (HCBS) waivers as an alternative to these institutional services. These services shall be provided to qualified members as described in TennCare rules and regulations through contracts between TENNCARE and appropriate providers.

2.9.10.2	The CONTRACTOR is responsible for covered services for members residing in long-term care institutions or enrolled in a HCBS waiver. The CONTRACTOR is responsible for those TennCare covered benefits that are not included in the per diem reimbursement for institutional services (e.g., prosthetics, some items of durable medical equipment, non-emergency ambulance transportation, and non-emergency transportation) or are not provided through the HCBS waiver. Covered benefits that are not provided by TENNCARE through the long-term care institution or HCBS waiver shall be the responsibility of the CONTRACTOR.

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2.9.10.3	The CONTRACTOR shall coordinate the provision of covered services with institutional and HCBS waiver providers to minimize disruption and duplication of services.

2.9.10.4	The CONTRACTOR shall use its best efforts to increase the use of HCBS waivers as an alternative to long-term care institutions. This should include educating members entering or recently admitted to a long-term care institution, as well as their providers, about available HCBS waivers and coordinating with the Commission on Aging and Disability and TennCare Bureau, Long Term Care Division, as needed and as requested by TENNCARE.
2.9.11	Inter-Agency Coordination

The CONTRACTOR shall coordinate with other state and local departments and agencies to ensure that coordinated care is provided to members. This includes, but is not limited to, coordination with:
2.9.11.1	Tennessee Department of Mental Health and Developmental Disabilities (TDMHDD) and Tennessee Department of Children’s Services (DCS) for the purpose of interfacing with and assuring continuity of care;

2.9.11.2	Tennessee Department of Health (DOH), for the purposes of establishing and maintaining relationships with member groups and health service providers;

2.9.11.3	Tennessee Department of Human Services (DHS) and DCS Protective Services Section, for the purposes of reporting and cooperating in the investigation of abuse and neglect;

2.9.11.4	The Division of Mental Retardation Services (DMRS), for the purposes of interfacing with and assuring continuity of care;

2.9.11.5	Tennessee Department of Education (DOE) and local education agencies for the purposes of coordinating educational services in compliance with the requirements of Individuals with Disabilities Education Act (IDEA) and to ensure school-based services for students with special needs are provided;

2.9.11.6	Commission on Aging and Disability and TennCare Bureau, Long Term Care Division for the purposes of coordinating care for members requiring long-term care services; and

2.9.11.7	Local law enforcement agencies and hospital emergency rooms for the purposes of crisis service provider relationships, and the transportation of individuals certified for further assessment for emergency psychiatric hospitalization.
2.10	SERVICES NOT COVERED

Except as authorized pursuant to Section 2.6.5 of this Agreement, the CONTRACTOR shall not pay for non-covered services as described in TennCare rules and regulations.

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2.11	PROVIDER NETWORK

2.11.1	General Provisions
2.11.1.1	The CONTRACTOR shall provide or ensure the provision of all covered services specified in Section 2.6.1 of this Agreement. Accessibility of covered services, including geographic access and appointments and wait times shall be in accordance with the Terms and Conditions for Access which is part of the TennCare waiver and is contained herein as Attachment III, the Specialty Network Standards in Attachment IV, the Access and Availability for Behavioral Health Services in Attachment V and the requirements herein. These minimum requirements are not intended to release the CONTRACTOR from the requirement to provide or arrange for the provision of any medically necessary covered service required by its members, whether specified above or not.

2.11.1.2	The CONTRACTOR may provide covered services directly or may enter into written agreements with providers and provider subcontracting entities or organizations that will provide covered services to the members in exchange for payment by the CONTRACTOR for services rendered.

2.11.1.3	Should the CONTRACTOR elect to contract with providers (as opposed to using staff providers) and develop a network for the provision of covered services, the CONTRACTOR shall:

2.11.1.3.1	Not execute provider agreements with providers who have been excluded from participation in the Medicare, Medicaid, and/or SCHIP programs pursuant to Sections 1128 or 1156 of the Social Security Act or who are otherwise not in good standing with the TennCare program;

2.11.1.3.2	Consider: the anticipated TennCare enrollment; the expected utilization of services, taking into consideration the characteristics of specific TennCare populations included in this Agreement; the number and types of providers required to furnish TennCare services; the number of contract providers who are not accepting new members; and the geographic location of providers and TennCare members, considering distance, travel time, the means of transportation ordinarily used by TennCare members, and whether the location provides physical access for members with disabilities;

2.11.1.3.3	Have in place, written policies and procedures for the selection and retention of providers. These policies and procedures must not discriminate against particular providers that service high risk populations or specialize in conditions that require costly treatment;

2.11.1.3.4	Not discriminate for the participation, reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable state law, solely on the basis of that license or certification. The CONTRACTOR’s ability to credential providers as well as maintain a separate network and not include any willing provider is not considered discrimination;

2.11.1.3.5	Give affected providers written notice if it declines to include individual or groups of providers in its network; and

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2.11.1.3.6	Maintain all provider agreements in accordance with the provisions specified in 42 CFR 438.12, 438.214 and Section 2.12 of this Agreement.

2.11.1.4	Section 2.11.1.3 shall not be construed to:

2.11.1.4.1	Require the CONTRACTOR to contract with providers beyond the number necessary to meet the needs of its members and the access standards of this Agreement;

2.11.1.4.2	Preclude the CONTRACTOR from using different reimbursement amounts for different specialties or for different providers in the same specialty; or

2.11.1.4.3	Preclude the CONTRACTOR from establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to members.

2.11.1.5	The CONTRACTOR may not prohibit, or otherwise restrict, a health care professional acting within the lawful scope of practice, from advising or advocating on behalf of a member who is his or her patient for the following:

2.11.1.5.1	The member’s health status, medical or behavioral health care, or treatment options, including any alternative treatment that may be self administered;

2.11.1.5.2	Any information the member needs in order to decide among all relevant treatment options;

2.11.1.5.3	The risks, benefits, and consequences of treatment or non-treatment; or

2.11.1.5.4	The member’s right to participate in decisions regarding his or her health care, including the right to refuse treatment, and to express preferences about future treatment decisions.

2.11.1.6	Prior to including a provider on the Provider Enrollment File (see Section 2.30.7.1) and/or paying a provider’s claim, the CONTRACTOR shall ensure that the provider has obtained a Medicaid provider number from TENNCARE.

2.11.1.7	If a member requests a provider located outside the access standards, and the CONTRACTOR has an appropriate provider within the access requirements who accepts new members, it shall not be considered a violation of the access requirements for the CONTRACTOR to grant the member’s request. However, in such cases the CONTRACTOR shall not be responsible for providing transportation for the member to access care from this selected provider, and the CONTRACTOR shall notify the member in writing as to whether or not the CONTRACTOR will provide transportation for the member to seek care from the requested provider.

2.11.1.8	If the CONTRACTOR is unable to meet the access standards for a member, the CONTRACTOR shall provide transportation regardless of whether the member has access to transportation.

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2.11.1.9	If the CONTRACTOR is unable to provide medically necessary covered services to a particular member using contract providers, the CONTRACTOR shall adequately and timely cover these services for that member using non-contract providers, for as long as the CONTRACTOR’s provider network is unable to provide them. At such time that the required services become available within the CONTRACTOR’s network and the member can be safely transferred, the CONTRACTOR may transfer the member to an appropriate contract provider as specified in Section 2.9.3.

2.11.1.10	The CONTRACTOR shall monitor provider compliance with applicable access requirements, including but not limited to appointment and wait times and take corrective action for failure to comply. The CONTRACTOR shall conduct surveys and office visits to monitor compliance with appointment waiting time standards and shall report findings and corrective actions to TENNCARE in accordance with Section 2.30.7.2.

2.11.1.11	The CONTRACTOR shall use its best efforts to contract with providers to whom the CONTRACTOR routinely refers members.

2.11.1.12	To demonstrate sufficient accessibility and availability of covered services, the CONTRACTOR shall comply with all reporting requirements specified in Section 2.30.7.
2.11.2	Primary Care Providers (PCPs)
2.11.2.1	With the exception of members dually eligible for Medicare and TennCare, the CONTRACTOR shall ensure that each member has an identified PCP, as defined in Section 1, who is responsible for coordinating the covered services provided to the member.

2.11.2.2	The CONTRACTOR shall ensure that there are PCPs willing and able to provide the level of care and range of services necessary to meet the medical and behavioral health needs of its members, including those with chronic conditions. There shall be a sufficient number of PCPs who accept new TennCare members within the CONTRACTOR’s service area so that the CONTRACTOR meets the Terms and Conditions for Access provided in Attachment III.

2.11.2.3	To the extent feasible and appropriate, the CONTRACTOR shall offer each member (other than members who are dually eligible for Medicare and TennCare) the opportunity to select a PCP.

2.11.2.4	The CONTRACTOR may, at its discretion, allow vulnerable populations (for example, persons with multiple disabilities, acute, or chronic conditions, as determined by the CONTRACTOR) to select their attending specialists as their PCP so long as the specialist is willing to perform responsibilities of a PCP as defined in Section 1.

2.11.2.5	If a member who is not dually eligible for Medicare and TennCare fails or refuses to select a PCP from those offered within thirty (30) calendar days of enrollment, the CONTRACTOR shall assign a PCP. The CONTRACTOR may assign a PCP in less than thirty (30) calendar days if the CONTRACTOR provides the enrollee an opportunity to change PCPs upon receipt of notice of PCP assignment.

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2.11.2.6	The CONTRACTOR shall establish policies and procedures to enable members reasonable opportunities to change PCPs. Such policies and procedures may not specify a length of time greater than twelve (12) months between PCP changes under normal circumstances. If the ability to change PCPs is limited, the CONTRACTOR must include provisions for more frequent PCP changes with good cause. The policies and procedures shall include a definition of good cause as well as the procedures to request a change.

2.11.2.7	If a member requests assignment to a PCP located outside the distance/time requirements in Attachment III and the CONTRACTOR has PCPs available within the distance/time requirements who accept new members, it shall not be considered a violation of the access requirements for the CONTRACTOR to grant the member’s request. However, in such cases the CONTRACTOR shall have no responsibility for providing transportation for the member to access care from this selected provider, and the CONTRACTOR shall notify the member in writing as to whether or not the CONTRACTOR will provide transportation for the member to seek care from the requested provider. In these cases, the CONTRACTOR must allow the member to change assignment to a PCP within the distance/time requirements at any time if the member requests such a change.
2.11.3	Specialty Service Providers
2.11.3.1	Essential Hospital Services and Centers of Excellence

2.11.3.1.1	The CONTRACTOR shall demonstrate sufficient access to essential hospital services which means that, at a minimum, in each Grand Region served by the CONTRACTOR, the CONTRACTOR shall demonstrate a contractual arrangement with at least one (1) tertiary care center for each of the following:

2.11.3.1.1.1	Neonatal services;

2.11.3.1.1.2	Perinatal services;

2.11.3.1.1.3	Pediatric services;

2.11.3.1.1.4	Trauma services; and

2.11.3.1.1.5	Burn services.

2.11.3.1.2	The CONTRACTOR shall demonstrate sufficient access to comprehensive care for people with HIV/AIDS which means that, at a minimum, in each Grand Region in which the CONTRACTOR operates, the CONTRACTOR shall demonstrate a contractual arrangement with at least two (2) HIV/AIDS Centers of Excellence located within the CONTRACTOR’s approved Grand Region(s). HIV/AIDS centers of Excellence are designated by the DOH.

2.11.3.1.3	The CONTRACTOR shall demonstrate a contractual arrangement with all Centers of Excellence for Behavioral Health located within the Grand Region(s) served by the CONTRACTOR.

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2.11.3.2	Physician Specialists

2.11.3.2.1	The CONTRACTOR shall establish and maintain a network of physician specialists that is adequate and reasonable in number, in specialty type, and in geographic distribution to meet the medical and behavioral health needs of its members (adults and children) without excessive travel requirements. This means that, at a minimum:

2.11.3.2.1.1	The CONTRACTOR has signed provider agreements with providers of the specialty types listed in Attachment IV who accept new TennCare enrollees and are available on at least a referral basis; and

2.11.3.2.1.2	The CONTRACTOR is in compliance with the access and availability requirements in Attachments III, IV, and V.

2.11.3.3	TENNCARE Monitoring

2.11.3.3.1	TENNCARE will monitor CONTRACTOR compliance with specialty network standards on an ongoing basis. TENNCARE will use data from the monthly Provider Enrollment File required in Section 2.30.7.1, to verify compliance with the specialty network requirements. TENNCARE will use these files to confirm the CONTRACTOR has a sufficient number and distribution of physician specialists and in conjunction with MCO enrollment data to calculate member to provider ratios. TENNCARE will also periodically phone providers listed on these reports to confirm that the provider is a contract provider as reported by the CONTRACTOR. TENNCARE shall also monitor appeals data for indications that problems exist with access to specialty providers.

2.11.3.3.2	TENNCARE will require a corrective action plan from the CONTRACTOR when:

2.11.3.3.2.1	Twenty-five percent (25%) or more of non-dual members do not have access to one or more of the physician specialties listed in Attachment IV within sixty (60) miles;

2.11.3.3.2.2	Any non-dual member does not have access to one or more of the physician specialties listed in Attachment IV within ninety (90) miles; or

2.11.3.3.2.3	The member to provider ratio exceeds that listed in Attachment IV.

2.11.3.3.3	TENNCARE will review all corrective action plans and determine, based on the actions proposed by the CONTRACTOR, appeals data, and the supply of specialty providers available to non-TennCare members, whether the corrective action plan will be accepted. Corrective action plans shall include, at a minimum, the following:

2.11.3.3.3.1	The addition of contract providers to the provider network as documented on the provider enrollment file that resolves the specialty network deficiency;

2.11.3.3.3.2	A list of providers with name, location, and expected date of provider agreement execution with whom the CONTRACTOR is currently negotiating a provider agreement and, if the provider becomes a contract provider would resolve the specialty network deficiency;

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2.11.3.3.3.3	For those deficiencies that are not resolved, a detailed account of attempts to secure an agreement with each provider that would resolve the deficiency. This shall include the provider name(s), address(es), date(s) contacted, and a detailed explanation as to why the CONTRACTOR is unable to secure an agreement, e.g., lack of provider willingness to participate in the TennCare program, provider prefers to limit access to practice, or rate requests are inconsistent with TennCare actuarial assumptions;

2.11.3.3.3.4	A listing of non-contract providers, including name and location, who are being used to provide the deficient specialty provider services and the rates the CONTRACTOR is currently paying these non-contract providers;

2.11.3.3.3.5	Affirmation that transportation will be provided for members to obtain services from providers who are willing to provide services to members but do not meet the specialty network standards;

2.11.3.3.3.6	Documentation of how these arrangements are communicated to the member; and

2.11.3.3.3.7	Documentation of how these arrangements are communicated to the PCPs.

2.11.3.4	Weight Watchers

The CONTRACTOR shall include in its network the Weight Watchers regional center in the Grand Region(s) in which the CONTRACTOR operates.
2.11.4	Special Conditions for Prenatal Care Providers
2.11.4.1	The CONTRACTOR shall have a sufficient number of contract providers who accept members in accordance with TennCare access standards in Attachment III so that prenatal or other medically necessary covered services are not delayed or denied to pregnant women at any time, including during their presumptive eligibility period. Additionally, the CONTRACTOR shall make services available from non-contract providers, if necessary, to provide medically necessary covered services to a woman enrolled in the CONTRACTOR’s MCO.

2.11.4.2	Regardless of whether prenatal care is provided by a PCP, physician extender or an obstetrician who is not the member’s PCP, the access standards for PCP services shall apply when determining access to prenatal care except for cases of a first prenatal care appointment for women who are past their first trimester of pregnancy on the day they are determined to be eligible for TennCare. For women who are past their first trimester of pregnancy on the day they are determined to be eligible, a first prenatal care appointment shall occur within fifteen (15) calendar days of the day they are determined to be eligible. Failure to do so shall be considered a material breach of the provider’s provider agreement with the CONTRACTOR (see Sections 2.7.4.2. and 2.11.4).

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2.11.5	Special Conditions for Behavioral Health Services
2.11.5.1	At the direction of the State, the CONTRACTOR shall divert new admissions to other inpatient facilities to ensure that the Regional Mental Health Institutes do not operate above their licensed capacity.

2.11.5.2	The CONTRACTOR shall identify, develop or enhance existing mental health and/or substance abuse inpatient and residential treatment capacity for adults and adolescents with a co-occurring mental health and substance abuse disorder.

2.11.5.3	The CONTRACTOR shall contract with specified crisis service teams for both adults and children as directed by TENNCARE unless the State approves the use of other crisis service providers.
2.11.6	Safety Net Providers
2.11.6.1	Federally Qualified Health Centers (FQHCs)

2.11.6.1.1	The CONTRACTOR is encouraged to contract with FQHCs and other safety net providers (e.g., rural health clinics) in the CONTRACTOR’s service area to the extent possible and practical. Where FQHCs are not utilized, the CONTRACTOR must demonstrate to DHHS, the Tennessee DHS and TENNCARE that both adequate capacity and an appropriate range of services for vulnerable populations exist to serve the expected enrollment in the CONTRACTOR’s service area without contracting with FQHCs.

2.11.6.1.2	FQHC reporting information shall be submitted to TENNCARE as described in Section 2.30.7.6 of this Agreement.

2.11.6.2	Community Mental Health Agencies (CMHAs)

The CONTRACTOR is encouraged to contract with CMHAs and other behavioral health safety net providers in the CONTRACTOR’s service area to the extent possible and practical. Where CMHAs are not utilized, the CONTRACTOR must demonstrate that both adequate capacity and an appropriate range of services for all populations, but in particular SPMI/SED populations, exist to serve the expected enrollment in the CONTRACTOR’s service area without contracting with CMHAs.

2.11.6.3	Local Health Departments

The CONTRACTOR shall contract with each local health department in the Grand Region(s) served by the CONTRACTOR for the provision of TENNderCare screening services until such time as the CONTRACTOR achieves an adjusted periodic screening percentage of eighty percent (80%) or greater. Payment to local health departments shall be in accordance with Section 2.13.4.

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2.11.7	Credentialing and Other Certification
2.11.7.1	Credentialing of Contract Providers

2.11.7.1.1	The CONTRACTOR shall utilize the current NCQA Standards and Guidelines for the Accreditation of MCOs for the credentialing and recredentialing of licensed independent providers and provider groups with whom it contracts or employs and who fall within its scope of authority and action.

2.11.7.1.2	The CONTRACTOR shall completely process credentialing applications within thirty (30) calendar days of receipt of a completed credentialing application, including all necessary documentation and attachments, and a signed provider agreement. Completely process shall mean that the CONTRACTOR shall review, approve and load approved applicants to its provider files in its claims processing system or deny the application and assure that the provider is not used by the CONTRACTOR.

2.11.7.2	Credentialing of Non-Contract Providers

2.11.7.2.1	The CONTRACTOR shall utilize the current NCQA Standards and Guidelines for the Accreditation of MCOs for the credentialing and recredentialing of licensed independent providers with whom it does not contract but with whom it has an independent relationship. An independent relationship exists when the CONTRACTOR selects and directs its members to see a specific provider or group of providers.

2.11.7.2.2	The CONTRACTOR shall completely process credentialing applications within thirty (30) calendar days of receipt of a completed credentialing application, including all necessary documentation and attachments, and a signed contract/agreement if applicable. Completely process shall mean that the CONTRACTOR shall review, approve and load approved applicants to its provider files in its claims processing system or deny the application and assure that the provider is not used by the CONTRACTOR.

2.11.7.3	Credentialing of Behavioral Health Entities

2.11.7.3.1	The CONTRACTOR shall ensure each behavioral health provider’s service delivery site meets all applicable requirements of law and has the necessary and current license/certification/accreditation/designation approval per state requirements.

2.11.7.3.2	When individuals providing behavioral health treatment services are not required to be licensed or certified, it is the responsibility of the CONTRACTOR to ensure, based on applicable state licensure rules and/or programs standards, that they are appropriately educated, trained, qualified, and competent to perform their job responsibilities.

2.11.7.4	Compliance with the Clinical Laboratory Improvement Amendments (CLIA) of 1988

The CONTRACTOR shall require that all laboratory testing sites providing services under this Agreement have either a current CLIA certificate of waiver or a certificate of registration along with a CLIA identification number. Those laboratories with

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certificates of waiver will provide only the types of tests permitted under the terms of their waiver. Laboratories with certificate of registration may perform a full range of laboratory tests. The CONTRACTOR shall comply with the provisions of CLIA 1988.
2.11.7.5	Weight Watchers Centers

The CONTRACTOR is not required to credential the Weight Watchers centers(s) referenced in Section 2.11.3.4 of this Agreement.
2.11.8	Network Notice Requirements
2.11.8.1	Member Notification

All member notices required shall be written using the appropriate notice template provided by TENNCARE and shall include all notice content requirements specified in applicable state and federal law, TennCare rules and regulations, and all court orders and consent decrees governing notice and appeal procedures, as they become effective.

2.11.8.1.1	Change in PCP

The CONTRACTOR shall immediately provide written notice to a member when the CONTRACTOR changes the member’s PCP. The notice shall be issued in advance of the PCP change when possible or as soon as the CONTRACTOR becomes aware of the circumstances necessitating a PCP change.

2.11.8.1.2	PCP Termination

If a PCP ceases participation in the CONTRACTOR’s MCO, the CONTRACTOR shall provide written notice as soon as possible, but no less than thirty (30) calendar days prior to the effective date of the termination and no more than fifteen (15) calendar days after receipt or issuance of the termination notice, to each member who has chosen or been assigned to that provider as their PCP. The requirement to provide notice thirty (30) calendar days prior to the effective date of termination shall be waived in instances where a provider becomes physically unable to care for members due to illness, a provider dies, the provider fails to provide thirty (30) calendar days advance notice to the CONTRACTOR, the provider moves from the service area and fails to notify the CONTRACTOR or a provider fails credentialing, and instead shall be made immediately upon the CONTRACTOR becoming aware of the circumstances.

2.11.8.1.3	Providers Providing Ongoing Treatment Termination

If a member is in a prior authorized ongoing course of treatment with any other contract provider who becomes unavailable to continue to provide services to such member and the CONTRACTOR is aware of such ongoing course of treatment, the CONTRACTOR shall provide written notice to each member as soon as possible but no less than thirty (30) calendar days prior to the effective date of the termination and no more than fifteen (15) calendar days after receipt or issuance of the termination notice. The requirement to provide notice thirty (30) calendar days prior to the

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effective date of termination shall be waived in instances where a provider becomes physically unable to care for members due to illness, a provider dies, the provider fails to provide thirty (30) calendar days advance notice to the CONTRACTOR, the provider moves from the service area and fails to notify the CONTRACTOR or a provider fails credentialing, and instead shall be made immediately upon the CONTRACTOR becoming aware of the circumstances.
2.11.8.1.4	Non-PCP Provider Termination

If a non-PCP provider, including but not limited to a specialist or hospital, ceases participation in the CONTRACTOR’s MCO, the CONTRACTOR shall provide written notice to members who have been patients of the non-PCP provider. Notice shall be issued no less than thirty (30) days prior to the effective date of the termination of the non-PCP provider when possible or immediately upon the CONTRACTOR becoming aware of the termination.

2.11.8.1.5	Network Deficiency

Upon notification from TENNCARE that a corrective action plan designed to remedy a network deficiency has not been accepted, the CONTRACTOR shall immediately provide written notice to members living in the affected area of a provider shortage in the CONTRACTOR’s network.

2.11.8.2	TENNCARE Notification

2.11.8.2.1	Subcontractor Termination

When a subcontract that relates to the provision of services to members or claims processing is being terminated between the CONTRACTOR and a subcontractor, the CONTRACTOR shall give at least thirty (30) calendar days prior written notice of the termination to TENNCARE and TDCI. Said notices shall include, at a minimum: a CONTRACTOR’s intent to change to a new subcontractor for the provision of said services; an effective date for termination and/or change; and any other pertinent information that may be needed to access services. In addition to prior written notice, the CONTRACTOR shall also provide a transition plan to TENNCARE within fifteen (15) calendar days, which shall include, at a minimum, information regarding how prior authorization requests will be handled during and after the transition and how continuity of care will be maintained for the members.

2.11.8.2.2	Hospital Termination

Termination of the CONTRACTOR’s provider agreement with any hospital, whether or not the termination is initiated by the hospital or by the CONTRACTOR, shall be reported by the CONTRACTOR in writing to the TENNCARE no less than thirty (30) calendar days prior to the effective date of the termination.

2.11.8.2.3	Other Provider Terminations

2.11.8.2.3.1	The CONTRACTOR shall notify TENNCARE of any provider termination and shall submit a copy of one of the actual member notices mailed as well as an electronic listing identifying each member to whom a notice was sent within five

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(5) business days of the date the member notice was sent as required in Section 2.11.8.1. In addition to the member notice and electronic listing, documentation from the CONTRACTOR’s mail room or outside vender indicating the quantity and date member notices were mailed shall be sent to TENNCARE as proof of compliance with the member notification requirements. The CONTRACTOR shall maintain a copy of the actual notice on-site and forward a copy of the notices upon request from TENNCARE. If the termination was initiated by the provider, the notice to TENNCARE shall include a copy of the provider’s notification to the CONTRACTOR.
2.11.8.2.3.2	If termination of the CONTRACTOR’s provider agreement with any PCP or physician group or clinic, whether or not the termination is initiated by the provider or by the CONTRACTOR, places the CONTRACTOR out of compliance with Section 2.11 and Attachments III, IV and V, such termination shall be reported by the CONTRACTOR in writing to TENNCARE, in the standard format provided by TENNCARE to demonstrate compliance with provider network and access requirements, within five (5) business days of the date that the agreement has been terminated.
2.12	PROVIDER AGREEMENTS

2.12.1	Provider agreements, as defined in Section 1 of this Agreement, shall be administered in accordance with this Agreement and must contain all of the items listed in this Section 2.12.

2.12.2	All template provider agreements and revisions thereto must be approved in advance by TDCI in accordance with statutes regarding the approval of a certificate of authority (COA) and any material modifications thereof.

2.12.3	The CONTRACTOR shall revise provider agreements as directed by TENNCARE.

2.12.4	All single case agreements shall be reported to TENNCARE in accordance with Section 2.30.8; however, prior approval will not be required unless TENNCARE determines, upon review of said reports, that it appears single case agreements are being used to circumvent the provider agreement review and approval process.

2.12.5	No provider agreement terminates or reduces the legal responsibility of the CONTRACTOR to TENNCARE to ensure that all activities under this Agreement are carried out. It shall be the responsibility of the CONTRACTOR to provide all necessary training and information to providers to ensure satisfaction of all CONTRACTOR responsibilities as specified in this Agreement.

2.12.6	The CONTRACTOR shall not execute provider agreements with providers who have been excluded from participation in the Medicare, Medicaid, and/or SCHIP programs pursuant to Sections 1128 or 1156 of the Social Security Act or who are otherwise not in good standing with the TennCare program.

2.12.7	All provider agreements executed by the CONTRACTOR, and all provider agreements executed by subcontracting entities or organizations, shall, at a minimum, meet the following requirements:

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2.12.7.1	Be in writing. All new provider agreements and existing provider agreements as they are renewed, must include a signature page which contains CONTRACTOR and provider names which are typed or legibly written, provider company with titles, and dated signatures of all appropriate parties;

2.12.7.2	Specify the effective dates of the provider agreement;

2.12.7.3	Specify that the provider agreement and its attachments contain all the terms and conditions agreed upon by the parties;

2.12.7.4	Assure that the provider shall not enter into any subsequent agreements or subcontracts for any of the work contemplated under the provider agreement without the prior approval of the CONTRACTOR;

2.12.7.5	Identify the population covered by the provider agreement;

2.12.7.6	Specify that the provider may not refuse to provide covered medically necessary or covered preventive services to a child under the age of twenty-one (21) or a TennCare Medicaid patient under this Agreement for non-medical reasons. However, the provider shall not be required to accept or continue treatment of a patient with whom the provider feels he/she cannot establish and/or maintain a professional relationship;

2.12.7.7	Specify the functions and/or services to be provided by the provider and assure that the functions and/or services to be provided are within the scope of his/her professional/technical practice;

2.12.7.8	Specify the amount, duration and scope of services to be provided by the provider and inform the provider of TennCare non-covered services as described in Section 2.10 of this Agreement and the TennCare rules and regulations;

2.12.7.9	Provide that emergency services be rendered without the requirement of prior authorization of any kind;

2.12.7.10	Specify that unreasonable delay in providing care to a pregnant member seeking prenatal care will be considered a material breach of the provider’s agreement with the CONTRACTOR and include definition of unreasonable delay as described in Section 2.7.4.2.3 of this Agreement;

2.12.7.11	If the provider performs laboratory services, require the provider to meet all applicable requirements of the Clinical Laboratory Improvement Amendments (CLIA) of 1988;

2.12.7.12	Require that an adequate record system be maintained and that all records be maintained for five (5) years from the close of the provider agreement (behavioral health records must be maintained at the provider level for ten (10) years after the termination of the provider agreement pursuant to TCA 33-3-101) or retained until all evaluations, audits, reviews or investigations or prosecutions are completed for recording enrollee services, servicing providers, charges, dates and all other commonly accepted information elements for services rendered to enrollees pursuant to the provider agreement (including but not limited to such records as are necessary

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for the evaluation of the quality, appropriateness, and timeliness of services performed under the provider agreement and administrative, civil or criminal investigations and prosecutions);
2.12.7.13	Include a statement that as a condition of participation in TennCare, enrollees shall give TENNCARE, the Office of the Comptroller, and any health oversight agency, such as OIG, MFCU, DHHS Office of Inspector General (DHHS OIG), and DOJ, and any other authorized state or federal agency, access to their records. Said records shall be made available and furnished immediately upon request by the provider for fiscal audit, medical audit, medical review, utilization review, and other periodic monitoring as well as for administrative, civil and criminal investigations or prosecutions upon the request of an authorized representative of the CONTRACTOR, TENNCARE or authorized federal, state and Comptroller personnel, including, but not limited to, the OIG, the MFCU, the DHHS OIG and the DOJ;

2.12.7.14	Include medical records requirements found in Section 2.24.4 of this Agreement;

2.12.7.15	Contain the language described in Section 2.25.6 of this Agreement regarding Audit Requirements and Section 2.25.5 of this Agreement regarding Availability of Records;

2.12.7.16	Provide that TENNCARE, DHHS OIG, Comptroller, OIG, MFCU, and DOJ, as well as any authorized state or federal agency or entity shall have the right to evaluate through inspection, evaluation, review or request, whether announced or unannounced, or other means any records pertinent to this Agreement including, but not limited to medical records, billing records, financial records, and/or any records related to services rendered, quality, appropriateness and timeliness of services and/or any records relevant to an administrative, civil and/or criminal investigation and/or prosecution and such evaluation, inspection, review or request, and when performed or requested, shall be performed with the immediate cooperation of the provider. Upon request, the provider shall assist in such reviews including the provision of complete copies of medical records. Include a statement that HIPAA does not bar disclosure of protected health information (PHI) to health oversight agencies, including, but not limited to, OIG, MFCU, DHHS OIG and DOJ. Provide that any authorized state or federal agency or entity, including, but not limited to TENNCARE, OIG, MFCU, DHHS OIG, DOJ, Office of the Comptroller, may use these records and information for administrative, civil or criminal investigations and prosecutions;

2.12.7.17	Provide for monitoring, whether announced or unannounced, of services rendered to members;

2.12.7.18	Provide for the participation and cooperation in any internal and external QM/QI, utilization review, peer review and/or appeal procedures established by the CONTRACTOR and/or TENNCARE;

2.12.7.19	Specify CONTRACTOR’s responsibilities under this Agreement and its agreement with the provider, including but not limited to, provision of a copy of the member handbook and provider handbook whether via web site or otherwise and requirement that the CONTRACTOR notice a provider of denied authorizations;

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2.12.7.20	Specify that the CONTRACTOR shall monitor the quality of services delivered under the provider agreement and initiate corrective action where necessary to improve quality of care, in accordance with that level of medical or behavioral health care which is recognized as acceptable professional practice in the respective community in which the provider practices and/or the standards established by TENNCARE;

2.12.7.21	Require that the provider comply with corrective action plans initiated by the CONTRACTOR;

2.12.7.22	Provide for the timely submission of all reports and clinical information required by the CONTRACTOR;

2.12.7.23	Provide the name and address of the official payee to whom payment shall be made;

2.12.7.24	Make full disclosure of the method and amount of compensation or other consideration to be received from the CONTRACTOR;

2.12.7.25	Provide for prompt submission of information needed to make payment. Specify that a provider shall have one hundred twenty (120) calendar days from the date of rendering a health care service to file a claim with the CONTRACTOR except in situations regarding coordination of benefits or subrogation in which case the provider is pursuing payment from a third party or if an enrollee is enrolled in the MCO with a retroactive eligibility date. In situations of third party benefits, the maximum time frames for filing a claim shall begin on the date that the third party documented resolution of the claim. In situations of enrollment in the CONTRACTOR’s MCO with a retroactive eligibility date, the time frames for filing a claim shall begin on the date that the CONTRACTOR receives notification from TENNCARE of the enrollee’s eligibility/enrollment;

2.12.7.26	Provide for payment to the provider upon receipt of a clean claim properly submitted by the provider within the required time frames as specified in TCA 56-32-226 and Section 2.22.4 of this Agreement;

2.12.7.27	Specify the provider shall accept payment or appropriate denial made by the CONTRACTOR (or, if applicable, payment by the CONTRACTOR that is supplementary to the enrollee’s third party payer) plus the amount of any applicable TennCare cost sharing responsibilities, as payment in full for covered services provided and shall not solicit or accept any surety or guarantee of payment from the enrollee in excess of the amount of applicable TennCare cost sharing responsibilities. Enrollee shall include the patient, parent(s), guardian, spouse or any other legally responsible person of the enrollee being served;

2.12.7.28	Specify that in the event that TENNCARE deems the CONTRACTOR unable to timely process and reimburse claims and requires the CONTRACTOR to submit provider claims for reimbursement to an alternate claims processor to ensure timely reimbursement, the provider shall agree to accept reimbursement at the CONTRACTOR’s contracted reimbursement rate or the rate established by TENNCARE, whichever is greater;

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2.12.7.29	Specify the provider’s responsibilities and prohibited activities regarding cost sharing as provided in Section 2.6.7 of this Agreement;

2.12.7.30	Specify the provider’s responsibilities regarding third party liability (TPL);

2.12.7.31	For those agreements where the provider is compensated via a capitation arrangement, language which requires:

2.12.7.31.1	That if a provider becomes aware for any reason that he or she is not entitled to a capitation payment for a particular enrollee (a patient dies, for example), the provider shall immediately notify both the CONTRACTOR and TENNCARE by certified mail, return receipt requested; and

2.12.7.31.2	The provider shall submit utilization or encounter data as specified by the CONTRACTOR so as to ensure the CONTRACTOR’s ability to submit encounter data to TENNCARE that meets the same standards of completeness and accuracy as required for proper adjudication of fee-for-service claims;

2.12.7.32	Require the provider to comply with fraud and abuse requirements described in Section 2.20 of this Agreement;

2.12.7.33	Require the provider to secure all necessary liability and malpractice insurance coverage as is necessary to adequately protect the CONTRACTOR’s members and the CONTRACTOR under the provider agreement. The provider shall maintain such insurance coverage at all times during the provider agreement and upon execution of the provider agreement furnish the CONTRACTOR with written verification of the existence of such coverage;

2.12.7.34	Specify both the CONTRACTOR and the provider agree to recognize and abide by all state and federal laws, regulations and guidelines applicable to the CONTRACTOR and the provider. Provide that the agreement incorporates by reference all applicable federal law and state laws, TennCare rules and regulations, consent decrees or court orders, and revisions of such laws, regulations, consent decrees or court orders shall automatically be incorporated into the provider agreement, as they become effective;

2.12.7.35	Specify procedures and criteria for any alterations, variations, modifications, waivers, extension of the provider agreement termination date, or early termination of the agreement and specify the terms of such change. If provision does not require amendments be valid only when reduced to writing, duly signed and attached to the original of the provider agreement, then the terms must include provisions allowing at least thirty (30) calendar days to give notice of rejection and requiring that receipt of notification of amendments be documented (e.g., certified mail, facsimile, hand-delivered receipt, etc);

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2.12.7.36	Specify that both parties recognize that in the event of termination of this Agreement between the CONTRACTOR and TENNCARE for any of the reasons described in Section 4.4 of this Agreement, the provider shall immediately make available, to TENNCARE, or its designated representative, in a usable form, any or all records, whether medical or financial, related to the provider’s activities undertaken pursuant to the CONTRACTOR/provider agreement. The provision of such records shall be at no expense to TENNCARE;

2.12.7.37	Specify that the TennCare Provider Independent Review of Disputed Claims process shall be available to providers to resolve claims denied in whole or in part by the CONTRACTOR as provided at TCA 56-32-226(b);

2.12.7.38	Include a conflict of interest clause as stated in Section 4.19 of this Agreement, Gratuities clause as stated in Section 4.23 of this Agreement, and Lobbying clause as stated in Section 4.24 of this Agreement between the CONTRACTOR and TENNCARE;

2.12.7.39	Specify that at all times during the term of the agreement, the provider shall indemnify and hold TENNCARE harmless from all claims, losses, or suits relating to activities undertaken pursuant to the Agreement between TENNCARE and the CONTRACTOR. This indemnification may be accomplished by incorporating Section 4.31 of the TENNCARE/CONTRACTOR Agreement in its entirety in the provider agreement or by use of other language developed by the CONTRACTOR and approved by TENNCARE;

2.12.7.40	Require safeguarding of information about enrollees according to applicable state and federal laws and regulations and as described in Sections 2.27 and 4.33 of this Agreement;

2.12.7.41	Specify provider actions to improve patient safety and quality;

2.12.7.42	Provide general and targeted education to providers regarding emergency appeals, including when an emergency appeal is appropriate, and procedures for providing written certification thereof, and specify that the provider will comply with the appeal process, including but not limited to the following:

2.12.7.42.1	Assist an enrollee by providing appeal forms and contact information including the appropriate address, telephone number and/or fax number for submitting appeals for state level review; and

2.12.7.42.2	Require in advance, that providers seek prior authorization, when they feel they cannot order a drug on the TennCare PDL as well as taking the initiative to seek prior authorization or change or cancel the prescription when contacted by an enrollee or pharmacy regarding denial of a pharmacy service due to system edits (e.g., therapeutic duplication, etc.).

2.12.7.43	Require the provider to coordinate with the TennCare PBM regarding authorization and payment for pharmacy services;

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2.12.7.44	Specify any liquidated damages, sanctions or reductions in payment that the CONTRACTOR may assess on the provider for specific failures to comply with contractual and/or credentialing requirements. This shall include, but may not be limited to a provider’s failure or refusal to respond to the CONTRACTOR’s request for information, the request to provide medical records, credentialing information, etc.; at the CONTRACTOR’s discretion or a directive by TENNCARE, the CONTRACTOR shall impose financial consequences against the provider as appropriate;

2.12.7.45	Require that the provider display notices of the enrollee’s right to appeal adverse action affecting services in public areas of their facility(s) in accordance with TennCare rules and regulations, subsequent amendments, or any and all consent decrees and court orders. The CONTRACTOR shall ensure that providers have a correct and adequate supply of public notices;

2.12.7.46	Include language which informs providers of the package of benefits that TENNderCare offers and which requires providers to make treatment decisions based upon children’s individual medical and behavioral health needs. TENNderCare requirements are contained in Section 2.7.5 of this Agreement. All provider agreements must contain language that references the TENNderCare requirements in this Agreement between TENNCARE and the CONTRACTOR, and the provider agreement shall either physically incorporate these sections of the Agreement or include language to require that these sections be furnished to the provider upon request;

2.12.7.47	Include a provision which states that providers are not permitted to encourage or suggest, in any way, that TennCare children be placed into state custody in order to receive medical or behavioral services covered by TENNCARE;

2.12.7.48	Require that providers offer hours of operation that are no less than the hours of operation offered to commercial enrollees;

2.12.7.49	Specify that the provider have written procedures for the provision of language interpretation and translation services for any enrollee who needs such services, including but not limited to, enrollees with Limited English Proficiency;

2.12.7.50	Require the provider to comply and submit to the CONTRACTOR disclosure of information in accordance with the requirements specified in 42 CFR Part 455, Subpart B; and

2.12.7.51	Require that if any requirement in the provider agreement is determined by TENNCARE to conflict with the Agreement between TENNCARE and the CONTRACTOR, such requirement shall be null and void and all other provisions shall remain in full force and effect.
2.12.8	No other terms or conditions agreed to by the CONTRACTOR and the provider shall negate or supersede the requirements listed in 2.12.7 above.

2.12.9	The provider agreement with a local health department (see Section 2.11.6.3) must meet the minimum requirements specified above and must also specify for the purpose of TENNderCare screening services: (1) that the local health department agrees to submit encounter data timely to

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the CONTRACTOR; (2) that the CONTRACTOR agrees to timely process claims for services in accordance with Section 2.22.4; (3) that the local health department may terminate the agreement for cause with thirty (30) days advance notice; and (4) that the CONTRACTOR agrees prior authorization shall not be required for the provision of TENNderCare screening services.
2.12.10	The provider agreement for CRG/TPG assessments shall meet the minimum requirements specified above and shall also specify that all CRG/TRG assessments detailed in Section 2.7.2.9 are completed by State-certified raters and that the assessments are completed within the specified time frames. The rater certification process shall include completing the CRG/TPG assessments training and passing the State rater competency examination, scored only by State-certified trainers.

2.13	PROVIDER AND SUBCONTRACTOR PAYMENTS

2.13.1	General
2.13.1.1	The CONTRACTOR must agree to reasonable reimbursement standards to providers for covered services, to be determined in conjunction with actuarially sound rate setting. All reimbursement paid by the CONTRACTOR to providers and amounts paid by the CONTRACTOR to any other entity is subject to audit by the State.

2.13.1.2	The CONTRACTOR shall require, as a condition of payment, that the provider (contract or non-contract provider) accept the amount paid by the CONTRACTOR or appropriate denial made by the CONTRACTOR (or, if applicable, payment by the CONTRACTOR that is supplementary to the enrollee’s third party payer) plus any applicable amount of TennCare cost sharing responsibilities due from the enrollee as payment in full for the service.

2.13.1.3	If the CONTRACTOR is required to reimburse a non-contract provider pursuant to this Agreement, and the CONTRACTOR’s payment to a non-contract provider is less than it would have been for a contract provider, and the provider contests the payment amount, the CONTRACTOR shall notify the non-contract provider that the provider may initiate the independent review procedures in accordance with TCA 56-32-226, including but not limited to reconsideration by the CONTRACTOR.

2.13.1.4	The CONTRACTOR shall ensure that the member is held harmless by the provider for the costs of medically necessary covered services except for applicable TennCare cost sharing amounts described in Section 2.6.7 and in Attachment II of this Agreement.

2.13.1.5	The CONTRACTOR shall ensure that payments are not issued to providers that have not obtained a Tennessee Medicaid provider number or for which disclosure requirements have not been obtained by the CONTRACTOR in accordance with 42 CFR 455.100 through 106 and Section 2.12.7.50 of this Agreement.
2.13.2	Hospice

If a Medicaid hospice patient resides in a nursing facility (NF), the CONTRACTOR must pay an amount equal to at least ninety-five percent (95%) of the prevailing Medicaid NF rate to the hospice provider.

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2.13.3	Behavioral Health Crisis Service Teams
2.13.3.1	The CONTRACTOR shall reimburse crisis mobile teams for their intervention services on a monthly basis at a rate to be determined and set by the State. The rate shall be factored into the CONTRACTOR’s capitation payments.

2.13.3.2	The CONTRACTOR shall assume financial liability for crisis respite and crisis stabilization services.
2.13.4	Local Health Departments
2.13.4.1	The CONTRACTOR shall reimburse contracted local health departments (see Sections 2.11.6.3 and 2.12.9) for TENNderCare screenings to members under age twenty-one (21) at no less than the following rates, unless specified otherwise by TENNCARE. Although the codes include preventive visits for individuals twenty-one (21) and older, this Section only requires the CONTRACTOR to pay local health departments for the specified visits for members under age twenty-one (21).

Preventive Visits	85% of 2001 Medicare
99381 New pt. Up to 1 yr.	$80.33
99382 New pt. 1- 4 yrs.	$88.06
99383 New pt. 5 - 11yrs.	$86.60
99384 New pt. 12 - 17yrs.	$95.39
99385 New pt. 18 - 39 yrs.	$93.93
99391 Estab. pt. Up to 1 yr.	$63.04
99392 Estab. pt. 1 - 4 yrs.	$71.55
99393 Estab. pt. 5 - 11yrs.	$70.96
99394 Estab. pt. 12 - 17yrs.	$79.57
99395 Estab. pt. 18 - 39 yrs.	$78.99
2.13.4.2	TENNCARE may conduct an audit of the CONTRACTOR’s reimbursement methodology and related processes on an annual basis to verify compliance with this requirement. In addition, the Local Health Department may initiate the independent review procedure at any time it believes the CONTRACTOR’s payment is less than the required minimum reimbursement rate.
2.13.5	Physician Incentive Plan (PIP)
2.13.5.1	The CONTRACTOR shall notify and make TENNCARE and TDCI aware of any operations or plans to operate a physician incentive plan (PIP). Prior to implementation of any such plans, the CONTRACTOR shall submit to TDCI any provider agreement templates or subcontracts that involve a PIP for review as a material modification.

2.13.5.2	The CONTRACTOR shall not implement a PIP in the absence of TDCI TennCare Division review and approval.

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2.13.5.3	If the CONTRACTOR operates a PIP, the CONTRACTOR shall ensure that no specific payment be made directly or indirectly under a PIP to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual.

2.13.5.4	If the CONTRACTOR operates a PIP, upon TENNCARE’s request, the CONTRACTOR must report descriptive information about its incentive plan in sufficient detail to enable TENNCARE to adequately monitor the CONTRACTOR. The information that may be requested shall include, but not be limited to, the following:

2.13.5.4.1	Whether services not furnished by the physician or physician group are covered by the incentive plan;

2.13.5.4.2	The type or types of incentive arrangements, such as, withholds, bonus, capitation;

2.13.5.4.3	The percent of any withhold or bonus the plan uses;

2.13.5.4.4	Assurance that the physicians or physician group has adequate stop-loss protection, and the amount and type of stop-loss protection;

2.13.5.4.5	The patient panel size and, if the plan uses pooling, the pooling method; and

2.13.5.4.6	If the CONTRACTOR is required to conduct enrollee surveys, a summary of the survey results.
2.13.6	Emergency Services Obtained from Non-Contract Providers
2.13.6.1	Payments to non-contract providers for emergency services may, at the CONTRACTOR’s option, be limited to the treatment of emergency medical conditions, including post-stabilization care services, as described in Section 1. Payment amounts shall be consistent with the pricing policies developed by the CONTRACTOR and in accordance with TENNCARE requirements, including TennCare rules and regulations for emergency services provided by non-contract providers.

2.13.6.2	Payment by the CONTRACTOR for properly documented claims for emergency services rendered by a non-contract provider shall be made within thirty (30) calendar days of receipt of a clean claim by the CONTRACTOR.

2.13.6.3	The CONTRACTOR must review and approve or disapprove claims for emergency services based on the definition of emergency services specified in Section 1 of this Agreement. If the CONTRACTOR determines that a claim requesting payment of emergency services does not meet the definition as specified in Section 1 and subsequently denies the claim, the CONTRACTOR shall notify the provider of the denial. This notification shall include information to the provider regarding the CONTRACTOR’s process and time frames for reconsideration. In the event a provider disagrees with the CONTRACTOR’s decision to disapprove a claim for emergency services, the provider may pursue the independent review process for disputed claims as provided by TCA 56-32-226, including but not limited to reconsideration by the CONTRACTOR.

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2.13.7	Medically Necessary Services Obtained from Non-Contract Provider when MCO Assignment is Unknown
2.13.7.1	The CONTRACTOR shall pay for medically necessary covered services provided to an enrollee by a non-contract provider when TENNCARE has enrolled the enrollee in the CONTRACTOR’s MCO, but the enrollee could not have known which MCO they were enrolled in at the time of the service. Examples of when this may occur include, but are not limited to, (i) when an enrollee receives services during a retroactive eligibility period (see Section 2.4.5) and the enrollee did not select an MCO and is assigned to an MCO by TENNCARE, or (ii) the enrollee was assigned to an MCO other than the one that he/she requested (see Section 2.4.4.5). In these cases, the effective date of enrollment may occur prior to the CONTRACTOR or the enrollee being notified of the enrollee becoming a member of the CONTRACTOR’s MCO.

2.13.7.2	When this situation arises, the CONTRACTOR shall not deny payment for medically necessary covered services provided during this period of eligibility for lack of prior authorization or lack of referral; likewise, the CONTRACTOR shall not deny a claim on the basis of the provider’s failure to file a claim within a specified time period after the date of service when the provider could not have reasonably known which MCO the enrollee was in during the timely filing period. However, in such cases the CONTRACTOR may impose timely filing requirements beginning on the date of notification of the individual’s enrollment.
2.13.8	Medically Necessary Services Obtained from Contract Provider without Prior Authorization when MCO Assignment is Unknown
2.13.8.1	The CONTRACTOR shall pay for medically necessary covered services provided to an enrollee by a contract provider without prior authorization or referral when TENNCARE has enrolled the enrollee in the CONTRACTOR’s MCO, but the enrollee could not have known which MCO they were enrolled in at the time of the service.

2.13.8.2	When this situation arises, the CONTRACTOR shall not deny payment for medically necessary covered services for lack of prior authorization or lack of referral; likewise, a CONTRACTOR shall not deny a claim on the basis of the provider’s failure to file a claim within a specified time period after the date of service when the provider could not have reasonably known which MCO the enrollee was in during the timely filing period. However, in such cases the CONTRACTOR may impose timely filing requirements beginning on the date of notification of the individual’s enrollment.
2.13.9	Medically Necessary Services Obtained from Non-Contract Provider Referred by Contract Provider

The CONTRACTOR shall pay for any medically necessary covered services provided to a member by a non-contract provider at the request of a contract provider. The CONTRACTOR’s payment shall not be less than eighty percent (80%) of the rate that would have been paid by the CONTRACTOR if the member had received the services from a contract provider.

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2.13.10	Medically Necessary Services Obtained from Non-Contract Provider Not Authorized by the CONTRACTOR
2.13.10.1	With the exception of circumstances described in Section 2.13.9, when an enrollee has utilized medically necessary non-emergency covered services from a non-contract provider, and the CONTRACTOR has not authorized such use in advance, the CONTRACTOR shall not be required to pay for the service(s) received unless payment is required pursuant to a directive from TENNCARE or an Administrative Law Judge.

2.13.10.2	The CONTRACTOR shall not make payment to non-contract providers for covered services that are not medically necessary.
2.13.11	Covered Services Ordered by Medicare Providers for Dual Eligibles
2.13.11.1	When a TennCare enrollee is dually eligible for Medicare and TennCare and requires services that are covered under this Agreement but are not covered by Medicare, and the services are ordered by a Medicare provider who is a non-contract provider, the CONTRACTOR must pay for the ordered, medically necessary service if it is provided by a contract provider.

2.13.11.2	Reimbursement shall be at the same rate that would have been paid had the service been ordered by a contract provider.

2.13.11.3	The CONTRACTOR shall not pay for non-covered services, services that are not medically necessary, or services ordered and obtained from non-contract providers.
2.13.12	Transition of New Members

Pursuant to the requirements in Section 2.9.2.1 regarding transition of new members, the CONTRACTOR shall not deny payment for the costs of continuation of medically necessary covered services provided by contract or non-contract providers for lack of prior authorization or lack of referral during the required time period for continuation of services. However, if, pursuant to Section 2.9.2.1, the CONTRACTOR requires prior authorization for continuation of services beyond thirty (30) calendar days, the CONTRACTOR may deny payment for care rendered beyond the initial thirty (30) days for lack of prior authorization but may not do so solely on the basis that the provider is a non-contract provider.

2.13.13	Transition of Care

In accordance with the requirements in Section 2.9.3.1 of this Agreement, if a provider has terminated participation with the CONTRACTOR, the CONTRACTOR shall pay the non-contract provider for the continuation of treatment through the applicable period provided in Section 2.9.3.1.

2.13.14	Limits on Payments to Providers and Subcontractors Related to the CONTRACTOR
2.13.14.1	The CONTRACTOR shall not pay more for similar services rendered by any provider or subcontractor that has an indirect ownership interest or an ownership or control interest in the CONTRACTOR or the CONTRACTOR’s affiliates or the CONTRACTOR’s management company than the CONTRACTOR pays to

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providers and subcontractors that do not have an indirect ownership interest or an ownership or control interest in the CONTRACTOR, the CONTRACTOR’s affiliates or the CONTRACTOR’s management company for similar services. The standards and criteria for determining whether a provider or a subcontractor has an indirect ownership interest, an ownership interest or a control interest are set out at 42 CFR Part 455, Subpart B.
2.13.14.2	Any payments made by the CONTRACTOR that exceed the limitations set forth in this section shall be considered non-allowable payments for covered services and shall be excluded from medical expenses reported in the MLR report required in Section 2.30.14.2.1.

2.13.14.3	As provided in Section 2.30.9 of this Agreement, the CONTRACTOR shall submit information on payments to related providers and subcontractors.
2.13.15	1099 Preparation

In accordance with federal requirements, the CONTRACTOR shall prepare and submit Internal Revenue Service (IRS) Form 1099s for all providers who are not employees of the CONTRACTOR to whom payment is made

2.14	UTILIZATION MANAGEMENT (UM)

2.14.1	General
2.14.1.1	The CONTRACTOR shall develop and maintain a utilization management (UM) program. As part of this program the CONTRACTOR shall have policies and procedures with defined structures and processes. The UM program shall assign responsibility to appropriate individuals including a designated senior physician and shall involve a designated behavioral health care practitioner in the implementation of behavioral health aspects of the program. The UM program shall be supported by an associated work plan and shall be evaluated annually and updated as necessary.

2.14.1.2	The CONTRACTOR shall notify all network providers of and enforce compliance with all provisions relating to UM procedures.

2.14.1.3	The UM program shall have criteria that:

2.14.1.3.1	Are objective and based on medical and/or behavioral health evidence;

2.14.1.3.2	Are applied based on individual needs;

2.14.1.3.3	Are applied based on an assessment of the local delivery system;

2.14.1.3.4	Involve appropriate practitioners in developing, adopting and reviewing them; and

2.14.1.3.5	Are annually reviewed and up-dated as appropriate.

2.14.1.4	The CONTRACTOR shall use appropriately licensed professionals to supervise all medical necessity decisions and specify the type of personnel responsible for each level of UM, including prior authorization and decision making. The

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CONTRACTOR shall have written procedures documenting access to Board Certified Consultants to assist in making medical necessity determinations. Any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested shall be made by a physical health or behavioral health care professional who has appropriate clinical expertise in treating the member’s condition or disease.

2.14.1.5	Except as provided in Section 2.6.1.4, the CONTRACTOR shall not place maximum limits on the length of stay for members requiring hospitalization and/or surgery. The CONTRACTOR shall not employ, and shall not permit others acting on their behalf to employ utilization control guidelines or other quantitative coverage limits, whether explicit or de facto, unless supported by an individualized determination of medical necessity based upon the needs of each member and his/her medical history. The CONTRACTOR shall consider individual member characteristics in the determination of readiness for discharge. This requirement is not intended to limit the ability of the CONTRACTOR to use clinical guidelines or criteria in placing tentative limits on the length of a prior authorization or pre-admission certification.

2.14.1.6	The CONTRACTOR shall have mechanisms in place to ensure that required services are not arbitrarily denied or reduced in amount, duration, or scope solely because of the diagnosis, type of illness, or condition.

2.14.1.7	The CONTRACTOR shall assure, consistent with 42 CFR 438.6(h), 42 CFR 422.208 and 422.210, that compensation to individuals or entities that conduct UM activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary covered services to any member.

2.14.1.8	As part of the provider survey required by Section 2.18.7.2, the CONTRACTOR shall assess provider/office staff satisfaction with UM processes to identify areas for improvement.

2.14.1.9	The UM program policies and procedures, the annual evaluation (which includes an analysis of findings and actions taken) and the work plan shall be approved by the CONTRACTOR’s oversight committee. These three (3) items shall be submitted to TENNCARE for approval in accordance with Section 2.30.10.1.

2.14.1.10	Inpatient Care

The CONTRACTOR shall provide for methods of assuring the appropriateness of inpatient care. Such methodologies shall be based on individualized determinations of medical necessity in accordance with UM policies and procedures and, at a minimum, shall include the items specified in subparagraphs 2.14.1.10.1 through 2.14.1.10.5 below:

2.14.1.10.1	Pre-admission certification process for non-emergency admissions;

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2.14.1.10.2	A concurrent review program to monitor and review continued inpatient hospitalization, length of stay, or diagnostic ancillary services regarding their appropriateness and medical necessity. In addition, the CONTRACTOR shall have a process in place to determine for emergency admissions, based upon medical criteria, if and when a member can be transferred to a contract facility in the network, if presently in a non-contract facility;

2.14.1.10.3	Admission review for urgent and/or emergency admissions, on a retroactive basis when necessary, in order to determine if the admission is medically necessary and if the requested length of stay for the admission is reasonable based upon an individualized determination of medical necessity. Such reviews shall not result in delays in the provision of medically necessary urgent or emergency care;

2.14.1.10.4	Restrictions against requiring pre-admission certification for admissions for the normal delivery of children; and

2.14.1.10.5	Prospective review of same day surgery procedures.

2.14.1.11	Emergency Department (ED) Utilization

The CONTRACTOR shall utilize the following guidelines in identifying and managing care for members who are determined to have excessive and/or inappropriate ED utilization:

2.14.1.11.1	Review ED utilization data, at a minimum, every six (6) months (in January and July) to identify members with utilization exceeding the threshold defined by TENNCARE in the preceding six (6) month period. The January review shall cover ED utilization during the preceding April through September; the July review shall cover ED utilization during the preceding October through March;

2.14.1.11.2	Enroll members whose utilization exceeds the threshold of ED visits defined by TENNCARE in the previous six (6) month period in MCO case management if appropriate;

2.14.1.11.3	As appropriate, make contact with members whose utilization exceeded the threshold of ED visits defined by TENNCARE in the previous six (6) month period and their primary care providers for the purpose of providing education on appropriate ED utilization; and

2.14.1.11.4	Assess the most likely cause of high utilization and develop an MCO case management plan based on results of the assessment for each member.

2.14.1.12	Hospitalizations and Surgeries

The CONTRACTOR shall comply with any applicable federal and state laws or rules related to length of hospital stay. TENNCARE will closely monitor encounter data related to length of stay and re-admissions to identify potential problems. If indicated, TENNCARE may conduct special studies to assess the appropriateness of hospital discharges.

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2.14.2	Prior Authorization for Covered Services
2.14.2.1	General

2.14.2.1.1	The CONTRACTOR shall have in place, and follow, written policies and procedures for processing requests for initial and continuing prior authorizations of services and have in effect mechanisms to ensure consistent application of review criteria for prior authorization decisions. The policies and procedures shall provide for consultation with the requesting provider when appropriate. If prior authorization of a service is granted by the CONTRACTOR, payment for the prior authorized service shall not be denied based on the lack of medical necessity, assuming that the member is eligible on the date of service, unless it is determined that the facts at the time of the denial of payment are significantly different than the circumstances which were described at the time that prior authorization was granted.

2.14.2.1.2	Prior authorization requests shall be reviewed subject to the guidelines described in TennCare rules and regulations which include, but are not limited to, provisions regarding decisions, notices, medical contraindication, and the failure of an MCO to act timely upon a request.

2.14.2.2	Notice of Adverse Action Requirements

2.14.2.2.1	The CONTRACTOR shall clearly document and communicate the reasons for each denial of a prior authorization request in a manner sufficient for the provider and member to understand the denial and decide about requesting reconsideration of or appealing the decision.

2.14.2.2.2	The CONTRACTOR shall comply with all member notice provisions in TennCare rules and regulations.

2.14.2.3	Medical History Information Requirements

2.14.2.3.1	The CONTRACTOR is responsible for eliciting pertinent medical history information from the treating health care provider(s), as needed, for purposes of making medical necessity determinations. The CONTRACTOR shall take action (e.g., sending a CONTRACTOR representative to obtain the information and/or discuss the issue with the provider, imposing financial penalties against the provider, etc.), to address the problem if a treating health care provider is uncooperative in supplying needed information. The CONTRACTOR shall make documentation of such action available to TENNCARE, upon request. Providers who do not provide requested medical information for purposes of making a medical necessity determination for a particular item or service shall not be entitled to payment for the provision of such item or service.

2.14.2.3.2	Upon request by TENNCARE, the CONTRACTOR shall provide TENNCARE with individualized medical record information from the treating health care provider(s). The CONTRACTOR shall take whatever action necessary to fulfill this responsibility within the required appeal time lines as specified by TENNCARE and/or applicable TennCare rules and regulations, up to and including going to the provider’s office to obtain the medical record information. Should a provider fail or refuse to respond to the CONTRACTOR’s efforts to obtain medical information, and the appeal is

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decided in favor of the member, at the CONTRACTOR’s discretion or a directive by TENNCARE, the CONTRACTOR shall impose financial penalties against the provider as appropriate.
2.14.3	Referrals
2.14.3.1	Except as provided in Section 2.14.4, the CONTRACTOR may require members to seek a referral from their PCP prior to accessing non-emergency specialty physical health services.

2.14.3.2	If the CONTRACTOR requires members to obtain PCP referral, the CONTRACTOR may exempt certain services, identified by the CONTRACTOR in the member handbook, from PCP referral.

2.14.3.3	For members determined to need a course of treatment or regular care monitoring, the CONTRACTOR shall have a mechanism in place to allow members to directly access a specialist as appropriate for the members’ condition and identified needs.

2.14.3.4	The CONTRACTOR shall not require that a woman go in for an office visit with her PCP in order to obtain the referral for prenatal care.

2.14.3.5	Referral Provider Listing

2.14.3.5.1	The CONTRACTOR shall provide all PCPs with a current hard copy listing of referral providers, including behavioral health providers at least thirty (30) calendar days prior to the start date of operations. Thereafter the CONTRACTOR shall mail PCPs an updated version of the listing on a quarterly basis. The CONTRACTOR shall also maintain an updated electronic, web-accessible version of the referral provider listing.

2.14.3.5.2	The referral provider listing shall be in the format specified by TENNCARE for the provider directory in Section 2.17.7.

2.14.3.5.3	As required in Section 2.30.10.7, the CONTRACTOR shall submit to TENNCARE a copy of the referral provider listing, a data file of the provider information in a media and format described by TENNCARE, and documentation regarding mailing.
2.14.4	Exceptions to Prior Authorization and/or Referrals
2.14.4.1	Emergency and Post-Stabilization Care Services

The CONTRACTOR shall provide emergency services without requiring prior authorization or PCP referral, as described in Section 2.7.1, regardless of whether these services are provided by a contract or non-contract provider. The CONTRACTOR shall provide post-stabilization care services (as defined in Section 1) in accordance with 42 CFR 422.113.

2.14.4.2	TENNderCare

The CONTRACTOR shall not require prior authorization or PCP referral for the provision of TENNderCare screening services.

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2.14.4.3	Access to Women’s Health Specialists

The CONTRACTOR shall allow female members direct access (without requiring a referral) to a women’s health specialist who is a contract provider for covered services necessary to provide women’s routine and preventive health care services. This is in addition to the member’s designated source of primary care if that source is not a women’s health specialist.

2.14.4.4	Behavioral Health Services

The CONTRACTOR shall not require a PCP referral for members to access a behavioral health provider.

2.14.4.5	Transition of New Members

Pursuant to the requirements in Section 2.9.2.1 regarding transition of new members, the CONTRACTOR shall provide for the continuation of medically necessary covered services regardless of prior authorization or referral requirements. However, as provided in Section 2.9.2.1, in certain circumstances the CONTRACTOR may require prior authorization for continuation of services beyond the initial thirty (30) days.
2.14.5	PCP Profiling

The CONTRACTOR shall profile its PCPs. Further, the CONTRACTOR shall investigate the circumstances surrounding PCPs who appear to be operating outside peer norms and will intervene, as appropriate, when utilization or quality of care issues are identified. As part of these profiling activities, the CONTRACTOR shall analyze utilization data, including but not limited to, information provided to the CONTRACTOR by TENNCARE, and report back information as requested by TENNCARE. PCP profiling shall include, but not be limited to the following areas:
2.14.5.1	Utilization of Non-Contract Providers

The CONTRACTOR shall maintain a procedure to identify and evaluate member utilization of services provided by non-contract providers by PCP panel.

2.14.5.2	Specialist Referrals

The CONTRACTOR shall maintain a procedure to identify and evaluate member specialty provider utilization by PCP panel.

2.14.5.3	Emergency Room Utilization

The CONTRACTOR shall maintain a procedure to identify and evaluate member emergency room utilization by PCP panel. As provided in Section 2.9.4, members who establish a pattern of accessing emergency room services shall be referred to MCO case management as appropriate for follow-up.

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2.14.5.4	Inpatient Admissions

The CONTRACTOR shall maintain a procedure to identify and evaluate member utilization of inpatient services by PCP panel.

2.14.5.5	Pharmacy Utilization

At a minimum, the CONTRACTOR shall profile PCP prescribing patterns for generic versus brand name and the number of narcotic prescriptions written. In addition, the CONTRACTOR shall comply with the requirements in Section 2.9.7 of this Agreement.

2.14.5.6	Advanced Imaging Procedures

The CONTRACTOR shall profile the utilization of advanced imaging procedures by PCP panel. Advanced imaging procedures include: PET Scans; CAT Scans and MRIs.

2.14.5.7	PCP Visits

The CONTRACTOR shall profile the average number of visits per member assigned to each PCP.
2.15	QUALITY MANAGEMENT/QUALITY IMPROVEMENT

2.15.1	Quality Management/Quality Improvement (QM/QI) Program
2.15.1.1	The CONTRACTOR shall have a written Quality Management/Quality Improvement (QM/QI) program that clearly defines its quality improvement structures and processes and assigns responsibility to appropriate individuals. This QM/QI program shall use as a guideline the current NCQA Standards and Guidelines for the Accreditation of MCOs and shall include the CONTRACTOR’s plan for improving patient safety. This means at a minimum that the QM/QI program shall:

2.15.1.1.1	Specifically address behavioral health care;

2.15.1.1.2	Be accountable to the CONTRACTOR’s board of directors and executive management team;

2.15.1.1.3	Have substantial involvement of a designated physician and designated behavioral health practitioner;

2.15.1.1.4	Have a QM/QI committee that oversees the QM/QI functions;

2.15.1.1.5	Have an annual work plan;

2.15.1.1.6	Have resources – staffing, data sources and analytical resources – devoted to it; and

2.15.1.1.7	Be evaluated annually and updated as appropriate.

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2.15.1.2	The CONTRACTOR shall make all information about its QM/QI program available to providers and members.

2.15.1.3	As part of the QM/QI program, the CONTRACTOR shall collect information on providers’ actions to improve patient safety and make performance data available to providers and members.

2.15.1.4	Any changes to the QM/QI program structure shall require prior written approval from TENNCARE. The QM/QI program description, associated work plan, and annual evaluation of the QM/QI Program shall be submitted to TENNCARE as required in Section 2.30.11.1, Reporting Requirements.
2.15.2	QM/QI Committee
2.15.2.1	The CONTRACTOR shall have a QM/QI committee which shall include staff and contract providers. Medical and behavioral health staff and contract providers shall be represented on the QM/QI committee. This committee shall recommend policy decisions, analyze and evaluate the results of QM/QI activities, ensure that providers are involved in the QM/QI program, institute needed action, and ensure that appropriate follow-up occurs. This committee shall also review and approve the QM/QI program description and associated work plan prior to submission to TENNCARE as required in Section 2.30.11.1, Reporting Requirements.

2.15.2.2	The QM/QI committee shall keep written minutes of all meetings. A copy of the signed and dated written minutes for each meeting shall be available on-file after the completion of the following committee meeting in which the minutes are approved and shall be available for review upon request and during the annual on-site EQRO review and/or NCQA accreditation review.

2.15.2.3	The CONTRACTOR shall provide the Chief Medical Officer of TENNCARE with ten (10) calendar days advance notice of all regularly scheduled meetings of the QM/QI committee. To the extent allowed by law, the Chief Medical Officer of TENNCARE, or his/her designee, may attend the QM/QI committee meetings at his/her option.
2.15.3	Performance Improvement Projects (PIPs)
2.15.3.1	The CONTRACTOR shall perform three (3) clinical PIPs, one (1) in the area of diabetes management, one (1) in the area of maternity management and one (1) in the area of behavioral health. The behavioral health PIP shall be relevant to one of the behavioral health disease management programs for bipolar disorder, major depression, or schizophrenia.

2.15.3.2	The CONTRACTOR shall ensure that CMS protocols for PIPs are followed and that the following are documented for each activity:

2.15.3.2.1	Rationale for selection as a quality improvement activity;

2.15.3.2.2	Specific population targeted, include sampling methodology if relevant;

2.15.3.2.3	Metrics to determine meaningful improvement and baseline measurement;

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2.15.3.2.4	Specific interventions (enrollee and provider);

2.15.3.2.5	Relevant clinical practice guidelines; and

2.15.3.2.6	Date of re-measurement.

2.15.3.3	The CONTRACTOR shall report on PIPs as required in Section 2.30.11.3, Reporting Requirements.
2.15.4	Performance Indicators
2.15.4.1	The CONTRACTOR’s QM/QI program shall identify benchmarks and set achievable performance goals for the three (3) PIPs required in Section 2.15.3. The three (3) clinical performance indicators that must show meaningful improvement are diabetes management, maternity management and behavioral health. The CONTRACTOR shall identify a relevant HEDIS measure where there is an opportunity to show improvement. The source of the benchmark should be identified, e.g., NCQA’s Quality Compass. The CONTRACTOR must demonstrate improvement against the baseline measure as indicated:

Baseline Rate	Minimum Effect Size
0-59	At least a 6 percentage point increase
60-74	At least a 5 percentage point increase
75-84	At least a 4 percentage point increase
85-92	At least a 3 percentage point increase
93-96	At least a 2 percentage point increase
97-99	At least a 1 percentage point increase
2.15.4.2	The CONTRACTOR shall report performance indicator results as required in Section 2.30.11.1, Reporting Requirements.

2.15.4.3	The CONTRACTOR’s failure to demonstrate meaningful improvement toward benchmark levels of performance shall result in the CONTRACTOR being required to implement a corrective action plan as described in Section 2.25.9.
2.15.5	Clinical Practice Guidelines
2.15.5.1	The CONTRACTOR shall select at least four (4) evidence-based clinical practice guidelines from recognized sources that are relevant to the enrollee population. Two (2) of these guidelines must be related to behavioral health conditions, one (1) of which may be a behavioral health component of a medical guideline; however, it must address a separate condition or an aspect of a behavioral health condition distinctively different from the behavioral health guideline. One (1) of the behavioral health guidelines should address the treatment of depression. At least two (2) of the CONTRACTOR’s adopted clinical practice guidelines shall be the clinical basis for the DM programs described in Section 2.8. The CONTRACTOR shall measure performance against at least two (2) important aspects of each of the four (4) clinical practice guidelines annually. The guidelines must be reviewed and revised at least every two (2) years or whenever the guidelines change.

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2.15.5.2	The CONTRACTOR shall distribute the guidelines to all appropriate providers upon signing of the provider agreement and when the guidelines are revised.
2.15.6	NCQA Accreditation
2.15.6.1	The CONTRACTOR shall obtain NCQA accreditation by November 30, 2009 and shall maintain it thereafter. Any accreditation status granted by NCQA under the New Health Plan (NHP) program or the MCO Introductory Survey option will not be acknowledged by TENNCARE. Accreditation obtained under the NCQA Full Accreditation Survey or Multiple Product Survey options will be acknowledged by TENNCARE if the TennCare product is specifically included in the NCQA survey. TENNCARE will accept the use of the NCQA Corporate Survey process, to the extent deemed allowable by NCQA, in the accreditation of the CONTRACTOR. In order to ensure that the CONTRACTOR is making forward progress, TENNCARE shall require that the following information and/or benchmarks be met:

REQUIRED
EVENT	DEADLINE
CALENDAR YEAR 2007
NCQA Accreditation Survey Application Submitted and Pre Survey Fee paid	December 15, 2007

CALENDAR YEAR 2008
Submit copy of signed NCQA Survey contract to TENNCARE	January 15, 2008
Purchase NCQA ISS Tool for 2009 MCO Accreditation Survey	August 15, 2008
Copy of signed contract with NCQA approved vendor to perform 2009 CAHPS surveys (Adult, Child and Children with Chronic Conditions to TENNCARE)	November 15, 2008
Copy of signed contract with NCQA approved vendor to perform 2009 HEDIS Audit to TENNCARE (The CONTRACTOR must perform the complete Medicaid HEDIS Data Set with the exception of dental related measures)
November 15, 2008

CALENDAR YEAR 2009
Notify TENNCARE of date for ISS Submission and NCQA On-site review	January 15, 2009
HEDIS Baseline Assessment Tool completed and submitted to Contracted HEDIS Auditor, TENNCARE, and the EQRO	February 15, 2009
Audited Medicaid HEDIS and CAHPS results submitted to NCQA and TENNCARE	June 15, 2009
Finalize preparations for NCQA Survey (Final payment must be submitted to NCQA sixty (60) calendar days prior to submission of ISS)	Notify TennCare of final payment within five (5) business days of submission to NCQA.

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REQUIRED
EVENT	DEADLINE
Submission of ISS to NCQA	Notify TennCare within five (5) business days of submission to NCQA.
NCQA Survey Completed and copy of NCQA Final Report to TENNCARE:	November 30, 2009
• Excellent, Commendable, or Accredited
• Provisional – Corrective Action required to achieve status of Excellent, Commendable, or Accredited; resurvey within twelve (12) months.
• Accreditation Denied – Results in termination of this Agreement.
2.15.6.2	If the CONTRACTOR consistently fails to meet the timelines as described above, the CONTRACTOR shall be considered to be in breach of the terms of this Agreement and may be subject to termination in accordance with Section 4.4 of this Agreement.

2.15.6.3	Failure to obtain NCQA accreditation by November 30, 2009 and maintain accreditation thereafter shall be considered a breach of this Agreement and shall result in termination of this Agreement in accordance with the terms set forth in Section 4.4 of this Agreement. Achievement of provisional accreditation status shall require a corrective action plan within thirty (30) calendar days of receipt of Final Report from NCQA and may result in termination of this Agreement in accordance with Section 4.4 of this Agreement.
2.15.7	HEDIS and CAHPS
2.15.7.1	Annually, beginning with HEDIS 2009, the CONTRACTOR shall complete all HEDIS measures designated by NCQA as relevant to Medicaid. The only exclusion from the complete Medicaid HEDIS data set shall be dental measures. The CONTRACTOR shall contract with an NCQA certified HEDIS auditor to validate the processes of the CONTRACTOR in accordance with NCQA requirements. Audited HEDIS results shall be submitted to TENNCARE, NCQA and TENNCARE’s EQRO annually by June 15 of each calendar year beginning in 2009.

2.15.7.2	Annually, beginning in 2009, the CONTRACTOR shall conduct a CAHPS survey. The CONTRACTOR shall enter into an agreement with a vendor that is certified by NCQA to perform CAHPS surveys. The CONTRACTOR’s vendor shall perform the CAHPS adult survey, CAHPS child survey and the CAHPS children with chronic conditions survey. Survey results shall be reported to TENNCARE separately for each required CAHPS survey listed above. Survey results shall be submitted to TENNCARE, NCQA and TENNCARE’s EQRO annually by June 15 of each calendar year beginning in 2009.

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2.16	MARKETING

The CONTRACTOR shall not conduct any marketing activities, as defined in Section 1 of this Agreement. This prohibition includes, but is not limited to the following information and activities:

2.16.1	Materials and/or activities that mislead, confuse or defraud or that are unfair or deceptive practices or that otherwise violate federal or state consumer protection laws or regulations. This includes materials which mislead or falsely describe covered or available services, membership or availability of network providers, and qualifications and skills of network providers.

2.16.2	Overly aggressive solicitation, such as repeated telephoning or continued recruitment after an offer for enrollment is declined, or similar techniques;
2.16.2.1	Offers of gifts or material or financial gain as incentives to enroll;

2.16.2.2	Compensation arrangements with marketing personnel that utilize any type of payment structure in which compensation is tied to the number of persons enrolled;

2.16.2.3	Direct solicitation of prospective enrollees;

2.16.2.4	Directly or indirectly, engage in door-to-door, telephone, or other cold-call marketing activities;

2.16.2.5	Assertions or statements (whether oral or written) that the enrollee must enroll with the CONTRACTOR in order to obtain benefits or in order not to lose benefits;

2.16.2.6	Assertions or statements (whether written or oral) that the CONTRACTOR is endorsed by CMS, the federal or state government or similar entity;

2.16.2.7	Use of independent marketing agents in connection with marketing activities. Independent marketing agents shall not mean staff necessary to develop or produce marketing materials or advertising or other similar functions; and

2.16.2.8	Seeking to influence enrollment in conjunction with the sale or offering of any private insurance.
2.17	MEMBER MATERIALS

2.17.1	Prior Approval Process for All Member Materials
2.17.1.1	The CONTRACTOR shall submit to TENNCARE for review and prior approval all materials that will be distributed to members (referred to as member materials). This includes but is not limited to member handbooks, provider directories, member newsletters, identification cards, fact sheets, notices, brochures, form letters, mass mailings, member education and outreach activities as described in this Section, Section 2.17 and Section 2.7.3, system generated letters and any other additional, but not required, materials and information provided to members designed to promote health and/or educate members.

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2.17.1.2	All member materials shall be submitted to TENNCARE on paper and electronic file media, in the format prescribed by TENNCARE. The materials shall be accompanied by a plan that describes the CONTRACTOR’s intent and procedure for the use of the materials. Materials developed by a recognized entity having no association with the CONTRACTOR that are related to management of specific types of diseases (e.g., heart, diabetes, asthma, etc.) or general health improvement must be submitted for approval; however, unless otherwise requested by TENNCARE, an electronic file for these materials is not required. The electronic files must be submitted in a format acceptable to TENNCARE. Electronic files submitted in any other format than those approved by TENNCARE will not be processed.

2.17.1.3	TENNCARE shall review the submitted member materials and either approve or deny them within fifteen (15) calendar days from the date of submission. In the event TENNCARE does not approve the materials TENNCARE may provide written comments, and the CONTRACTOR shall resubmit the materials.

2.17.1.4	Once member materials have been approved by TENNCARE, the CONTRACTOR shall submit to TENNCARE an electronic version of the final printed product and five (5) original prints of the final product, unless otherwise specified by TENNCARE, within thirty (30) calendar days from the print date. Photo copies may not be submitted as a final product. Upon request, the CONTRACTOR shall provide additional original prints of the final product to TENNCARE.

2.17.1.5	Prior to modifying any approved member material, the CONTRACTOR shall submit for approval by TENNCARE a detailed description of the proposed modification. Proposed modifications shall be submitted in accordance with the requirements herein.

2.17.1.6	TENNCARE reserves the right to notify the CONTRACTOR to discontinue or modify member materials after approval.
2.17.2	Written Material Guidelines

The CONTRACTOR shall comply with the following requirements as it relates to written member materials:
2.17.2.1	All member materials shall be worded at a sixth (6th) grade reading level, unless TENNCARE approves otherwise;

2.17.2.2	All written materials shall be clearly legible with a minimum font size of 12pt. with the exception of member I.D. cards, and unless otherwise approved by TENNCARE;

2.17.2.3	All written materials shall be printed with the assurance of non-discrimination as provided in Section 4.32.1;

2.17.2.4	The following shall not be used on any written materials, including but not limited to member materials, without the written approval of TENNCARE:

2.17.2.4.1	The Seal of the State of Tennessee;

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2.17.2.4.2	The TennCare name unless the initials “SM” denoting a service mark, is superscripted to the right of the name (TennCaresm);

2.17.2.4.3	The word “free” unless the service is at no cost to all members. If members have cost sharing responsibilities, the service is not free. Any conditions of payments must be clearly and conspicuously disclosed in close proximity to the “free” good or service offer; and

2.17.2.4.4	The use of phrases to encourage enrollment such as “keep your doctor” implying that enrollees can keep all of their physicians. Enrollees in TennCare should not be led to think that they can continue to go to their current physician, unless that particular physician is a contract provider with the CONTRACTOR’s MCO;

2.17.2.5	All vital CONTRACTOR documents must be translated and available in Spanish. Within ninety (90) calendar days of notification from TENNCARE, all vital CONTRACTOR documents must be translated and available to each Limited English Proficiency group identified by TENNCARE that constitutes five percent (5%) of the TennCare population or one-thousand (1,000) enrollees, whichever is less;

2.17.2.6	All written member materials shall notify enrollees that oral interpretation is available for any language at no expense to them and how to access those services;

2.17.2.7	All written member materials shall be made available in alternative formats for persons with special needs at no expense to the member; and

2.17.2.8	The CONTRACTOR shall provide written notice to members of any changes in policies or procedures described in written materials previously sent to members. The CONTRACTOR shall provide written notice at least thirty (30) days before the effective date of the change.
2.17.3	Distribution of Member Materials
2.17.3.1	The CONTRACTOR shall distribute member materials as required by this Agreement. Required materials, described below, include member handbooks, provider directories, quarterly member newsletters, and identification cards.

2.17.3.2	The CONTRACTOR may distribute additional materials and information, other than those required by this Section, Section 2.17, to members in order to promote health and/or educate enrollees.
2.17.4	Member Handbooks
2.17.4.1	The CONTRACTOR shall develop a member handbook based on a template provided by TENNCARE, and update it periodically (at least annually). Upon notice to TENNCARE of material changes to the member handbook, the CONTRACTOR shall make appropriate revisions and immediately distribute the revised handbook to members and providers.

2.17.4.2	The CONTRACTOR shall distribute member handbooks to members within thirty (30) calendar days of receipt of notice of enrollment in the CONTRACTOR’s MCO or prior to enrollees’ enrollment effective date as described in Section 2.4.5 and at

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least annually thereafter. In the event of material revisions to the member handbook, the CONTRACTOR shall distribute the new and revised handbook to all members immediately.
2.17.4.3	In situations where there is more than one member in a TennCare case, it shall be acceptable for the CONTRACTOR to mail one (1) member handbook to each address listed for the member’s TennCare case number when there is more than one (1) new enrollee assigned to the same case number at the time of enrollment and when subsequent new or updated member handbooks are mailed to members. Should a single individual be enrolled and be added into an existing case, a member handbook (new or updated) must be mailed to that individual regardless of whether or not a member handbook has been previously mailed to members in the existing case.

2.17.4.4	The CONTRACTOR shall distribute a member handbook to all contract providers upon initial credentialing, annually thereafter as handbooks are updated, and whenever there are material revisions. For purposes of providing member handbooks to providers, it shall be acceptable to provide handbooks in electronic format, including but not limited to CD or access via a web link.

2.17.4.5	Each member handbook shall, at a minimum, be in accordance with the following guidelines:

2.17.4.5.1	Must be in accordance with all applicable requirements as described in Section 2.17.2 of this Agreement;

2.17.4.5.2	Shall include a table of contents;

2.17.4.5.3	Shall include an explanation on how members will be notified of member specific information such as effective date of enrollment;

2.17.4.5.4	Shall include a description of services provided including benefit limits and thresholds, including how reaching service thresholds may trigger enrollment in MCO case management or disease management, exclusions, and use of non-contract providers;

2.17.4.5.5	Shall include descriptions of both the Medicaid Benefits and the Standard Benefits;

2.17.4.5.6	Shall include a description of TennCare cost sharing responsibilities including an explanation that providers and/or the CONTRACTOR may utilize whatever legal actions are available to collect these amounts. Further, the information shall indicate that the member may not be billed for covered services except for the amounts of the specified TennCare cost sharing responsibilities and of their right to appeal in the event that they are billed for amounts other than their TennCare cost sharing responsibilities;

2.17.4.5.7	Shall include information about preventive services for adults and children, including TENNderCare, a listing of covered preventive services, and notice that preventive services are at no cost and without cost sharing responsibilities;

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2.17.4.5.8	Shall include procedures for obtaining required services, including procedures for obtaining referrals to specialists as well as procedures for obtaining referrals to non-contract providers. The handbook shall advise members that if they need a service that is not available from a contract provider, they will be referred to a non-contract provider and any copayment requirements would be the same as if this provider were a contract provider;

2.17.4.5.9	Shall include an explanation of emergency services and procedures on how to obtain emergency services both in and out of the CONTRACTOR’s service area, including but not limited to: an explanation of post-stabilization services, the use of 911, locations of emergency settings and locations for post-stabilization services;

2.17.4.5.10	Shall include information on how to access the primary care provider on a twenty-four (24) hour basis as well as the twenty-four (24) hour nurse line. The handbook may encourage members to contact the PCP or twenty-four (24) hour nurse line when they have questions as to whether they should go to the emergency room;

2.17.4.5.11	Shall include notice of the right to file a complaint as is provided for by Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, Title II of the Americans with Disabilities Act of 1990, the Age Discrimination Act of 1975, the Omnibus Budget Reconciliation Act of 1981 (P.L. 97-35) and a complaint form on which to do so;

2.17.4.5.12	Shall include appeal procedures as described in Section 2.19 of this Agreement;

2.17.4.5.13	Shall include notice that in addition to the member’s right to file an appeal directly to TENNCARE for actions taken by the CONTRACTOR, the member shall have the right to request reassessment of eligibility related decisions directly to TENNCARE;

2.17.4.5.14	Shall include written policies on member rights and responsibilities, pursuant to 42 CFR 438.100 and NCQA’s Standards and Guidelines for the Accreditation of MCOs;

2.17.4.5.15	Shall include written information concerning advance directives as described in 42 CFR 489 Subpart I and in accordance with 42 CFR 422.128;

2.17.4.5.16	Shall include notice that enrollment in the CONTRACTOR’s MCO invalidates any prior authorization for services granted by another MCO but not utilized by the member prior to the member’s enrollment into the CONTRACTOR’s MCO and notice of continuation of care when entering the CONTRACTOR’s MCO as described in Section 2.9.2 of this Agreement;

2.17.4.5.17	Shall include notice to the member that it is the member’s responsibility to notify the CONTRACTOR and the TENNCARE agency each and every time the member moves to a new address;

2.17.4.5.18	Shall include notice that a new member may request to change MCOs at anytime during the forty-five (45) calendar day period immediately following their initial enrollment in an MCO, subject to the capacity of the selected MCO to accept additional members and any restrictions limiting enrollment levels established by TENNCARE. This notice shall include instructions on how to contact TENNCARE to request a change;

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2.17.4.5.19	Shall include notice that the member may change MCOs at the next choice period as described in Section 2.4.7.2.2 of this Agreement and shall have a forty-five (45) calendar day period immediately following the enrollment, as requested during said choice period, in a new MCO to request to change MCOs, subject to the capacity of the selected MCO to accept additional enrollees and any restrictions limiting enrollment levels established by TENNCARE. This notice shall include instructions on how to contact TENNCARE to request a change;

2.17.4.5.20	Shall include notice that the member has the right to appeal to TENNCARE to request to change MCOs based on hardship and how to do so;

2.17.4.5.21	Shall include notice of the enrollee’s right to terminate participation in the TennCare program at any time with instructions to contact TENNCARE for termination forms and additional information on termination;

2.17.4.5.22	Shall include TENNCARE and MCO member services toll-free telephone numbers, including the TENNCARE hotline, the CONTRACTOR’s member services information line, and the CONTRACTOR’s 24/7 nurse triage/advice line with a statement that the member may contact the CONTRACTOR or TENNCARE regarding questions about the TennCare program as well as the service/information that may be obtained from each line;

2.17.4.5.23	Shall include information on how to obtain information in alternative formats or how to access interpretation services as well as a statement that interpretation and translation services are free;

2.17.4.5.24	Shall include information educating members of their rights and necessary steps to amend their data in accordance with HIPAA regulations and state law;

2.17.4.5.25	Shall include directions on how to request and obtain information regarding the “structure and operation of the MCO” and “physician incentive plans” (see Section 2.13.5);

2.17.4.5.26	Shall include information that the member has the right to receive information on available treatment options and alternatives, presented in a manner appropriate to the member’s condition and ability to understand;

2.17.4.5.27	Shall include information that the member has the right to be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation;

2.17.4.5.28	Shall include information on appropriate prescription drug usage (see Section 2.9.7); and

2.17.4.5.29	Shall include any additional information required in accordance with NCQA’s Standards and Guidelines for the Accreditation of MCOs.

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2.17.5	Quarterly Member Newsletter
2.17.5.1	The CONTRACTOR shall, at a minimum, distribute on a quarterly basis a newsletter to all members which is intended to educate the enrollee to the managed care system, proper utilization of services, etc., and encourage utilization of preventive care services.

2.17.5.2	The CONTRACTOR shall include the following information in each newsletter:

2.17.5.2.1	Specific articles or other specific information as described when requested by TENNCARE. Such requests by TENNCARE shall be limited to two hundred (200) words and shall be reasonable including sufficient notification of information to be included;

2.17.5.2.2	The procedure on how to obtain information in alternative formats or how to access interpretation services as well as a statement that interpretation and translation services are free;

2.17.5.2.3	A notice to members of the right to file a complaint, as is provided for by Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, Title II of the Americans with Disabilities Act of 1990, the Age Discrimination Act of 1975, the Omnibus Budget Reconciliation Act of 1981 (P.L. 97-35), and a CONTRACTOR phone number for doing so. The notice shall be in English and Spanish;

2.17.5.2.4	TENNderCare information, including but not limited to, encouragement to obtain screenings and other preventive care services;

2.17.5.2.5	Information about appropriate prescription drug usage;

2.17.5.2.6	TENNCARE and MCO member services toll-free telephone numbers, including the TENNCARE hotline, the CONTRACTOR’s member services information line, and the CONTRACTOR’s 24/7 nurse triage/advice line as well as the service/information that may be obtained from each line; and

2.17.5.2.7	The following statement: “To report fraud or abuse to the Office of Inspector General (OIG) you can call toll-free 1-800-433-3982 or go online to www.state.tn.us/tenncare and click on ‘Report Fraud’. To report provider fraud or patient abuse to the Medicaid Fraud Control Unit (MFCU), call toll-free 1-800-433-5454.”

2.17.5.3	The quarterly member newsletter shall be disseminated within thirty (30) calendar days of the start of each calendar year quarter. In order to satisfy the requirement to distribute the quarterly newsletter to all members, it shall be acceptable to mail one (1) quarterly newsletter to each address associated with the member’s TennCare case number. In addition to the prior authorization requirement regarding dissemination of materials to members, the CONTRACTOR shall also submit to TENNCARE, five (5) final printed originals, unless otherwise specified by TENNCARE, of the newsletter and the date that the information was mailed to members along with an invoice or other type of documentation to indicate the date and volume of the quarterly member newsletter mailing.

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2.17.6	Identification Card

Each member shall be provided an identification card, which identifies the member as a participant in the TennCare program within thirty (30) calendar days of notification of enrollment into the CONTRACTOR’s MCO or prior to the member’s enrollment effective date. The identification card shall be durable (e.g., plastic or other durable paper stock but not regular paper stock), must comply with all state and federal requirements and, at a minimum, shall include:
2.17.6.1	The CONTRACTOR’s name and issuer identifier, with the company logo;

2.17.6.2	Phone numbers for information and/or authorizations, including for behavioral health services;

2.17.6.3	Descriptions of procedures to be followed for emergency or special services;

2.17.6.4	The member’s identification number;

2.17.6.5	The member’s name (First, Last and Middle Initial);

2.17.6.6	The member’s date of birth;

2.17.6.7	The member’s enrollment effective date;

2.17.6.8	Copayment information;

2.17.6.9	The Health Insurance Portability and Accountability Act (HIPAA) adopted identifier; and

2.17.6.10	The words “Medicaid” or “Standard” based on eligibility.
2.17.7	Provider Directory
2.17.7.1	The CONTRACTOR shall distribute provider directories to new members within thirty (30) calendar days of receipt of notification of enrollment in the CONTRACTOR’s MCO or prior to the member’s enrollment effective date. The CONTRACTOR shall also be responsible for redistribution of updated provider information on a regular basis and shall redistribute a complete and updated provider directory at least on an annual basis. In situations where there is more than one enrollee in a TennCare case, it shall be acceptable for the CONTRACTOR to mail one (1) provider directory to each address listed for the enrollee’s TennCare case number when there is more than one (1) new enrollee assigned to the same case number at the time of enrollment and when subsequent updated provider directories are mailed to enrollees. Should a single individual be enrolled and be added into an existing case, a provider directory must be mailed to that individual regardless of whether or not a provider directory has been previously mailed to enrollees in the existing case.

2.17.7.2	Provider directories, and any revisions thereto, shall be submitted to TENNCARE for approval prior to distribution to enrollees in accordance with Section 2.17.1 of this Agreement. The text of the directory shall be in the format prescribed by TENNCARE. In addition, the provider information used to populate the provider

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directory shall be submitted as a TXT file or such format as otherwise approved by TENNCARE and be produced using the same extract process as the actual provider directory.
2.17.7.3	Provider directories shall include the following: names, locations, telephone numbers, office hours, non-English languages spoken by current network PCPs and specialists, hospital listings including locations of emergency settings and post-stabilization services, identification of providers accepting new patients and whether or not a provider performs TENNderCare screens.
2.17.8	Additional Information Available Upon Request

The CONTRACTOR shall provide all other information to members as required by CMS, including but not limited to the following information to any enrollee who requests it:
2.17.8.1	Information regarding the structure and operation of the CONTRACTOR’s MCO; and

2.17.8.2	Information regarding physician incentive plans, including but not limited to:

2.17.8.2.1	Whether the CONTRACTOR uses a physician incentive plan that affects the use of referral services;

2.17.8.2.2	The type of incentive arrangement;

2.17.8.2.3	Whether stop-loss protection is provided; and

2.17.8.2.4	If the CONTRACTOR was required to conduct a survey, a summary of the survey results.
2.18	CUSTOMER SERVICE

2.18.1	Member Services Toll-Free Phone Line
2.18.1.1	The CONTRACTOR shall operate a toll-free telephone line (member services information line) to respond to member questions, comments, and inquiries from the member, the member’s family, or the member’s provider.

2.18.1.2	The CONTRACTOR shall develop member services information line policies and procedures that address staffing, training, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

2.18.1.3	The member services information line shall handle calls from non-English speaking callers as well as calls from members who are hearing impaired.

2.18.1.4	The CONTRACTOR shall ensure that the member services information line is staffed adequately to respond to members’ questions, at a minimum, from 8 a.m. to 5 p.m. Central Time Monday through Friday, except State of Tennessee holidays.

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2.18.1.5	The member services information line shall be staffed twenty-four (24) hours a day, seven (7) days a week with qualified nurses to triage urgent care and emergency calls from members. The CONTRACTOR may meet this requirement by having a separate nurse triage/nurse advice line that otherwise meets all of the requirements of this Section, Section 2.18.1.

2.18.1.6	The member services information line shall be adequately staffed with staff trained to accurately respond to member questions regarding the TennCare program and the CONTRACTOR’s MCO, including but not limited to, covered services, TENNderCare, and the CONTRACTOR’s provider network.

2.18.1.7	The CONTRACTOR shall measure and monitor the accuracy of responses and phone etiquette and take corrective action as necessary to ensure the accuracy of responses and appropriate phone etiquette by staff.

2.18.1.8	The CONTRACTOR shall have an automated system available during non-business hours, including weekends and holidays. This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages. The CONTRACTOR shall ensure that the voice mailbox has adequate capacity to receive all messages. The CONTRACTOR shall return messages on the next business day.

2.18.1.9	Performance Standards for Member Services Line/Queue

2.18.1.9.1	The CONTRACTOR shall adequately staff the member services information line to ensure that the line, including the nurse triage/nurse advice line or queue, meets the following performance standards: less than five percent (5%) call abandonment rate; eighty-five percent (85%) of calls are answered by a live voice within thirty (30) seconds (or the prevailing benchmark established by NCQA); and average wait time for assistance does not exceed ten (10) minutes.

2.18.1.9.2	The CONTRACTOR shall submit the reports required in Section 2.30.12.1 of this Agreement.
2.18.2	Interpreter and Translation Services
2.18.2.1	The CONTRACTOR shall develop written polices and procedures for the provision of language interpreter and translation services to any member who needs such services, including but not limited to, members with Limited English Proficiency and members who are hearing impaired.

2.18.2.2	The CONTRACTOR shall provide interpreter and translation services free of charge to members.

2.18.2.3	Interpreter services should be available in the form of in-person interpreters, sign language or access to telephonic assistance, such as the ATT universal line.

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2.18.3	Cultural Competency

As required by 42 CFR 438.206, the CONTRACTOR shall participate in the State’s efforts to promote the delivery of services in a culturally competent manner to all enrollees, including those with Limited English Proficiency and diverse cultural and ethnic backgrounds.
2.18.4	Provider Services and Utilization Management Toll-Free Telephone Line
2.18.4.1	The CONTRACTOR shall operate a toll-free telephone line (provider service line) to respond to provider questions, comments, and inquiries.

2.18.4.2	The CONTRACTOR shall develop provider service line policies and procedures that address staffing, training, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

2.18.4.3	The CONTRACTOR shall ensure that the provider service line is staffed adequately to respond to providers’ questions at a minimum from 8 a.m. to 5 p.m. Central Time, Monday through Friday, except State of Tennessee holidays.

2.18.4.4	The provider service line shall also be adequately staffed to provide appropriate and timely responses regarding prior authorization requests as described in Section 2.14.2 of this Agreement. The CONTRACTOR may meet this requirement by having a separate utilization management line.

2.18.4.5	The provider service line shall be adequately staffed with staff trained to accurately respond to questions regarding the TennCare program and the CONTRACTOR’s MCO, including but not limited to, covered services, TENNderCare, prior authorization and referral requirements, and the CONTRACTOR’s provider network.

2.18.4.6	The CONTRACTOR shall measure and monitor the accuracy of responses and phone etiquette and take corrective action as necessary to ensure the accuracy of responses and appropriate phone etiquette by staff.

2.18.4.7	The CONTRACTOR shall have an automated system available during non-business hours. This automated system shall include, at a minimum, a voice mailbox for callers to leave messages. The CONTRACTOR shall ensure that the voice mailbox has adequate capacity to receive all messages. The CONTRACTOR shall return messages on the next business day.

2.18.4.8	Performance Standards for UM Line/Queue

2.18.4.8.1	The CONTRACTOR shall adequately staff the provider service line to ensure that the utilization management line/queue meets the following performance standards: less than five percent (5%) call abandonment rate; eighty-five percent (85%) of calls are answered by a live voice within thirty (30) seconds (or the prevailing benchmark established by NCQA); and average wait time for assistance does not exceed ten (10) minutes.

2.18.4.8.2	The CONTRACTOR shall submit the reports required in Section 2.30.12.1 of this Agreement.

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2.18.5	Provider Handbook
2.18.5.1	The CONTRACTOR shall issue a provider handbook to all contract providers. The CONTRACTOR may distribute the provider handbook electronically (e.g., via its website) as long as providers are notified about how to obtain the electronic copy and how to request a hard copy at no charge to the provider. At a minimum the provider handbook shall include the following information:

2.18.5.1.1	Description of the TennCare program;

2.18.5.1.2	Covered services;

2.18.5.1.3	Emergency service responsibilities;

2.18.5.1.4	TENNderCare services and standards;

2.18.5.1.5	Information on members’ appeal rights;

2.18.5.1.6	Policies and procedures of the provider complaint system;

2.18.5.1.7	Medical necessity standards and clinical practice guidelines;

2.18.5.1.8	PCP responsibilities;

2.18.5.1.9	Coordination with other TennCare contractors or MCO subcontractors;

2.18.5.1.10	Prior authorization, referral and other utilization management requirements and procedures;

2.18.5.1.11	Protocol for encounter data element reporting/records;

2.18.5.1.12	Medical records standard;

2.18.5.1.13	Claims submission protocols and standards, including instructions and all information necessary for a clean claim;

2.18.5.1.14	Payment policies; and

2.18.5.1.15	Member rights and responsibilities.

2.18.5.2	The CONTRACTOR shall disseminate bulletins as needed to incorporate any needed changes to the provider handbook.
2.18.6	Provider Education and Training
2.18.6.1	The CONTRACTOR shall develop an education and training plan and materials for contract providers and provide education and training to contract providers and their staff regarding key requirements of this Agreement.

2.18.6.2	The CONTRACTOR shall conduct initial education and training to contract providers at least thirty (30) calendar days prior to the start date of operations.

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2.18.6.3	The CONTRACTOR shall also conduct ongoing provider education and training as deemed necessary by the CONTRACTOR or TENNCARE in order to ensure compliance with this Agreement.

2.18.6.4	The CONTRACTOR shall distribute on a quarterly basis a newsletter to contract providers to update providers on CONTRACTOR initiatives and communicate pertinent information to contract providers.
2.18.7	Provider Relations
2.18.7.1	The CONTRACTOR shall establish and maintain a formal provider relations function to timely and adequately respond to inquiries, questions and concerns from contract providers. The CONTRACTOR shall implement policies to monitor and ensure compliance of providers with the requirements of this Agreement.

2.18.7.2	The CONTRACTOR shall conduct an annual survey to assess provider satisfaction, including satisfaction with provider enrollment, provider communication, provider complaints and appeals, claims processing, utilization management processes, including medical reviews, and audit and reimbursement. The CONTRACTOR shall submit an annual report on the survey to TENNCARE as required in Section 2.30.12.4. The CONTRACTOR shall take action to address opportunities for improvement identified through the survey. The survey shall be structured so that behavioral health provider satisfaction results and physical health provider satisfaction results can be separately stratified.
2.18.8	Provider Complaint System
2.18.8.1	The CONTRACTOR shall establish and maintain a provider complaint system for any provider (contract or non-contract) who is not satisfied with the CONTRACTOR’s policies and procedures or a decision made by the contractor that does not impact the provision of services to members.

2.18.8.2	The procedures for resolution of any disputes regarding the payment of claims shall comply with TCA 56-32-226(b).
2.18.9	Member Involvement with Behavioral Health Services
2.18.9.1	The CONTRACTOR shall develop policies and procedures with respect to member, parent, or legally appointed representative involvement with behavioral health. These policies and procedures must include, at a minimum, the following elements:

2.18.9.1.1	The requirement that all behavioral health treatment plans document member involvement. Fulfilling this requirement means that each treatment plan has a member/family member signature or the signature of a legally appointed representative on the treatment plan and upon each subsequent treatment plan review, where appropriate, and a description of how this requirement will be met;

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2.18.9.1.2	The requirement that member education materials include statements regarding the member’s, parent’s, or legally appointed representative’s right to involvement in behavioral health treatment decisions, their ability to choose and change service providers, and a description of how this requirement will be met;

2.18.9.1.3	The requirement that provider education include materials regarding the rights of members, parent(s), or legally appointed representatives to be involved in behavioral health treatment decisions and a description of how this requirement will be met; and

2.18.9.1.4	A description of the quality monitoring activities to be used to measure provider compliance with the requirement for member, parent, or legally appointed representative involvement in behavioral health treatment planning.

2.18.9.2	The CONTRACTOR shall provide an education plan for all members with behavioral health issues; education must occur on a regular basis. At a minimum, educational materials must include information on medications and their side effects; behavioral health disorders and treatment options; self-help groups, peer support, and other community support services available for members and families.

2.18.9.3	The CONTRACTOR shall require providers to inform children and adolescents for whom residential treatment is being considered and their parent(s) or legally appointed representative, and adults for whom voluntary inpatient treatment is being considered, of all their options for residential and/or inpatient placement, and alternatives to residential and/or inpatient treatment and the benefits, risks and limitations of each in order that they can provide informed consent.

2.18.9.4	The CONTRACTOR shall require providers to inform all members being considered for prescription of psychotropic medications of the benefits, risks, and side effects of the medication, alternate medications, and other forms of treatment.
2.19	COMPLAINTS AND APPEALS

2.19.1	General
2.19.1.1	Members shall have the right to file appeals regarding adverse actions taken by the CONTRACTOR. For purposes of this requirement, appeal shall mean a member’s right to contest verbally or in writing, any adverse action taken by the CONTRACTOR to deny, reduce, terminate, delay or suspend a covered service as well as any other acts or omissions of the CONTRACTOR which impair the quality, timeliness, or availability of such benefits. An appeal may be filed by the member or by a person authorized by the member to do so, including but not limited to, a provider with the member’s written consent. Complaint shall mean a member’s right to contest any other action taken by the CONTRACTOR or service provider other than those that meet the definition of an adverse action. The CONTRACTOR shall inform members of their complaint and appeal rights in the member handbook in compliance with the requirements in Section 2.17.4. The CONTRACTOR shall have internal complaint and appeal procedures for members in accordance with TennCare rules and regulations, the TennCare waiver, consent decrees, or court orders governing the appeals process.

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2.19.1.2	The CONTRACTOR shall devote a portion of its regularly scheduled QM/QI committee meetings, as described in Section 2.15.2, to the review of member complaints and appeals that have been received.

2.19.1.3	The CONTRACTOR shall ensure that punitive action is not taken against a provider who files an appeal on behalf of a member with the member’s written consent, supports a member’s appeal, or certifies that a member’s appeal is an emergency appeal and requires an expedited resolution in accordance with TennCare policies and procedures.
2.19.2	Appeals
2.19.2.1	The CONTRACTOR’s appeal process shall, at a minimum, meet the requirements outlined herein.

2.19.2.2	The CONTRACTOR shall have a contact person who is knowledgeable of appeal procedures and shall direct all appeals, whether the appeal is verbal or the member chooses to file in writing, to TENNCARE. Should a member choose to appeal in writing, the member will be instructed to file via mail or fax to the designated TENNCARE P. O. Box or fax number for medical appeals.

2.19.2.3	The CONTRACTOR shall have sufficient support staff (clerical and professional) available to process appeals in accordance with TennCare requirements related to the appeal of adverse actions affecting a TennCare member. The CONTRACTOR shall notify TENNCARE of the names of appointed staff members and their phone numbers. Staff shall be knowledgeable about applicable state and federal law, TennCare rules and regulations, and all court orders and consent decrees governing appeal procedures, as they become effective.

2.19.2.4	The CONTRACTOR shall educate its staff concerning the importance of the appeals procedure, the rights of the member, and the time frames in which action must be taken by the CONTRACTOR regarding the handling and disposition of an appeal.

2.19.2.5	The CONTRACTOR shall identify the appropriate individual or body within the CONTRACTOR’s MCO having decision-making authority as part of the appeal procedure.

2.19.2.6	The CONTRACTOR shall have the ability to take telephone appeals and accommodate persons with disabilities during the appeals process. Appeal forms shall be available at each service site and by contacting the CONTRACTOR. However, members shall not be required to use a TENNCARE approved appeal form in order to file an appeal.

2.19.2.7	Upon request, the CONTRACTOR shall provide members a TENNCARE approved appeal form(s).

2.19.2.8	The CONTRACTOR shall provide reasonable assistance to all appellants during the appeal process.

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2.19.2.9	At any point in the appeal process, TENNCARE shall have the authority to remove a member from the CONTRACTOR’s MCO when it is determined that such removal is in the best interest of the member and TENNCARE.

2.19.2.10	The CONTRACTOR shall require providers to display notices of members’ right to appeal adverse actions affecting services in public areas of each facility in accordance with TennCare rules and regulations. The CONTRACTOR shall ensure that providers have correct and adequate supply of public notices.

2.19.2.11	Neither the CONTRACTOR nor TENNCARE shall prohibit or discourage any individual from testifying on behalf of a member.

2.19.2.12	The CONTRACTOR shall ensure compliance with all notice requirements and notice content requirements specified in applicable state and federal law, TennCare rules and regulations, and all court orders and consent decrees governing notice and appeal procedures, as they become effective.

2.19.2.13	TENNCARE may develop additional appeal process guidelines or rules, including requirements as to content and timing of notices to members, which shall be followed by the CONTRACTOR. However, the CONTRACTOR shall not be precluded from challenging any judicial requirements and to the extent judicial requirements that are the basis of such additional guidelines or rules are stayed, reversed or otherwise rendered inapplicable, the CONTRACTOR shall not be required to comply with such guidelines or rules during any period of such inapplicability.

2.19.2.14	The CONTRACTOR shall provide general and targeted education to providers regarding expedited appeals (described in TennCare rules and regulations), including when an expedited appeal is appropriate, and procedures for providing written certification thereof.

2.19.2.15	The CONTRACTOR shall require providers to provide written certification regarding whether a member’s appeal is an emergency upon request by a member prior to filing such appeal, or upon reconsideration of such appeal by the CONTRACTOR when requested by TENNCARE.

2.19.2.16	The CONTRACTOR shall provide notice to contract providers regarding provider responsibility in the appeal process, including but not limited to, the provision of medical records and/or documentation as described in Section 2.24.4.

2.19.2.17	The CONTRACTOR shall urge providers who feel they cannot order a drug on the TennCare Preferred Drug List (PDL) to seek prior authorization in advance, as well as to take the initiative to seek prior authorization or change or cancel the prescription when contacted by a member or pharmacy regarding denial of a pharmacy service due to system edits (e.g., therapeutic duplication, etc.).

2.19.2.18	Member eligibility and eligibility-related grievances and appeals, including termination of eligibility, effective dates of coverage, and the determination of premium and copayment responsibilities shall be directed to the Department of Human Services.

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2.20	FRAUD AND ABUSE

2.20.1	General
2.20.1.1	The Tennessee Bureau of Investigation Medicaid Fraud Control Unit (TBI MFCU) is the state agency responsible for the investigation of provider fraud and abuse in the TennCare program.

2.20.1.2	The Office of Inspector General (OIG) has the primary responsibility to investigate TennCare enrollee fraud and abuse.

2.20.1.3	The CONTRACTOR shall have internal controls and policies and procedures in place that are designed to prevent, detect, and report known or suspected fraud and abuse activities. The CONTRACTOR shall have adequate staffing and resources to investigate unusual incidents and develop and implement corrective action plans to assist the CONTRACTOR in preventing and detecting potential fraud and abuse activities.
2.20.2	Reporting and Investigating Suspected Fraud and Abuse
2.20.2.1	The CONTRACTOR shall cooperate with all appropriate state and federal agencies, including TBI MFCU and/or OIG, in investigating fraud and abuse. In addition, the CONTRACTOR shall fully comply with the TCA 71-5-2601 and 71-5-2603 in performance of its obligations under this Agreement. The CONTRACTOR shall report all confirmed or suspected fraud and abuse to the appropriate agency as follows:

2.20.2.1.1	Suspected fraud and abuse in the administration of the program shall be reported to TBI MFCU and/or OIG;

2.20.2.1.2	All confirmed or suspected provider fraud and abuse shall immediately be reported to TBI MFCU; and

2.20.2.1.3	All confirmed or suspected enrollee fraud and abuse shall be reported immediately to OIG;

2.20.2.2	The CONTRACTOR shall use the Fraud Reporting Forms in Attachment VI, or such other form as may be deemed satisfactory by the agency to whom the report is to be made under the terms of this Agreement.

2.20.2.3	Pursuant to TCA 71-5-2603(c) the CONTRACTOR shall be subject to a civil penalty, to be imposed by the OIG, for willful failure to report fraud and abuse by recipients, enrollees, applicants, or providers to OIG or MFCU, as appropriate.

2.20.2.4	The CONTRACTOR shall promptly perform a preliminary investigation of all incidents of suspected and/or confirmed fraud and abuse. Unless prior approval is obtained from the agency to whom the incident was reported, or to another agency designated by the agency that received the report, after reporting fraud or suspected fraud and/or suspected abuse and/or confirmed abuse, the CONTRACTOR shall not take any of the following actions as they specifically relate to TennCare claims:

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2.20.2.4.1	Contact the subject of the investigation about any matters related to the investigation;

2.20.2.4.2	Enter into or attempt to negotiate any settlement or agreement regarding the incident; or

2.20.2.4.3	Accept any monetary or other thing of valuable consideration offered by the subject of the investigation in connection with the incident.

2.20.2.5	The CONTRACTOR shall promptly provide the results of its preliminary investigation to the agency to whom the incident was reported, or to another agency designated by the agency that received the report.

2.20.2.6	The CONTRACTOR shall cooperate fully in any further investigation or prosecution by any duly authorized government agency, whether administrative, civil, or criminal. Such cooperation shall include providing, upon request, information, access to records, and access to interview CONTRACTOR employees and consultants, including but not limited to those with expertise in the administration of the program and/or in medical or pharmaceutical questions or in any matter related to an investigation.

2.20.2.7	The State shall not transfer its law enforcement functions to the CONTRACTOR.

2.20.2.8	The CONTRACTOR and providers, whether contract or non-contract, shall, upon request and as required by this Agreement or state and/or federal law, make available to the TBI MFCU/OIG any and all administrative, financial and medical records relating to the delivery of items or services for which TennCare monies are expended. In addition, the TBI MFCU/OIG shall, as required by this Agreement or state and/or federal law, be allowed access to the place of business and to all TennCare records of any contractor or provider, whether contract or non-contract, during normal business hours, except under special circumstances when after hour admission shall be allowed. Special circumstances shall be determined by the TBI MFCU/OIG.

2.20.2.9	The CONTRACTOR shall include in any of its provider agreements a provision requiring, as a condition of receiving any amount of TennCare payment, that the provider comply with this Section, Section 2.20 of this Agreement.

2.20.2.10	Except as described in Section 2.11.7.2 of this Agreement, nothing herein shall require the CONTRACTOR to ensure non-contract providers are compliant with TENNCARE contracts or state and/or federal law.
2.20.3	Compliance Plan
2.20.3.1	The CONTRACTOR shall have a written fraud and abuse compliance plan. A paper and electronic copy of the plan shall be provided to the TennCare Program Integrity Unit within ninety (90) calendar days of Agreement execution.

2.20.3.2	The CONTRACTOR’s fraud and abuse compliance plan shall:

2.20.3.2.1	Require that the reporting of suspected and/or confirmed fraud and abuse be done as required by this Agreement;

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2.20.3.2.2	Ensure that all of its officers, directors, managers and employees know and understand the provisions of the CONTRACTOR’s fraud and abuse compliance plan;

2.20.3.2.3	Contain procedures designed to prevent and detect abuse and fraud in the administration and delivery of services under this Agreement; and

2.20.3.2.4	Include a description of the specific controls in place for prevention and detection of potential or suspected fraud and abuse, such as:
2.20.3.2.4.1	Claims edits;

2.20.3.2.4.2	Post-processing review of claims;

2.20.3.2.4.3	Provider profiling and credentialing;

2.20.3.2.4.4	Prior authorization;

2.20.3.2.4.5	Utilization management;

2.20.3.2.4.6	Relevant subcontractor and provider agreement provisions; and

2.20.3.2.4.7	Written provider and member material regarding fraud and abuse referrals.
2.20.3.2.5	Contain provisions for the confidential reporting of plan violations to the designated person;

2.20.3.2.6	Contain provisions for the investigation and follow-up of any suspected or confirmed fraud and abuse, even if already reported, and/or compliance plan reports;

2.20.3.2.7	Ensure that the identities of individuals reporting violations of the CONTRACTOR’s MCO are protected and that there is no retaliation against such persons;

2.20.3.2.8	Contain specific and detailed internal procedures for officers, directors, managers and employees for detecting, reporting, and investigating fraud and abuse compliance plan violations;

2.20.3.2.9	Require any confirmed or suspected provider fraud and abuse under state or federal law be reported to TBI MFCU and that enrollee fraud and abuse be reported to the OIG; and

2.20.3.2.10	Ensure that no individual who reports MCO violations or suspected fraud and abuse is retaliated against.

2.20.3.3	The CONTRACTOR shall comply with the applicable requirements of the Model Compliance Plan for Medicaid MCOs or Medicare+Choice Organizations/Medicare Advantage plans issued by the DHHS OIG.

2.20.3.4	The CONTRACTOR shall report fraud and abuse activities as required in Section 2.30.13, Reporting Requirements.

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2.21	FINANCIAL MANAGEMENT

The CONTRACTOR shall be responsible for sound financial management of its MCO. The CONTRACTOR shall adhere to the minimum guidelines outlined below.

2.21.1	Capitation Payments

The CONTRACTOR shall accept capitation payments, remitted by TENNCARE in accordance with Section 3 and incentive payments, if applicable, as payment in full for all services required pursuant to this Agreement.

2.21.2	Savings/Loss
2.21.2.1	The CONTRACTOR shall not be required to share with TENNCARE any financial gains realized under this Agreement.

2.21.2.2	TENNCARE shall not share with the CONTRACTOR any financial losses realized under this Agreement.
2.21.3	Interest

Interest generated from the deposit of funds paid to the CONTRACTOR pursuant to this Agreement shall be the property of the CONTRACTOR and available for use at the CONTRACTOR’s discretion.
2.21.4	Third Party Liability Resources
2.21.4.1	The TennCare program shall be the payer of last resort for all covered services in accordance with federal regulations. The CONTRACTOR shall exercise full assignment rights as applicable and shall be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to enrollees under this Agreement and cost avoid and/or recover any such liability from the third party.

2.21.4.1.1	If the CONTRACTOR has determined that third party liability (TPL) exists for part or all of the services provided directly by the CONTRACTOR to an enrollee, the CONTRACTOR shall make reasonable efforts to recover from TPL sources the value of services rendered.

2.21.4.1.2	If the CONTRACTOR has determined that TPL exists for part or all of the services provided to an enrollee by a subcontractor or a provider, and the third party will make payment within a reasonable time, the CONTRACTOR may pay the subcontractor or provider only the amount, if any, by which the subcontractor’s or provider’s allowable claim exceeds the amount of TPL.

2.21.4.1.3	If the probable existence of TPL has been established at the time the claim is filed, the CONTRACTOR may reject the claim and return it to the provider for a determination of the amount of any TPL, unless the claim is for one of these services:
2.21.4.1.3.1	TENNderCare;

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2.21.4.1.3.2	Prenatal or preventive pediatric care; or

2.21.4.1.3.3	All claims covered by absent parent maintained insurance under Part D of Title IV of the Social Security Act.
2.21.4.1.4	The claims specified in Sections 2.21.4.1.3.1, 2.21.4.1.3.2, and 2.21.4.1.3.3 will be paid at the time presented for payment by the provider and the CONTRACTOR shall bill the responsible third party.

2.21.4.2	The CONTRACTOR shall deny payment on a claim that has been denied by a third party payer when the reason for denial is the provider or enrollee’s failure to follow prescribed procedures, including but not limited to, failure to obtain prior authorization, timely filing, etc.

2.21.4.3	The CONTRACTOR shall treat funds recovered from third parties as offsets to claims payments. The CONTRACTOR shall report all cost avoidance values to TENNCARE in accordance with federal guidelines and as described in Section 2.21.4 of this Agreement

2.21.4.4	The CONTRACTOR shall post all third party payments to claim level detail by enrollee.

2.21.4.5	Third party resources shall include subrogation recoveries. The CONTRACTOR shall be required to seek subrogation amounts regardless of the amount believed to be available as required by federal Medicaid guidelines. The amount of any subrogation recoveries collected by the CONTRACTOR outside of the claims processing system shall be treated by the CONTRACTOR as offsets to medical expenses for the purposes of reporting.

2.21.4.6	TennCare cost sharing responsibilities permitted pursuant to Section 2.6.7 of this Agreement shall not be considered TPL.

2.21.4.7	The CONTRACTOR shall provide TPL data to any provider having a claim denied by the CONTRACTOR based upon TPL.

2.21.4.8	The CONTRACTOR shall provide to TENNCARE any third party resource information necessary in a format and media described by TENNCARE and shall cooperate in any manner necessary, as requested by TENNCARE, with TENNCARE and/or a cost recovery vendor at such time that TENNCARE acquires said services.

2.21.4.9	TENNCARE may require a TennCare contracted TPL vendor to review paid claims that are over ninety (90) calendar days old and pursue TPL (excluding subrogation) for those claims that do not indicate recovery amounts in the CONTRACTOR’s reported encounter data.

2.21.4.10	If the CONTRACTOR operates or administers any non-Medicaid HMO, health plan or other lines of business, the CONTRACTOR shall assist TENNCARE with the identification of enrollees with access to other insurance.

2.21.4.11	The CONTRACTOR shall demonstrate, upon request, to TENNCARE that reasonable effort has been made to seek, collect and/or report third party recoveries.

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TENNCARE shall have the sole responsibility for determining whether or not reasonable efforts have been demonstrated. Said determination shall take into account reasonable industry standards and practices.
2.21.5	Solvency Requirements
2.21.5.1	Minimum Net Worth

2.21.5.1.1	Until the CONTRACTOR has provided services under this Agreement for a full calendar year, the CONTRACTOR shall establish and maintain a minimum net worth equal to the greater of:
2.21.5.1.1.1	One million five-hundred thousand dollars ($1,500,000); or

2.21.5.1.1.2	An amount totaling four percent (4%) of the first one-hundred fifty million dollars ($150,000,000) of the CONTRACTOR’s TennCare revenue which shall be calculated by: totaling the weighted average capitation rate, as determined by TENNCARE by multiplying the base capitation rates originally proposed by the CONTRACTOR and the priority add-on and State Only and Judicial capitation rates effective on the start date of operations specified by the State by the number of enrollees (for the appropriate rate cell) assigned to the CONTRACTOR thirty (30) calendar days prior to the start date of operations for enrollment effective on the start date of operations.
2.21.5.1.2	In the event that actual enrollment as of sixty (60) days after the start date of operations increased or decreased by more than ten percent (10%) over enrollment as of thirty (30) calendar days prior to the start date of operations, the minimum net worth requirement specified in Section 2.21.5.1.1 shall be recalculated to reflect actual enrollment as of sixty (60) calendar days after the start date of operations.

2.21.5.1.3	After the CONTRACTOR has provided services under this Agreement for a full calendar year, the CONTRACTOR shall establish and maintain the minimum net worth requirements required by TDCI, including but not limited to TCA 56-32-212.

2.21.5.1.4	Any and all payments made by TENNCARE, including capitation payments, any payments related to processing claims for services incurred prior to the start date of operations pursuant to Section 3.7.1.2.1, as well as incentive payments (if applicable) to the CONTRACTOR shall be considered “Premium revenue” for the purpose of calculating the minimum net worth required by TCA 56-32-212.

2.21.5.1.5	The CONTRACTOR shall demonstrate evidence of its compliance with this provision to TDCI in the financial reports filed with TDCI by the CONTRACTOR. The CONTRACTOR agrees that failure to maintain any of the financial requirements in accordance with this Section 2.21.5.1 through 2.21.5.5, as determined by TDCI, shall constitute hazardous financial conditions as defined by TCA 56-32-212.

2.21.5.2	Statutory Net Worth for Enhanced Enrollment

In the event of a significant enrollment expansion as defined in TCA 56-32-203(c)(2):

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2.21.5.2.1	The CONTRACTOR agrees that in order to maintain the minimum net worth requirements described in Section 2.21.5.1, the minimum net worth requirements are to be recalculated.

2.21.5.2.2	The calculation of minimum net worth shall be based upon annual projected premiums including the estimated premiums for the additional enrollment versus the prior year actual premium revenue. Estimated premiums will be based on the capitation payment rates in effect at the time of the calculation and projected future enrollment. The formula set forth in TCA 56-32-212(a)(2) shall then be applied to the annualized projected premiums to determine the enhanced minimum net worth requirement.

2.21.5.2.3	The CONTRACTOR must demonstrate to the satisfaction of TDCI that this enhanced minimum net worth balance has been established prior to the assignment of additional enrollees to the CONTRACTOR by TENNCARE.

2.21.5.2.4	The CONTRACTOR shall maintain the greater of the enhanced minimum net worth balance or the minimum net worth balance calculated pursuant to TCA 56-32-212, until the CONTRACTOR has completed a full calendar year with the significantly expanded enrollment.

2.21.5.3	Restricted Deposits

The CONTRACTOR shall achieve and maintain restricted deposits in an amount equal to the net worth requirement specified in Section 2.21.5.1. TDCI shall calculate the amount of restricted deposits based on the CONTRACTOR’s TennCare premium revenue only unless this calculation would result in restricted deposits below the statutory requirements set forth in TCA 56-32-212 related to restricted deposits; in which case the required amount would be equal to the statutory requirement as it is calculated by TDCI. This contractual requirement shall in no way be construed as a way to circumvent, waive or modify the statutory requirement.

2.21.5.4	Restricted Deposits for Enhanced Enrollment

In the event of an increase in the CONTRACTOR’s statutory net worth requirement as a result of a significant enrollment expansion as defined in TCA 56-32-203(c)(2), the CONTRACTOR shall increase its restricted deposit to equal its enhanced minimum net worth requirement required by Section 2.21.5.2. TDCI shall calculate the amount of the increased restricted deposits based on the CONTRACTOR’s TennCare premium revenue only unless this calculation would result in restricted deposits below the statutory requirements set forth in TCA 56-32-212 related to restricted deposits; in which case the required amount would be equal to the statutory requirement as it is calculated by TDCI. This contractual requirement shall in no way be construed as a way to circumvent, waive or modify the statutory requirement. The CONTRACTOR must demonstrate to the satisfaction of TDCI that the CONTRACTOR has increased its restricted deposit in accordance with this Section prior to the assignment of additional enrollees to the CONTRACTOR by TENNCARE.

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2.21.5.5	Liquidity Ratio Requirement

In addition to the positive working capital requirement described in TCA 56-32-212, the CONTRACTOR shall maintain a liquidity ratio where admitted assets consisting of cash, cash equivalents, short-term investments and bonds exceed total liabilities as reported on the NAIC financial statements.

2.21.5.6	If the CONTRACTOR fails to meet the applicable net worth and/or restricted deposit requirement, said failure shall constitute a hazardous financial condition and the CONTRACTOR shall be considered to be in breach of the terms of the Agreement.
2.21.6	Accounting Requirements
2.21.6.1	The CONTRACTOR shall establish and maintain an accounting system in accordance with generally accepted accounting principles. The accounting system shall maintain records pertaining to the tasks defined in this Agreement and any other costs and expenditures made under the Agreement.

2.21.6.2	Specific accounting records and procedures are subject to TENNCARE and federal approval. Accounting procedures, policies, and records shall be completely open to state and federal personnel at any time during the Agreement period and for five (5) years thereafter unless otherwise specified elsewhere in this Agreement.
2.21.7	Insurance
2.21.7.1	The CONTRACTOR shall obtain adequate worker’s compensation and general liability insurance coverage prior to commencing any work in connection with this Agreement. Additionally, TENNCARE may require, at its sole discretion, the CONTRACTOR to obtain adequate professional malpractice liability or other forms of insurance. Any insurance required by TENNCARE shall be in the form and substance acceptable to TENNCARE.

2.21.7.2	The CONTRACTOR shall require that any subcontractors or contract providers obtain all similar insurance required of it prior to commencing work.

2.21.7.3	The CONTRACTOR shall furnish proof of adequate coverage of insurance by a certificate of insurance submitted to TENNCARE.

2.21.7.4	TENNCARE shall be exempt from and in no way liable for any sums of money that may represent a deductible in any insurance policy. The payment of such a deductible shall be the sole responsibility of the CONTRACTOR, subcontractor and/or provider obtaining such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this Agreement.

2.21.7.5	Failure to provide proof of adequate coverage within the specified time period may result in this Agreement being terminated.

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2.21.8	Ownership and Financial Disclosure

The CONTRACTOR shall disclose, to TENNCARE, the Comptroller General or CMS, full and complete information regarding ownership, financial transactions and persons convicted of criminal activity related to Medicare, Medicaid, or the federal Title XX programs in accordance with federal and state requirements, including Public Chapter 379 of the Acts of 1999. This disclosure shall be made in accordance with the requirements in Section 2.30.14.2. The following information shall be disclosed:
2.21.8.1	The name and address of each person with an ownership or control interest in the disclosing entity or in any provider or subcontractor in which the disclosing entity has direct or indirect ownership of five percent (5%) or more and whether any of the persons named pursuant to this requirement is related to another as spouse, parent, child, or sibling. This disclosure shall include the name of any other disclosing entity in which a person with an ownership or control interest in the disclosing entity also has an ownership or control interest;

2.21.8.2	The identity of any provider or subcontractor with whom the CONTRACTOR has had significant business transactions, defined as those totaling more than twenty-five thousand dollars ($25,000) during the twelve (12) month period ending on the date of the disclosure, and any significant business transactions between the CONTRACTOR, any wholly owned supplier, or between the CONTRACTOR and any provider or subcontractor, during the five (5) year period ending on the date of the disclosure;

2.21.8.3	The identity of any person who has an ownership or control interest in the CONTRACTOR, or is an agent or managing employee of the CONTRACTOR and who has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the federal Title XX services program since the inception of those programs;

2.21.8.4	Disclosure from officials in legislative and executive branches of government as to possible conflicts of interest;

2.21.8.5	If the CONTRACTOR is not a federally qualified HMO, the CONTRACTOR shall disclose certain transactions with parties in interest to TENNCARE. Transactions shall be reported according to the following guidelines:

2.21.8.5.1	The CONTRACTOR shall disclose the following transactions:

2.21.8.5.1.1	Any sale, exchange or lease of any property between the HMO and a party in interest;

2.21.8.5.1.2	Any lending of money or other extension of credit between the HMO and a party in interest; and

2.21.8.5.1.3	Any furnishing for consideration of goods, services (including management services) or facilities between the HMO and the party in interest. This does not include salaries paid to employees for services provided in the normal course of their employment.

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2.21.8.5.2	The information which must be disclosed in the transactions includes:

2.21.8.5.2.1	The name of the party in interest for each transaction;

2.21.8.5.2.2	A description of each transaction and the quantity or units involved;

2.21.8.5.2.3	The accrued dollar value of each transaction during the fiscal year; and

2.21.8.5.2.4	Justification of the reasonableness of each transaction.

2.21.8.5.3	If the Agreement is being renewed or extended, the CONTRACTOR must disclose information on business transactions which occurred during the prior contract period. If the Agreement is an initial Agreement with TENNCARE, but the CONTRACTOR has operated previously in the commercial or Medicare markets, information on business transactions for the entire year preceding the initial contract period must be disclosed. The business transactions which must be reported are not limited to transactions related to serving the Medicaid/TennCare enrollment. All of the CONTRACTOR’s business transactions must be reported.

2.21.8.5.4	A party in interest is:

2.21.8.5.4.1	Any director, officer, partner, or employee responsible for management or administration of an HMO and HIO; any person who is directly or indirectly the beneficial owner of more than five percent (5%) of the equity of the HMO; any person who is the beneficial owner of a mortgage, deed of trust, note, or other interest secured by, and valuing more than five percent (5%) of the HMO; or, in the case of an HMO organized as a nonprofit corporation, an incorporator or member of such corporation under applicable state corporation law;

2.21.8.5.4.2	Any organization in which a person described in subsection 1 is director, officer or partner; has directly or indirectly a beneficial interest of more than five percent (5%) of the equity of the HMO; or has a mortgage, deed of trust, note, or other interest valuing more than five percent (5%) of the assets of the HMO;

2.21.8.5.4.3	Any person directly or indirectly controlling, controlled by, or under common control with an HMO; or

2.21.8.5.4.4	Any spouse, child, or parent of an individual described in Sections 2.21.8.5.4.1, 2.21.8.5.4.2, or 2.21.8.5.4.3

2.21.8.5.5	TENNCARE and/or the Secretary of Health and Human Services may request information to be in the form of a consolidated financial statement.
2.21.9	Internal Audit Function

The CONTRACTOR shall establish and maintain an internal audit function responsible for providing an independent review and evaluation of the CONTRACTOR’s accuracy of financial recordkeeping, the reliability and integrity of information, the adequacy of internal controls, and compliance with applicable laws, policies, procedures, and regulations. The CONTRACTOR’s internal audit function shall be responsible for performing audits to ensure the economical and efficient use of resources by all departments to accomplish the objectives and goals for the

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operations of the department. Further, the CONTRACTOR’s internal audit department shall be responsible for performance of the claims payment accuracy tests as described in Section 2.22.6 of this Agreement.
2.21.10	Audit of Business Transactions
2.21.10.1	The CONTRACTOR shall cause an audit of its business transactions to be performed by a licensed certified public accountant, including but not limited to the financial transactions made under this Agreement. Such audit shall be performed in accordance with the requirements in Section 2.30.14.3.5 of this Agreement.

2.21.10.2	The agreement for such audits shall be subject to prior approval of the Comptroller of the Treasury and must be submitted on the standard “Contract to Audit Accounts”. In the event that terms included in the standard contract to audit accounts differ from those contained in this Agreement, this Agreement takes precedent.
2.22	CLAIMS MANAGEMENT

2.22.1	General

To the extent that the CONTRACTOR compensates providers on a fee-for-service or other basis requiring the submission of claims as a condition of payment, the CONTRACTOR shall process, as described herein, the provider’s claims for covered benefits provided to members consistent with applicable CONTRACTOR policies and procedures and the terms of this Agreement including but not limited to timely filing, and compliance with all applicable state and federal laws, rules and regulations.

2.22.2	Claims Management System Capabilities
2.22.2.1	The CONTRACTOR shall maintain a claims management system that can uniquely identify the provider of the service, date of receipt (the date the CONTRACTOR receives the claim as indicated by a date-stamp), real-time-accurate history of actions taken on each provider claim (i.e., paid, denied, suspended, appealed, etc.), date of payment (the date of the check or other form of payment) and all data elements as required by TENNCARE for encounter data submission (see Section 2.23), and can track service use against hard benefit limits and service thresholds in accordance with a methodology set by TENNCARE.

2.22.2.2	The CONTRACTOR shall have in place, an electronic claims management (ECM) capability that accepts and processes claims submitted electronically with the exception of claims that require written documentation to justify payment (e.g., hysterectomy/sterilization consent forms, certification for medical necessity for abortion, necessary operative reports, etc.).

2.22.2.3	The ECM capability shall function in accordance with information exchange and data management requirements specified in Section 2.23 of this Agreement.

2.22.2.4	As part of this ECM function, the CONTRACTOR shall also provide on-line and phone-based capabilities to obtain claims processing status information.

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2.22.2.5	The CONTRACTOR shall support an automated clearinghouse (ACH) mechanism that allows providers to request and receive electronic funds transfer (EFT) of claims payments.

2.22.2.6	The CONTRACTOR shall not derive financial gain from a provider’s use of electronic claims filing functionality and/or services offered by the CONTRACTOR or a third party. However, this provision shall not be construed to imply that providers may not be responsible for payment of applicable transaction fees/charges.
2.22.3	Paper Based Claims Formats
2.22.3.1	The CONTRACTOR shall comply at all times with standardized paper billing forms/formats (and all future updates) as follows:

Claim Type	Claim Form
Professional	CMS 1500
Institutional	CMS 1450
Dental	ADA
2.22.3.2	The CONTRACTOR shall not revise or modify the standardized forms or format.

2.22.3.3	For the forms identified in Section 2.22.3.1, the CONTRACTOR shall adhere to national standards and standardized instructions and definitions that are consistent with industry norms that are developed jointly with TENNCARE. These shall include, but not be limited to, HIPAA-based standards, federally required safeguard requirements including signature requirements described in Section 112821.1 of the CMS State Medicaid Manual and 42 CFR 455.18 and 455.19, as well as TDCI rules for Uniform Claims Process for TennCare in accordance with TCA 71-5-191.

2.22.3.4	The CONTRACTOR agrees that at such time that TENNCARE in conjunction with appropriate work groups presents recommendations concerning claims billing and processing that are consistent with industry norms, the CONTRACTOR shall comply with said recommendations within ninety (90) calendar days from notice by TENNCARE.
2.22.4	Prompt Payment
2.22.4.1	The CONTRACTOR shall comply with prompt pay claims processing requirements in accordance with TCA 56-32-226.

2.22.4.2	The CONTRACTOR shall ensure that ninety percent (90%) of clean claims for payment for services delivered to a TennCare enrollee are paid within thirty (30) calendar days of the receipt of such claims.

2.22.4.3	The CONTRACTOR shall process, and if appropriate pay, within sixty (60) calendar days ninety-nine point five percent (99.5%) of all provider claims for covered services delivered to a TennCare enrollee. The terms “processed and paid” are synonymous with terms “process and pay” of TCA 56-32-226(b)(1)(A) and (B).

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2.22.4.4	If a claim is partially or totally denied on the basis the provider did not submit any required information or documentation with the claim, then the remittance advice or other appropriate written or electronic notice shall specifically identify all such information and documentation. Resubmission of a claim with further information and/or documentation shall constitute a new claim for purposes of establishing the time frame for claims processing.

2.22.4.5	To the extent that the provider agreement requires compensation of a provider on a monthly fixed fee basis or on any other basis that does not require the submission of a claim as a condition to payment, such payment shall be made to the provider by no later than (i) the time period specified in the provider agreement/contract between the provider and the CONTRACTOR or subcontractor, or if a time period is not specified in the contract (ii) the tenth (10th) day of the calendar month if the payment is to be made by a subcontractor, or (iii) if the CONTRACTOR is required to compensate the provider directly, within five (5) calendar days after receipt of the capitated payment and supporting remittance advice information from TENNCARE.

2.22.4.6	The CONTRACTOR shall not deny provider claims on the basis of untimely filing in situations regarding coordination of benefits or subrogation, in which case the provider is pursuing payment from a third party or if an enrollee is enrolled in the CONTRACTOR’s MCO with a retroactive eligibility date. In situations of third party benefits, the time frames for filing a claim shall begin on the date that the third party documented resolution of the claim. In situations of enrollment in the CONTRACTOR’s MCO with a retroactive eligibility date, the time frames for filing a claim shall begin on the date that the CONTRACTOR receives notification from TENNCARE of the enrollee’s eligibility/enrollment.

2.22.4.7	As it relates to MCO Assignment Unknown (see Sections 2.13.7 and 2.13.8), the CONTRACTOR shall not deny a claim on the basis of the provider’s failure to file a claim within a specified time period after the date of service when the provider could not have reasonably known which MCO the member was in during the timely filing period. However, in such cases the CONTRACTOR may impose timely filing requirements beginning on the date of notification of the individual’s enrollment.
2.22.5	Claims Dispute Management
2.22.5.1	The CONTRACTOR shall have an internal claims dispute procedure that will be reviewed and approved by TENNCARE prior to its implementation.

2.22.5.2	The CONTRACTOR shall contract with independent reviewers to review disputed claims as provided by TCA 56-32-226.

2.22.5.3	The CONTRACTOR shall systematically capture the status and resolution of all claim disputes, as well as all associated documentation.
2.22.6	Claims Payment Accuracy – Minimum Audit Procedures
2.22.6.1	On a quarterly basis the CONTRACTOR shall submit a claims payment accuracy percentage report (see Section 2.30.15).

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2.22.6.2	The report shall be based on an audit conducted by the CONTRACTOR. The audit shall be conducted by an entity or staff independent of claims management. Requirements for the internal audit function are outlined in Section 2.21.9 of this Agreement.

2.22.6.3	The audit shall utilize a random sample of all “processed or paid” claims upon initial submission in each quarter (the terms “processed and paid” are synonymous with terms “process and pay” of TCA 56-32-226(b)(1)(A) and (B)). A minimum sample of three-hundred (300) claims randomly selected from the entire population of electronic and paper claims processed or paid upon initial submission for the quarter tested is required. The sample shall be further decomposed into minimum sub-samples of one-hundred (100) claims randomly selected from the entire population of claims processed and paid upon initial submission for each month in the quarter.

2.22.6.4	The minimum attributes to be tested for each claim selected shall include:

2.22.6.4.1	Claim data correctly entered into the claims processing system;

2.22.6.4.2	Claim is associated to the correct provider;

2.22.6.4.3	Service obtained the proper authorization;

2.22.6.4.4	Member eligibility at processing date correctly applied;

2.22.6.4.5	Allowed payment amount agrees with contracted rate;

2.22.6.4.6	Duplicate payment of the same claim has not occurred;

2.22.6.4.7	Denial reason applied appropriately;

2.22.6.4.8	Copayment application considered and applied;

2.22.6.4.9	Effect of modifier codes correctly applied;

2.22.6.4.10	Processing considered if service subject to hard benefit limits considered and applied;

2.22.6.4.11	Other insurance properly considered and applied;

2.22.6.4.12	Application of hard benefit limits; and

2.22.6.4.13	Proper coding including bundling/unbundling.

2.22.6.5	For audit and verification purposes, the population of claims should be maintained. Additionally, the results of testing at a minimum should be documented to include:

2.22.6.5.1	Results for each attribute tested for each claim selected;

2.22.6.5.2	Amount of overpayment or underpayment for claims processed or paid in error;

2.22.6.5.3	Explanation of the erroneous processing for each claim processed or paid in error;

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2.22.6.5.4	Determination if the error is the result of keying errors or the result of errors in the configuration or table maintenance of the claims processing system; and

2.22.6.5.5	Claims processed or paid in error have been corrected.
2.22.7	Claims Processing Methodology Requirements
2.22.7.1	The CONTRACTOR shall perform front end system edits, including but not limited to:

2.22.7.1.1	Confirming eligibility on each enrollee as claims are submitted on the basis of the eligibility information provided by the State that applies to the period during which the charges were incurred;

2.22.7.1.2	Third party liability (TPL);

2.22.7.1.3	Medical necessity (e.g., appropriate age/sex for procedure);

2.22.7.1.4	Prior approval: the system shall determine whether a covered service required prior approval and, if so, whether the CONTRACTOR granted such approval;

2.22.7.1.5	Duplicate claims: the system shall in an automated manner flag a claim as being (1) exactly the same as a previously submitted claim or (2) a possible duplicate and either deny or pend the claim as needed;

2.22.7.1.6	Covered service: the system shall verify that a service is a covered service and is eligible for payment;

2.22.7.1.7	Provider validation: the system shall approve for payment only those claims received from providers eligible to render services for which the claim was submitted;

2.22.7.1.8	Quantity of service: the system shall evaluate claims for services provided to members to ensure that any applicable hard benefit limits are applied; and

2.22.7.1.9	Benefit limits: the system shall ensure that hard benefit limit rules set by TENNCARE are factored into the determination of whether a claim should be adjudicated and paid.

2.22.7.2	The CONTRACTOR shall perform system edits for valid dates of service: the system shall assure that dates of service are valid dates, e.g., not in the future or outside of a member’s TennCare eligibility span.

2.22.7.3	The CONTRACTOR shall perform post-payment review on a sample of claims to ensure services provided were medically necessary.

2.22.7.4	The CONTRACTOR shall have a staff of qualified, medically trained and appropriately licensed personnel, consistent with NCQA accreditation standards, whose primary duties are to assist in evaluating claims for medical necessity.

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2.22.8	Explanation of Benefits (EOBs) and Related Functions
2.22.8.1	The CONTRACTOR shall be responsible for generating and mailing EOBs to TennCare enrollees in accordance with guidelines described by TENNCARE.

2.22.8.2	The CONTRACTOR shall omit any claims in the EOB file that are associated with sensitive services. The CONTRACTOR, with guidance from TENNCARE, shall develop “sensitive services” logic to be applied to the handling of said claims for EOB purposes.

2.22.8.3	At a minimum, EOBs shall be designed to address requirements found in 42 CFR 455.20 and 433.116 as well as requirements associated with a change in TennCare policy and shall include: claims for services with hard benefit limits, claims with enrollee cost sharing, denied claims with enrollee responsibility, and a sampling of paid claims (excluding ancillary and anesthesia services).

2.22.8.4	Regarding the paid claims sample referenced in Section 2.22.6.3, the CONTRACTOR shall stratify said sample to ensure that all provider types (or specialties) are represented in the pool of generated EOBs. To the extent that the CONTRACTOR considers a particular specialty (or provider) to warrant closer scrutiny, the CONTRACTOR may over sample the group. The paid claims sample should be a minimum of twenty-five (25) claims per check run with a minimum of 100 claims per month.

2.22.8.5	Based on the EOBs sent to TennCare enrollees, the CONTRACTOR shall track any complaints received from enrollees and resolve the complaints according to its established policies and procedures. The resolution may be enrollee education, provider education, or referral to TBI/OIG. The CONTRACTOR shall use the feedback received to modify or enhance the EOB sampling methodology.
2.22.9	Remittance Advices and Related Functions
2.22.9.1	In concert with its claims payment cycle the CONTRACTOR shall provide an electronic status report indicating the disposition for every adjudicated claim for each claim type submitted by providers seeking payment as well as capitated payments generated and paid by the CONTRACTOR.

2.22.9.2	The status report shall contain appropriate explanatory remarks related to payment or denial of the claim, including but not limited to TPL data.

2.22.9.3	If a claim is partially or totally denied on the basis the provider did not submit any required information or documentation with the claim, then the remittance advice must specifically identify all such information and documentation.

2.22.9.4	In accordance with 42 CFR 455.18 and 455.19, the following statement must be included on each remittance advice sent to providers: ‘‘I understand that payment and satisfaction of this claim will be from federal and state funds, and that any false claims, statements, documents, or concealment of a material fact, may be prosecuted under applicable federal and/or state laws.”

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2.22.10	Processing of Payment Errors

The CONTRACTOR shall not employ off-system or gross adjustments when processing corrections to payment errors, unless it requests and receives prior written authorization from TENNCARE.

2.22.11	Notification to Providers

For purposes of network management, the CONTRACTOR shall, at a minimum, notify all contract providers to file claims associated with covered services directly with the CONTRACTOR, or its subcontractors, on behalf of TennCare enrollees.

2.22.12	Payment Cycle

At a minimum, the CONTRACTOR shall run one (1) provider payment cycle per week, on the same day each week, as determined by the CONTRACTOR and approved by TENNCARE.

2.22.13	Excluded Providers
2.22.13.1	The CONTRACTOR shall not pay any claim submitted by a provider who is excluded from participation in Medicare, Medicaid, or SCHIP programs pursuant to Sections 1128 or 1156 of the Social Security Act or is otherwise not in good standing with TENNCARE.

2.22.13.2	The CONTRACTOR shall not pay any claim submitted by a provider that is on payment hold under the authority of TENNCARE.
2.23	INFORMATION SYSTEMS

2.23.1	General Provisions
2.23.1.1	Systems Functions

The CONTRACTOR shall have Information management processes and Information Systems (hereafter referred to as Systems) that enable it to meet TENNCARE and federal reporting requirements and other Agreement requirements and that are in compliance with this Agreement and all applicable state and federal laws, rules and regulations including HIPAA.

2.23.1.2	Systems Capacity

The CONTRACTOR’s Systems shall possess capacity sufficient to handle the workload projected for the start date of operations and will be scaleable and flexible so they can be adapted as needed, within negotiated time frames, in response to changes in Agreement requirements, increases in enrollment estimates, etc.

2.23.1.3	Electronic Messaging

2.23.1.3.1	The CONTRACTOR shall provide a continuously available electronic mail communication link (e-mail system) with TENNCARE.

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2.23.1.3.2	The e-mail system shall be capable of attaching and sending documents created using software products other than CONTRACTOR’s Systems, including TENNCARE’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.

2.23.1.3.3	As needed, the CONTRACTOR shall be able to communicate with TENNCARE using TENNCARE’s e-mail system over a secure virtual private network (VPN).

2.23.1.3.4	As needed, based on the sensitivity of data contained in an electronic message, the CONTRACTOR shall support network-to-network encryption of said messages.

2.23.1.4	Participation in Information Systems Work Groups/Committees

The CONTRACTOR and TENNCARE shall establish an information systems work group/committee to coordinate activities and develop cohesive systems strategies among TENNCARE and the MCOs. The Work Group will meet on a designated schedule as agreed to by TENNCARE and the CONTRACTOR.

2.23.1.5	Connectivity to TENNCARE/State Network and Systems

The CONTRACTOR shall be responsible for establishing connectivity to TENNCARE’s/the state’s wide area data communications network, and the relevant information systems attached to this network, in accordance to all applicable TENNCARE and/or state policies, standards and guidelines.

2.23.1.6	Systems Refresh Plan

The CONTRACTOR shall provide to TENNCARE an annual Systems refresh plan (see Section 2.30.16). The plan shall outline how Systems within the CONTRACTOR’s span of control will be systematically assessed to determine the need to modify, upgrade and/or replace application software, operating hardware and software, telecommunications capabilities, information management policies and procedures, and/or systems management policies and procedures in response to changes in business requirements, technology obsolescence, staff turnover and other relevant factors. The systems refresh plan will also indicate how the CONTRACTOR will insure that the version and/or release level of all of its Systems components (application software, operating hardware, operating software) are always formally supported by the original equipment manufacturer (OEM), software development firm (SDF), or a third party authorized by the OEM and/or SDF to support the System component.
2.23.2	Data and Document Management Requirements
2.23.2.1	Adherence to Data and Document Management Standards

2.23.2.1.1	The CONTRACTOR’s Systems shall conform to the data and document management standards by information type/subtype detailed in the HIPAA Implementation and TennCare Companion guides, inclusive of the standard transaction code sets specified in the guides.

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2.23.2.1.2	The CONTRACTOR’s Systems shall conform to HIPAA standards for data and document management that are currently under development within one-hundred twenty (120) calendar days of the standard’s effective date or, if earlier, the date stipulated by CMS or TENNCARE.

2.23.2.2	Data Model and Accessibility

The CONTRACTOR’s Systems shall be SQL and/or ODBC compliant; alternatively, the CONTRACTOR’s Systems shall employ a relational data model in the architecture of its databases in addition to a relational database management system (RDBMS) to operate and maintain said databases.

2.23.2.3	Data and Document Relationships

2.23.2.3.1	When the CONTRACTOR houses indexed images of documents used by members and providers to transact with the CONTRACTOR the CONTRACTOR shall ensure that these documents maintain logical relationships to certain key data such as member identification and provider identification number.

2.23.2.3.2	The CONTRACTOR shall ensure that records associated with a common event, transaction or customer service issue have a common index that will facilitate search, retrieval and analysis of related activities, e.g., interactions with a particular member about a reported problem.

2.23.2.3.3	Upon TENNCARE request, the CONTRACTOR shall be able to generate a listing of all members and providers that were sent a particular document, the date and time that the document was generated, and the date and time that it was sent to particular members or providers or groups thereof. The CONTRACTOR shall also be able to generate a sample of said document.

2.23.2.4	Information Retention

2.23.2.4.1	The CONTRACTOR shall provide and maintain a comprehensive information retention plan that is in compliance with state and federal requirements. The plan shall comply with the applicable requirements of the Tennessee Department of General Services, Records Management Division.

2.23.2.4.2	The CONTRACTOR shall maintain information on-line for a minimum of three (3) years, based on the last date of update activity, and update detailed and summary history data monthly for up to three (3) years to reflect adjustments.

2.23.2.4.3	The CONTRACTOR shall provide forty-eight (48) hour turnaround or better on requests for access to information that is between three (3) years and six (6) years old, and seventy-two (72) hour turnaround or better on requests for access to information in machine readable form that is between six (6) and ten (10) years old.

2.23.2.4.4	If an audit or administrative, civil or criminal investigation or prosecution is in progress or audit findings or administrative, civil or criminal investigations or prosecutions are unresolved, information shall be kept in electronic form until all tasks or proceedings are completed.

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2.23.2.5	Information Ownership

All information, whether data or documents, and reports that contain or make references to said information, involving or arising out of this Agreement is owned by TENNCARE. The CONTRACTOR is expressly prohibited from sharing or publishing TENNCARE information and reports without the prior written consent of TENNCARE.
2.23.3	System and Data Integration Requirements
2.23.3.1	Adherence to Standards for Data Exchange

2.23.3.1.1	The CONTRACTOR’s Systems shall be able to transmit, receive and process data in HIPAA-compliant or TENNCARE-specific formats and methods, including but not limited to secure File Transfer Protocol (FTP) over a secure connection such as a VPN, that are in use at the start of Systems readiness review activities. These formats are detailed in the HIPAA Implementation and TennCare Companion guides.

2.23.3.1.2	The CONTRACTOR’s Systems shall conform to future federal and/or TENNCARE specific standards for data exchange within one-hundred twenty (120) calendar days of the standard’s effective date or, if earlier, the date stipulated by CMS or TENNCARE. The CONTRACTOR shall partner with TENNCARE in the management of current and future data exchange formats and methods and in the development and implementation planning of future data exchange methods not specific to HIPAA or other federal effort. Furthermore, the CONTRACTOR shall conform to these standards as stipulated in the plan to implement such standards.

2.23.3.2	HIPAA Compliance Checker

All HIPAA-conforming exchanges of data between TENNCARE and the CONTRACTOR shall be subjected to the highest level of compliance as measured using an industry-standard HIPAA compliance checker application.

2.23.3.3	TENNCARE/State Website/Portal Integration

Where deemed that the CONTRACTOR’s Web presence will be incorporated to any degree to TENNCARE’s or the state’s web presence/portal, the CONTRACTOR shall conform to the applicable TENNCARE or state standards for website structure, coding and presentation.

2.23.3.4	Connectivity to and Compatibility/Interoperability with TENNCARE Systems and IS Infrastructure

2.23.3.4.1	The CONTRACTOR shall be responsible for establishing connectivity to TENNCARE’s/the state’s wide area data communications network, and the relevant information systems attached to this network, in accordance to all applicable TENNCARE and/or state policies, standards and guidelines.

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2.23.3.4.2	All of the CONTRACTOR’s applications, operating software, middleware, and networking hardware and software shall be able to interoperate as needed with TENNCARE and/or state systems and shall conform to applicable standards and specifications set by TENNCARE and/or the state agency that owns the system.

2.23.3.5	Data Exchange in Support of TENNCARE’s Program Integrity and Compliance Functions

The CONTRACTOR’s System(s) shall be capable of generating files in the prescribed formats for upload into TENNCARE Systems used specifically for program integrity and compliance purposes.

2.23.3.6	Address Standardization

The CONTRACTOR’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.
2.23.4	Encounter Data Provision Requirements (Encounter Submission and Processing)
2.23.4.1	Adherence to HIPAA Standards

The CONTRACTOR’s Systems are required to conform to HIPAA-standard transaction code sets as specified in the HIPAA Implementation and TennCare Companion guides.

2.23.4.2	Quality of Submission

2.23.4.2.1	The CONTRACTOR shall submit encounter data that meets established TENNCARE data quality standards. These standards are defined by TENNCARE to ensure receipt of complete and accurate data for program administration and will be closely monitored and strictly enforced. TENNCARE will revise and amend these standards as necessary to ensure continuous quality improvement. The CONTRACTOR shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with TENNCARE data quality standards as originally defined or subsequently amended. The CONTRACTOR shall comply with industry-accepted clean claim standards for all encounter data, including submission of complete and accurate data for all fields required on standard billing forms or electronic claim formats to support proper adjudication of a claim. In the event that the CONTRACTOR denies provider claims for reimbursement due to lack of sufficient or accurate data required for proper adjudication, the CONTRACTOR shall submit all available claim data to TENNCARE without alteration or omission. Where the CONTRACTOR has entered into capitated reimbursement arrangements with providers, the CONTRACTOR must require submission of all utilization or encounter data to the same standards of completeness and accuracy as required for proper adjudication of fee-for-service claims (see Section 2.12.7.31); the CONTRACTOR shall require this submission from providers as a condition of the capitation payment and shall make every effort to enforce this contract provision to ensure timely receipt of complete and accurate data. The CONTRACTOR shall be required to submit all data relevant to the adjudication and payment of claims in sufficient detail, as defined by TENNCARE, in order to support comprehensive financial reporting and utilization analysis. The CONTRACTOR must submit

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encounter data according to standards and formats as defined by TENNCARE, complying with standard code sets and maintaining integrity with all reference data sources including provider and member data. All encounter data submissions will be subjected to systematic data quality edits and audits on submission to verify not only the data content but also the accuracy of claims processing. Any batch submission which contains fatal errors that prevent processing or that does not satisfy defined threshold error rates will be rejected and returned to the CONTRACTOR for immediate correction. Due to the need for timely data and to maintain integrity of processing sequence, the CONTRACTOR shall address any issues that prevent processing of an encounter batch in accordance with procedures specified in Section 2.23.13.

2.23.4.2.2	TENNCARE will reject or report individual claims or encounters failing certain edits, as deemed appropriate and necessary by TENNCARE to ensure accurate processing or encounter data quality, and will return these transactions to the CONTRACTOR for research and resolution. TENNCARE will require expeditious action on the part of the CONTRACTOR to resolve errors or problems associated with said claims or the adjudication thereof, including any necessary changes or corrections to any systems, processes or data transmission formats, in accordance with the procedure specified in Section 2.23.13. Generally the CONTRACTOR shall, unless otherwise directed by TENNCARE, address ninety percent (90%) of reported errors within thirty (30) calendar days and address ninety-nine percent (99%) of reported errors within sixty (60) calendar days. Such errors will be considered acceptably addressed when the CONTRACTOR has either confirmed and corrected the reported issue or disputed the reported issue with supporting information or documentation that substantiates the dispute. TENNCARE may require resubmission of the transaction with reference to the original in order to document resolution. Failure to promptly research and address reported errors, including submission of and compliance with an acceptable corrective action plan as required, may result in damages and sanctions as described in Section 2.23.13.

2.23.4.3	Provision of Encounter Data

2.23.4.3.1	Within forty-eight (48) hours of the end of a payment cycle the CONTRACTOR shall generate encounter data files for that payment cycle from its claims management system(s) and/or other sources.

2.23.4.3.2	Any encounter data from a subcontractor shall be included in the file from the CONTRACTOR. The CONTRACTOR shall not submit separate encounter files from subcontractors.

2.23.4.3.3	The files shall contain settled claims and claim adjustments, including but not limited to adjustments necessitated by payment errors, processed during that payment cycle, as well as encounters processed during that payment cycle from providers with whom the CONTRACTOR has a capitation arrangement.

2.23.4.3.4	The level of detail associated with encounters from providers with whom the CONTRACTOR has a capitation arrangement shall be equivalent to the level of detail associated with encounters for which the CONTRACTOR received and settled a fee-for-service claim.

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2.23.4.3.5	The CONTRACTOR shall adhere to federal and/or TENNCARE payment rules in the definition and treatment of certain data elements, e.g., units of service, that are standard fields in the encounter data submissions and will be treated similarly by TENNCARE across all MCOs.

2.23.4.3.6	The CONTRACTOR shall provide encounter data files electronically to TENNCARE in adherence to the procedure and format indicated in the HIPAA Implementation and TennCare Companion guides.

2.23.4.3.7	The CONTRACTOR shall institute processes to insure the validity and completeness of the data it submits to TENNCARE. At its discretion, TENNCARE will conduct general data validity and completeness audits using industry-accepted statistical sampling methods. Data elements that will be audited include but are not limited to: member ID, date of service, provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes and modifiers, revenue codes, adherence to hard benefit limits, date of claim processing, and date of claim payment. Control totals shall also be reviewed and verified. Additionally, the CONTRACTOR shall reconcile all encounter data submitted to the State to control totals and to the CONTRACTOR’s Medical Loss Ratio reports and supply the reconciliation to TENNCARE with each of the Medical Loss Ratio report submissions as specified in Section 2.30.14.2.1.

2.23.4.3.8	Encounter records shall be submitted such that payment for discrete services which may have been submitted in a single claim can be ascertained in accordance with the CONTRACTOR’s applicable reimbursement methodology for that service.

2.23.4.3.9	The CONTRACTOR shall be able to receive, maintain and utilize data extracts from TENNCARE and its contractors, e.g., pharmacy data from TENNCARE or its PBM.
2.23.5	Eligibility and Enrollment Data Exchange Requirements
2.23.5.1	The CONTRACTOR shall receive, process and update enrollment files sent daily by TENNCARE.

2.23.5.2	The CONTRACTOR shall update its eligibility/enrollment databases within twenty-four (24) hours of receipt of said files.

2.23.5.3	The CONTRACTOR shall transmit to TENNCARE, in the formats and methods specified in the HIPAA Implementation and TennCare Companion guides or as otherwise specified by TENNCARE: member address changes, telephone number changes, and PCP.

2.23.5.4	The CONTRACTOR shall be capable of uniquely identifying a distinct TennCare member across multiple populations and Systems within its span of control.

2.23.5.5	The CONTRACTOR shall be able to identify potential duplicate records for a single member and, upon confirmation of said duplicate record by TENNCARE, and resolve the duplication such that the enrollment, service utilization, and customer interaction histories of the duplicate records are linked or merged.

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2.23.6	System and Information Security and Access Management Requirements
2.23.6.1	The CONTRACTOR’s Systems shall employ an access management function that restricts access to varying hierarchical levels of system functionality and information. The access management function shall:

2.23.6.1.1	Restrict access to information on a “least privilege” basis, e.g., users permitted inquiry privileges only will not be permitted to modify information;

2.23.6.1.2	Restrict access to specific system functions and information based on an individual user profile, including inquiry only capabilities; global access to all functions will be restricted to specified staff jointly agreed to by TENNCARE and the CONTRACTOR; and

2.23.6.1.3	Restrict unsuccessful attempts to access system functions to three (3), with a system function that automatically prevents further access attempts and records these occurrences.

2.23.6.2	The CONTRACTOR shall make System information available to duly authorized representatives of TENNCARE and other state and federal agencies to evaluate, through inspections or other means, the quality, appropriateness and timeliness of services performed.

2.23.6.3	The CONTRACTOR’s Systems shall contain controls to maintain information integrity. These controls shall be in place at all appropriate points of processing. The controls shall be tested in periodic and spot audits following a methodology to be developed jointly by and mutually agreed upon by the CONTRACTOR and TENNCARE.

2.23.6.4	Audit trails shall be incorporated into all Systems to allow information on source data files and documents to be traced through the processing stages to the point where the information is finally recorded. The audit trails shall:

2.23.6.4.1	Contain a unique log-on or terminal ID, the date, and time of any create/modify/delete action and, if applicable, the ID of the system job that effected the action;

2.23.6.4.2	Have the date and identification “stamp” displayed on any on-line inquiry;

2.23.6.4.3	Have the ability to trace data from the final place of recording back to its source data file and/or document;

2.23.6.4.4	Be supported by listings, transaction reports, update reports, transaction logs, or error logs;

2.23.6.4.5	Facilitate auditing of individual records as well as batch audits; and

2.23.6.4.6	Be maintained online for no less than two (2) years; additional history shall be retained for no less than ten (10) years and shall be retrievable within 48 hours.

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2.23.6.5	The CONTRACTOR’s Systems shall have inherent functionality that prevents the alteration of finalized records.

2.23.6.6	The CONTRACTOR shall provide for the physical safeguarding of its data processing facilities and the systems and information housed therein. The CONTRACTOR shall provide TENNCARE with access to data facilities upon request. The physical security provisions shall be in effect for the life of this Agreement.

2.23.6.7	The CONTRACTOR shall restrict perimeter access to equipment sites, processing areas, and storage areas through a card key or other comparable system, as well as provide accountability control to record access attempts, including attempts of unauthorized access.

2.23.6.8	The CONTRACTOR shall include physical security features designed to safeguard processor site(s) through required provision of fire retardant capabilities, as well as smoke and electrical alarms, monitored by security personnel.

2.23.6.9	The CONTRACTOR shall put in place procedures, measures and technical security to prohibit unauthorized access to the regions of the data communications network inside of a CONTRACTOR’s span of control. This includes but is not limited to: no provider or member service applications shall be directly accessible over the Internet and shall be appropriately isolated to ensure appropriate access.

2.23.6.10	The CONTRACTOR shall ensure that remote access users of its Systems can only access said Systems through two-factor user authentication and via methods such as Virtual Private Network (VPN), which must be prior approved by TENNCARE.

2.23.6.11	The CONTRACTOR shall comply with recognized industry standards governing security of state and federal automated data processing systems and information processing. At a minimum, the CONTRACTOR shall conduct a security risk assessment and communicate the results in an information security plan provided prior to the start date of operations. The risk assessment shall also be made available to appropriate federal agencies.
2.23.7	Systems Availability, Performance and Problem Management Requirements
2.23.7.1	The CONTRACTOR shall ensure that critical member and provider Internet and/or telephone-based functions and information, including but not limited to Confirmation of MCO Enrollment (CME), ECM, and self-service customer service functions are available to the applicable System users twenty-four (24) hours a day, seven (7) days a week, except during periods of scheduled System unavailability agreed upon by TENNCARE and the CONTRACTOR. Unavailability caused by events outside of a CONTRACTOR’s span of control is outside of the scope of this requirement.

2.23.7.2	The CONTRACTOR shall ensure that at a minimum all other System functions and information are available to the applicable system users between the hours of 7 a.m. and 7 p.m. Central Time Monday through Friday.

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2.23.7.3	The CONTRACTOR shall ensure that the systems and processes within its span of control associated with its data exchanges with TENNCARE are available and operational according to specifications and the data exchange schedule.

2.23.7.4	In the event of a declared major failure or disaster, the CONTRACTOR’s core eligibility/enrollment and claims processing systems shall be back online within seventy-two (72) hours of the failure’s or disaster’s occurrence.

2.23.7.5	Upon discovery of any problem within its span of control that may jeopardize or is jeopardizing the availability and performance of critical systems functions and the availability of critical information as defined in this Section of the Agreement, including any problems impacting scheduled exchanges of data between the CONTRACTOR and TENNCARE, the CONTRACTOR shall notify the applicable TennCare staff via phone, fax and/or electronic mail within sixty (60) minutes of such discovery. In its notification the CONTRACTOR shall explain in detail the impact to critical path processes such as enrollment management and encounter submission processes.

2.23.7.6	Where the problem results in delays in report distribution or problems in on-line access to critical systems functions and information during a business day, the CONTRACTOR shall notify the applicable TENNCARE staff within fifteen (15) minutes of discovery of the problem, in order for the applicable work activities to be rescheduled or handled based on System unavailability protocols.

2.23.7.7	The CONTRACTOR shall provide to appropriate TENNCARE staff information on System unavailability events, as well as status updates on problem resolution. At a minimum these updates shall be provided on an hourly basis and made available via electronic mail and/or telephone.

2.23.7.8	The CONTRACTOR shall resolve unscheduled System unavailability of CME and ECM functions, caused by the failure of systems and telecommunications technologies within the CONTRACTOR’s span of control, and shall implement the restoration of services, within sixty (60) minutes of the official declaration of System unavailability. Unscheduled System unavailability to all other CONTRACTOR System functions caused by systems and telecommunications technologies within the CONTRACTOR’s span of control shall be resolved, and the restoration of services implemented, within eight (8) hours of the official declaration of System unavailability.

2.23.7.9	Cumulative System unavailability caused by systems and/or IS infrastructure technologies within the CONTRACTOR’s span of control shall not exceed twelve (12) hours during any continuous twenty (20) business day period.

2.23.7.10	The CONTRACTOR shall not be responsible for the availability and performance of systems and IS infrastructure technologies outside of the CONTRACTOR’s span of control.

2.23.7.11	Within five (5) business days of the occurrence of a problem with system availability, the CONTRACTOR shall provide TENNCARE with full written documentation that includes a corrective action plan describing how the CONTRACTOR will prevent the problem from occurring again.

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2.23.7.12	Business Continuity and Disaster Recovery (BC-DR) Plan

2.23.7.12.1	Regardless of the architecture of its Systems, the CONTRACTOR shall develop and be continually ready to invoke a BC-DR plan that is reviewed and prior approved by TENNCARE.

2.23.7.12.2	At a minimum the CONTRACTOR’s BC-DR plan shall address the following scenarios: (a) the central computer installation and resident software are destroyed or damaged, (b) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (c) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, and (d) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e., causes unscheduled System unavailability.

2.23.7.12.3	The CONTRACTOR’s BC-DR plan shall specify projected recovery times and data loss for mission-critical Systems in the event of a declared disaster.

2.23.7.12.4	The CONTRACTOR shall periodically, but no less than annually, test its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to TENNCARE that it can restore System functions per the standards outlined elsewhere in this Section, Section 2.23 of the Agreement.

2.23.7.12.5	The CONTRACTOR shall submit a baseline BC-DR plan to TENNCARE and communicate proposed modifications as required in Section 2.30.16.
2.23.8	System User and Technical Support Requirements
2.23.8.1	The CONTRACTOR shall provide Systems Help Desk (SHD) services to all TENNCARE staff and the other agencies that may have direct access to CONTRACTOR systems.

2.23.8.2	The CONTRACTOR’s SHD shall be available via local and toll-free telephone service and via e-mail from 7 a.m. to 7 p.m. Central Time Monday through Friday, with the exception of State of Tennessee holidays. Upon TENNCARE request, the CONTRACTOR shall staff the SHD on a state holiday, Saturday, or Sunday.

2.23.8.3	The CONTRACTOR’s SHD staff shall answer user questions regarding CONTRACTOR System functions and capabilities; report recurring programmatic and operational problems to appropriate CONTRACTOR or TENNCARE staff for follow-up; redirect problems or queries that are not supported by the SHD, as appropriate, via a telephone transfer or other agreed upon methodology; and redirect problems or queries specific to data access authorization to the appropriate TENNCARE login account administrator.

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2.23.8.4	The CONTRACTOR shall ensure individuals who place calls to the SHD between the hours of 7 p.m. and 7 a.m. Central Time shall be able to leave a message. The CONTRACTOR’s SHD shall respond to messages by noon the following business day.

2.23.8.5	The CONTRACTOR shall ensure recurring problems not specific to System unavailability identified by the SHD shall be documented and reported to CONTRACTOR management within one (1) business day of recognition so that deficiencies are promptly corrected.

2.23.8.6	The CONTRACTOR shall have an IS service management system that provides an automated method to record, track and report on all questions and/or problems reported to the SHD.
2.23.9	System Testing and Change Management Requirements
2.23.9.1	The CONTRACTOR shall notify the applicable TENNCARE staff person of the following changes to Systems within its span of control within at least ninety (90) calendar days of the projected date of the change.

2.23.9.1.1	Major changes, upgrades, modifications or updates to application or operating software associated with the following core production Systems: claims processing, eligibility and enrollment processing, service authorization management, provider enrollment and data management, and encounter data management; and

2.23.9.1.2	Conversions of core transaction management Systems.

2.23.9.2	If so directed by TENNCARE, the CONTRACTOR shall discuss the proposed change in the Systems work group.

2.23.9.3	The CONTRACTOR shall respond to TENNCARE notification of System problems not resulting in System unavailability according to the following time frames:

2.23.9.3.1	Within five (5) calendar days of receiving notification from TENNCARE the CONTRACTOR shall respond in writing to notices of system problems.

2.23.9.3.2	Within fifteen (15) calendar days, the correction shall be made or a requirements analysis and specifications document will be due.

2.23.9.3.3	The CONTRACTOR shall correct the deficiency by an effective date to be determined by TENNCARE.

2.23.9.3.4	The CONTRACTOR’s Systems shall have a system-inherent mechanism for recording any change to a software module or subsystem.

2.23.9.3.5	The CONTRACTOR shall put in place procedures and measures for safeguarding against unauthorized modifications to CONTRACTOR Systems.

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2.23.9.4	Valid Window for Certain System Changes

Unless otherwise agreed to in advance by TENNCARE as part of the activities described in this Section 2.23.9, the CONTRACTOR shall not schedule System unavailability to perform System maintenance, repair and/or upgrade activities to take place during hours that can compromise or prevent critical business operations.

2.23.9.5	Testing

2.23.9.5.1	The CONTRACTOR shall work with TENNCARE pertaining to any testing initiative as required by TENNCARE.

2.23.9.5.2	The CONTRACTOR shall provide sufficient system access to allow testing by TENNCARE of the CONTRACTOR’s systems during readiness review (see Section 2.1.2) and as required during the term of the Agreement.
2.23.10	Information Systems Documentation Requirements
2.23.10.1	The CONTRACTOR shall ensure that written System process and procedure manuals document and describe all manual and automated system procedures for its information management processes and information systems.

2.23.10.2	The CONTRACTOR shall develop, prepare, print, maintain, produce, and distribute to TENNCARE distinct System design and management manuals, user manuals and quick/reference guides, and any updates.

2.23.10.3	The CONTRACTOR’s System user manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

2.23.10.4	When a System change is subject to TENNCARE prior approval, the CONTRACTOR shall submit revisions to the appropriate manuals for prior approval before implementing said System changes.

2.23.10.5	All of the aforementioned manuals and reference guides shall be available in printed form and/or on-line. If so prescribed, the manuals will be published in accordance to the appropriate TENNCARE and/or TENNCARE standard.

2.23.10.6	The CONTRACTOR shall update the electronic version of these manuals immediately; updates to the printed version of these manuals shall occur within ten (10) business days of the update taking effect.
2.23.11	Reporting Requirements (Specific to Information Management and Systems Functions and Capabilities)
2.23.11.1	The CONTRACTOR shall comply with all reporting requirements as described in Section 2.30.16 of this Agreement.

2.23.11.2	The CONTRACTOR shall provide systems-based capabilities for access by authorized TENNCARE personnel, on a secure and read-only basis, to data that can be used in ad hoc reports.

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2.23.12	Other Requirements
2.23.12.1	Statewide Data Warehouse Requirements

The CONTRACTOR shall participate in a statewide effort to tie all hospitals, physicians, and other providers’ information into a data warehouse that shall include, but will not be limited to, claims information, formulary information, medically necessary service information, cost sharing information and a listing of providers by specialty for each MCO.

2.23.12.2	Community Health Record for TennCare Enrollees (Electronic Medical Record)

2.23.12.2.1	At such time that TENNCARE requires, the CONTRACTOR shall participate and cooperate with TennCare to implement, within a reasonable time frame, a secure, Web-accessible community health record for TennCare enrollees.

2.23.12.2.2	The design of the Web site for accessing the community health record and the record format and design shall comply with HIPAA, other federal and all state privacy and confidentiality regulations.

2.23.12.2.3	The CONTRACTOR shall provide a Web-based access vehicle for contract providers to the System described in Section 2.23.12.2.1, and shall work with said providers to encourage adoption of this System.
2.23.13	Corrective Actions, Liquidated Damages and Sanctions Related to Information Systems
2.23.13.1	Within five (5) business days of receipt of notice from TENNCARE of the occurrence of a problem with the provision and/or intake of an encounter or enrollment file, the CONTRACTOR shall provide TENNCARE with full written documentation that includes acknowledgement of receipt of the notice, a corrective action plan describing how the CONTRACTOR has addressed or will address the immediate problem and how the CONTRACTOR shall prevent the problem from recurring. In the event that the CONTRACTOR fails to correct errors which prevent processing of encounter or enrollment data in a timely manner as required by TENNCARE, fails to submit a corrective action plan as requested or required, or fails to comply with an accepted corrective action plan, TENNCARE may assess liquidated damages as specified in Section 4.20.2. Continued or repeated failure to submit clean encounter data may result in the application of additional damages or sanctions, including possible forfeiture of the withhold (see Section 3.9), or be considered a breach of the Agreement.

2.23.13.2	Individual records submitted by the CONTRACTOR may be rejected; these records, once errors therein have been corrected, shall be resubmitted by the CONTRACTOR as stipulated by TENNCARE. In the event that the CONTRACTOR is unable to research or address reported errors in a timely manner as required by TENNCARE, the CONTRACTOR shall submit to TENNCARE a corrective action plan describing how the CONTRACTOR will research and address the errors and how the CONTRACTOR shall prevent the problem from recurring within five (5) business days of receipt of notice from TENNCARE that individual records submitted by the CONTRACTOR have been rejected. In the event that the CONTRACTOR fails to

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address or resolve problems with individual records in a timely manner as required by TENNCARE, which shall include failure to submit a corrective action plan as requested or required, or failure to comply with an accepted corrective action plan, TENNCARE may assess liquidated damages as specified in Section 4.20.2. Continued or repeated failure to address reported errors may result in additional damages or sanctions including possible forfeiture of the withhold (see Section 3.9) or be considered a breach of the Agreement.
2.23.13.3	In the event that the CONTRACTOR fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Agreement, the CONTRACTOR shall submit to TENNCARE a corrective action plan that describes how the failure will be resolved. The corrective action plan shall be delivered within five (5) business days of the conclusion of the test.
2.24	ADMINISTRATIVE REQUIREMENTS

2.24.1	General Responsibilities
2.24.1.1	TENNCARE shall be responsible for management of this Agreement. Management shall be conducted in good faith with the best interest of the State and the citizens it serves being the prime consideration. Management of TennCare shall be conducted in a manner consistent with simplicity of administration and the best interests of enrollees, as required by 42 USC 1396a(a)(19).

2.24.1.2	The CONTRACTOR shall be responsible for complying with the requirements of this Agreement and shall act in good faith in the performance of the requirements of this Agreement.

2.24.1.3	The CONTRACTOR shall develop policies and procedures that describe how the CONTRACTOR will comply with the requirements of this Agreement, and the CONTRACTOR shall administer this Agreement in accordance with those policies and procedures unless otherwise directed or approved by TENNCARE.

2.24.1.4	The CONTRACTOR shall submit policies and procedures and other deliverables specified by TENNCARE to TENNCARE for review and/or approval in the format and within the time frames specified by TENNCARE. The CONTRACTOR shall make any changes requested by TENNCARE to policies and procedures or other deliverables and in the time frames specified by TENNCARE.

2.24.1.5	As provided in Section 4.10 of this Agreement, should the CONTRACTOR have a question on policy determinations, benefits, or operating guidelines required for proper performance of the CONTRACTOR’s responsibilities, the CONTRACTOR shall request a determination from TENNCARE in writing.
2.24.2	Behavioral Health Advisory Committee

The CONTRACTOR shall establish a behavioral health advisory committee that is accountable to the CONTRACTOR’s governing body to provide input and advice regarding all aspects of the provision of behavioral health services according to the following requirements:

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2.24.2.1	The CONTRACTOR’s behavioral health advisory committee must be comprised of at least fifty-one percent (51%) consumer and family representatives, of which the majority must include families of adults with serious and/or persistent mental illness (SPMI) and families of children with serious emotional disturbance (SED);

2.24.2.2	There must be geographic diversity;

2.24.2.3	There must be cultural and racial diversity;

2.24.2.4	There must be representation by providers and consumers (or family members of consumers) of substance abuse services;

2.24.2.5	At a minimum, the CONTRACTOR’s behavioral health advisory committee must have input into policy development, planning for services, service evaluation, and member, family member and provider education;

2.24.2.6	Meetings must be held at least quarterly;

2.24.2.7	Travel costs must be paid by the CONTRACTOR;

2.24.2.8	The CONTRACTOR shall report on the activities of the CONTRACTOR’s behavioral health advisory committee as required in Section 2.30.17; and

2.24.2.9	The CONTRACTOR, as membership changes, must submit current membership lists to the State.
2.24.3	Performance Standards

The CONTRACTOR agrees TENNCARE may assess liquidated damages for failure to meet the performance standards specified in Attachment VII.

2.24.4	Medical Records Requirements
2.24.4.1	The CONTRACTOR shall maintain, and shall require contract providers and subcontractors to maintain, medical records in a manner that is current, detailed and organized, and which permits effective and confidential patient care and quality review, administrative, civil and/or criminal investigations and/or prosecutions.

2.24.4.2	The CONTRACTOR shall have medical record keeping policies and practices which are consistent with 42 CFR 456 and current NCQA standards for medical record documentation. The CONTRACTOR shall distribute these policies to practice sites. At a minimum, the policies and procedures shall address:

2.24.4.2.1	Confidentiality of medical records;

2.24.4.2.2	Medical record documentation standards; and

2.24.4.2.3	The medical record keeping system and standards for the availability of medical records. At a minimum the following shall apply:

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2.24.4.2.3.1	Medical records shall be maintained or available at the site where covered services are rendered;

2.24.4.2.3.2	Enrollees (for purposes of behavioral health records, enrollee includes an individual who is age sixteen (16) or over) and their legally appointed representatives shall be given access to the enrollees’ medical records, to the extent and in the manner provided by TCA 63-2-101, 63-2-102 and 33-3-104 et seq., and, subject to reasonable charges, (except as provided in Section 2.24.4.2.3.3. below) be given copies thereof upon request;

2.24.4.2.3.3	Provisions for ensuring that, in the event a patient-provider relationship with a TennCare primary care provider ends and the enrollee requests that medical records be sent to a second TennCare provider who will be the enrollee’s primary care provider, the first provider does not charge the enrollee or the second provider for providing the medical records; and

2.24.4.2.3.4	Performance goals to assess the quality of medical record keeping.

2.24.4.2.4	The CONTRACTOR shall maintain and require contract behavioral health providers to maintain medical records in conformity with TCA 33-3-101 et seq. for persons with serious emotional disturbance or mental illness.

2.24.4.2.5	The CONTRACTOR shall maintain and require contract behavioral health providers to maintain medical records of persons whose confidentiality is protected by 42 CFR Part 2 in conformity with that rule or TCA 33-3-103, whichever is more stringent.
2.25	MONITORING

2.25.1	General
2.25.1.1	TENNCARE, in its daily activities, shall monitor the CONTRACTOR for compliance with the provisions of this Agreement.

2.25.1.2	TENNCARE, CMS, or their representatives shall at least annually monitor the operation of the CONTRACTOR for compliance with the provisions of this Agreement and applicable federal and state laws and regulations. Monitoring activities shall include, but not be limited to, inspection of the CONTRACTOR’s facilities, auditing and/or review of all records developed under this Agreement including periodic medical audits, appeals, enrollments, disenrollments, termination of providers, utilization and financial records, reviewing management systems and procedures developed under this Agreement and review of any other areas or materials relevant to or pertaining to this Agreement. TENNCARE will emphasize case record validation because of the importance of having accurate service utilization data for program management, utilization review and evaluation purposes.

2.25.1.3	TENNCARE shall prepare a report of its findings and recommendations and require the CONTRACTOR to develop corrective action plans as appropriate.

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2.25.2	Facility Inspection

TENNCARE, CMS, or their representatives may conduct on-site inspections of all health facilities and service delivery sites to be utilized by the CONTRACTOR in fulfilling the obligations under this Agreement. Inspections may be made at anytime during the Agreement period and without prior notice.

2.25.3	Inspection of Work Performed

TENNCARE, CMS, or their representatives shall, at all reasonable times, have the right to enter into the CONTRACTOR’s premises, or such other places where duties of this Agreement are being performed, to inspect, monitor, or otherwise evaluate including periodic audits of the work being performed. The CONTRACTOR and all other subcontractors or providers must supply reasonable access to all facilities and assistance for TENNCARE’s representatives. All inspections and evaluations shall be performed in such a manner as to minimize disruption of normal business.

2.25.4	Approval Process
2.25.4.1	As specified by TENNCARE, TENNCARE must approve various deliverables/items before they can be implemented by the CONTRACTOR.

2.25.4.2	At any time that approval of TENNCARE is required in this Agreement, such approval shall not be considered granted unless TENNCARE issues its approval in writing.

2.25.4.3	The CONTRACTOR and TENNCARE shall agree to the appropriate deliverables (see Attachment VIII), deliverable instructions, submission and approval time frames, and technical assistance as required.

2.25.4.4	Should TENNCARE not respond to a submission of a deliverable in the amount of time agreed to by TENNCARE and the CONTRACTOR, the CONTRACTOR shall not be penalized with either liquidated damages or a withhold as a result of implementing the item awaiting approval. However, failure by TENNCARE to assess liquidated damages or withholds shall not preclude TENNCARE from requiring the CONTRACTOR to rescind or modify the item if it is determined by TENNCARE to be in the best interest of the TennCare program.
2.25.5	Availability of Records
2.25.5.1	The CONTRACTOR shall ensure within its own organization and pursuant to any agreement the CONTRACTOR may have with any other providers of service, including, but not limited to providers, subcontractors or any person or entity receiving monies directly or indirectly by or through TennCare, that TENNCARE representatives and authorized federal, state and Comptroller of the Treasury personnel, including, but not limited to TENNCARE, the Office of the Inspector General (OIG), the Medicaid Fraud Control Unit (MFCU), the Department of Health and Human Services, Office of Inspector General (DHHS OIG) and the Department of Justice (DOJ), and any other duly authorized state or federal agency shall have immediate and complete access to all records pertaining to services provided to TennCare enrollees.

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2.25.5.2	The CONTRACTOR and its subcontractors and any providers of service, including, but not limited to providers or any person or entity receiving monies directly or indirectly by or through TennCare shall make all records (including but not limited to, financial and medical records) available at the CONTRACTOR’s, provider’s, and/or the subcontractor’s expense for administrative, civil and/or criminal review, audit, or evaluation, inspection, investigation and/or prosecution by authorized federal, state, and Comptroller of Treasury personnel, including representatives from the OIG, the MFCU, DOJ and the DHHS OIG, TENNCARE or any duly authorized state or federal agency. Access will be either through on-site review of records or through the mail at the government agency’s discretion and during normal business hours, unless there are exigent circumstances, in which case access will be at any time. The CONTRACTOR shall send all records to be sent by mail to TENNCARE within twenty (20) business days of request unless otherwise specified by TENNCARE or TennCare rules and regulations. Requested records shall be provided at no expense to TENNCARE, authorized federal, state, and Comptroller of Treasury personnel, including representatives from the OIG, the MFCU, DOJ and the DHHS OIG, or any duly authorized state or federal agency. Records related to appeals shall be forwarded within the time frames specified in the appeal process portion of this Agreement. Such requests made by TENNCARE shall not be unreasonable.
2.25.5.3	The CONTRACTOR and any of its subcontractors, providers or any entity or person directly or indirectly receiving monies originating from TennCare, shall make all records, including, but not limited to, financial, administrative and medical records available to any duly authorized government agency, including but not limited to TENNCARE, OIG, MFCU, DHHS OIG and DOJ, upon any authorized government agency’s request. Any authorized government agency, including but not limited to OIG, MFCU, DHHS OIG and DOJ, may use these records to carry out their authorized duties, reviews, audits, administrative, civil and/or criminal investigations and/or prosecutions.
2.25.5.4	The CONTRACTOR, any CONTRACTOR’s management company and any CONTRACTOR’s claims processing subcontractor shall cooperate with the State, or any of the State’s contractors and agents, including, but not limited to TENNCARE, OIG, MFCU, DOJ and the DHHS OIG, and the Office of the Comptroller, and any duly authorized governmental agency, during the course of any claims processing, financial or operational examinations or during any administrative, civil or criminal investigation, hearing or prosecution. This cooperation shall include, but shall not be limited to the following:
2.25.5.4.1	Providing full cooperation and direct and unrestricted access to facilities, information, and staff, including facilities, information and staff of any management company or subcontractor, to the State or any of the State’s contractors and agents, which includes, but is not limited to TENNCARE, OIG, MFCU, DOJ and the DHHS OIG, and the Office of the Comptroller and any duly authorized governmental agency, including federal agencies; and
2.25.5.4.2	Maintaining full cooperation and open authority for claims processing systems access and mailroom visits by TDCI or designated representatives or any authorized entity of the state or federal government, and to cooperate fully with detail claims testing for claims processing system compliance.

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2.25.5.5	The CONTRACTOR shall cooperate fully with audits the State may conduct of medical management to include clinical processes and outcomes, internal audits, provider networks, and any other aspect of the program the State deems appropriate. The State may select any qualified person or organization to conduct the audits.
2.25.6	Audit Requirements

The CONTRACTOR and its providers, subcontractors and other entities receiving monies originating by or through TennCare shall maintain books, records, documents, and other evidence pertaining to services rendered, equipment, staff, financial records, medical records, and the administrative costs and expenses incurred pursuant to this Agreement as well as medical information relating to the individual enrollees as required for the purposes of audit, or administrative, civil and/or criminal investigations and/or prosecution or for the purposes of complying with the requirements set forth in Section 2.20 of this Agreement. Records other than medical records may be kept in an original paper state or preserved on micromedia or electronic format. Medical records shall be maintained in their original form or may be converted to electronic format as long as the records are readable and/or legible. These records, books, documents, etc., shall be available for any authorized federal, state, including, but not limited to TENNCARE, OIG, MFCU, DOJ and the DHHS OIG, and Comptroller personnel during the Agreement period and five (5) years thereafter, unless an audit, administrative, civil or criminal investigation or prosecution is in progress or audit findings or administrative, civil or criminal investigations or prosecutions are yet unresolved in which case records shall be kept until all tasks or proceedings are completed. During the Agreement period, these records shall be available at the CONTRACTOR’s chosen location in Tennessee subject to the approval of TENNCARE. If the records need to be sent to TENNCARE, the CONTRACTOR shall bear the expense of delivery. Prior approval of the disposition of CONTRACTOR, subcontractor or provider records must be requested and approved by TENNCARE.

2.25.7	Independent Review of the CONTRACTOR
2.25.7.1	The CONTRACTOR shall cooperate fully with TENNCARE’s External Quality Review Organization (EQRO) which will conduct a periodic and/or an annual independent review of the CONTRACTOR.

2.25.7.2	The CONTRACTOR shall cooperate fully with any evaluation of the TennCare program conducted by CMS.
2.25.8	Accessibility for Monitoring

For purposes of monitoring under this Agreement, the CONTRACTOR shall make available to TENNCARE or its representative and other authorized state and federal personnel, all records, books, documents, and other evidence pertaining to this Agreement, as well as appropriate administrative and/or management personnel who administer the MCO. The monitoring shall occur periodically during the Agreement period and may include announced or unannounced visits, or both.

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2.25.9	Corrective Action Requirements
2.25.9.1	If TENNCARE determines that the CONTRACTOR is not in compliance with one or more requirements of this Agreement, TENNCARE will issue a notice of deficiency identifying the deficiency(ies), follow-up recommendations/requirements (e.g., a request for a corrective action plan), and time frames for follow-up.

2.25.9.2	Upon receipt of a notice of deficiency(ies) from TENNCARE, the CONTRACTOR shall comply with all recommendations/requirements made in writing by TENNCARE within the time frames specified by TENNCARE.

2.25.9.3	The CONTRACTOR shall be responsible for ensuring corrective action when a subcontractor or provider is not in compliance with the Agreement.
2.26	SUBCONTRACTS

2.26.1	Subcontract Relationships and Delegation

If the CONTRACTOR delegates responsibilities to a subcontractor, the CONTRACTOR shall ensure that the subcontracting relationship and subcontracting document(s) comply with federal requirements, including, but not limited to, compliance with the applicable provisions of 42 CFR 438.230(b) and 42 CFR 434.6 as described below:
2.26.1.1	The CONTRACTOR shall evaluate the prospective subcontractor’s ability to perform the activities to be delegated;

2.26.1.2	The CONTRACTOR shall require that the agreement be in writing and specify the activities and report responsibilities delegated to the subcontractor and provide for revoking delegation or imposing other sanctions if the subcontractor’s performance is inadequate;

2.26.1.3	The CONTRACTOR shall monitor the subcontractor’s performance on an ongoing basis and subject it to formal review, on at least an annual basis, consistent with NCQA standards and state MCO laws and regulations;

2.26.1.4	The CONTRACTOR shall identify deficiencies or areas for improvement, and the CONTRACTOR and the subcontractor shall take corrective action as necessary; and

2.26.1.5	If the subcontract is for purposes of providing or securing the provision of covered services to enrollees, the CONTRACTOR shall ensure that all requirements described in Section 2.12 of this Agreement are included in the subcontract and/or a separate provider agreement executed by the appropriate parties.
2.26.2	Legal Responsibility

The CONTRACTOR shall be responsible for the administration and management of all aspects of this Agreement and the MCO covered thereunder including all subcontracts/subcontractors. The CONTRACTOR shall ensure that the subcontractor shall not enter into any subsequent agreements or subcontracts for any of the work contemplated under the subcontractor for purposes of this Agreement without prior written approval of the CONTRACTOR. No subcontract, provider agreement or other delegation of responsibility terminates or reduces the

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legal responsibility of the CONTRACTOR to TENNCARE to ensure that all activities under this Agreement are carried out in compliance with the Agreement.
2.26.3	Prior Approval

All subcontracts, as defined in Section 1 of this Agreement, and revisions thereto shall be approved in advance in writing by TENNCARE. The CONTRACTOR shall revise subcontracts as directed by TENNCARE. Approval of subcontracts shall not be considered granted unless TENNCARE issues its approval in writing. Once a subcontract has been executed by all of the participating parties, a copy of the fully executed subcontract shall be sent to TENNCARE within thirty (30) calendar days of execution. This written prior approval requirement does not relieve the CONTRACTOR of any responsibilities to submit all proposed material modifications of the CONTRACTOR’s MCO operations to TDCI for prior review and approval as required by Title 56, Chapter 32, Part 2.

2.26.4	Subcontracts for Behavioral Health Services

If the CONTRACTOR subcontracts for the provision of behavioral health services, the CONTRACTOR shall comply with the requirements in Section 2.9.5.2 regarding coordination of physical health and behavioral health services.

2.26.5	Standards

The CONTRACTOR shall require and ensure that the subcontractor complies with all applicable requirements in this Agreement. This includes, but is not limited to, Sections 2.19, 2.21.6, 2.25.5, 2.25.6, 2.25.8, 2.25.9, 4.3, 4.19, 4.31, and 4.32 of this Agreement.

2.26.6	Quality of Care

If the subcontract is for the purpose of securing the provision of covered services, the subcontract must specify that the subcontractor adhere to the quality requirements the CONTRACTOR is held to.

2.26.7	Interpretation/Translation Services and Limited English Proficiency (LEP) Provisions

The CONTRACTOR shall provide instruction for all direct service subcontractors regarding the CONTRACTOR’s written procedure for the provision of language interpretation and translation services for any member who needs such services, including but not limited to, enrollees with Limited English Proficiency.

2.26.8	Children in State Custody

The CONTRACTOR must include in its subcontracts a provision stating that subcontractors are not permitted to encourage or suggest, in any way, that TennCare children be placed into state custody in order to receive medical or behavioral health services covered by TENNCARE.

2.26.9	Assignability

Transportation and claims processing subcontracts must include language requiring that the subcontract agreement shall be assignable from the CONTRACTOR to the State, or its designee: i) at the State’s discretion upon written notice to the CONTRACTOR and the affected

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subcontractor; or ii) upon CONTRACTOR’s request and written approval by the State. Further, the subcontract agreement must include language by which the subcontractor agrees to be bound by any such assignment, and that the State, or its designee, shall not be responsible for past obligations of the CONTRACTOR.
2.26.10	Claims Processing
2.26.10.1	All claims for services furnished to a TennCare enrollee filed with a CONTRACTOR must be processed by either the CONTRACTOR or by one (1) subcontractor retained by the organization for the purpose of processing claims. However, another entity can process claims related to behavioral health vision, lab or transportation if that entity has been retained by the CONTRACTOR to arrange and provide for the delivery of said services. However, all claims processed by any subcontractor shall be maintained and submitted by the CONTRACTOR.

2.26.10.2	As required in Section 2.30.18 of this Agreement, where the CONTRACTOR has subcontracted claims processing for TennCare claims, the CONTRACTOR shall provide to TENNCARE a Type II examination based on the Statement on Auditing Standards (SAS) No. 70, Service Organizations.
2.26.11	HIPAA Requirements

The CONTRACTOR shall require all its subcontractors to adhere to HIPAA requirements.

2.26.12	Compensation for Utilization Management Activities

Should the CONTRACTOR have a subcontract arrangement for utilization management activities, the CONTRACTOR shall ensure, consistent with 42 CFR 438.210(e) that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee, as provided by the Balanced Budget Act of 1997 and the provisions of 42 CFR 438.210(e).

2.26.13	Notice of Subcontractor Termination
2.26.13.1	When a subcontract that relates to the provision of services to enrollees or claims processing services is being terminated, the CONTRACTOR shall give at least thirty (30) calendar days prior written notice of the termination to TENNCARE and TDCI.

2.26.13.2	TENNCARE reserves the right to require this notice requirement and procedures for other subcontracts if determined necessary upon review of the subcontract for approval.
2.27	COMPLIANCE WITH HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA)

2.27.1	As a party to this Agreement, the CONTRACTOR hereby acknowledges its designation as a covered entity under the HIPAA regulations and agrees to comply with all applicable HIPAA regulations.

2.27.2	In accordance with HIPAA regulations, the CONTRACTOR shall, at a minimum:

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2.27.2.1	Comply with requirements of the Health Insurance Portability and Accountability Act of 1996, including but not limited to the transactions and code set, privacy, security, and identifier regulations, by their designated compliance dates. Compliance includes meeting all required transaction formats and code sets with the specified data partner situations required under the regulations;

2.27.2.2	Transmit/receive from/to its providers, subcontractors, clearinghouses and TENNCARE all transactions and code sets required by the HIPAA regulations in the appropriate standard formats as specified under the law and as directed by TENNCARE so long as TENNCARE direction does not conflict with the law;

2.27.2.3	Agree that if it is not in compliance with all applicable standards defined within the transactions and code sets, privacy, security and all subsequent HIPAA standards, that it will be in breach of this Agreement and will then take all reasonable steps to cure the breach or end the violation as applicable. Since inability to meet the transactions and code sets requirements, as well as the privacy and security requirements can bring basic business practices between TENNCARE and the CONTRACTOR and between the CONTRACTOR and its providers and/or subcontractors to a halt, if for any reason the CONTRACTOR cannot meet the requirements of this Section, TENNCARE may terminate this Agreement in accordance with Section 4.4;

2.27.2.4	Ensure that Protected Health Information (PHI) data exchanged between the CONTRACTOR and TENNCARE is used only for the purposes of treatment, payment, or health care operations and health oversight and its related functions. All PHI data not transmitted for these purposes or for purposes allowed under the federal HIPAA regulations will be de-identified to protect the individual enrollee’s PHI under the privacy act;

2.27.2.5	Ensure that disclosures of PHI from the CONTRACTOR to TENNCARE shall be restricted as specified in the HIPAA regulations and will be permitted for the purposes of: treatment, payment, or health care operation; health oversight; obtaining premium bids for providing health coverage; or modifying, amending or terminating the group health plan. Disclosures to TENNCARE from the CONTRACTOR shall be as permitted and/or required under the law;

2.27.2.6	Report to TENNCARE within five (5) calendar days of becoming aware of any use or disclosure of PHI in violation of this Agreement by the CONTRACTOR, its officers, directors, employees, subcontractors or agents or by a third party to which the CONTRACTOR disclosed PHI;

2.27.2.7	Specify in its agreements with any agent or subcontractor that will have access to PHI that such agent or subcontractor agrees to be bound by the same restrictions, terms and conditions that apply to the CONTRACTOR pursuant to this Section 2.27;

2.27.2.8	Make available to TENNCARE enrollees the right to amend their PHI data in accordance with the federal HIPAA regulations. The CONTRACTOR shall also send information to enrollees educating them of their rights and necessary steps in this regard;

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2.27.2.9	Make an enrollee’s PHI data accessible to TENNCARE immediately upon request by TENNCARE;

2.27.2.10	Make available to TENNCARE within ten (10) calendar days of notice by TENNCARE to the CONTRACTOR such information as in the CONTRACTOR’s possession and is required for TENNCARE to make the accounting of disclosures required by 45 CFR 164.528. At a minimum, the CONTRACTOR shall provide TENNCARE with the following information:

2.27.2.10.1	The date of disclosure;

2.27.2.10.2	The name of the entity or person who received the HIPAA protected information, and if known, the address of such entity or person;

2.27.2.10.3	A brief description of the PHI disclosed, and

2.27.2.10.4	A brief statement of the purpose of such disclosure which includes an explanation of the basis for such disclosure.

2.27.2.11	In the event that the request for an accounting of disclosures is submitted directly to the CONTRACTOR, the CONTRACTOR shall within two (2) business days forward such request to TENNCARE. It shall be TENNCARE’s responsibility to prepare and deliver any such accounting requested. Additionally, the CONTRACTOR shall institute an appropriate record keeping process and procedures and policies to enable the CONTRACTOR to comply with the requirements of this Section;

2.27.2.12	Make its internal policies and procedures, records and other documentation related to the use and disclosure of PHI available to the U.S. Secretary of Health and Human Services for the purposes of determining compliance with the HIPAA regulations upon request.

2.27.2.13	Create and adopt policies and procedures to periodically audit adherence to all HIPAA regulations, and for which CONTRACTOR acknowledges and promises to perform, including but not limited to, the following obligations and actions:

2.27.2.13.1	Use administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the PHI the CONTRACTOR creates, receives, maintains, or transmits on behalf of TENNCARE.

2.27.2.13.2	Agree to ensure that any agent, including a subcontractor, to whom it provides PHI that was created, received, maintained, or transmitted on behalf of TENNCARE agrees to use reasonable and appropriate safeguards to protect the PHI.

2.27.2.13.3	Agree to report to TENNCARE’s privacy officer as soon as possible but within two (2) business days any unauthorized use or disclosure of enrollee PHI not otherwise permitted or required by HIPAA. Such immediate report shall include any security incident of which the CONTRACTOR becomes aware that represents unauthorized access to unencrypted computerized data and that materially compromises the security, confidentiality, or integrity of enrollee PHI maintained by the CONTRACTOR. The CONTRACTOR shall also notify TENNCARE’s privacy

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officer within two (2) business days of any unauthorized acquisition of enrollee PHI by an employee or otherwise authorized user of the CONTRACTOR’s system.
2.27.2.14	If feasible, return or destroy all PHI, in whatever form or medium (including any electronic medium) and all copies of an any data or compilations derived from and allowing identification of any individual who is a subject of that PHI upon termination, cancellation, expiration or other conclusion of the Agreement, and in accordance with Sections 2.21.6 and 2.25.6 of this Agreement. The CONTRACTOR shall complete such return or destruction as promptly as possible, but not later than thirty (30) days after the effective date of the termination, cancellation, expiration or other conclusion of the Agreement, including but not limited to, the provisions in Sections 2.21.6 and 2.25.6 of this Agreement. The CONTRACTOR shall identify any PHI that cannot feasibly be returned or destroyed. Within such thirty (30) days after the effective date of the termination, cancellation, expiration or other conclusion of the Agreement, including but not limited to, the provisions in Sections 2.21.6 and 2.25.6 of this Agreement the CONTRACTOR shall: (1) certify on oath in writing that such return or destruction has been completed; (2) identify any PHI which can not feasibly be returned or destroyed; and (3) certify that it will only use or disclose such PHI for those purposes that make its return or destruction infeasible;

2.27.2.15	Implement all appropriate administrative, technical and physical safeguards to prevent the use or disclosure of PHI other than pursuant to the terms and conditions of this Agreement and, including but not limited to, confidentiality requirements in 45 CFR Parts 160 and 164;

2.27.2.16	Set up appropriate mechanisms to limit use or disclosure of PHI to the minimum necessary to accomplish the intended purpose of the use or disclosure;

2.27.2.17	Create and implement policies and procedures to address present and future HIPAA regulation requirements as needed to include: use and disclosure of data; de-identification of data; minimum necessity access; accounting of disclosures; patients rights to amend, access, request restrictions; and right to file a complaint;

2.27.2.18	Provide an appropriate level of training to its staff and enrollees regarding HIPAA related policies, procedures, enrollee rights and penalties prior to the HIPAA implementation deadlines and at appropriate intervals thereafter;

2.27.2.19	Track training of CONTRACTOR staff and maintain signed acknowledgements by staff of the CONTRACTOR’s HIPAA policies;

2.27.2.20	Be allowed to use and receive information from TENNCARE where necessary for the management and administration of this Agreement and to carry out business operations;

2.27.2.21	Be permitted to use and disclose PHI for the CONTRACTOR’s own legal responsibilities;

2.27.2.22	Adopt the appropriate procedures and access safeguards to restrict and regulate access to and use by CONTRACTOR employees and other persons performing work for the CONTRACTOR to have only minimum necessary access to personally identifiable data within their organization;

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2.27.2.23	Continue to protect personally identifiable information relating to individuals who are deceased;

2.27.2.24	Be responsible for informing its enrollees of their privacy rights in the manner specified under the regulations;

2.27.2.25	Make available PHI in accordance with 45 CFR 164.524;

2.27.2.26	Make available PHI for amendment and incorporate any amendments to protected health information in accordance with 45 CFR 164.526; and

2.27.2.27	Obtain a third (3rd) party certification of their HIPAA transaction compliance ninety (90) calendar days before the start date of operations.
2.27.3	The CONTRACTOR shall track all security incidents as defined by HIPAA, and, as required by Section 2.30.19, the CONTRACTOR shall periodically report in summary fashion such security incidents (see Section 2.30.19). The CONTACTOR shall notify TENNCARE’s privacy officer within two (2) business days of any security incident that would constitute a “breach of the security of the system” as defined in TCA 47-18-2107.

2.27.4	TENNCARE and the CONTRACTOR are “information holders” as defined in TCA 47-18-2107. In the event of a breach of the security of CONTRACTOR’s information system, as defined by TCA 47-18-2107, the CONTRACTOR shall indemnify and hold TENNCARE harmless for expenses and/or damages related to the breach. Such obligations shall include but not be limited to mailing notifications to affected members. Substitute notice to written notice, as defined by TCA 47-18-2107(e)(2)and(3), shall only be permitted with TENNCARE’s express written approval.

2.27.5	In accordance with HIPAA regulations, TENNCARE shall, at a minimum, adhere to the following guidelines:
2.27.5.1	Make its individually identifiable health information available to enrollees for amendment and access as specified and restricted under the federal HIPAA regulations;

2.27.5.2	Establish policies and procedures for minimum necessary access to individually identifiable health information with its staff regarding MCO administration and oversight;

2.27.5.3	Adopt a mechanism for resolving any issues of non-compliance as required by law; and

2.27.5.4	Establish similar HIPAA data partner agreements with its subcontractors and other business associates.
2.28	NON-DISCRIMINATION COMPLIANCE REQUIREMENTS

2.28.1	The CONTRACTOR shall comply with Section 4.32 of this Agreement regarding non-discrimination, proof of non-discrimination, and notices of non-discrimination.

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2.28.2	In order to demonstrate compliance with federal and state regulations of Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, Title II of the Americans with Disabilities Act of 1990, the Age Discrimination Act of 1975 and the Omnibus Budget Reconciliation Act of 1981 (P.L. 97-35) the CONTRACTOR shall designate a staff person to be responsible for non-discrimination compliance as required in Section 2.29.1. This person shall provide instruction to all CONTRACTOR staff, providers and direct service subcontractors regarding non-discrimination activities.

2.28.3	The CONTRACTOR shall develop written policies and procedures for non-discrimination in the provision of services to persons with Limited English Proficiency, including but not limited to the provision of language interpretation and translation services for any member who needs such services as required in Section 2.18.2.

2.28.4	The CONTRACTOR shall, at a minimum, emphasize non-discrimination in its personnel policies and procedures as it relates to hiring, promoting, operational policies, contracting processes and participation on advisory/planning boards or committees.

2.28.5	The CONTRACTOR shall ask all staff to provide their race or ethnic origin and sex. The CONTRACTOR is required to request this information from all CONTRACTOR staff. CONTRACTOR staff response is voluntary. The CONTRACTOR is prohibited from utilizing information obtained pursuant to such a request as a basis for decisions regarding employment or in determination of compensation amounts.

2.28.6	The CONTRACTOR shall ask all providers for their race or ethnic origin. Provider response is voluntary. The CONTRACTOR is prohibited from utilizing information obtained pursuant to such a request as a basis for decision regarding participation in the CONTRACTOR’s provider network or in determination of compensation amounts.

2.28.7	The CONTRACTOR shall track and investigate all complaints alleging discrimination filed by employees (when the complaint is related to the TennCare program), enrollees, providers and subcontractors in which discrimination is alleged in the CONTRACTOR’s TennCare MCO. The CONTRACTOR shall track, at a minimum, the following elements: identity of the party filing the complaint; the complainant’s relationship to the CONTRACTOR; the circumstances of the complaint; date complaint filed; CONTRACTOR’s resolution, if resolved; and name of CONTRACTOR staff person responsible for adjudication of the complaint.

2.28.8	The CONTRACTOR shall report on non-discrimination activities as described in Section 2.30.19.

2.29	PERSONNEL REQUIREMENTS

2.29.1	Staffing Requirements
2.29.1.1	The CONTRACTOR shall have sufficient staffing capable of fulfilling the requirements of this Agreement.

2.29.1.2	The CONTRACTOR shall submit to TENNCARE the names, resumes and contact information of the key staff identified below. In the event of a change to any of the key staff identified in Section 2.29.1.3, the CONTRACTOR shall notify TENNCARE within ten (10) business days of the change.

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2.29.1.3	The minimum key staff requirements are listed below. Except as provided below, these positions do not require a full-time staff person; more than one function could be conducted by the same staff person.

2.29.1.3.1	A full-time administrator/project director who has clear authority over the general administration and day-to-day business activities of this Agreement;

2.29.1.3.2	A full-time Medical Director who is a licensed physician in the State of Tennessee to oversee and be responsible for all clinical activities, including but not limited to the proper provision of covered services to members, developing clinical practice standards and clinical policies and procedures;

2.29.1.3.3	A full-time senior executive who is a board certified psychiatrist in the State of Tennessee and has at least five (5) years combined experience in mental health and substance abuse services. This person shall oversee and be responsible for all behavioral health activities;

2.29.1.3.4	A full-time chief financial officer responsible for accounting and finance operations, including all audit activities;

2.29.1.3.5	A full-time staff person responsible for all CONTRACTOR information systems who is trained and experienced in information systems, data processing and data reporting as required to oversee all information systems functions including, but not limited to, establishing and maintaining connectivity with TennCare information systems and providing necessary and timely reports to TENNCARE;

2.29.1.3.6	A staff person designated as the contact available after hours for the “on-call” TennCare Solutions staff to contact with service issues;

2.29.1.3.7	A staff person to serve as the CONTRACTOR’s Non-discrimination Compliance Coordinator. This person will be responsible for compliance with Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, Title II of the Americans with Disabilities Act of 1990, the Age Discrimination Act of 1975 and the Omnibus Budget Reconciliation Act of 1981 (P.L. 97-35) on behalf of the CONTRACTOR. The CONTRACTOR shall report to TENNCARE in writing, to the attention of the Director of Non-Discrimination Compliance/Health Care Disparities, within ten (10) calendar days of the commencement of any period of time that the CONTRACTOR does not have a designated staff person for non-discrimination compliance. The CONTRACTOR shall report to TENNCARE at such time that the function is redirected as required in Section 2.29.1.2;

2.29.1.3.8	A full-time staff person responsible for member services, who will communicate with TENNCARE regarding member service activities;

2.29.1.3.9	A full-time staff person responsible for provider services, including all network management issues. This person shall be responsible for communicating with TENNCARE regarding provider service activities;

2.29.1.3.10	A staff person responsible for all fraud and abuse detection activities, including the fraud and abuse compliance plan, as set forth in Section 2.20 of this Agreement;

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2.29.1.3.11	A staff person responsible for all UM activities, including but not limited to overseeing prior authorizations. This person shall be a physician licensed in the State of Tennessee and shall ensure that UM staff have appropriate clinical backgrounds in order to make utilization management decisions;

2.29.1.3.12	A staff person responsible for all quality management activities. This person shall be a physician or registered nurse licensed in the State of Tennessee;

2.29.1.3.13	A staff person responsible for all appeal system resolution issues;

2.29.1.3.14	A staff person responsible for all claims management activities;

2.29.1.3.15	A staff person assigned to provide legal and technical assistance for and coordination with the legal system for court ordered services;

2.29.1.3.16	A staff person responsible for all MCO case management and care coordination issues, including but not limited to, disease management activities and coordination between physical and behavioral health services;

2.29.1.3.17	A consumer advocate for members receiving, or in need of, behavioral health services. This person shall be responsible for internal representation of members’ interests including but not limited to: ensuring input in policy development, planning, decision making, and oversight as well as coordination of recovery and resilience activities;

2.29.1.3.18	A staff person responsible for TENNderCare services;

2.29.1.3.19	A staff person responsible for working with the Department of Children’s Services;

2.29.1.3.20	A senior executive responsible for overseeing all subcontractor activities, if the subcontract is for the provision of covered benefits;

2.29.1.3.21	A staff person responsible for coordinating all activities and resolving issues related to CONTRACTOR/DBM coordination. This person shall be responsible for overseeing the work of the Care Coordination Committee and the Claims Coordination Committee as described in Section 2.9.8;

2.29.1.3.22	A staff person responsible for coordinating all activities and resolving issues related to CONTRACTOR/PBM coordination; and

2.29.1.3.23	A staff person designated for interfacing and coordinating with the TDMHDD Planning and Policy Council.

2.29.1.4	In addition to the key staff requirements described above, the CONTRACTOR shall have sufficient full-time clinical and support staff to conduct daily business in an orderly manner. This includes but is not limited to functions and services in the following areas: administration, accounting and finance, fraud and abuse, utilization management including prior authorizations, MCO case management and care coordination, quality management, member education and outreach, appeal system resolution, member services, provider services, claims processing, and reporting.

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2.29.1.5	The CONTRACTOR shall have a sufficient number of care coordinators and claims coordinators to conduct all required activities, including but not limited to collaboration with the DBM and coordination with various state agencies.

2.29.1.6	The CONTRACTOR shall appoint specific staff to an internal audit function as specified in Section 2.21.9.

2.29.1.7	The CONTRACTOR is not required to report to TENNCARE the names of staff not identified as key staff in Section 2.29.1.3. However, the CONTRACTOR shall provide its staffing plan to TENNCARE.

2.29.1.8	The CONTRACTOR’s project director, Medical Director, financial staff, member services staff, provider services staff, UM staff, appeals staff, MCO case management staff, and TENNderCare staff person shall be located in the State of Tennessee. However, TENNCARE may authorize exceptions to this requirement. The CONTRACTOR shall seek TENNCARE’s written prior approval to locate any of these staff outside of the State of Tennessee. The CONTRACTOR’s request to locate required in-state staff to an out-of-state locations shall include a justification of the request and an explanation of how services will be coordinated. If financial staff are not located in Tennessee the CONTRACTOR shall have the ability to issue a check within five (5) calendar days of a payment directive from TENNCARE.

2.29.1.9	The CONTRACTOR shall conduct training of staff in all departments to ensure appropriate functioning in all areas. This training shall be provided to all new staff members and on an ongoing basis for current staff.
2.29.2	Licensure

The CONTRACTOR is responsible for ensuring that all persons, whether they are employees, agents, subcontractors, providers or anyone acting for or on behalf of the CONTRACTOR, are legally authorized to render services under applicable state law.

2.29.3	Board of Directors

The CONTRACTOR shall provide to TENNCARE, in writing, a list of all officers and members of the CONTRACTOR’s Board of Directors. The CONTRACTOR shall notify TENNCARE, in writing, within ten (10) business days of any change thereto.

2.29.4	Employment and Contracting Restrictions

The CONTRACTOR shall not knowingly have a director, officer, partner, or person with beneficial ownership of more than five percent (5%) of the entity’s equity who has been debarred or suspended by any federal agency. The CONTRACTOR may not have an employment, consulting, or any other agreement with a person that has been debarred or suspended by any federal agency for the provision of items or services that are significant and material to the entity’s contractual obligation with the State. To the best of its knowledge and belief, the CONTRACTOR certifies by its signature to this Agreement that the CONTRACTOR and its principals:

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2.29.4.1	Are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any federal or state department or contractor;

2.29.4.2	Have not within a three (3) year period preceding this Agreement been convicted of, or had a civil judgment rendered against them from commission of fraud, or a criminal offense in connection with obtaining attempting to obtain, or performing a public (federal, state, or local) transaction or grant under a public transaction, violation of federal or state antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification, or destruction of records, making false statements, or receiving stolen property;

2.29.4.3	Are not presently indicted for or otherwise criminally or civilly charged by a government entity (federal, state, or local) with commission of any of the offenses detailed in Section 2.29.4.2 of this Agreement; and

2.29.4.4	Have not within a three (3) year period preceding this Agreement had one or more public transactions (federal, state, or local) terminated for cause or default.
2.30	REPORTING REQUIREMENTS

2.30.1	General Requirements
2.30.1.1	The CONTRACTOR shall comply with all the reporting requirements established by TENNCARE. TENNCARE shall provide the CONTRACTOR with the appropriate reporting formats, instructions, submission timetables, and technical assistance as required. TENNCARE may, at its discretion, change the content, format or frequency of reports.

2.30.1.2	TENNCARE may, at its discretion, require the CONTRACTOR to submit additional reports both ad hoc and recurring. If TENNCARE requests any revisions to the reports already submitted, the CONTRACTOR shall make the changes and re-submit the reports, according to the time period and format required by TENNCARE.

2.30.1.3	The CONTRACTOR shall submit all reports to TENNCARE, unless indicated otherwise in this Agreement, according to the schedule below:

DELIVERABLES	DUE DATE
Daily Reports	Within two (2) business days.

Weekly Reports	Wednesday of the following week.

Monthly Reports	20th of the following month.

Quarterly Reports	30th of the following month.

Annual Reports	Ninety (90) calendar days after the end of the calendar year

On Request Reports	Within three (3) business days from the date of the request unless otherwise specified by TENNCARE.

Ad Hoc Reports	Within ten (10) business days from the date of the request unless otherwise specified by TENNCARE.

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2.30.1.4	The CONTRACTOR shall submit all reports electronically and in the manner and format prescribed by TENNCARE.

2.30.1.5	The CONTRACTOR shall transmit to and receive from TENNCARE all transactions and code sets in the appropriate standard formats as specified under HIPAA and as directed by TENNCARE, so long as TENNCARE direction does not conflict with the law.
2.30.2	Eligibility, Enrollment and Disenrollment Reports
2.30.2.1	The CONTRACTOR shall comply with the requirements in Section 2.23.5 regarding eligibility and enrollment data exchange.

2.30.2.2	The CONTRACTOR shall submit a Monthly Enrollment/Capitation Payment Reconciliation Report that serves as a record that the CONTRACTOR has reconciled member eligibility data with capitation payments and verified that the CONTRACTOR has an enrollment record for all members for whom the CONTRACTOR has received a capitation payment. The CONTRACTOR shall report this information in the format prescribed by TENNCARE.

2.30.2.3	The CONTRACTOR shall submit a Quarterly Member Enrollment/Capitation Payment Report in the event it has members for whom a capitation payment has not been made or an incorrect payment has been made. This report shall be submitted on a quarterly basis, with a one-month lag time and is due to TENNCARE by the end of the second month following the reporting period. For example, for the quarter ending September 30, the report is due by the end of November and should include all data received through the end of October for the quarter ending September 30. These quarterly reports shall include all un-reconciled items until such time that TENNCARE notifies the CONTRACTOR otherwise. The CONTRACTOR shall report this information in the formats provided in Attachment IX, Exhibit A.

2.30.2.4	TENNCARE may provide the CONTRACTOR with information on members for whom TENNCARE has been unable to locate or verify various types of pertinent information. Upon receipt of this information, the CONTRACTOR shall provide TENNCARE any information known by the CONTRACTOR that is missing or inaccurate in the report provided by TENNCARE. The CONTRACTOR shall submit this information to TENNCARE within the time frames specified by TENNCARE.
2.30.3	Benefits/Service Requirements and Limits Reports

The CONTRACTOR shall submit a quarterly Service Threshold Report in the format prescribed by TENNCARE. At minimum, the report shall include: the number of members who reached each service threshold; confirmation that all members who reached the service threshold for mandatory enrollment in MCO case management or a disease management program were enrolled; the number of members who reached the service threshold for evaluation of appropriateness for enrollment in MCO case management or disease management who were evaluated for enrollment; the number of those members evaluated who were enrolled in MCO case management or disease management (by program); and the number of those members who were evaluated but not enrolled in MCO case management or disease management by reason.

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2.30.4	Specialized Service Reports
2.30.4.1	The CONTRACTOR shall submit a quarterly Psychiatric Hospital/RTF Readmission Report that provides: the percentage of members readmitted to the facility within seven (7) calendar days of discharge (the number of members readmitted divided by the total number of discharges); the percent of members readmitted within thirty (30) calendar days of discharge (the number of members readmitted divided by the total number of discharges); and an analysis of the findings with any actions or follow-up planned. The information shall be reported separately for members age eighteen (18) and over and under eighteen (18). These reports shall be submitted in a format to be prescribed by TENNCARE.

2.30.4.2	The CONTRACTOR shall submit a quarterly Mental Health Case Management Report that provides information on mental health case management appointments and refusals (see Section 2.7.2.6). The minimum data elements required are identified in Attachment IX, Exhibit B.

2.30.4.3	The CONTRACTOR shall submit an annual Supported Employment Report that reports on the percent of SPMI adults receiving supported employment services that are gainfully employed in either part-time or full-time capacity for a continuous ninety (90) day period (defined as the number of adults receiving supported employment for a continuous ninety (90) day period divided by the number of SPMI adults receiving supported employment services during the year) and an analysis of the findings with any action or follow-up planned as a result of the findings. These reports shall be submitted in a format to be prescribed by TENNCARE.

2.30.4.4	The CONTRACTOR shall submit a quarterly Behavioral Health Crisis Response Report that provides information on behavioral health crisis services (see Section 2.7.2.8) including the data elements listed in Attachment IX, Exhibit C. All data elements shall be reported separately for members ages eighteen (18) years and over and those under eighteen (18) years and shall be reported for each individual crisis service provider. This report shall be provided in a standardized format as specified by the State.

2.30.4.5	The CONTRACTOR shall submit a monthly Member CRG/TPG Assessment Report that contains information regarding the CRG assessments and TPG assessments (see Section 2.7.2.9) of members who have presented for mental health or substance abuse services or who have received CRG assessments and TPG assessments prior to obtaining such services. The CONTRACTOR shall provide this report in the format prescribed by the State. The minimum data elements required are identified in Attachment IX, Exhibit D of this Agreement.

2.30.4.6	On a quarterly basis the CONTRACTOR shall submit a Rejected CRG/TPG Assessments Report that provides, by agency, the number of rejected CRG/TPG assessments and the unduplicated number of and identifying information for the unapproved raters who completed the rejected assessments. This report shall be submitted in the format specified by TENNCARE.

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2.30.4.7	The CONTRACTOR shall submit an annual CRG/TPG Assessments Audit Report. The report shall contain the results of the CONTRACTOR’s audits for the prior year of CRG/TPG assessments for accuracy and conformity to state policies and procedures and shall be submitted in the format prescribed by TENNCARE.

2.30.4.8	The CONTRACTOR shall annually submit to TENNCARE its methodology for conducting the CRG/TPG assessment audits on March 1.

2.30.4.9	The CONTRACTOR shall submit a quarterly Health Education/Outreach Report which provides information on the programs and activities the CONTRACTOR has conducted in the areas of health education and outreach during the previous quarter. (See Section 2.7.3). The report shall be submitted in a format specified by TENNCARE.

2.30.4.10	The CONTRACTOR shall submit a quarterly TENNderCare Report in a format specified by TENNCARE.
2.30.5	Disease Management Reports
2.30.5.1	The CONTRACTOR shall submit a quarterly Disease Management Update Report that includes, for each disease management program (see Section 2.8), a brief narrative description of the program, the total number of members in the program, the total number of members enrolled and disenrolled during the quarter, and a description of the specific provider and member interventions performed during the quarter. The report shall be submitted in a format prescribed by TENNCARE.

2.30.5.2	The CONTRACTOR shall submit an annual Disease Management Report that includes, for each disease management programs, a narrative description of the eligibility criteria and the method used to identify and enroll eligible members, the active participation rate as defined by NCQA (the percentage of identified eligible members who have received an intervention divided by the total population who meet the criteria for eligibility), the total number of active members having one or more of the diagnosis codes (ICD-9 Codes) relating to each of the disease management programs, and information on the programs’ activities, benchmarks and goals as described in Section 2.8.7. The report shall be submitted in a format prescribed by TENNCARE.
2.30.6	Service Coordination Reports
2.30.6.1	The CONTRACTOR shall submit a quarterly MCO Case Management Update Report that includes a brief narrative description of the MCO case management program (see Section 2.9.4); the total number of members enrolled in the MCO case management program; number of members enrolled and disenrolled in the program during the quarter; member selection criteria; the number of members who declined case management services; a description of services provided during the quarter and an evaluation of the impact of the MCO case management program during the quarter. The CONTRACTOR shall submit these reports in a format prescribed by TENNCARE.

2.30.6.2	As necessary, the CONTRACTOR shall submit a listing of members identified as potential pharmacy lock-in candidates (see Section 2.9.7).

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2.30.6.3	The CONTRACTOR shall submit a quarterly Pharmacy Services Report that includes a list of the providers and information on the interventions the CONTRACTOR has taken with the providers who appear to be operating outside industry or peer norms as defined by TENNCARE, have been identified as non-compliant as it relates to adherence to the PDL and/or generic prescribing patterns and/or are failing to follow required prior authorization processes and procedures the steps the CONTRACTOR has taken to personally contact each one as well as the outcome of these personal contacts.

2.30.6.4	The CONTRACTOR shall submit a Pharmacy Services Report, On Request when TENNCARE requires assistance in identifying and working with providers for any reason. These reports shall provide information on the activities the CONTRACTOR undertook to comply with TENNCARE’s request for assistance, outcomes (if applicable) and shall be submitted in the format and within the time frame prescribed by TENNCARE.
2.30.7	Provider Network Reports
2.30.7.1	The CONTRACTOR shall submit a monthly Provider Enrollment File that includes information on all providers of TennCare health services, including physical and behavioral health providers (see Section 2.11). This includes but is not limited to, PCPs, physician specialists, hospitals, home health agencies, CMHAs, and emergency and non-emergency transportation providers. The report shall include contract providers as well as all non-contract providers with whom the CONTRACTOR has a relationship. The report shall be sorted by provider type. The CONTRACTOR shall submit this report in the format to be prescribed by TENNCARE. The CONTRACTOR shall submit this report during readiness review, by the 5th of each month, and upon TENNCARE request. Each monthly Provider Enrollment File shall include information on all providers of TennCare health services and shall provide a complete replacement for any previous Provider Enrollment File submission. Any changes in a provider’s contract status from the previous submission shall be indicated in the file generated in the month the change became effective and shall be submitted in the next monthly file.

2.30.7.2	The CONTRACTOR shall submit an annual Provider Compliance with Access Requirements Report that summarizes the CONTRACTOR’s monitoring activities, findings, and opportunities for improvement regarding provider compliance with applicable access standards. (See Section 2.11.1.10.)

2.30.7.3	The CONTRACTOR shall submit a quarterly PCP Assignment Report that provides information on members not assigned to a primary care provider (PCP) within thirty (30) calendar days of enrollment or prior to the member’s beginning effective date. This report shall be submitted using the format provided in Attachment IX, Exhibit F. (See Section 2.11.2.)

2.30.7.4	The CONTRACTOR shall submit an annual Report of Essential Hospital Services by September 1 of each year. The CONTRACTOR shall use the format in Attachment IX, Exhibit G.

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2.30.7.5	The CONTRACTOR shall submit a quarterly Behavioral Health Initial Appointment Timeliness Report that shall include the average time between the intake assessment appointment and the member’s next scheduled appointment or admission. The report shall provide this information by type of service and shall include an analysis of the findings and any actions or follow-up planned as a result of the findings. The report shall be submitted in a format prescribed by TENNCARE.

2.30.7.6	The CONTRACTOR shall submit an annual FQHC Report by January 1 of each year. The CONTRACTOR shall use the form provided in Attachment IX, Exhibit H.
2.30.8	Provider Agreement Report

The CONTRACTOR shall submit a monthly Single Case Agreements Report using the format provided in Attachment IX, Exhibit I. (See Section 2.12.4.)

2.30.9	Provider Payment Report

The CONTRACTOR shall submit a quarterly Related Provider Payment Report that lists all related providers and subcontractors to whom the CONTRACTOR has made payments during the previous quarter and the payment amounts. (See Section 2.13.14.)

2.30.10	Utilization Management Reports
2.30.10.1	The CONTRACTOR shall submit its UM program policies and procedures, the annual evaluation (which includes an analysis of findings and actions taken) and the work plan approved by the CONTRACTOR’s oversight committee to TENNCARE on April 15 of each year.

2.30.10.2	The CONTRACTOR shall submit a semi-annual ED Utilization Report (see Section 2.14.1.11) in a format to be specified by TENNCARE.

2.30.10.3	The CONTRACTOR shall submit quarterly Cost and Utilization Reports. These reports shall be submitted using the format provided in Attachment IX, Exhibit J. These reports shall be in an Excel spreadsheet format and submitted within seventy-five (75) calendar days following the quarter for which the CONTRACTOR is reporting. These reports shall be submitted on both a cumulative year basis and on a rolling twelve (12) month basis.

2.30.10.4	The CONTRACTOR shall provide quarterly Cost and Utilization Summaries. These summaries shall report on services paid during the previous quarter. The summaries shall be submitted in a format specified by TENNCARE and shall include all data elements listed in Attachment IX, Exhibit K.

2.30.10.5	The CONTRACTOR shall identify and report the number of members who incurred claims in excess of twenty-five thousand dollars ($25,000) on a rolling quarterly basis (high-cost claimants). The CONTRACTOR shall report the member’s age, sex, primary diagnosis, and amount paid by claim type for each member. The name of the member shall be blinded in order to maintain confidentiality.

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2.30.10.6	The CONTRACTOR shall submit quarterly Prior Authorization Reports that include the information in Attachment IX, Exhibit L. These reports shall be submitted in the format specified in Attachment IX, Exhibit L.

2.30.10.7	The CONTRACTOR shall submit a copy of the Referral Provider Listing (see Section 2.14.3.5), a data file of the provider information used to create the listing in a media and format prescribed by TENNCARE, and documentation from the CONTRACTOR’s mail room or outside vendor indicating the quantity of the referral provider listings mailed to providers, the date mailed, and to whom. The CONTRACTOR shall submit this information at the same time it is sent to the providers as required in Section 2.14.3.5.
2.30.11	Quality Management/Quality Improvement Reports
2.30.11.1	The CONTRACTOR shall annually submit an approved (by the CONTRACTOR’s QM/QI Committee) QM/QI Program Description, Associated Work Plan, and Annual Evaluation.

2.30.11.2	The CONTRACTOR shall update and submit a quarterly Quality Update Report. The report shall include updates on the progress made toward scheduled activities in the QM/QI work plan and barrier analysis on the activities that have been delayed with explanation of the delays and the plan for completing any delayed scheduled activities.

2.30.11.3	The CONTRACTOR shall submit an annual Report on Performance Improvement Projects that includes the information specified in Section 2.15.3.

2.30.11.4	The CONTRACTOR shall submit an annual Report of Performance Indicator Results, Audited CAHPS Results and Audited HEDIS Results by June 15 of each year (see Sections 2.15.4, 2.15.6 and 2.15.7).

2.30.11.5	The CONTRACTOR shall submit its NCQA Accreditation Report immediately upon receipt, but not to exceed ten (10) calendar days from notification by NCQA
2.30.12	Customer Service Reports
2.30.12.1	The CONTRACTOR shall submit a quarterly Member Services and UM Phone Line Report. The data in the report shall be recorded by month and shall include the detailed rate calculations. The CONTRACTOR shall submit the report in the format specified in Attachment IX, Exhibit M.

2.30.12.2	The CONTRACTOR shall report separately any member services or utilization management phone lines operated by subcontractors.

2.30.12.3	The CONTRACTOR shall submit a quarterly Translation/Interpretation Services Report. The report shall list each request and include the name and member identification number for each member to whom translation/interpretation service was provided, the date of the request, the date provided, and the identification of the translator/interpreter. The CONTRACTOR shall submit the report in a format to be prescribed by TENNCARE.

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2.30.12.4	The CONTRACTOR shall submit an annual Provider Satisfaction Survey Report that summarizes the provider survey methods and findings and provides analysis of opportunities for improvement (see Section 2.18.7.2).

2.30.12.5	The CONTRACTOR shall submit a quarterly Provider Complaints Report that provides information on the number and type of provider complaints received, either in writing or by phone. The data shall be reported by month in a format to be specified by TENNCARE.
2.30.13	Fraud and Abuse Reports

The CONTRACTOR shall submit an annual Fraud and Abuse Activities Report. This report shall summarize the results of its fraud and abuse compliance plan (see Section 2.20) and other fraud and abuse prevention, detection, reporting, and investigation measures, and should cover results for the fiscal year ending June 30. The report shall be submitted by September 30 of each year in the format reviewed and approved by TENNCARE (as part of the CONTRACTOR’s compliance plan).

2.30.14	Financial Management Reports
2.30.14.1	Third Party Liability (TPL) Resources Reports

2.30.14.1.1	The CONTRACTOR shall submit a quarterly and annual Recovery and Cost Avoidance Report that includes any recoveries for third party resources as well funds for which the CONTRACTOR does not pay a claim due to TPL coverage or Medicare coverage. This CONTRACTOR shall calculate cost savings in categories described by TENNCARE and submit this report in a format specified by TENNCARE.

2.30.14.1.2	The CONTRACTOR shall submit an Other Insurance Report that provides information on any members who have other insurance. This report shall be submitted in a format and frequency described by TENNCARE.

2.30.14.2	Financial Reports to TENNCARE

2.30.14.2.1	The CONTRACTOR shall submit a Medical Loss Ratio Report monthly with cumulative year to date calculation using the forms in Attachment IX, Exhibit N. The CONTRACTOR shall report all medical expenses and complete the supporting claims lag tables. This report shall be accompanied by a letter from an actuary, who may be an employee of the CONTRACTOR, indicating that the reports, including the estimate for incurred but not reported expenses, has been reviewed for accuracy. The CONTRACTOR shall also file this report with its NAIC filings due in March and September of each year using an accrual basis that includes incurred but not reported amounts by calendar service period that have been certified by an actuary. This report must reconcile to NAIC filings including the supplemental TennCare income statement. The CONTRACTOR shall also reconcile the amount paid reported on the supporting claims lag tables to the amount paid for the corresponding period as reported on the CONTRACTOR’s encounter file submission as specified in Sections 2.30.16.3 and 2.23.4.

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2.30.14.2.2	The CONTRACTOR shall submit an annual Ownership and Financial Disclosure Report to TENNCARE. This report shall include full and complete information regarding ownership, financial transactions and persons as described in Section 2.21.8 and shall be submitted March 1 of each calendar year and at other times as required by TENNCARE.

2.30.14.2.3	The CONTRACTOR shall submit its annual audit plan on March 1 of each year in a format to be prescribed by TENNCARE. (See Section 2.21.9.)

2.30.14.3	TDCI Financial Reports

2.30.14.3.1	By no later than December 31 of each year, the CONTRACTOR shall submit to TDCI an annual Financial Plan and Projection of Operating Results Report. This submission shall include the CONTRACTOR’s budget projecting revenues earned and expenses incurred on a calendar year basis through the term of this Agreement. This budget shall be prepared in accordance with the form prescribed by TDCI and shall include narratives explaining the assumptions and calculations utilized in the projections of operating results.

2.30.14.3.2	By no later than July 31 of each year, the CONTRACTOR shall submit to TDCI a mid-year Comparison of Actual Revenues and Expenses to Budgeted Amounts Report. If necessary, the CONTRACTOR shall revise the calendar year budget based on its actual results of operations. Any revisions to the budget must include narratives explaining the assumptions and calculations utilized in making the revisions.

2.30.14.3.3	The CONTRACTOR shall submit to TDCI an Annual Financial Report required to be filed by all licensed health maintenance organizations pursuant to TCA 56-32-208. This report shall be on the form prescribed by the National Association of Insurance Commissioners (NAIC) for health maintenance organizations and shall be submitted to TDCI on or before March 1 of each calendar year. It shall contain an income statement detailing the CONTRACTOR’s fourth quarter and year-to-date revenues earned and expenses incurred as a result of the CONTRACTOR’s participation in the TennCare program. The CONTRACTOR in preparing this annual report shall comply with any and all rules and regulations of TDCI related to the preparation and filing of this report. This Annual Report will also be accompanied by the Medical Loss Ratio report, where applicable, completed on a calendar year basis. The CONTRACTOR shall submit a reconciliation of the Medical Loss Ratio report to the annual NAIC filing using an accrual basis that includes an actuarial certification of the claims payable (reported and unreported).

2.30.14.3.4	The CONTRACTOR shall file with TDCI, a Quarterly Financial Report. These reports shall be on the form prescribed by the National Association of Insurance Commissioners for health maintenance organizations and shall be submitted to TDCI on or before June 1 (covering first quarter of current year), September 1 (covering second quarter of current year) and December 1 (covering third quarter of current year). Each quarterly report shall also contain an income statement detailing the CONTRACTOR’s quarterly and year-to-date revenues earned and expenses incurred as a result of the CONTRACTOR’s participation in the TennCare program. The second quarterly report (submitted on September 1) shall include the Medical Loss Ratio report completed on an accrual basis that includes an actuarial certification of the claims payable (reported and unreported) and, if any, other actuarial liabilities

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reported. The actuarial certification shall be prepared in accordance with National Association of Insurance Commissioners guidelines. The CONTRACTOR shall also submit a reconciliation of the Medical Loss Ratio report to the second quarterly NAIC report.
2.30.14.3.5	The CONTRACTOR shall submit to TDCI annual Audited Financial Statements. Such audit shall be performed in accordance with NAIC Annual Statement Instructions regarding the annual audited financial statements. There are three (3) exceptions to the NAIC statement instructions:

2.30.14.3.5.1	The CONTRACTOR shall submit the audited financial statements covering the previous calendar year by May 1 of each calendar year.

2.30.14.3.5.2	Any requests for extension of the May 1 submission date must be granted by the Comptroller of the Treasury pursuant to the “Contract to Audit Accounts.”

2.30.14.3.5.3	The report shall include an income statement addressing the TENNCARE operations of the CONTRACTOR.

2.30.14.3.5.4	These financial reporting requirements shall supersede any other reporting requirements required of the CONTRACTOR by TDCI, and TDCI shall enact any necessary rule or regulation to conform to this provision of the Agreement.
2.30.15	Claims Management Reports
2.30.15.1	The CONTRACTOR shall submit a quarterly Claims Payment Accuracy Report. The report shall include the results of the internal audit of the random sample of all “processed or paid” claims (described in Section 2.22.6) and shall report on the number and percent of claims that are paid accurately. The numbers and percents shall be reported on a monthly basis. The report shall be submitted in a format prescribed by TENNCARE.

2.30.15.2	The CONTRACTOR shall submit a quarterly Explanation of Benefits (EOB) Report. This report shall summarize the number of EOBs sent by category, member complaints, and complaint resolution (including referral to TBI/OIG). (See Section 2.22.8.)
2.30.16	Information Systems Reports
2.30.16.1	The CONTRACTOR shall submit an annual Systems Refresh Plan on December 1 for the upcoming year that meets the requirements in Section 2.23.1.6.

2.30.16.2	The CONTRACTOR shall submit Encounter Data Files in a standardized format as specified by TENNCARE (see Section 2.23.4) and transmitted electronically to TENNCARE on a weekly basis.

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2.30.16.3	The CONTRACTOR shall provide an electronic version of a reconciliation between the amount paid as captured on the CONTRACTOR’s encounter file submissions and the amount paid as reported by the CONTRACTOR in the ‘CMS 1450 Claims Triangle’ and ‘CMS 1500 Claims Triangle’ that accompanies the monthly Medical Loss Ratio report (see Section 2.30.14.2.1). In the event of any variances, the CONTRACTOR shall submit a written explanation accompanied by a ‘CMS 1450 Claims Triangle’ by category of service and a ‘CMS 1500 Claims Triangle’ by category of service, as applicable, to substantiate the explanation of the variance and identify the categories of services to which the variance is attributable. In the event that TENNCARE requires further detail of the variances listed, the CONTRACTOR shall provide any other data as requested by TENNCARE. This information shall be submitted with the MLR report.

2.30.16.4	The CONTRACTOR shall provide any information and/or data requested in a format to be specified by TENNCARE as required to support the validation, testing or auditing of the completeness and accuracy of encounter data submitted by the CONTRACTOR.

2.30.16.5	The CONTRACTOR shall submit a monthly Systems Availability and Performance Report that provides information on availability and unavailability by major system as well as response times for the CONTRACTOR’s Confirmation of MCO Enrollment and Electronic Claims Management functions, as measured within the CONTRACTOR’s span of control.

2.30.16.6	The CONTRACTOR shall submit a baseline Business Continuity and Disaster Recovery (BC-DR) plan for review and approval as specified by TENNCARE. The CONTRACTOR shall communicate proposed modifications to the BC-DR plan at least fifteen (15) calendar days prior to their proposed incorporation. Such modifications shall be subject to review and approval by TENNCARE.
2.30.17	Administrative Requirements Reports

The CONTRACTOR shall submit a semi-annual Report on the Activities of the CONTRACTOR’s Behavioral Health Advisory Committee regarding the activities of the behavioral health advisory committee established pursuant to Section 2.24.2. These reports shall be submitted to TENNCARE on March 1 and September 1 of each year according to the format specified by the State.

2.30.18	Subcontract Reports
2.30.18.1	If the CONTRACTOR has subcontracted claims processing for TennCare claims, the CONTRACTOR shall provide to TENNCARE a Type II examination based on the Statement on Auditing Standards (SAS) No. 70, Service Organizations for each non-affiliated organization processing claims that represent more than twenty percent (20%) of TennCare medical expenses of the CONTRACTOR. This report shall be performed by an independent auditor (“service auditor”) and shall be due annually on May 1 for the preceding year operations or portion thereof.

2.30.18.2	In a Type II report, the service auditor will express an opinion on (1) whether the service organization’s description of its controls presents fairly, in all material respects, the relevant aspects of the service organization’s controls that had been placed in operation as of a specific date, and (2) whether the controls were suitably

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designed to achieve specified control objectives, and (3) whether the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives were achieved during the period specified. The audit of control activities over information and technology related processes related to TennCare claims processing by the subcontractor should include the following:
2.30.18.2.1	General Controls

2.30.18.2.1.1	Personnel Policies

2.30.18.2.1.2	Segregation of Duties

2.30.18.2.1.3	Physical Access Controls

2.30.18.2.1.4	Hardware and System Software

2.30.18.2.1.5	Applications System Development and Modifications

2.30.18.2.1.6	Computer Operations

2.30.18.2.1.7	Data Access Controls

2.30.18.2.1.8	Contingency and Business Recovery Planning

2.30.18.2.2	Application Controls

2.30.18.2.2.1	Input

2.30.18.2.2.2	Processing

2.30.18.2.2.3	Output

2.30.18.2.2.4	Documentation Controls
2.30.19	HIPAA Reports

The CONTRACTOR shall submit a Security Incident Report in a format to be prescribed by TENNCARE. This report shall be provided at least annually, but the CONTRACTOR shall provide the report more frequently if requested by TENNCARE. “Port scans” or other unsuccessful queries to the CONTRACTOR’s information system shall not be considered a security incident for purposes of this report.

2.30.20	Non-Discrimination Compliance Reports
2.30.20.1	The CONTRACTOR shall submit an annual Summary Listing of Servicing Providers that includes race or ethnic origin of each provider. The listing shall include, at a minimum, provider name, address, race or ethnic origin and shall be sorted by provider type (e.g., pediatrician, surgeon, etc.). The CONTRACTOR shall use the following race or ethnic origin categories: American Indian or Alaskan Native, Asian

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or Pacific Islander, Hispanic origin and other race/ethnic origin as indicated by TENNCARE.
2.30.20.2	The CONTRACTOR shall submit a quarterly Supervisory Personnel Report that contains a summary listing totaling the number of supervisory personnel by race or ethnic origin and sex. This report shall provide the number of male supervisors who are White, Black (not of Hispanic origin), American Indian or Alaskan Native, Asian or Pacific Islander, Hispanic origin and other race/ethnicity as indicated by TENNCARE and number of female supervisors who are White, Black (not of Hispanic origin), American Indian or Alaskan Native, Asian or Pacific Islander, Hispanic origin and other race/ethnic origin females as indicated by TENNCARE.

2.30.20.3	The CONTRACTOR shall submit a quarterly Alleged Discrimination Report. The report shall include a listing of all complaints alleging discrimination filed by employees, members, providers and subcontractors in which discrimination is alleged by the CONTRACTOR’s MCO. Such listing shall include, at a minimum, the identity of the party filing the complaint, the complainant’s relationship to the CONTRACTOR, the circumstances of the complaint, date complaint filed, the CONTRACTOR’s resolution, if resolved, and the name of the CONTRACTOR staff person responsible for adjudication of the complaint.

2.30.20.4	On an annual basis the CONTRACTOR shall submit a copy of the CONTRACTOR’s non-discrimination policy that demonstrates non-discrimination in provision of services to members with Limited English Proficiency. This shall include a listing of interpreter/translator services used by the CONTRACTOR in providing services to members with Limited English Proficiency. The listing shall provide the full name of the interpreter/translator service, address, phone number, and hours services are available.

2.30.20.5	The CONTRACTOR shall annually submit its Non-Discrimination Compliance Plan and Assurance of Non-Discrimination to TENNCARE in a format to be prescribed by TENNCARE. The signature date of the CONTRACTOR’s Title VI Compliance Plan shall coordinate with the signature date of the CONTRACTOR’s Assurance of Non-Discrimination.
2.30.21	Terms and Conditions Reports

Quarterly, by January 30, April 30, July 30, and October 30 each year the CONTRACTOR shall make written disclosure regarding conflict of interest that includes the elements in Section 4.19.

2.31	STATE ONLYS AND JUDICIALS

2.31.1	General
2.31.1.1	As specified in this Section 2.31, the CONTRACTOR shall provide medically necessary covered behavioral health services (see Sections 2.6 and 2.7) to State Onlys and Judicials (as defined in Section 1).

2.31.1.2	Judicials are only entitled to coverage of those behavioral health evaluation and treatment services required by state law (see Section 2.7.2.10.2) or by the court order under which the individual was referred.

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2.31.1.3	State Onlys are entitled to all medically necessary covered behavioral health services.

2.31.1.4	TENNCARE shall provide pharmacy services related to behavioral health diagnoses.

2.31.1.5	Neither State Onlys nor Judicials are entitled to covered physical health services.

2.31.1.6	The requirements of this Agreement shall apply to State Onlys and Judicials as specified below. When a section/requirement applies to State Onlys and/or Judicials, the terms “TennCare enrollee,” “enrollee,” and/or “member” referenced in the requirement/section shall be read to include State Onlys and Judicials.
2.31.2	Applicability of Agreement
2.31.2.1	Section 2.1, REQUIREMENTS PRIOR TO OPERATIONS, shall apply to State Onlys and Judicials.

2.31.2.2	Section 2.2, GENERAL REQUIREMENTS, shall apply to State Onlys and Judicials.

2.31.2.3	Section 2.3, ELIGIBILITY, is not applicable to State Onlys and Judicials. However, as provided in Section 2.3.4, the State shall have sole responsibility for determining the eligibility of a Judicial or State Only. State Onlys and Judicials are not subject to any cost sharing.

2.31.2.4	Section 2.4, ENROLLMENT, applies to State Onlys and Judicials as follows:

2.31.2.4.1	Section 2.4.1, General, applies to State Onlys and Judicials. TENNCARE is solely responsible for enrollment of State Onlys and Judicials in an MCO.

2.31.2.4.2	Section 2.4.2, Authorized Service Area, applies to State Onlys and Judicials. State Onlys and Judicials will be enrolled by Grand Region, and the CONTRACTOR is only authorized to serve State Onlys and Judicials residing in a county included in the Grand Region served by the CONTRACTOR.

2.31.2.4.3	Section 2.4.3, Maximum Enrollment shall apply to State Onlys and Judicials.

2.31.2.4.4	Except for Section 2.4.4.7, Non-Discrimination, Section 2.4.4, MCO Selection and Assignment, does not apply to State Onlys and Judicials. The State will assign State Onlys and Judicials to MCOs on a random basis that ensures similar levels of enrollment for the MCOs serving a Grand Region. Section 2.4.4.7, Non-Discrimination, shall apply to State Onlys and Judicials.

2.31.2.4.5	In Section 2.4.5, Effective Date of Enrollment, Sections 2.4.5.1 through 2.4.5.3 do not apply to State Onlys and Judicials. However, as with TennCare enrollees, the effective date of enrollment in the CONTRACTOR’s MCO shall be the date provided on the enrollment file from TENNCARE. State Onlys and Judicials can be retroactively eligible to the date of application. Section 2.4.5.4, Enrollment Prior to Notification, applies to State Onlys and Judicials.

2.31.2.4.6	Section 2.4.6, Eligibility and Enrollment Data, shall apply to State Onlys and Judicials. They shall be included in eligibility and enrollment data.

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2.31.2.4.7	In Section 2.4.7, Enrollment Period, Section 2.4.7.1, General, and Section 2.4.7.3, Member Moving out of Grand Region, shall apply to State Onlys and Judicials. Section 2.4.7.2, Changing MCOs, shall not apply. State Onlys and Judicials will not be given the opportunity to change MCOs.

2.31.2.4.8	Section 2.4.8, Transfers from Other MCOs, shall apply to State Onlys and Judicials.

2.31.2.4.9	Section 2.4.9, Enrollment of Newborns, shall not apply to State Onlys and Judicials.

2.31.2.4.10	Section 2.4.10, Information Requirements Upon Enrollment, shall not apply to State Onlys and Judicials.

2.31.2.5	In Section 2.5, DISENROLLMENT FROM AN MCO, Section 2.5.1, General, shall apply to State Onlys and Judicials. Sections 2.5.2 through 2.5.5 shall not apply to State Onlys and Judicials. As with TennCare enrollees, TENNCARE shall be responsible for disenrolling State Onlys and Judicials, and the effective date of disenrollment shall be indicated on the termination record.

2.31.2.6	Section 2.6, BENEFITS/SERVICE REQUIREMENTS AND LIMITATIONS, shall apply as follows:

2.31.2.6.1	In Section 2.6.1, CONTRACTOR Covered Benefits, Section 2.6.1.2, CONTRACTOR Physical Health Benefits Chart, shall not apply. The CONTRACTOR is not responsible for providing physical health services to State Onlys and Judicials. Section 2.6.1.4, CONTRACTOR Behavioral Health Benefits Chart, shall apply. However, for Judicials the CONTRACTOR is only required to provide the behavioral health evaluation and treatment services required by state law (see Section 2.7.2.10.2) or by the court order under which the individual was referred.

2.31.2.6.2	In Section 2.6.2, TennCare Benefits Provided by TENNCARE, only Section 2.6.2.2, Pharmacy Services, shall apply to State Onlys and Judicials. TENNCARE will cover certain pharmacy services for the treatment of behavioral health disorders for State Onlys and Judicials. The CONTRACTOR shall be responsible for the related laboratory expenses.

2.31.2.6.3	In Section 2.6.3, Medical Necessity Determination, Sections 2.6.3.1 through 2.6.3.4 shall apply to State Onlys and Judicials. Section 2.6.3.5 shall not apply to State Onlys and Judicials.

2.31.2.6.4	Section 2.6.4, Second Opinions, shall not apply to State Onlys and Judicials.

2.31.2.6.5	Section 2.6.5, Use of Cost Effective Alternative Services, shall apply to State Onlys and Judicials.

2.31.2.6.6	Section 2.6.6, Additional Services and Use of Incentives, shall apply to State Onlys and Judicials.

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2.31.2.6.7	In Section 2.6.7, Cost Sharing for Services, only Section 2.6.7.1, General, shall apply to State Onlys and Judicials. There is no cost sharing required for State Onlys and Judicials.

2.31.2.7	Section 2.7, SPECIALIZED SERVICES, shall apply as follows:

2.31.2.7.1	Section 2.7.1, Emergency Services, shall not apply to State Onlys and Judicials. However, behavioral health crisis services are covered for State Onlys and Judicials (see Section 2.31.7.2.8).

2.31.2.7.2	Section 2.7.2, Behavioral Health Services, shall apply to State Onlys and Judicials. However, Sections 2.7.2.10.2.5 and 2.7.2.10.2.6, regarding voluntary hospital admissions, shall not apply to Judicials.

2.31.2.7.3	Section 2.7.3, Health Education and Outreach, shall not apply to State Onlys and Judicials.

2.31.2.7.4	Section 2.7.4, Preventive Services, shall not apply to State Onlys and Judicials.

2.31.2.7.5	Section 2.7.5, TENNderCare, shall not apply to State Onlys and Judicials.

2.31.2.7.6	Section 2.7.6, Advance Directives, shall not apply to State Onlys and Judicials.

2.31.2.7.7	Section 2.7.8, Sterilizations, Hysterectomies and Abortions, shall not apply to State Onlys and Judicials.

2.31.2.8	Section 2.8, DISEASE MANAGEMENT, shall apply to State Onlys and Judicials for the three behavioral health conditions (bipolar disorder, major depression, and schizophrenia). State Onlys and Judicials are not eligible for the physical health disease management programs.

2.31.2.9	Section 2.9, SERVICE COORDINATION, shall apply as follows:

2.31.2.9.1	Section 2.9.1, General, shall not apply to State Onlys and Judicials.

2.31.2.9.2	Section 2.9.2, Transition of New Members, shall not apply to State Onlys and Judicials.

2.31.2.9.3	Section 2.9.3, Transition of Care, shall apply to State Onlys and Judicials for covered behavioral health services.

2.31.2.9.4	Section 2.9.4, MCO Case Management, shall apply to State Onlys and Judicials relative to covered behavioral health services.

2.31.2.9.5	Section 2.9.5, Coordination and Collaboration Between Physical Health and Behavioral Health, shall not apply to State Onlys and Judicials.

2.31.2.9.6	Section 2.9.6, Coordination and Collaboration Among Behavioral Health Providers, shall apply to State Onlys and Judicials.

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2.31.2.9.7	Section 2.9.7, Coordination of Pharmacy Services, shall apply to State Onlys and Judicials for pharmacy services related to behavioral health diagnoses.

2.31.2.9.8	Section 2.9.8, Coordination of Dental Benefits, shall not apply to State Onlys and Judicials.

2.31.2.9.9	Section 2.9.9, Coordination with Medicare, shall apply to State Onlys and Judicials to the extent applicable for covered behavioral health services.

2.31.2.9.10	Section 2.9.10, Institutional Services and Alternatives to Institutional Services, shall not apply to State Onlys and Judicials.

2.31.2.9.11	Section 2.9.11, Inter-Agency Coordination, shall apply to State Onlys and Judicials for covered behavioral health services.

2.31.2.10	Section 2.10, SERVICES NOT COVERED, shall apply to State Onlys and Judicials.

2.31.2.11	Section 2.11, PROVIDER NETWORK, shall apply as follows:

2.31.2.11.1	Section 2.11.1, General Provisions, shall apply to State Onlys and Judicials for covered behavioral health services.

2.31.2.11.2	Section 2.11.2, Primary Care Providers (PCPs), shall not apply to State Onlys and Judicials.

2.31.2.11.3	Section 2.11.3, Specialty Service Providers, shall apply to State Onlys and Judicials for Centers of Excellence for Behavioral Health and for psychiatry.

2.31.2.11.4	Section 2.11.4, Special Conditions for Prenatal Care Providers, shall not apply to State Onlys and Judicials

2.31.2.11.5	Section 2.11.5, Special Conditions for Behavioral Health Services, shall apply to State Onlys and Judicials.

2.31.2.11.6	In Section 2.11.6, Safety Net Providers, Section 2.11.6.2, Community Mental Health Agencies, shall apply to State Onlys and Judicials. The other sections shall not apply to State Onlys and Judicials.

2.31.2.11.7	Section 2.11.7, Credentialing and Other Certification, shall apply to State Onlys and Judicials for behavioral health providers.

2.31.2.11.8	Section 2.11.8, Network Notice Requirements, shall not apply to State Onlys and Judicials.

2.31.2.12	Except as provided below, Section 2.12, PROVIDER AGREEMENTS, shall apply to State Onlys and Judicials. The following sections do not apply to State Onlys and Judicials:

2.31.2.12.1	The first sentence of Section 2.12.7.6, regarding services to children;

2.31.2.12.2	Section 2.12.7.10 regarding delay in providing prenatal care;

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2.31.2.12.3	Section 2.12.7.29, regarding cost sharing;

2.31.2.12.4	Section 2.12.7.42, regarding emergency appeals;

2.31.2.12.5	Section 2.12.7.46, regarding TENNderCare;

2.31.2.12.6	Section 2.12.7.50, regarding disclosure of information; and

2.31.2.12.7	Section 2.12.9, regarding contracts with local health departments.

2.31.2.13	Section 2.13, PROVIDER AND SUBCONTRACTOR PAYMENTS, shall apply to State Onlys and Judicials for covered behavioral health services provided by behavioral health providers and subcontractors. Section 2.13.2, Hospice, Section 2.13.4, Local Health Departments, and Section 2.13.13, Transition of New Members, shall not apply to State Onlys and Judicials.

2.31.2.14	Section 2.14, UTILIZATION MANAGEMENT (UM), shall apply to State Onlys and Judicials for covered behavioral health services.

2.31.2.15	Section 2.15, QUALITY MANAGEMENT, shall apply to State Onlys and Judicials for behavioral health services. However, State Onlys and Judicials shall not be included in the CONTRACTOR’s behavioral health performance improvement project.

2.31.2.16	Section 2.16, MARKETING, shall apply to State Onlys and Judicials. The CONTRACTOR shall not conduct any marketing activities.

2.31.2.17	Section 2.17, MEMBER MATERIALS, shall not apply to State Onlys and Judicials. Member materials are not to be sent to State Onlys and Judicials.

2.31.2.18	Section 2.18, CUSTOMER SERVICE, shall apply to State Onlys and Judicials as it relates to covered behavioral health services.

2.31.2.19	Section 2.19, COMPLAINTS AND APPEALS, shall not apply to State Onlys and Judicials. State Onlys and Judicials do not have appeal rights; however, they shall have the right to file complaints with the CONTRACTOR.

2.31.2.20	Section 2.20, FRAUD AND ABUSE, shall apply to State Onlys and Judicials.

2.31.2.21	Section 2.21, FINANCIAL MANAGEMENT, shall apply to State Onlys and Judicials.

2.31.2.22	Section 2.22, CLAIMS MANAGEMENT, shall apply to State Onlys and Judicials for payment of behavioral health providers.

2.31.2.23	Section 2.23, INFORMATION SYSTEMS, shall apply to State Onlys and Judicials.

2.31.2.24	Section 2.24, ADMINISTRATIVE REQUIREMENTS, shall apply to State Onlys and Judicials for covered behavioral health services.

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2.31.2.25	Section 2.25, MONITORING, shall apply to State Onlys and Judicials.

2.31.2.26	Section 2.26, SUBCONTRACTS, shall apply to State Onlys and Judicials.

2.31.2.27	Section 2.27, COMPLIANCE WITH HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA), shall apply to State Onlys and Judicials.

2.31.2.28	Section 2.28, NON-DISCRIMINATION COMPLIANCE REQUIREMENTS, shall apply to State Onlys and Judicials.

2.31.2.29	Section 2.29, PERSONNEL REQUIREMENTS, shall apply to State Onlys and Judicials.

2.31.2.30	Section 2.30 REPORTING REQUIREMENTS, shall apply to State Onlys and Judicials. State Onlys and Judicials shall be included in reports provided to TENNCARE and TDCI.

2.31.2.31	Section 3, PAYMENTS TO THE CONTRACTOR, shall apply to State Onlys and Judicials.

2.31.2.32	Section 4, TERMS AND CONDITIONS, shall apply to State Onlys and Judicials. However, in 4.3, Applicable Laws and Regulations, requirements specific to Medicaid or the TennCare program (e.g., federal Medicaid law and regulations, the TennCare waiver) shall not apply to State Onlys and Judicials. Also, liquidated damages specific to the TennCare program or physical health services shall not apply to State Onlys and Judicials. Other liquidated damages, including liquidated damages related to behavioral health services, shall apply to State Onlys and Judicials.

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SECTION 3 — PAYMENTS TO THE CONTRACTOR
3.1	GENERAL PROVISIONS

3.1.1	TENNCARE shall make monthly payments to the CONTRACTOR for its satisfactory performance and provision of covered services under this Agreement. Capitation rates shall be paid according to the methodology as described in this Agreement.

3.1.2	The CONTRACTOR agrees that capitation payments, any payments related to processing claims for services incurred prior to the start date of operations pursuant to Section 3.7.1.2.1 and any incentive payments (if applicable) are payment in full for all services provided pursuant to this Agreement. TENNCARE shall not share with the CONTRACTOR any financial losses realized under this Agreement.

3.2	ANNUAL ACTUARIAL STUDY

In accordance with TCA 9-9-101, the State shall retain a qualified actuary to conduct an annual actuarial study of the TennCare program. The CONTRACTOR shall provide any information requested and cooperate in any manner necessary as requested by TENNCARE in order to assist the State’s actuary with completion of the annual actuarial study.

3.3	CAPITATION PAYMENT RATES

3.3.1	The CONTRACTOR will be paid a base capitation rate for each enrollee based on the enrollee’s category of aid and age/sex combination and the Grand Region served by the CONTRACTOR under this Agreement in accordance with the rates specified in Attachment X.

3.3.2	The major aid categories are as follows:
3.3.2.1	Medicaid;

3.3.2.2	Uninsured/Uninsurable;

3.3.2.3	Disabled — The disabled rate is only for those enrollees who are eligible for Medicaid as a result of a disability;

3.3.2.4	Medicaid/Medicare Duals — For the purpose of capitation rates, Medicaid/Medicare dual enrollees are TennCare Medicaid enrollees who have Medicare eligibility; and

3.3.2.5	Waiver/Medicare Duals — For the purpose of capitation rates, Waiver/Medicare dual enrollees are TennCare Standard enrollees who have Medicare eligibility.
3.3.3	The CONTRACTOR will also be paid a priority add-on rate for behavioral health services in accordance with the rates specified in Attachment X for each priority enrollee. The CONTRACTOR will be paid the priority add-on rate for priority enrollees, as defined in this Agreement, who have received behavioral health services as reported pursuant to Section 2.23.4 of this Agreement, within the preceding twelve (12) months from the date of the calculation of the monthly payment, and who have had a valid CRG/TPG assessment within the preceding twelve (12) months from the date of the calculation of the monthly payment.

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3.3.4	The CONTRACTOR will be paid the rates specified in Attachment X for State Onlys and Judicials. The capitation rate for State Onlys and Judicials shall be for behavioral health services only.

3.3.5	TENNCARE will determine the appropriate rate category to which each enrollee is assigned for payment purposes under this Agreement.

3.3.6	TENNCARE’s assignment of an enrollee to a rate category is for payment purposes under this Agreement, only, and is not an “adverse action” or determination of the benefits to which an enrollee is entitled under the TennCare program, TennCare rules and regulations, TennCare policies and procedures, the TennCare waiver or relevant court orders or consent decrees.

3.4	CAPITATION RATE ADJUSTMENT

3.4.1	The CONTRACTOR and TENNCARE agree that the capitation rates described in Section 3 of this Agreement may be adjusted periodically.

3.4.2	The CONTRACTOR and TENNCARE further agree that adjustments to capitation rates shall occur only by written amendment to this Agreement.

3.4.3	The following shall be applicable to adjusting the base capitation rate only:
3.4.3.1	The CONTRACTOR agrees to accept the base capitation rates originally proposed by the CONTRACTOR adjusted by the State for health plan risk in accordance with the following:

3.4.3.2	Health plan risk assessment scores will be initially recalibrated after current TennCare enrollees are assigned to the MCOs for retroactive application to payment rates effective on the start date of operations.

3.4.3.2.1	This initial recalibration will be based upon the distribution of enrollment on the start date of operations and health status information will be derived from encounter data submitted to TENNCARE by MCOs serving the Grand Region through the most recent twelve (12) month period deemed appropriate by the State’s actuary.

3.4.3.2.2	If the health plan risk assessment score for any MCO deviates from the profile for the Grand Region being served by the MCO by more than three percent (3%), whether a negative or positive change in scores, the base capitation rates proposed by all MCOs will be proportionally adjusted.

3.4.3.3	Thereafter, health plan risk assessment scores will be recalibrated annually based upon health status information derived from encounter data submitted to TENNCARE by MCOs serving the Grand Region through the most recent twelve (12) month period deemed appropriate by the State’s actuary. If the health plan risk assessment score for any MCO deviates from the profile for the region being served by the MCO by more than three percent (3%), whether a negative or positive change in scores, the base capitation rates originally proposed by all MCOs as subsequently adjusted will be proportionally adjusted.

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3.4.3.4	TENNCARE will recalibrate health plan risk assessment scores on an ongoing basis for the purpose of monitoring shifts in enrollment. If warranted prior to the next scheduled annual recalibration as demonstrated by a significant change in health plan risk assessment scores, defined as a change of three percent (3%) or more, whether a negative or positive change in scores, TENNCARE may adjust the base capitation rates originally proposed by all MCOs as subsequently adjusted for all MCOs.

3.4.3.5	In addition to the annual recalibration of risk adjustment factors, those factors will be updated when there is a significant change in program participation. This may occur when an MCO enters or leaves a Grand Region. If an MCO withdraws from a Grand Region, that MCO’s membership may be temporarily distributed to TennCare Select or distributed to the remaining MCOs or to new MCOs. New risk adjustment values for the remaining MCOs or new MCO(s) will be calculated that consider the population that will be enrolled in the MCO for the remainder of the contract year only. In this instance, MCOs would be given the option to provide TENNCARE, in writing, with a six (6) months notice of termination in accordance with Section 4.4.6.2. This notice option is not available for rate adjustments as described in Sections 3.4.3.1 through 3.4.3.4.

3.4.3.6	An individual’s health status will be determined using the John Hopkins ACG® Case-Mix System (ACG System). In the event the State elects to use a different system to calculate an adjustment for MCO health status risk, the State will notify the CONTRACTOR prior to its implementation.
3.4.4	Beginning with capitation payment rates effective July 1, 2008, in addition to other adjustments specified in Section 3.4 of this Agreement, the base capitation rates originally proposed by the CONTRACTOR as subsequently adjusted and the priority add-on rates and State Only and Judicials rates originally specified by the State shall be adjusted annually for inflation in accordance with the recommendation of the State’s actuary.

3.4.5	If (i) changes are required pursuant to federal or state statute, federal regulations, the action of a federal agency, a state or federal court, or rules and regulations of a State of Tennessee agency other than the TennCare Bureau and (ii) the changes are likely to impact the actuarial soundness of the capitation rate(s) described in Section 3, as determined by TENNCARE, TENNCARE shall have its independent actuary review the required change and determine whether the change would impact the actuarial soundness of the capitation rate(s). If TENNCARE’s independent actuary determines that the change would impact the actuarial soundness of one or more of the capitation rates, the actuary shall determine the appropriate adjustment to the impacted capitation rate(s).

3.4.6	In the event TENNCARE amends TennCare rules or regulations or initiates a policy change not addressed in Section 3.4.5 above that is likely to impact the capitation rate(s) described in Section 3, as determined by TENNCARE, TENNCARE shall have its independent actuary review the proposed change and determine whether the change would impact the actuarial soundness of the capitation rate(s). If TENNCARE’s independent actuary determines that the change would impact the actuarial soundness of one or more of the capitation rates, the actuary shall determine the appropriate adjustment to the impacted capitation rate(s).

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3.4.7	In the event TENNCARE requires that the CONTRACTOR contract with the transportation vendor selected by the State, TENNCARE shall have its independent actuary determine whether the change would impact the actuarial soundness of the capitation rate(s). If TENNCARE’s independent actuary determines that the change would impact the actuarial soundness of one or more of the capitation rates, the actuary shall determine the appropriate adjustment to the impacted capitation rate(s).

3.4.8	In the event the amount of the two percent (2%) premium tax is increased during the term of this Agreement, the payments shall be increased by an amount equal to the increase in premium payable by the CONTRACTOR.

3.4.9	Any rate adjustments shall be subject to the availability of state appropriations.

3.5	CAPITATION PAYMENT SCHEDULE

TENNCARE shall make payment by the fifth (5th) business day of each month to the CONTRACTOR for the CONTRACTOR’s satisfactory performance of its duties and responsibilities as set forth in this Agreement.

3.6	CAPITATION PAYMENT CALCULATION

When eligibility has been established by the State for enrollees, the amount owed to the CONTRACTOR shall be calculated as described herein and the amount due the CONTRACTOR shall be included in the current month payment of the capitation rate.

3.6.1	Each month payment to the CONTRACTOR shall be equal to the number of enrollees enrolled in the CONTRACTOR’s MCO five (5) business days prior to the date of the capitation payment multiplied by the appropriate capitation rate(s) for the enrollee.

3.6.2	The capitation rates stated in Attachment X will be the amounts used to determine the amount of the monthly capitation payment.

3.6.3	The actual amount owed the CONTRACTOR for each member shall be determined by dividing the appropriate monthly capitation rate(s) by the number of days in the month and then multiplying the quotient of this transaction by the actual number of days the member was enrolled in the CONTRACTOR’s MCO.

3.6.4	The amount paid to the CONTRACTOR shall equal the total of the amount owed for all enrollees determined pursuant to Section 3.6.3 less the withhold amount (see Section 3.9), capitation payment adjustments made pursuant to Section 3.7 or 3.10, and any other adjustments, which may include withholds for penalties, damages, liquidated damages, or adjustments based upon a change of enrollee status.

3.7	CAPITATION PAYMENT ADJUSTMENTS

3.7.1	The State has the discretion to retroactively adjust the capitation payment for any enrollee if TENNCARE determines an incorrect payment was made to the CONTRACTOR; provided, however:
3.7.1.1	For determining the capitation rate(s) only, the Grand Region being served by the enrollee’s MCO under this Agreement will be used to determine payment. The

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capitation payment shall not be retroactively adjusted to reflect a different Grand Region of residence so long as the enrollee’s MCO assignment is effective.
3.7.1.2	For individuals enrolled with a retroactive effective date on the date of enrollment, the payment rate for retroactive periods shall be the capitation rate(s) for the applicable rate category and the Grand Region in which the enrollee’s assigned MCO is operating under this Agreement as specified in Attachment X, except that:

3.7.1.2.1	The CONTRACTOR agrees to manually process claims and reimburse providers for services incurred prior to the start date of operations of this Agreement; however, the CONTRACTOR will not be at risk for these services. The CONTRACTOR shall be paid two dollars ($2.00) per claim as reimbursement for processing claims for services incurred prior to the start date of operations. Actual expenditures for covered services and the allowed amount for claims processing are subject to TCA 56-32-224. The CONTRACTOR shall negotiate provider reimbursement subject to TENNCARE prior approval and prepare checks for payment of providers for the provision of covered services incurred during an enrollee’s period of eligibility prior to the start date of operations on an as needed basis. The CONTRACTOR shall notify the State of the amount to be paid in a mutually acceptable form and format at least forty-eight (48) hours in advance of distribution of any provider payment related to this requirement. TENNCARE shall remit payment to the CONTRACTOR in an amount equal to: the amount to be paid to providers; plus, two dollars ($2.00) per claim processed by the CONTRACTOR; plus, an amount sufficient to cover any payment due in accordance with TCA 56-32-224 within forty-eight (48) hours of receipt of notice. The CONTRACTOR shall then release payments to providers within twenty-four (24) hours of the receipt of funds from the State. The CONTRACTOR is responsible for any payments required pursuant to TCA 56-32-224.

3.7.1.3	If a provider seeks reimbursement for a service provided during a retroactive period of eligibility, the CONTRACTOR shall assess cost sharing responsibilities in accordance with the cost sharing schedules in effect on the date of service for which reimbursement is sought (see Attachment II).

3.7.1.4	Should TENNCARE determine after the capitation payment is made that an enrollee’s capitation rate category had changed or the enrollee was deceased, TENNCARE shall retroactively adjust the payment to the CONTRACTOR to accurately reflect the enrollee’s capitation rate category for the period for which payment has been made. TENNCARE shall initially retroactively adjust the payment to the CONTRACTOR, not to exceed twelve (12) months. Subsequently, TENNCARE shall further retroactively adjust the payment to the CONTRACTOR to accurately reflect the enrollee’s capitation rate category for the period prior to the twelve (12) month adjustment initially made by TENNCARE. TENNCARE will make the subsequent adjustment at least semi-annually.

3.7.1.4.1	TENNCARE and the CONTRACTOR agree that the twelve (12) month limitation described in Sections 3.7.1.4 is applicable only to retroactive capitation rate payment adjustments described in those paragraphs and shall in no way be construed as limiting the effective date of eligibility or enrollment in the CONTRACTOR’s MCO.

3.7.1.5	Payment adjustments resulting in a reduction or increase of the capitation rate shall be accomplished through the monthly capitation reconciliation process.

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3.8	SERVICE DATES

Except where required by this Agreement or by applicable federal or state law, the CONTRACTOR shall not make payment for the cost of any services provided prior to the effective date of eligibility in the CONTRACTOR’s MCO. The CONTRACTOR shall make payment for the cost of any covered services obtained on or after 12:01 a.m. on the effective date of eligibility in the CONTRACTOR’s MCO.

3.9	WITHHOLD OF THE CAPITATION RATE

3.9.1	A withhold of the aggregate capitation payment shall be applied to ensure CONTRACTOR compliance with the requirements of this Agreement and to provide an agreed incentive for assuring CONTRACTOR compliance with the requirements of this Agreement.

3.9.2	The amount due for the first monthly payment, and for each month thereafter, calculated pursuant to Section 3.6 shall be reduced by the appropriate cash flow withhold percentage amount and set aside for distribution to the CONTRACTOR in the next regular monthly payment, unless retained as provided below.
3.9.2.1	Except as further provided below, the applicable capitation payment withhold amount will be equivalent to ten percent (10%) of the monthly capitation payment for the first six months following the start date of operations, and for any consecutive six (6) month period following the CONTRACTOR’s receipt of a notice of deficiency as described in Section 2.25.9;

3.9.2.2	If, during any consecutive six (6) month period following the start date of operations, TENNCARE determines that the CONTRACTOR has no deficiencies and has not issued a notice of deficiency, the monthly withhold amount will be reduced to five percent (5%) of the monthly capitation payment.

3.9.2.3	If, during any consecutive six (6) month period following a reduction of the monthly withhold amount to five percent (5%) of the monthly capitation payment, TENNCARE determines that the CONTRACTOR has no deficiencies and has not issued a notice of deficiency, the monthly withhold amount will be reduced to two and one half percent (2.5%) of the monthly capitation payment.

3.9.2.4	If the CONTRACTOR is notified by TENNCARE of a minor deficiency and the CONTRACTOR cures the minor deficiency to the satisfaction of TENNCARE within a reasonable time prior to the next regularly scheduled capitation payment cycle, TENNCARE may disregard the minor deficiency for purposes of determining the withhold.

3.9.2.5	If TENNCARE has determined the CONTRACTOR is not in compliance with a requirement of this Agreement in any given month, TENNCARE will issue a written notice of deficiency and TENNCARE will retain the amount withheld for the month prior to TENNCARE identifying the compliance deficiencies.

3.9.2.6	The withhold amounts for subsequent months thereafter in which the CONTRACTOR has not cured the deficiencies shall be in accordance with Section 3.9.2.1 as described above. If the CONTRACTOR has attained a two and one half

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percent (2.5%) withhold and TENNCARE subsequently determines the CONTRACTOR is not in compliance with a requirement of this Agreement, TENNCARE will provide written notice of such determination and TENNCARE will re-institute the retention of the withhold as described in Section 3.9.2.1 at the next capitation payment cycle. Monthly retention of the withhold amount will continue for each subsequent month so long as the identified deficiencies have not been corrected. These funds will not be distributed to the CONTRACTOR unless it is determined by TENNCARE the CONTRACTOR has come into compliance with the Agreement requirement(s) within six (6) months of TENNCARE identifying these deficiencies. For example, if a specified deficiency(s) is corrected within four (4) months and there are no other identified deficiencies which the CONTRACTOR has been given written notice of by TENNCARE, the withhold for the four (4) consecutive months will be paid to the CONTRACTOR upon TENNCARE determination that the deficiency(s) was corrected. However, any amounts withheld by TENNCARE for six (6) consecutive months for the same or similar compliance deficiency(s) shall be retained by TENNCARE on the anniversary of the sixth consecutive month and shall not be paid to the CONTRACTOR. If the same or similar specified deficiency(s) continues beyond six (6) consecutive months, TENNCARE may declare the MCO ineligible for future distribution of the ten percent (10%) incentive withhold. Such ineligibility will continue for each month TENNCARE determines the same or similar specified deficiency(s) continues to exist. Once a CONTRACTOR corrects the deficiency(s), TENNCARE may reinstate the MCO’s eligibility for distribution of the ten percent (10%) compliance incentive payment of future withholds. If TENNCARE determines that distribution of the ten percent (10%) withhold is appropriate, distribution of the ten percent (10%) shall be made at the time of the next scheduled monthly check write which includes all other payments due the CONTRACTOR.
3.9.3	No interest shall be due to the CONTRACTOR on any sums withheld or retained under this Section. The provisions of this Section may be invoked alone or in conjunction with any other remedy or adjustment otherwise allowed under this Agreement.

3.9.4	If TENNCARE has not identified CONTRACTOR deficiencies, TENNCARE will pay to the CONTRACTOR the withhold of the CONTRACTOR’s payments withheld in the month subsequent to the withhold.

3.10	EFFECT OF DISENROLLMENT ON CAPITATION PAYMENTS

Payment of capitation payments shall cease effective the date of the member’s disenrollment from the CONTRACTOR’s MCO, and the CONTRACTOR shall have no further responsibility for the care of the enrollee. Except for situations involving enrollment obtained by fraudulent applications or death, disenrollment from TennCare shall not be made retroactively.

3.10.1	Fraudulent Enrollment
3.10.1.1	In the case of fraudulent, misrepresented or deceptive applications submitted by the enrollee, the CONTRACTOR, at its discretion, may refund to TENNCARE all capitation payments made on behalf of persons who obtained enrollment in TennCare through such means and the CONTRACTOR may pursue full restitution for all payments made on behalf of the individual while the person was inappropriately enrolled in the CONTRACTOR’s MCO.

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3.10.1.2	In the event of enrollment obtained by fraud, misrepresentation or deception by the CONTRACTOR’s staff, officers, employees, providers, volunteers, subcontractors, or anyone acting for or on behalf of the CONTRACTOR, TENNCARE may retroactively recover capitation amounts plus interest, as allowed by TCA 47-14-103, and any other monies paid to the CONTRACTOR for the enrollment of that individual. The refund of capitation payments plus interest will not preclude the State from exercising its right to criminal prosecution, civil penalties, trebled damages and/or other remedial measures.
3.11	HMO PAYMENT TAX

The CONTRACTOR shall be responsible for payment of applicable taxes pursuant to TCA 56-32-224. In the event the amount due pursuant to TCA 56-32-224 is increased during the term of this Agreement, the payments to the CONTRACTOR shall be increased by an amount equal to the increase in the amount due by the CONTRACTOR.

3.12	PAYMENT TERMS AND CONDITIONS

3.12.1	Maximum Liability
3.12.1.1	In no event shall the maximum liability of the State under this Agreement during the original term of the Agreement exceed [WRITTEN DOLLAR AMOUNT] ($[NUMBER AMOUNT]).

3.12.1.2	If the Agreement maximum would be exceeded as a result of an increase in enrollment, a change in mix of enrollment among rate cells or any rate adjustment pursuant to Section 3.4 above; or if there is a reduction in the total available funds for the payment of services under this Agreement, the State and the CONTRACTOR shall negotiate in good faith to reduce Agreement expenditures to the Agreement maximum level, or the State shall adjust the Agreement maximum liability to accommodate the aforementioned circumstances in consultation with the State’s independent actuary.

3.12.1.3	This Agreement does not obligate the State to pay a fixed minimum amount and does not create in the CONTRACTOR any rights, interests or claims of entitlement in any funds.

3.12.1.4	The CONTRACTOR is not entitled to be paid the maximum liability for any period under the Agreement or any extensions of the Agreement. The maximum liability represents available funds for payment to the CONTRACTOR and does not guarantee payment of these funds to the CONTRACTOR under this Agreement.
3.12.2	Compensation Firm

The capitation rates and the Maximum Liability of the State under this Agreement are firm for the duration of the Agreement and are not subject to escalation for any reason unless amended.

3.12.3	Capitation Payment Amounts After the First Year

The base capitation rates (see Section 3) for the period from the start date of operations to June 30, 2008 for all rate categories will be established through a competitive bid process, and the

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capitation rate for the ‘State Only and Judicials’ rate category and the priority add-on rate will be established by the State. The base capitation rates, priority add-on rate, and the ‘State Only and Judicials’ rate for subsequent years will be established through the amendment process (see Section 4.21) in accordance with Section 3.

3.12.4	Payment Methodology

The CONTRACTOR shall be compensated in accordance with Section 3 above as authorized by the State in a total amount not to exceed the Agreement Maximum Liability established in Section 3.12.1 above. The CONTRACTOR’s compensation shall be contingent upon the satisfactory completion of requirements under this Agreement.

3.12.5	Return of Funds and Deductions
3.12.5.1	The CONTRACTOR shall refund to TENNCARE any overpayments due or funds disallowed pursuant to this Agreement within thirty (30) calendar days of the date of written notification from TENNCARE, unless otherwise authorized by TENNCARE in writing.

3.12.5.2	The State reserves the right to deduct from amounts which are or shall become due and payable to the CONTRACTOR under this or any Agreement or contract between the CONTRACTOR and the State of Tennessee any amounts which are or shall become due and payable to the State of Tennessee by the CONTRACTOR.
3.12.6	Automatic Deposits

The CONTRACTOR shall complete and sign an “Authorization Agreement for Automatic Deposit (ACH Credits)” form. This form shall be provided to the CONTRACTOR by the State. Once this form has been completed and submitted to the State by the CONTRACTOR all payments to the CONTRACTOR, under this or any other Agreement/contract the CONTRACTOR has with the State of Tennessee shall be made by Automated Clearing House (ACH). The CONTRACTOR shall not be paid under this Agreement until the CONTRACTOR has completed this form and submitted it to the State.

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SECTION 4 — TERMS AND CONDITIONS
4.1	NOTICE

All notices required to be given under this Agreement shall be given in writing, and shall be sent by United States certified mail, postage prepaid, return receipt requested; in person; or by other means, so long as proof of delivery and receipt is given, and the cost of delivery is borne by the notifying party, to the appropriate party at the address given below, or at such other address (or addresses) as may be provided by notice given under this Section.

If to TENNCARE:

Deputy Commissioner Bureau of TennCare 310 Great Circle Rd Nashville, Tennessee 37243

If to the CONTRACTOR:

4.2	AGREEMENT TERM

4.2.1	Term of the Agreement

This Agreement, including any amendments, shall be effective commencing on August 15, 2006 and ending on June 30, 2010.

4.2.2	Term Extension

The State reserves the right to extend this Agreement for an additional period or periods of time representing increments of no more than one (1) year and a total term of no more than five (5) years, provided that the State notifies the CONTRACTOR in writing of its intention to do so at least six (6) months prior to the Agreement expiration date. An extension of the term of this Agreement will be effected through an amendment to the Agreement.

4.2.3	Exigency Extension
4.2.3.1	At the option of the State, the CONTRACTOR agrees to continue services under this Agreement when TENNCARE determines that there is a public exigency that requires the services to continue. Continuation of services pursuant to this Section shall be in three (3) month increments and the total of all public exigency extensions shall not exceed twelve (12) months. Thirty (30) calendar days written notice shall be given by TENNCARE before this option is exercised.

4.2.3.2	A written notice of exigency extension shall constitute an amendment to the Agreement, may include a revision of the maximum liability and other adjustments permitted under Section 3, and shall be approved by the F&A Commissioner and the Comptroller of the Treasury.

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4.2.3.3	During any periods of public exigency, TENNCARE shall continue to make payments to the CONTRACTOR as specified in Section 3 of this Agreement.
4.3	APPLICABLE LAWS AND REGULATIONS

The CONTRACTOR agrees to comply with all applicable federal and state laws, rules and regulations, policies (including TennCare Standard Operating Procedures (so long as said TennCare Standard Operating Procedure does not constitute a material change to the obligations of the CONTRACTOR pursuant to this Agreement)), consent decrees, and court orders, including Constitutional provisions regarding due process and equal protection of the law, including but not limited to:

4.3.1	42 CFR Chapter IV, Subchapter C (with the exception of those parts waived under the TennCare Section 1115(a) waiver).

4.3.2	45 CFR Part 74, General Grants Administration Requirements.

4.3.3	Titles 4, 47, 56, and 71, Tennessee Code Annotated, including, but not limited to, the TennCare Drug Formulary Accountability Act, Public Chapter 276 and The Standardized Pharmacy Benefit Identification Card Act.

4.3.4	All applicable standards, orders, or regulations issued pursuant to the Clean Air Act of 1970 (42 USC 7401, et seq.).

4.3.5	Title VI of the Civil Rights Act of 1964 (42 USC 2000d) and regulations issued pursuant thereto, 45 CFR Part 80.

4.3.6	Title VII of the Civil Rights Act of 1964 (42 USC 2000e) in regard to employees or applicants for employment.

4.3.7	Section 504 of the Rehabilitation Act of 1973, 29 USC 794, which prohibits discrimination on the basis of handicap in programs and activities receiving or benefiting from federal financial assistance, and regulations issued pursuant thereto, 45 CFR Part 84.

4.3.8	The Age Discrimination Act of 1975, 42 USC 6101 et seq., which prohibits discrimination on the basis of age in programs or activities receiving or benefiting from federal financial assistance.

4.3.9	The Omnibus Budget Reconciliation Act of 1981, P.L. 97-35, which prohibits discrimination on the basis of sex and religion in programs and activities receiving or benefiting from federal financial assistance.

4.3.10	Americans with Disabilities Act, 42 USC 12101 et seq., and regulations issued pursuant thereto, 28 CFR Parts 35, 36.

4.3.11	Sections 1128 and 1156 of the Social Security Act relating to exclusion of providers for fraudulent or abusive activities involving the Medicare, SCHIP and/or Medicaid program.

4.3.12	Tennessee Consumer Protection Act, TCA 47-18-101 et seq.

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4.3.13	The TennCare Section 1115 waiver and all Special Terms and Conditions which relate to the waiver.

4.3.14	Executive Orders, including Executive Order 1 effective January 26, 1995 and Executive Order 3 effective February 3, 2003.
4.3.15	The Clinical Laboratory Improvement Amendments (CLIA) of 1988.

4.3.16	Requests for approval of material modification as provided at TCA 56-32-201 et seq.

4.3.17	Investigatory Powers of TDCI pursuant to TCA 56-32-232.

4.3.18	42 USC 1396 et seq. (with the exception of those parts waived under the TennCare Section 1115(a) waiver).

4.3.19	The Health Insurance Portability and Accountability Act of 1996 (HIPAA), Section 1171(5)(E) of the Social Security Act as enacted by HIPAA.

4.3.20	Title IX of the Education Amendments of 1972 regarding education programs and activities.

4.3.21	Title 42 CFR 422.208 and 210, Physician Incentive Plans.

4.3.22	Equal Employment Opportunity (EEO) Provisions.

4.3.23	Copeland Anti-Kickback Act.

4.3.24	Davis-Bacon Act.

4.3.25	Contract Work Hours and Safety Standards.

4.3.26	Rights to Inventions Made Under a Contract or Agreement.

4.3.27	Byrd Anti-Lobbying Amendment.

4.3.28	Subcontracts in excess of one-hundred thousand dollars ($100,000) shall require compliance with all applicable standards, orders or requirements issued under Section 306 of the Clean Air Act (42 USC 1857 (h)), Section 508 of the Clean Water Act (33 USC 1368), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15).

4.3.29	Mandatory standards and policies relating to energy efficiency which are contained in the state energy conservation plan issued in compliance with the Energy Policy and Conservation Act (P. L. 94-165.)

4.3.30	TennCare Reform Legislation signed May 11, 2004.

4.3.31	Federal Pro-Children Act of 1994 and the Tennessee Children’s Act for Clean Indoor Air of 1995.

4.3.32	Confidentiality of Alcohol and Drug Abuse Patient Records, 42 CFR Part 2.

4.3.33	Title 33 (Mental Health Law) of the Tennessee Code Annotated.

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4.3.34	Rules of the Tennessee Department of Mental Health and Developmental Disabilities, Rule 0940 et seq.

4.3.35	TennCare rules and regulations.

4.4	TERMINATION

In the event of termination, it is agreed that neither party shall be relieved from any financial obligations each may owe to the other as a result of liabilities incurred during the course of this Agreement. For terminations pursuant to Sections 4.4.1, 4.4.2, 4.4.3, or 4.4.5, TENNCARE will assume responsibility for informing all affected enrollees of the reasons for their termination from the CONTRACTOR’s MCO.

4.4.1	Termination Under Mutual Agreement

Under mutual agreement, TENNCARE and the CONTRACTOR may terminate this Agreement for any reason if it is in the best interest of TENNCARE and the CONTRACTOR. Both parties will sign a notice of termination which shall include, inter alia, the date of termination, conditions of termination, and extent to which performance of work under this Agreement is terminated.

4.4.2	Termination by TENNCARE for Cause
4.4.2.1	The CONTRACTOR shall be deemed to have breached this Agreement if any of the following occurs:

4.4.2.1.1	The CONTRACTOR fails to perform in accordance with any term or provision of the Agreement;

4.4.2.1.2	The CONTRACTOR only renders partial performance of any term or provision of the Agreement; or

4.4.2.1.3	The CONTRACTOR engages in any act prohibited or restricted by the Agreement.

4.4.2.2	For purposes of Section 4.4.2, items 4.4.2.1.1 through 4.4.2.1.3 shall hereinafter be referred to as “Breach.”

4.4.2.3	In the event of a Breach by the CONTRACTOR, TENNCARE shall have available any one or more of the following remedies in addition to or in lieu of any other remedies set out in this Agreement or available in law or equity:

4.4.2.3.1	Recover actual damages, including incidental and consequential damages, and any other remedy available at law or equity;

4.4.2.3.2	Require that the CONTRACTOR prepare a plan to immediately correct cited deficiencies, unless some longer time is allowed by TENNCARE, and implement this correction plan;

4.4.2.3.3	Recover any and/or all liquidated damages provided in Section 4.20.2; and

4.4.2.3.4	Declare a default and terminate this Agreement.

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4.4.2.4	In the event of a conflict between any other Agreement provisions and Section 4.4.2.3, Section 4.4.2.3 shall control.

4.4.2.5	In the event of Breach by the CONTRACTOR, TENNCARE may provide the CONTRACTOR written notice of the Breach and twenty (20) calendar days to cure the Breach described in the notice. In the event that the CONTRACTOR fails to cure the Breach within the time period provided, then TENNCARE shall have available any and all remedies described herein and available at law.

4.4.2.6	In the event the CONTRACTOR disagrees with the determination of noncompliance or designated corrective action described in the notice, the CONTRACTOR shall nevertheless implement said corrective action, without prejudice to any rights the CONTRACTOR may have to later dispute the finding of noncompliance or designated corrective action.
4.4.3	Termination for Unavailability of Funds

In the event that federal and/or state funds to finance this Agreement become unavailable, TENNCARE may terminate the Agreement immediately in writing to the CONTRACTOR without penalty. The CONTRACTOR shall be entitled to receive and shall be limited to, just and equitable compensation for any satisfactory authorized work performed as of the termination date. Availability of funds shall be determined solely by TENNCARE.

4.4.4	Termination for CONTRACTOR Financial Inviability, Insolvency or Bankruptcy
4.4.4.1	If TENNCARE reasonably determines that the CONTRACTOR’s financial condition is not sufficient to allow the CONTRACTOR to provide the services as described herein in the manner required by TENNCARE, TENNCARE may terminate this Agreement in whole or in part, immediately or in stages. Said termination shall not be deemed a Breach by either party. The CONTRACTOR’s financial condition shall be presumed not sufficient to allow the CONTRACTOR to provide the services described herein in the manner required by TENNCARE if the CONTRACTOR can not demonstrate to TENNCARE’s satisfaction that the CONTRACTOR has risk reserves and a net worth to meet the applicable net worth requirement specified in Section 2.21.5 of this Agreement.

4.4.4.2	CONTRACTOR insolvency or the filing of a petition in bankruptcy by or against the CONTRACTOR shall constitute grounds for termination for cause. In the event of the filing of a petition in bankruptcy by or against a principal subcontractor or provider or the insolvency of said subcontractor or provider, the CONTRACTOR shall immediately advise TENNCARE.
4.4.5	Termination by TENNCARE for Convenience

TENNCARE may terminate this Agreement for convenience and without cause upon thirty (30) calendar days written notice. Said termination shall not be a Breach of the Agreement by TENNCARE, and TENNCARE shall not be responsible to the CONTRACTOR or any other party for any costs, expenses, or damages occasioned by said termination, i.e., without penalty.

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4.4.6	Termination by CONTRACTOR

4.4.6.1	Beginning in calendar year 2008, the CONTRACTOR shall have the option to provide TENNCARE with a six (6) months notice of termination on or by July 1 of each calendar year after receipt of notice of the capitation payment rates to become effective in July. Said notice shall terminate the Agreement on the following December 31st.

4.4.6.2	The CONTRACTOR shall have the option to provide TENNCARE with a six (6) months notice of termination when risk adjustment factors are updated in accordance with Section 3.4.3.5 due to a significant change in program participation. In this instance, the CONTRACTOR shall provide TENNCARE with written notice of termination within fourteen (14) calendar days of notice of the updated risk adjustment factors and capitation payment rates. Said notice shall terminate the Agreement six (6) months after the date of notice of risk adjustment factors and capitation payment rates plus fourteen (14) calendar days.

4.4.7	Termination Procedures
4.4.7.1	The party initiating the termination shall render written notice of termination to the other party by certified mail, return receipt requested, or in person with proof of delivery. The notice of termination shall specify the provision of this Agreement giving the right to terminate, the circumstances giving rise to termination, and the date on which such termination shall become effective.

4.4.7.2	Upon receipt of notice of termination, and subject to the provisions of this Section, on the date and to the extent specified in the notice of termination, the CONTRACTOR shall:

4.4.7.2.1	Stop work under the Agreement, but not before the termination date;

4.4.7.2.2	At the point of termination, assign to TENNCARE in the manner and extent directed by TENNCARE all the rights, title and interest of the CONTRACTOR for the performance of the subcontracts to be determined at need in which case TENNCARE shall have the right, in its discretion, to settle or pay any of the claims arising out of the termination of such agreements and subcontracts;

4.4.7.2.3	Complete the performance of such part of the Agreement that shall have not been terminated under the notice of termination;

4.4.7.2.4	Take such action as may be necessary, or as a contracting officer may direct, for the protection of property related to this Agreement which is in possession of the CONTRACTOR and in which TENNCARE has or may acquire an interest;

4.4.7.2.5	In the event the Agreement is terminated by TENNCARE, continue to serve or arrange for provision of services to the enrollees in the CONTRACTOR’s MCO for up to forty-five (45) calendar days from the Agreement termination date or until the members can be transferred to another MCO, whichever is longer. During this transition period, TENNCARE shall continue to make payment as specified in Section 3;

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4.4.7.2.6	Promptly make available to TENNCARE, or another MCO acting on behalf of TENNCARE, any and all records, whether medical, behavioral or financial, related to the CONTRACTOR’s activities undertaken pursuant to this Agreement. Such records shall be in a usable form and shall be provided at no expense to TENNCARE;

4.4.7.2.7	Promptly supply all information necessary to TENNCARE or another MCO acting on behalf of TENNCARE for reimbursement of any outstanding claims at the time of termination;

4.4.7.2.8	Submit a termination plan to TENNCARE for review, which is subject to TENNCARE approval. This plan must, at a minimum, contain the provisions in Sections 4.4.7.2.9 through 4.4.7.2.14 below. The CONTRACTOR shall agree to make revisions to the plan as necessary in order to obtain approval by TENNCARE. Failure to submit a termination plan and obtain approval of the termination plan by TENNCARE shall result in the withhold of ten percent (10%) of the CONTRACTOR’s monthly capitation payment;

4.4.7.2.9	Agree to maintain claims processing functions as necessary for a minimum of nine (9) months (or longer if it is likely there are additional claims outstanding) in order to complete adjudication of all claims;

4.4.7.2.10	Agree to comply with all duties and/or obligations incurred prior to the actual termination date of the Agreement, including but not limited to, the appeal process as described in Section 2.19;

4.4.7.2.11	File all reports concerning the CONTRACTOR’s operations during the term of the Agreement in the manner described in this Agreement;

4.4.7.2.12	Take whatever other actions are necessary in order to ensure the efficient and orderly transition of members from coverage under this Agreement to coverage under any new arrangement developed by TENNCARE;

4.4.7.2.13	In order to ensure that the CONTRACTOR fulfills its continuing obligations both before and after termination, maintain the financial requirements (as described in this Agreement as of the CONTRACTOR’s date of termination notice), fidelity bonds and insurance set forth in this Agreement until the State provides the CONTRACTOR written notice that all continuing obligations of this Agreement have been fulfilled; and

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4.4.7.2.14	Upon expiration or termination of this Agreement, submit reports to TENNCARE every thirty (30) calendar days detailing the CONTRACTOR’s progress in completing its continuing obligations under this Agreement. The CONTRACTOR, upon completion of these continuing obligations, shall submit a final report to TENNCARE describing how the CONTRACTOR has completed its continuing obligations. TENNCARE shall within twenty (20) calendar days of receipt of this report advise in writing whether TENNCARE agrees that the CONTRACTOR has fulfilled its continuing obligations. If TENNCARE finds that the final report does not evidence that the CONTRACTOR has fulfilled its continuing obligations, then TENNCARE shall require the CONTRACTOR to submit a revised final report. TENNCARE shall in writing notify the CONTRACTOR once the CONTRACTOR has submitted a revised final report evidencing to the satisfaction of TENNCARE that the CONTRACTOR has fulfilled its continuing obligations.
4.5	ENTIRE AGREEMENT

4.5.1	This Agreement, including any amendments or attachments, represents the entire Agreement between the CONTRACTOR and TENNCARE with respect to the subject matter stated herein, and supersedes all other contracts between the parties with regard to the provision of services described herein. Any communications made before the parties entered into this Agreement, whether verbal or in writing, shall not be considered as part of or explanatory of any part of this Agreement.

4.5.2	In the event of a conflict of language between the Agreement and any amendments, the provisions of the amendments shall govern.

4.5.3	All applicable state and federal laws, rules and regulations, consent decrees, court orders and policies and procedures (hereinafter referred to as Applicable Requirements), including those described in Section 4.3 of this Agreement are incorporated by reference into this Agreement. Any changes in those Applicable Requirements shall be automatically incorporated into this Agreement by reference as soon as they become effective. However, as provided in Section 3.4.5 of this Agreement, changes that are likely to impact the actuarial soundness of the capitation rate(s) shall be reviewed by TENNCARE’s actuary and the appropriate adjustment to the impacted capitation rate(s) will be made via amendment pursuant to Section 4.21.

4.5.4	Nothing contained herein shall prejudice, restrict or otherwise limit the CONTRACTOR’s right to initiate action challenging such Applicable Requirements in a court of competent jurisdiction, including seeking to stay or enjoin the applicability or incorporation of such requirements into this Agreement.

4.6	INCORPORATION OF ADDITIONAL DOCUMENTS

4.6.1	Included in this Agreement by reference are the following documents:
4.6.1.1	The Agreement document and its attachments, as defined in Section 4.5 above;

4.6.1.2	All clarifications and addenda made to the CONTRACTOR’s Proposal;

4.6.1.3	The Request for Proposal and its associated amendments;

4.6.1.4	Technical Specifications provided to the CONTRACTOR; and

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4.6.1.5	The CONTRACTOR’s Proposal.
4.6.2	In the event of a discrepancy or ambiguity regarding the CONTRACTOR’s duties, responsibilities, and performance under this Agreement, these documents shall govern in order of precedence detailed above.

4.7	APPLICABILITY OF THIS AGREEMENT

4.7.1	All terms, conditions, and policies stated in this Agreement apply to staff, agents, officers, subcontractors, providers, volunteers and anyone else acting for or on behalf of the CONTRACTOR.

4.7.2	TennCare enrollees are the intended third party beneficiaries of contracts between the State and the CONTRACTOR and of any subcontracts or provider agreements entered into by the CONTRACTOR with subcontracting providers, and, as such, enrollees are entitled to the remedies accorded to third party beneficiaries under the law. This provision is not intended to provide a cause of action against TENNCARE or the State of Tennessee by enrollees beyond any that may exist under state or federal law.

4.8	TECHNICAL ASSISTANCE

Technical assistance shall be provided to the CONTRACTOR when deemed appropriate by TENNCARE.

4.9	PROGRAM INFORMATION

Upon request, TENNCARE shall provide the CONTRACTOR complete and current information with respect to pertinent statutes, regulations, rules, policies, procedures, and guidelines affecting the CONTRACTOR’s operation pursuant to this Agreement.

4.10	QUESTIONS ON POLICY DETERMINATIONS

On an ongoing basis, should the CONTRACTOR have a question on policy determinations, benefits or operating guidelines, the CONTRACTOR shall request a determination from TENNCARE in writing. The State shall have thirty (30) calendar days to make a determination and respond unless specified otherwise. Should TENNCARE not respond in the required amount of time, the CONTRACTOR shall not be penalized as a result of implementing items awaiting approval. However, failure to respond timely shall not preclude the State from requiring the CONTRACTOR to respond or modify the policy or operating guideline prospectively. The CONTRACTOR shall be afforded at least sixty (60) calendar days to implement the modification.

4.11	INTERPRETATIONS

Any dispute between the CONTRACTOR and TENNCARE concerning the clarification, interpretation and application of all federal and state laws, regulations, or policy or consent decrees or court orders governing or in any way affecting this Agreement shall be determined by TENNCARE. When a clarification, interpretation and application is required, the CONTRACTOR shall submit a written request to TENNCARE. TENNCARE will contact the appropriate agencies in responding to the request by submitting the written request to the agency within thirty (30) calendar days after receiving that request from the CONTRACTOR. Any

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clarifications received pursuant to requests for clarification, interpretation and application shall be forwarded upon receipt to the CONTRACTOR. Nothing in this Section shall be construed as a waiver by the CONTRACTOR of any legal right it may have to contest the findings of either the state or federal governments or both as they relate to the clarification, interpretation and application of statute, regulation, or policy or consent decrees or court orders.

4.12	CONTRACTOR APPEAL RIGHTS

The CONTRACTOR shall have the right to contest TENNCARE decisions pursuant to the provisions of TCA 9-8-301 et seq. for the resolution of disputes under this Agreement. Written notice describing the substance and basis of the contested action must be submitted to TENNCARE within thirty (30) calendar days of the action taken by TENNCARE. The CONTRACTOR shall comply with all requirements contained within this Agreement pending the final resolution of the contested action.

4.13	DISPUTES

Any claim by the CONTRACTOR against TENNCARE arising out of the breach of this Agreement shall be handled in accordance with the provision of TCA 9-8-301, et seq. Provided, however, the CONTRACTOR agrees that the CONTRACTOR shall give notice to TENNCARE of its claim thirty (30) calendar days prior to filing the claim in accordance with TCA 9-8-301, et seq.

4.14	NOTIFICATION OF LEGAL ACTION AGAINST THE CONTRACTOR

The CONTRACTOR shall give TENNCARE and TDCI immediate notification in writing by certified mail of any administrative or legal action filed regarding any claim made against the CONTRACTOR by a provider or enrollee which is related to the CONTRACTOR’s responsibilities under this Agreement, including but not limited to notice of any arbitration proceedings instituted between a provider and the CONTRACTOR. The CONTRACTOR shall ensure that all tasks related to the provider agreement are performed in accordance with the terms of this Agreement.

4.15	DATA THAT MUST BE CERTIFIED

4.15.1	In accordance with 42 CFR 438.606 and 438.606, when State payments to the CONTRACTOR are based on data submitted by the CONTRACTOR, the CONTRACTOR shall certify the data. The data that must be certified include, but are not limited to, enrollment information, encounter data, and other information required by the State and contained in contracts, proposals and related documents including the medical loss ratio (MLR) report. The data must be certified by one of the following: the CONTRACTOR’s Chief Executive Officer, the CONTRACTOR’s Chief Financial Officer, or an individual who has delegated authority to sign for, and who reports directly to the CONTRACTOR’s Chief Executive Officer or Chief Financial Officer. The certification must attest, based on best knowledge, information, and belief, as follows:
4.15.1.1	To the accuracy, completeness and truthfulness of the data; and

4.15.1.2	To the accuracy, completeness and truthfulness of the documents specified by the State.
4.15.2	The CONTRACTOR shall submit the certification concurrently with the certified data.

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4.16	USE OF DATA

TENNCARE shall have unlimited but not exclusive rights to use, disclose, or duplicate, for any purpose whatsoever, all information and data developed, derived, documented, or furnished by the CONTRACTOR resulting from this Agreement. However, TENNCARE shall not disclose proprietary information that is afforded confidential status by state or federal law.

4.17	WAIVER

No covenant, condition, duty, obligation, or undertaking contained in or made a part of this Agreement may be waived except by written agreement of the Agreement signatories or in the event the signatory for a party is no longer empowered to sign such Agreement, the signatory’s replacement. Forbearance, forgiveness, or indulgence in any other form or manner by either party in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations, or undertakings, the other party shall have the right to invoke any remedy available under law or equity notwithstanding any such forbearance, forgiveness or indulgence.

4.18	AGREEMENT VARIATION/SEVERABILITY

If any provision of this Agreement (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both TENNCARE and the CONTRACTOR shall be relieved of all obligations arising under such provision. If the remainder of the Agreement is capable of performance, it shall not be affected by such declaration of finding and shall be fully performed. In addition, if the laws or regulations governing this Agreement should be amended or judicially interpreted as to render the fulfillment of the Agreement impossible or economically unfeasible, both TENNCARE and the CONTRACTOR will be discharged from further obligations created under the terms of the Agreement.

4.19	CONFLICT OF INTEREST

4.19.1	The CONTRACTOR warrants that no part of the total Agreement amount provided herein shall be paid directly, indirectly or through a parent organization, subsidiary or an affiliate organization to any state or federal officer or employee of the State of Tennessee or any immediate family member of a state or federal officer or employee of the State of Tennessee as wages, compensation, or gifts in exchange for acting as officer, agent, employee, subcontractor, or consultant to the CONTRACTOR in connection with any work contemplated or performed relative to this Agreement unless disclosed to the Commissioner, Tennessee Department of Finance and Administration. For purposes of Section 4.19 and its subparts of this contract, “immediate family member” shall mean a spouse or minor child(ren) living in the household.
4.19.1.1	Quarterly, by January 30, April 30, July 30, and October 30 each year, or at other times or intervals as designated by the Deputy Commissioner of the Bureau of TennCare, disclosure shall be made by the CONTRACTOR to the Deputy Commissioner of the Bureau of TennCare, Department of Finance and Administration in writing. The disclosure shall include, but not be limited to, the following:

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4.19.1.1.1	A list of any state or federal officer or employee of the State of Tennessee as well as any immediate family member of a state or federal officer or employee of the State of Tennessee who receives wages or compensation from the CONTRACTOR; and

4.19.1.1.2	A statement of the reason or purpose for the wages or compensation.
The disclosures shall be made by the CONTRACTOR and reviewed by TENNCARE in accordance with Standard Operating Procedures and the disclosures shall be distributed to, amongst other persons, entities and organizations, the Commissioner, Tennessee Department of Finance and Administration, the Tennessee Ethics Commission, the TennCare Oversight Committee and the Fiscal Review Committee.

4.19.1.2	This Agreement may be terminated by TENNCARE and/or the CONTRACTOR may be subject to sanctions, including liquidated damages, under this Agreement if it is determined that the CONTRACTOR, its agents or employees offered or gave gratuities of any kind to any state or federal officials or employees of the State of Tennessee or any immediate family member of a state or federal officer or employee of the State of Tennessee if the offering or giving of said gratuity is in contravention or violation of state or federal law. It is understood by and between the parties that the failure to disclose information as required under Section 4.19 of this Agreement may result in termination of this Agreement and the CONTRACTOR may be subject to sanctions, including liquidated damages in accordance with Section 4.20 of this Agreement. The CONTRACTOR certifies that no member of or delegate of Congress, the United States General Accounting Office, DHHS, CMS, or any other federal agency has or will benefit financially or materially from this Agreement.
4.19.2	The CONTRACTOR shall include language in all subcontracts and provider agreements and any and all agreements that result from this Agreement between CONTRACTOR and TENNCARE to ensure that it is maintaining adequate internal controls to detect and prevent conflicts of interest from occurring at all levels of the organization. Said language may make applicable the provisions of Section 4.19 to all subcontracts, provider agreements and all agreements that result from the Agreement between the CONTRACTOR and TENNCARE.

4.20	FAILURE TO MEET AGREEMENT REQUIREMENTS

It is acknowledged by TENNCARE and the CONTRACTOR that in the event of CONTRACTOR’s failure to meet the requirements provided in this Agreement and all documents incorporated herein, TENNCARE will be harmed. The actual damages which TENNCARE will sustain in the event of and by reason of such failure are uncertain, are extremely difficult and impractical to ascertain and determine. The parties therefore acknowledge that the CONTRACTOR shall be subject to damages and/or sanctions as described below. It is further agreed that the CONTRACTOR shall pay TENNCARE liquidated damages as directed by TENNCARE; provided however, that if it is finally determined that the CONTRACTOR would have been able to meet the Agreement requirements listed below but for TENNCARE’s failure to perform as provided in this Agreement, the CONTRACTOR shall not be liable for damages resulting directly therefrom.

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4.20.1	Intermediate Sanctions
4.20.1.1	TENNCARE may impose any or all of the sanctions as described in this Section upon TENNCARE’s reasonable determination that the CONTRACTOR failed to comply with any corrective action plan (CAP) as described under Section 2.25.9 or Section 2.23.13 of this Agreement, or is otherwise deficient in the performance of its obligations under the Agreement, which shall include, but may not be limited to the following:

4.20.1.1.1	Fails substantially to provide medically necessary covered services;

4.20.1.1.2	Imposes on members cost sharing responsibilities that are in excess of the cost sharing permitted by TENNCARE;

4.20.1.1.3	Acts to discriminate among enrollees on the basis of their health status or need for health care services;

4.20.1.1.4	Misrepresents or falsifies information that it furnishes to CMS or to the State;

4.20.1.1.5	Misrepresents or falsifies information that it furnishes to a member, potential member, or provider;

4.20.1.1.6	Fails to comply with the requirements for physician incentive plans, as required by 42 CFR 438.6(h) and set forth (for Medicare) in 42 CFR 422.208 and 422.210;

4.20.1.1.7	Has distributed directly, or indirectly through any agent or independent contractor, marketing or member materials that have not been approved by the State or that contain false or materially misleading information; and

4.20.1.1.8	Has violated any of the other applicable requirements of Sections 1903(m) or 1932 of the Social Security Act and any implementing regulations.

4.20.1.2	TENNCARE shall only impose those sanctions it determines to be appropriate for the deficiencies identified. However, TENNCARE may impose intermediate sanctions on the CONTRACTOR simultaneously with the development and implementation of a corrective action plan if the deficiencies are severe and/or numerous. Intermediate sanctions may include:

4.20.1.2.1	Liquidated damages as described in Section 4.20.2;

4.20.1.2.2	Suspension of enrollment in the CONTRACTOR’s MCO;

4.20.1.2.3	Disenrollment of members;

4.20.1.2.4	Limitation of the CONTRACTOR’s service area;

4.20.1.2.5	Civil monetary penalties as described in 42 CFR 438.704;

4.20.1.2.6	Appointment of temporary management for an MCO as provided in 42 CFR 438.706;

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4.20.1.2.7	Suspension of all new enrollment, including default enrollment, after the effective date of the sanction;

4.20.1.2.8	Suspension of payment for recipients enrolled after the effective date of the sanction and until CMS or the State is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur; or

4.20.1.2.9	Additional sanctions allowed under federal law or state statute or regulation that address areas of noncompliance.
4.20.2	Liquidated Damages
4.20.2.1	Reports and Deliverables

4.20.2.1.1	For each day that a report or deliverable is late, incorrect, or deficient, the CONTRACTOR shall be liable to TENNCARE for liquidated damages in the amount of one-hundred dollars ($100) per day per report or deliverable unless specified otherwise in this Section. Liquidated damages for late reports/deliverables shall begin on the first day the report/deliverable is late.

4.20.2.1.2	Liquidated damages for incorrect reports or deficient deliverables shall begin on the first day after the report/deliverable was due.

4.20.2.1.3	For the purposes of determining liquidated damages in accordance with this Section, reports or deliverables are due as specified elsewhere in this Agreement or by TENNCARE.

4.20.2.2	Program Issues

4.20.2.2.1	Liquidated damages for failure to perform specific responsibilities or responsibilities as described in this Agreement are shown in the chart below. Damages are grouped into three categories: Level A, Level B, and Level C program issues.

4.20.2.2.2	Failure to perform specific responsibilities or requirements categorized as Level A are those which pose a significant threat to patient care or to the continued viability of the TENNCARE program.

4.20.2.2.3	Failure to perform specific responsibilities or requirements categorized as Level B are those with pose threats to the integrity of the TENNCARE program, but which do not necessarily imperil patient care.

4.20.2.2.4	Failure to perform specific responsibilities or requirements categorized as Level C are those which represent threats to the smooth and efficient operation of the TENNCARE program but which do not imperil patient care or the integrity of the TENNCARE program.

4.20.2.2.5	TENNCARE may also assess liquidated damages for failure to meet performance standards as provided in Section 2.24.3 and Attachment VII of this Agreement.

4.20.2.2.6	TENNCARE reserves the right to assess a general liquidated damage of five-hundred dollars ($500) per occurrence with any notice of deficiency.

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4.20.2.2.7	Liquidated Damages Chart

LEVEL	PROGRAM ISSUES	DAMAGE
A.1	Failure to comply with claims processing as described in Section 2.22 of this Agreement	$10,000 per month, for each month that TENNCARE determines that the CONTRACTOR is not in compliance with the requirements of Section 2.22 of this Agreement

A.2	Failure to comply with licensure requirements in Section 2.29.2 of this Agreement	$5,000 per calendar day that staff/provider/agent/subcontractor is not licensed as required by applicable state law plus the amount paid to the staff/provider/agent/subcontractor during that period

A.3	Failure to respond to a request by DCS or TENNCARE to provide service(s) to a child at risk of entering DCS custody	The actual amount paid by DCS and/or TENNCARE for necessary services or $1000, whichever is greater

A.4	Failure to comply with obligations and time frames in the delivery of TENNderCare screens and related services	The actual amount paid by DCS and/or TENNCARE for necessary services or $1000, whichever is greater

A.5	Denial of a request for services to a child at risk of entering DCS custody when the services have been reviewed and authorized by the TENNCARE Chief Medical Officer	The actual amount paid by DCS and/or TENNCARE for necessary services or $1000, whichever is greater

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LEVEL	PROGRAM ISSUES	DAMAGE
A.6(a)	Failure to provide a service or make payments for a service within five (5) calendar days of a reasonable and appropriate directive from TENNCARE (pursuant to an appeal) to do so, or upon approval of the service or payment by the CONTRACTOR during the appeal process, or within a longer period of time which has been approved by TENNCARE upon the CONTRACTOR’s demonstration of good cause	$500 per day beginning on the next calendar day after default by the CONTRACTOR in addition to the cost of the services not provided

A.6(b)	Failure to provide proof of compliance to TENNCARE within five (5) calendar days of a reasonable and appropriate directive from TENNCARE or within a longer period of time which has been approved by TENNCARE upon the CONTRACTOR’s demonstration of good cause	$500 per day beginning on the next calendar day after default by the CONTRACTOR

A.7	Failure to comply with this Agreement and federal rules/law regarding Sterilizations/Abortions/ Hysterectomies as outlined in Section 2.7.7 of this Agreement	$500 per occurrence or the actual amount of the federal penalty created by the CONTRACTOR’s failure to comply, whichever is greater

A.8	Failure to provide coverage for prenatal care without a delay in care and in accordance with Section 2.7.4.2 of this Agreement	$500 per day, per occurrence, for each calendar day that care is not provided in accordance with the terms of this Agreement

A.9	Failure to provide continuation or restoration of services where enrollee was receiving the service as required by TENNCARE rules or regulations, applicable state or federal law, and all court orders and consent decrees governing appeal procedures as they become effective	An amount sufficient to at least offset any savings the CONTRACTOR achieved by withholding the services and promptly reimbursing the enrollee for any costs incurred for obtaining the services at the enrollee’s expense

$500 per day for each calendar day beyond the 2nd business day after an On Request Report regarding a member’s request for continuation of benefits is sent by TENNCARE

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LEVEL	PROGRAM ISSUES	DAMAGE
A.10	Failure to comply with the notice requirements of this Agreement, TennCare rules and regulations or any subsequent amendments thereto, and all court orders and consent decrees governing appeal procedures, as they become effective	$500 per occurrence in addition to $500 per calendar day for each calendar day required notices are late or deficient or for each calendar day beyond the required time frame that the appeal is unanswered in each and every aspect and/or each day the appeal is not handled according to the provisions set forth by this Agreement or required by TENNCARE

A.11	Failure to forward an expedited appeal to TENNCARE in twenty-four (24) hours or a standard appeal in five (5) days	$500 per calendar day

A.12	Failure to provide complete documentation, including medical records, and comply with the timelines for responding to a medical appeal as set forth in TennCare rules and regulations and all court orders and consent decrees governing appeals procedures as they become effective	$500 per calendar day for each calendar day beyond the required time frame that the appeal is unanswered in each and every aspect and/or each day the appeal is not handled according to the provisions set forth by this Agreement or required by TENNCARE

A.13	Failure to submit a timely corrected notice of adverse action to TENNCARE for review and approval prior to issuance to the member	$1,000 per occurrence if the notice remains defective plus a per calendar day assessment in increasing increments of $500 ($500 for the first day, $1,000 for the second day, $1,500 for the third day, etc.) for each day the notice is late and/or remains defective

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LEVEL	PROGRAM ISSUES	DAMAGE
A.14	Per the Revised Grier Consent Decree, “Systemic problems or violations of the law” (e.g., a failure in 20% or more of appealed cases over a 60-day period) regarding any aspect of medical appeals processing pursuant to TennCare rules and regulations and all court orders and consent decrees governing appeal procedures, as they become effective	First occurrence: $500 per instance of such “systemic problems or violations of the law”, even if damages regarding one or more particular instances have been assessed (in the case of “systemic problems or violations of the law” relating to notice content requirements, $500 per notice even if a corrected notice was issued upon request by TENNCARE)

Damages per instance shall increase in $500 increments for each subsequent “systemic problem or violation of the law” ($500 per instance the first time a “systemic problem or violation of the law” relating to a particular requirement is identified; $1,000 per instance for the 2nd time a “systemic problem or violation of the law” relating to the same requirement is identified; etc.)

A. 15	Failure to 1) provide an approved service timely, i.e., in accordance with timelines specified in the Special Terms and Conditions for Access in the TennCare Waiver (see Attachment III), or when not specified therein, with reasonable promptness; or 2) issue appropriate notice of delay with documentation upon request of ongoing diligent efforts to provide such approved service	The cost of services not provided plus $500 per day, per occurrence, for each day 1) that approved care is not provided timely; or 2) notice of delay is not provided and/or the CONTRACTOR fails to provide upon request sufficient documentation of ongoing diligent efforts to provide such approved service

B.1	Failure to provide referral provider listings to PCPs as required by Section 2.14.3.5 of this Agreement	$500 per calendar day

B.2	Failure to complete or comply with corrective action plans as required by TENNCARE	$500 per calendar day for each day the corrective action is not completed or complied with as required

B.3	Failure to submit Audited HEDIS and CAHPS results annually by June 15 as described in Sections 2.15.6 and 2.15.7	$250 per day for every calendar day reports are late

B.4	Failure to submit NCQA Accreditation Report as described in Sections 2.15.6	$500 per day for every calendar day beyond the 10th calendar day Accreditation Status is not reported

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LEVEL	PROGRAM ISSUES	DAMAGE
B.5	Failure to comply with Conflict of Interest, Lobbying, and/or Gratuities requirements described in Section 4.19, 4.23, or 4.24	110% of the total amount of compensation paid by the CONTRACTOR to inappropriate individuals

B.6	Failure to disclose lobbying activities as required by Section 4.24 and 2.30.21	$1000 per day that disclosure is late

B.7	Failure to comply with Offer of Gratuities constraints described in Section 4.23	110% of the total benefit provided by the CONTRACTOR to inappropriate individuals

B.8	Failure to obtain approval of member materials as required by Section 2.17 of this Agreement	$500 per day for each calendar day that TENNCARE determines the CONTRACTOR has provided member material that has not been approved by TENNCARE

B.9	Failure to comply with time frames for providing Member Handbooks, I.D. cards, Provider Directories, and Quarterly Member Newsletters as required in Section 2.17	$5000 for each occurrence

B.10	Failure to achieve and/or maintain financial requirements in accordance with TCA	$500 per calendar day for each day that financial requirements have not been met

B.11	Failure to submit the CONTRACTOR’s annual NAIC filing as described in Section 2.30.14.3	$500 per calendar day

B.12	Failure to submit the CONTRACTOR’s quarterly NAIC filing as described in Section 2.30.14.3	$500 per calendar day

B.13	Failure to submit audited financial statements as described in Section 2.30.14.3	$500 per calendar day

B.14	Failure to comply with fraud and abuse provisions as described in Section 2.20 of this Agreement	$500 per calendar day for each day that the CONTRACTOR does not comply with fraud and abuse provisions

B.15	Failure to require and ensure compliance with Ownership and Disclosure requirements as required in Section 2.12.7.50 of this Agreement	$5000 per provider disclosure/attestation for each disclosure/attestation that is not received or is received and signed by a provider that does not request or contain complete and satisfactory disclosure of the requirements outlined in 42 CFR 455, Subpart B

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LEVEL	PROGRAM ISSUES	DAMAGE
B.16	Failure to maintain a complaint and appeal system as required in Section 2.19 of this Agreement	$500 per calendar day

B.17	Failure to maintain required insurance as required in Section 2.21.7 of this Agreement	$500 per calendar day

B.18	Failure to provide a written discharge plan or provision of a defective discharge plan for discharge from a psychiatric inpatient facility or mental health residential treatment facility as required in Section 2.9.6.3.2 of this Agreement	$1,000 per occurrence per case

B.19	Imposing arbitrary utilization guidelines or other quantitative coverage limits as prohibited in Section 2.6.3 and 2.14.1 of this Agreement	$500 per occurrence

B.20	Failure to provide CRG/TPG assessments within the time frames specified in Section 2.7.2.9 of this Agreement	$500 per month per Enrollee

B.21	Failure to provide CRG/TPG assessments by TDMHDD-certified raters or in accordance with TDMHDD policies and procedures as required in Section 2.7.2.9 of this Agreement	$500 per occurrence per case

B.22	Failure to completely process a credentialing application within thirty (30) calendar days of receipt of a completed application, including all necessary documentation and attachments, and signed provider agreement/contract as required in Section 2.11.7 of this Agreement	$5000 per application that has not been approved and loaded into the CONTRACTOR’s system or denied within thirty (30) calendar days of receipt of a completed credentialing application and a signed provider agreement/contract if applicable

And/Or

$1000 per application per day for each day beyond thirty (30) calendar days that a completed credentialing application has not been processed as described in Section 2.11.7 of this Agreement

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LEVEL	PROGRAM ISSUES	DAMAGE
B.23	Failure to maintain provider agreements in accordance with Section 2.12 of this Agreement	$5000 per provider agreement found to be non-compliant with the requirements outlined in Section 2.12 of this Agreement

C.1	Failure to comply in any way with staffing requirements as described in Section 2.29.1 of this Agreement	$250 per calendar day for each day that staffing requirements are not met

C.2	Failure to report provider notice of termination of participation in the CONTRACTOR’s MCO	$250 per day

C.3	Failure to comply in any way with encounter data submission requirements as described in Section 2.23 of this Agreement (excluding the failure to address or resolve problems with individual encounter records in a timely manner as required by TENNCARE)	$25,000 per occurrence

C.4	Failure to address or resolve problems with individual encounter records in a timely manner as required by TENNCARE	An amount equal to the paid amount of the individual encounter record(s) that was rejected or, in the case of capitated encounters, the fee-for-service equivalent thereof as determined by TENNCARE
4.20.2.3	Payment of Liquidated Damages

4.20.2.3.1	It is further agreed by TENNCARE and the CONTRACTOR that any liquidated damages assessed by TENNCARE shall be due and payable to TENNCARE within thirty (30) calendar days after CONTRACTOR receipt of the notice of damages. If payment is not made by the due date, said liquidated damages may be withheld from future payments by TENNCARE without further notice, as provided in Section 3.12.5 of this Agreement. It is agreed by TENNCARE and the CONTRACTOR that the collection of liquidated damages by TENNCARE shall be made without regard to any appeal rights the CONTRACTOR may have pursuant to this Agreement; however, in the event an appeal by the CONTRACTOR results in a decision in favor of the CONTRACTOR, any such funds withheld by TENNCARE will be immediately returned to the CONTRACTOR. Any cure periods referenced in this Agreement shall not apply to the liquidated damages described in this Section. With respect to Level B and Level C program issues (failure to perform responsibilities or requirements), the due dates mentioned above may be delayed if the CONTRACTOR can show good cause as to why a delay should be granted. TENNCARE has sole discretion in determining whether good cause exists for delaying the due dates.

4.20.2.3.2	Liquidated damages as described in Section 4.20.2 shall not be passed to a provider and/or subcontractor unless the damage was caused due to an action or inaction of the

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provider and/or subcontractor. Nothing described herein shall prohibit a provider and/or a subcontractor from seeking judgment before an appropriate court in situations where it is unclear that the provider and/or the subcontractor caused the damage by an action or inaction.

4.20.2.3.3	All liquidated damages imposed pursuant to this Agreement, whether paid or due, shall be paid by the CONTRACTOR out of administrative costs and profits.

4.20.2.4	Waiver of Liquidated Damages

TENNCARE may waive the application of liquidated damages and/or withholds upon the CONTRACTOR if the CONTRACTOR is placed in rehabilitation or under administrative supervision if TENNCARE determines that such waiver is in the best interests of the TennCare program and its enrollees.
4.20.3	Claims Processing Failure

If it is determined that there is a claims processing deficiency related to the CONTRACTOR’s ability/inability to reimburse providers in a reasonably timely and accurate fashion as required by Section 2.22, TENNCARE shall provide a notice of deficiency and request corrective action. The CONTRACTOR may also be subject to the application of liquidated damages and/or intermediate sanctions specified in Sections 4.20.1 and 4.20.2 and the retention of withholds as specified in Section 3.9. If the CONTRACTOR is unable to successfully implement corrective action and demonstrate adherence with timely claims processing requirements within the time approved by TENNCARE, the State may terminate this Agreement in accordance with Section 4.4 of this Agreement.

4.20.4	Failure to Manage Medical Costs

If TENNCARE determines the CONTRACTOR is unable to successfully manage costs for covered services, TENNCARE may terminate this Agreement with ninety (90) calendar days advance notice in accordance with Section 4.4 of this Agreement.

4.20.5	Sanctions by CMS

Payments provided for under this Agreement will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by CMS in accordance with the requirements in 42 CFR 438.730.

4.20.6	Temporary Management

TENNCARE may impose temporary management if it finds that the CONTRACTOR has repeatedly failed to meet substantive requirements in Section 1903(m) or Section 1932 of the Social Security Act.

4.21	MODIFICATION AND AMENDMENT

This Agreement may be modified only by a written amendment executed by all parties hereto and approved by the appropriate State of Tennessee officials in accordance with applicable State of Tennessee laws and regulations. Such amendment shall be effective on the date agreed to by TENNCARE and the CONTRACTOR.

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4.22	TITLES/HEADINGS

Titles of paragraphs or section headings used herein are for the purpose of facilitating use or reference only and shall not be construed to infer a contractual construction of language.

4.23	OFFER OF GRATUITIES

By signing this Agreement, the CONTRACTOR certifies that no member of or a delegate of Congress, nor any elected or appointed official or employee of the State of Tennessee, the United States General Accounting Office, United States Department of Health and Human Services, CMS, or any other federal agency has or will benefit financially or materially due to influence in obtaining this Agreement. This Agreement may be terminated by TENNCARE if it is determined that gratuities of any kind were offered to or received by any of the aforementioned officials or employees from the CONTRACTOR or the CONTRACTOR’s agent or employees.

4.24	LOBBYING

4.24.1	The CONTRACTOR certifies by signing this Agreement, to the best of its knowledge and belief, that federal funds have not been used for lobbying in accordance with 45 CFR Part 93 and 31 USC 1352. (See also TCA 3-6-101 et seq., 3-6-201 et seq., 3-6-301 et seq., and 8-50-505.).

4.24.2	The CONTRACTOR shall disclose any lobbying activities using non-federal funds in accordance with 45 CFR Part 93.

4.25	ATTORNEY’S FEES

In the event that either party deems it necessary to take legal action to enforce any provision of this Agreement, and TENNCARE prevails, the CONTRACTOR agrees to pay all expenses of such action, including attorney’s fees and cost of all state litigation as may be set by the court or hearing officer. Legal actions are defined to include administrative proceedings.

4.26	GOVERNING LAW AND VENUE

4.26.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. The CONTRACTOR agrees that it will be subject to the exclusive jurisdiction of the courts of the State of Tennessee in actions that may arise under this Agreement.

4.26.2	For purposes of any legal action occurring as a result of or under this Agreement between the CONTRACTOR and TENNCARE, the place of proper venue shall be Davidson County, Tennessee.

4.27	ASSIGNMENT

This Agreement and the monies which may become due hereunder are not assignable by the CONTRACTOR except with the prior written approval of TENNCARE.

4.28	INDEPENDENT CONTRACTOR

It is expressly agreed that the CONTRACTOR and any subcontractors or providers, and agents, officers, and employees of the CONTRACTOR or any subcontractors or providers, in the

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performance of this Agreement shall act in an independent capacity and not as agents, officers and employees of TENNCARE or the State of Tennessee. It is further expressly agreed that this Agreement shall not be construed as a partnership or joint venture between the CONTRACTOR or any subcontractor or provider and TENNCARE and the State of Tennessee.

4.29	FORCE MAJEURE

TENNCARE shall not be liable for any excess cost to the CONTRACTOR for TENNCARE’s failure to perform the duties required by this Agreement if such failure arises out of causes beyond the control and without the result of fault or negligence on the part of TENNCARE. In all cases, the failure to perform must be beyond the control without the fault or negligence of TENNCARE. The CONTRACTOR shall not be liable for performance of the duties and responsibilities of this Agreement when its ability to perform is prevented by causes beyond its control. These acts must occur without the fault or negligence of the CONTRACTOR. Such acts include destruction of the facilities due to hurricanes, fires, war, riots, and other similar acts. However, in the event of damage to its facilities, the CONTRACTOR shall be responsible for ensuring swift correction of the problem so as to enable it to continue its responsibility for the delivery of covered services. The failure of the CONTRACTOR’s fiscal intermediary to perform any requirements of this Agreement shall not be considered a ‘force majeure’.

4.30	DATE/TIME HOLD HARMLESS

As required by TCA 12-4-118, the CONTRACTOR shall hold harmless and indemnify the State of Tennessee; its officers and employees; and any agency or political subdivision of the State for any Breach caused directly or indirectly by the failure of computer software or any device containing a computer processor to accurately or properly recognize, calculate, display, sort or otherwise process dates or times.

4.31	INDEMNIFICATION

4.31.1	The CONTRACTOR shall indemnify and hold harmless the State as well as its officers, agents, and employees (hereinafter the “Indemnified Parties”) from all claims, losses or suits incurred by or brought against the Indemnified Parties as a result of the failure of the CONTRACTOR to comply with the terms of this Agreement. The State shall give the CONTRACTOR written notice of each such claim or suit and full right and opportunity to conduct CONTRACTOR’s own defense thereof, together with full information and all reasonable cooperation; but the State does not hereby accord to the CONTRACTOR, through its attorneys, any right(s) to represent the State of Tennessee in any legal matter, such right being governed by TCA 8-6-106.

4.31.2	The CONTRACTOR shall indemnify and hold harmless the Indemnified Parties as well as their officers, agents, and employees from all claims or suits which may be brought against the Indemnified Parties for infringement of any laws regarding patents or copyrights which may arise from the CONTRACTOR’s or Indemnified Parties performance under this Agreement. In any such action, brought against the Indemnified Parties, the CONTRACTOR shall satisfy and indemnify the Indemnified Parties for the amount of any final judgment for infringement. The State shall give the CONTRACTOR written notice of each such claim or suit and full right and opportunity to conduct the CONTRACTOR’s own defense thereof, together with full information and all reasonable cooperation; but the State does not hereby accord to the CONTRACTOR, through its attorneys, any right(s) to represent the State of Tennessee in any legal matter, such right being governed by TCA 8-6-106.

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4.31.3	While the State will not provide a contractual indemnification to the CONTRACTOR, such shall not act as a waiver or limitation of any liability for which the State may otherwise be legally responsible to the CONTRACTOR. The CONTRACTOR retains all of its rights to seek legal remedies against the State for losses the CONTRACTOR may incur in connection with the furnishing of services under this Agreement or for the failure of the State to meet its obligations under the Agreement.

4.32	NON-DISCRIMINATION

4.32.1	No person on the grounds of handicap, and/or disability, age, race, color, religion, sex, or national origin, shall be excluded from participation in, except as specified in Section 2.3.5 of this Agreement, or be denied benefits of, or be otherwise subjected to discrimination in the performance of this Agreement or in the employment practices of the CONTRACTOR.

4.32.2	The CONTRACTOR shall upon request show proof of such non-discrimination.

4.32.3	The CONTRACTOR shall post notices of non-discrimination in conspicuous places, available to all employees and applicants.

4.33	CONFIDENTIALITY OF INFORMATION

4.33.1	The CONTRACTOR shall comply with all state and federal law regarding information security and confidentiality of information. In the event of a conflict among these requirements, the CONTRACTOR shall comply with the most restrictive requirement.

4.33.2	All material and information, regardless of form, medium or method of communication, provided to the CONTRACTOR by the State or acquired by the CONTRACTOR pursuant to this Agreement shall be regarded as confidential information in accordance with the provisions of state and federal law and ethical standards and shall not be disclosed, and all necessary steps shall be taken by the CONTRACTOR to safeguard the confidentiality of such material or information in conformance with state and federal law and ethical standards.

4.33.3	The CONTRACTOR shall ensure that all material and information, in particular information relating to members or potential members, which is provided to or obtained by or through the CONTRACTOR’s performance under this Agreement, whether verbal, written, tape, or otherwise, shall be treated as confidential information to the extent confidential treatment is provided under state and federal laws. The CONTRACTOR shall not use any information so obtained in any manner except as necessary for the proper discharge of its obligations and securement of its rights under this Agreement and in compliance with federal and state law.

4.33.4	All information as to personal facts and circumstances concerning members or potential members obtained by the CONTRACTOR shall be treated as privileged communications, shall be held confidential, and shall not be divulged without the written consent of TENNCARE or the member/potential member, provided that nothing stated herein shall prohibit the disclosure of information in summary, statistical, or other form which does not identify particular individuals. The use or disclosure of information concerning members/potential members shall be limited to purposes directly connected with the administration of this Agreement and shall be in compliance with federal and state law.

4.34	TENNESSEE CONSOLIDATED RETIREMENT SYSTEM

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The CONTRACTOR acknowledges and understands that, subject to statutory exceptions contained in TCA 8-36-801, et seq., the law governing the Tennessee Consolidated Retirement System (TCRS), provides that if a retired member of TCRS, or of any superseded system administered by TCRS, or of any local retirement fund established pursuant to TCA, Title 8, Chapter 35, Part 3 accepts state employment, the member’s retirement allowance is suspended during the period of the employment. Accordingly and notwithstanding any provision of this Agreement to the contrary, the CONTRACTOR agrees that if it is later determined that the true nature of the working relationship between the CONTRACTOR and the State under this Agreement is that of “employee/employer” and not that of an independent contractor, the CONTRACTOR may be required to repay to TCRS the amount of retirement benefits the CONTRACTOR received from TCRS during the period of this Agreement.

4.35	ACTIONS TAKEN BY THE TENNESSEE DEPARTMENT OF COMMERCE AND INSURANCE

The parties acknowledge that the CONTRACTOR is licensed to operate as a health maintenance organization in the State of Tennessee, and is subject to regulation and supervision by TDCI. The parties acknowledge that no action by TDCI to regulate the activities of the CONTRACTOR as a health maintenance organization, including, but not limited to, examination, entry of a remedial order pursuant to TCA 56-9-101, et seq., and regulations promulgated thereunder, supervision, or institution of delinquency proceedings under state law, shall constitute a breach of this Agreement by TENNCARE.

4.36	EFFECT OF THE FEDERAL WAIVER ON THIS AGREEMENT

The provisions of this Agreement are subject to the receipt of and continuation of a federal waiver granted to the State of Tennessee by the Centers for Medicare & Medicaid Services, U.S. Department of Health and Human Services. Should the waiver cease to be effective, the State shall have the right to immediately terminate this Agreement. Said termination shall not be a breach of this Agreement by TENNCARE and TENNCARE shall not be responsible to the CONTRACTOR or any other party for any costs, expenses, or damages occasioned by said termination.

4.37	TENNCARE FINANCIAL RESPONSIBILITY

Notwithstanding any provision which may be contained herein to the contrary, TENNCARE shall be responsible solely to the CONTRACTOR for the amount described herein and in no event shall TENNCARE be responsible, either directly or indirectly, to any subcontractor or any other party who may provide the services described herein.

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IN WITNESS WHEREOF, the parties have by their duly authorized representatives set their signatures.

STATE OF TENNESSEE	CONTRACTOR
DEPARTMENT OF FINANCE	COMPANY NAME
AND ADMINISTRATION

BY:	BY:
M.D. Goetz, Jr.	NAME
Commissioner	TITLE

DATE:	DATE:

APPROVED BY:	APPROVED BY:

STATE OF TENNESSEE	STATE OF TENNESSEE
DEPARTMENT OF FINANCE	COMPTROLLER OF THE TREASURY
AND ADMINISTRATION

BY:	BY:
M.D. Goetz, Jr.	John G. Morgan
Commissioner	Comptroller

DATE:	DATE:

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ATTACHMENTS

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ATTACHMENT I
BEHAVIORAL HEALTH SPECIALIZED SERVICE DESCRIPTIONS

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ATTACHMENT I
BEHAVIORAL HEALTH SPECIALIZED SERVICE DESCRIPTIONS
     The CONTRACTOR shall provide medically necessary mental health case management and psychiatric rehabilitation services according to the requirements herein.

SERVICE	Mental Health Case Management
DEFINITION
Mental health case management is a supportive service provided to enhance treatment effectiveness and outcomes with the goal of maximizing resilience and recovery options and natural supports for the individual. Mental health case management is consumer-centered, consumer focused and strength-based, with services provided in a timely, appropriate, effective, efficient and coordinated fashion. It consists of activities performed by a team or a single mental health case manager to support clinical services. Mental health case managers assist in ensuring the individual/family access to services.
Mental health case management requires that the mental health case manager and the individual and/or family have a strong productive relationship which includes viewing the individual/family as a responsible partner in identifying and obtaining the necessary services and resources. Services rendered to children and youth shall be consumer-centered and family-focused with case managers working with multiple systems (e.g. education, child welfare, juvenile justice). Mental health case management is provided in community settings, which are accessible and comfortable to the individual/family. The service should be rendered in a culturally competent manner and be outcome driven. Mental health case management shall be available 24 hours a day, 7 days a week. The service is not time limited and provides the individual/family the opportunity to improve their quality of life.
The CONTRACTOR shall ensure mental health case management is rendered in accordance with all of the service components and guidelines herein.
SERVICE DELIVERY
The CONTRACTOR shall:
•	Determine caseload size based on an average number of individuals per case manager, with the expectation being that case managers will have mixed caseloads of clients and flexibility between Levels 1 and 2 (Levels 1 and 2 are defined below); and

•	Ensure that caseload sizes and minimum contacts are met as follows:

Minimum Face-to-Face
Case Management Type	Maximum Caseload Size	Contacts
Level 1 (Non-Team Approach)*	25 individuals:1 case manager	One (1) contact per week
Level 1 (Team Approaches):
Adult CTT	20 individuals:1 team 20 individuals:1 case manager	One (1) contact per week
Children & Youth (C&Y) CTT	15 individuals:1 team 15 individuals:1 case manager	One (1) contact per week
CCFT	15 individuals:1 team 15 individuals:1 case manager	One (1) contact per week

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Minimum Face-to-Face
Case Management Type	Maximum Caseload Size	Contacts
ACT	100 individuals:1 team 15 individuals:1 case manager	One (1) contact per week
PACT	100 individuals:1 team 15 individuals:1 case manager	One (1) contact per week
Level 2*	35 individuals:1 case manager	Two (2) contacts per month

*	For case managers having a combination of Level 1 & Level 2 (non-team) individuals, the maximum caseload size shall be no more than 30 individuals:1 case manager.
The CONTRACTOR shall ensure that the following requirements are met:
1)	All mental health case managers shall have, at a minimum, a bachelor’s degree;

2)	Supervisors shall maintain no greater than a 1:30 supervisory ratio with mental health case managers;

3)	Mental health case managers who are assigned to both a parent(s) and child in the same family, should have skills and experience needed for both ages;

4)	Eighty percent (80%) of all mental health case management services should take place outside the case manager’s office;

5)	The children and youth (C&Y) (under age eighteen (18)) mental health case management model shall provide a transition from C&Y services into adult services, including adult mental health case management services. The decision to serve an 18-year old youth via the C&Y case management system versus the adult system shall be a clinical one made by a provider. Transition from children’s services, including mental health case management, shall be incorporated into the child’s treatment plan; and

6)	All mental health case management services shall be documented in a treatment plan. Mental health case management activities are correlated to expected outcomes and outcome achievement and shall be monitored, with progress being noted periodically in a written record.
Level 1
Level 1 mental health case management is the most intense level of service. It provides frequent and comprehensive support to individuals with a focus on recovery and resilience. The CONTRACTOR shall ensure the provision of level 1 mental health case management to the most severely disabled adults and emotionally disturbed children and youth, including individuals who are at high risk of future hospitalization or placement out of the home and require both community support and treatment interventions. Level 1 mental health case management can be rendered through a team approach or by individual mental health case managers. Team approaches may include such models as ACT, CTT, CCFT and PACT, as described below:
Assertive Community Treatment (ACT)
ACT is a way of delivering comprehensive and effective services to adults diagnosed with severe mental illness and who have needs that have not been well met by traditional approaches to delivering services. The principles of ACT include:
1)	Services targeted to a specific group of individuals with severe mental illness;

2)	Treatment, support and rehabilitation services provided directly by the ACT team;

3)	Sharing of responsibility between team members and individuals served by the team;

4)	Small staff (all team staff including case managers) to individual ratios (approx. 1 to 10);

5)	Comprehensive and flexible range of treatment and services;

6)	Interventions occurring in community settings rather than in hospitals or clinic settings;

7)	No arbitrary time limit on receiving services;

8)	Individualized treatment, support and rehabilitation services;

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9)	Twenty-four (24) hour a day availability of services; and

10)	Engagement of individuals in treatment and monitoring.
Continuous Treatment Team (CTT)
CTT is a coordinated team of staff (to include physicians, nurses, case managers, and other therapists as needed) who provide a range of intensive, integrated mental health case management, treatment, and rehabilitation services to adults and children and youth. The intent is to provide intensive treatment to families of children and youth with acute psychiatric problems in an effort to prevent removal from the home to a more restrictive level of care. An array of services are delivered in the home or in natural settings in the community, and are provided through a strong partnership with the family and other community support systems. The program provides services including crisis intervention and stabilization, counseling, skills building, therapeutic intervention, advocacy, educational services, medication management as indicated, school based counseling and consultation with teachers, and other specialized services deemed necessary and appropriate.
Comprehensive Child and Family Treatment (CCFT)
CCFT services are high intensity, time-limited services designed for children and youth to provide stabilization and deter the “imminent” risk of State custody for the individual. There is usually family instability and high-risk behaviors exhibited by the child/adolescent. CCFT services are concentrated on child, family, and parental/guardian behaviors and interaction. CCFT services are more treatment oriented and situation specific with a focus on short-term stabilization goals. The primary goal of CCFT is to reach an appropriate point of stabilization so the individual can be transitioned to a less intense outpatient service.
Program of Assertive and Community Treatment (PACT)
PACT is a service delivery model for providing comprehensive community-based treatment to adults with severe and persistent mental illness. It involves the use of a multi-disciplinary team of mental health staff organized as an accountable, mobile mental health agency or group of providers who function as a team interchangeably to provide the treatment, rehabilitation and support services persons with severe and/or persistent mental illnesses need to live successfully in the community.
Level 2
Level 2 mental health case management is a less intensive level of service than Level 1 and is focused on resilience and recovery. The CONTRACTOR shall ensure that level 2 mental health case management is provided to individuals whose symptoms are at least partially stabilized or reduced in order to allow treatment and rehabilitation efforts.

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SERVICE COMPONENTS
The CONTRACTOR shall ensure that mental health case management incorporates the following service components:
Crisis Facilitation
Crisis facilitation is provided in situations requiring immediate attention/resolution for a specific individual or other person(s) in relation to a specific individual. It is the process of accessing and coordinating services for an individual in a crisis situation to ensure the necessary services are rendered during and following the crisis episode. Most crisis facilitation activities would involve face-to-face contact with the individual.
Assessment of Daily Functioning
Assessment of daily functioning involves the on-going monitoring of how an individual is coping with life on a day to day basis for the purposes of determining necessary services to maintain community placement and improve level of functioning. Most assessments of daily functioning are achieved by face-to-face contact with the individual in his or her natural environment.
Assessment/Referral/Coordination
Assessment/referral/coordination involves assessing the needs of the individual for the purposes of referral and coordination of services that will improve functioning and/or maintain stability in the individual’s natural environment.
Mental Health Liaison
Mental health liaison services are offered to persons who are not yet assigned to mental health case management. It is a short-term service for the purposes of service referral and continuing care until other mental health services are initiated.

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SERVICE	Psychiatric Rehabilitation
DEFINITION
Psychiatric rehabilitation is an array of consumer-centered recovery services designed to support the individual in the attainment or maintenance of his or her optimal level of functioning. These services are designed to capitalize on personal strengths, develop coping skills and strategies to deal with deficits and develop a supportive environment in which to function as independent as possible on the individual’s recovery journey.
Services included under psychiatric rehabilitation are as follows.
SERVICE COMPONENTS
Psychosocial Rehabilitation
Psychosocial rehabilitation services utilize a comprehensive approach (mind, body, and spirit) to work with the whole person for the purposes of improving an individuals’ functioning, promoting management of illness(s), and facilitating recovery. The goal of psychosocial rehabilitation is to support individuals as active and productive members of their communities. Individuals, in partnership with staff, form goals for skills development in the areas of vocational, educational, and interpersonal growth (e.g. household management, development of social support networks) that serve to maximize opportunities for successful community integration. Individuals proceed toward goal attainment at their own pace and may continue in the program at varying levels intensity for an indefinite period of time.
Supported Employment
Supported employment consists of a range of services to assist individuals to choose, prepare for, obtain, and maintain gainful employment that is based on individuals’ preferences, strengths, and experiences. This service also includes a variety of support services to the individual, including side-by-side support on the job. These services may be integrated into a psychosocial rehabilitation center.
Peer Support
Peer support services allow individuals to direct their own recovery and advocacy process and are provided by persons who are or have been consumers of the behavioral health system and their family members. These services include providing assistance with more effectively utilizing the service delivery system (e.g. assistance in developing plans of care, accessing services and supports, partnering with professionals) or understanding and coping with the stressors of the person’s illness through support groups, coaching, role modeling, and mentoring. Activities which promote socialization, recovery, self-advocacy, development of natural supports, and maintenance of community living skills are rendered so individuals can educate and support each other in the acquisition of skills needed to manage their illnesses and access resources within their communities. Services are often provided during the evening and weekend hours.
Illness Management & Recovery
Illness management and recovery services refers to a series of weekly sessions with trained mental health practitioners for the purpose of assisting individuals in developing personal strategies for coping with mental illness and promoting recovery.

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Supported Housing
Supported housing services refers to facilities staffed twenty-four (24) hours per day, seven (7) days a week with associated mental health staff supports for individuals who require treatment services and supports in a highly structured setting. These facilities are for persons with serious and/or persistent mental illnesses (SPMI) and are not residential treatment facilities. Supported housing is intended to prepare individuals for more independent living in the community while providing an environment that allows individuals to live in community settings with appropriate mental health supports. Given this goal, every effort should be made to place individuals near their families and other support systems and original areas of residence. Supported housing does not include the payment of room and board.

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ATTACHMENT II
COST SHARING SCHEDULE

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ATTACHMENT II
COST SHARING SCHEDULE
Non-Pharmacy Copayment Schedule
(unless otherwise directed by TENNCARE)

Poverty Level	Copayment Amounts
0% - 99%	$0.00
100% - 199%	$25.00, Hospital Emergency Room (waived if admitted)
$5.00, Primary Care Provider and Community Mental Health Agency Services Other Than Preventive Care
$15.00, Physician Specialists (including Psychiatrists)
$100.00, Inpatient Hospital Admission

200% and above	$50.00, Hospital Emergency Room (waived if admitted)
$10.00, Primary Care Provider and Community Mental Health Agency Services Other Than Preventive Care
$25.00, Physician Specialists (including Psychiatrists)
$200.00, Inpatient Hospital Admission
The CONTRACTOR is specifically prohibited from waiving or discouraging TENNCARE enrollees from paying the amounts described in this attachment.

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ATTACHMENT III
TERMS AND CONDITIONS FOR ACCESS

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ATTACHMENT III
TERMS AND CONDITIONS FOR ACCESS
In general, contractors shall provide available, accessible, and adequate numbers of institutional facilities, service locations, service sites, professional, allied, and paramedical personnel for the provision of covered services, including all emergency services, on a 24-hour-a-day, 7-day-a-week basis. At a minimum, this shall include:
•	Primary Care Physician or Extender:
(a)	Distance/Time Rural: 30 miles or 30 minutes

(b)	Distance/Time Urban: 20 miles or 30 minutes

(c)	Patient Load: 2,500 or less for physician; one-half this for a physician extender.

(d)	Appointment/Waiting Times: Usual and customary practice (see definition below), not to exceed 3 weeks from date of a patient’s request for regular appointments and 48 hours for urgent care. Waiting times shall not exceed 45 minutes.

(e)	Documentation/Tracking requirements:
+	Documentation — Plans must have a system in place to document appointment scheduling times. The State must utilize statistically valid sampling methods for monitoring compliance with appointment/waiting time standards as part of the survey required in special term and condition 4.

+	Tracking — Plans must have a system in place to document the exchange of client information if a provider, other than the primary care provider (i.e., school-based clinic or health department clinic), provides health care.
•	Specialty Care and Emergency Care: Referral appointments to specialists (e.g., specialty physician services, hospice care, home health care, substance abuse treatment, rehabilitation services, etc.) shall not exceed 30 days for routine care or 48 hours for urgent care. All emergency care is immediate, at the nearest facility available, regardless of contract. Waiting times shall not exceed 45 minutes.

•	Hospitals
(a)	Transport time will be the usual and customary, not to exceed 30 minutes, except in rural areas where access time may be greater. If greater, the standard needs to be the community standard for accessing care, and exceptions must be justified and documented to the State on the basis of community standards.
•	General Dental Services:
(a)	Transport time will be the usual and customary, not to exceed 30 minutes, except in rural areas where community standards and documentation will apply.

(b)	Appointment/Waiting Times: Usual and customary not to exceed 3 weeks for regular appointments and 48 hours for urgent care. Waiting times shall not exceed 45 minutes.

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•	General Optometry Services:
(a)	Transport time will be the usual and customary, not to exceed 30 minutes, except in rural areas where community standards and documentation shall apply.

(b)	Appointment/Waiting Times: Usual and customary not to exceed 3 weeks for regular appointments and 48 hours for urgent care. Waiting times shall not exceed 45 minutes.
•	Pharmacy Services:
(a)	Transport time will be the usual and customary, not to exceed 30 minutes, except in rural areas where community access standards and documentation will apply.
•	Lab and X-Ray Services:
(a)	Transport time will be the usual and customary, not to exceed 30 minutes, except in rural areas where community access standards and documentation will apply.

(b)	Appointment/Waiting Times: Usual and customary not to exceed 3 weeks for regular appointments and 48 hours for urgent care. Waiting times shall not exceed 45 minutes.
•	All other services not specified here shall meet the usual and customary standards for the community.
Definition of “Usual and Customary” — access that is equal to or greater than the currently existing practice in the fee-for-service system.
Guidelines for State Monitoring of Plans
•	State will require, by contract, that Plans meet certain State-specified standards for Internal Quality Assurance Programs (QAPs) as required in 42 CFR 434.

•	State will monitor, on a periodic or continuous basis (but no less often than every 12 months), Plans adherence to these standards, through the following mechanisms: review of each plan’s written QAP, review of numerical data and/or narrative reports describing clinical and related information on health services and outcomes, and on-site monitoring of the implementation of the QAP standards.

•	Recipient access to care will be monitored through the following State activities: periodic comparison of the number and types of providers before and after the waiver, periodic surveys which contain questions concerning recipient access to services, measurement of waiting periods to obtain health care services, and measurement of referral rates to specialists.
Guidelines for Plan Monitoring of Providers
•	Plans will require, by contract, that providers meet specified standards as required by the State contract.

•	Plans will monitor, on a periodic or continuous basis, providers’ adherence to these standards, and recipient access to care.

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ATTACHMENT IV
SPECIALTY NETWORK STANDARDS

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ATTACHMENT IV
SPECIALTY NETWORK STANDARDS
The CONTRACTOR shall adhere to the following specialty network requirements to ensure access and availability to specialists for all members (adults and children) who are not dually eligible for Medicare and TennCare (non-dual members). For the purpose of assessing specialty provider network adequacy, TENNCARE will evaluate the CONTRACTOR’s provider network relative to the requirements described below. A provider is considered a “specialist” if he/she has a provider agreement with the CONTRACTOR to provide specialty services to members.
Access to Specialty Care
The CONTRACTOR shall ensure access to specialty providers (specialists) for the provision of covered services. At a minimum, this means that:
(1)	The CONTRACTOR shall have provider agreements with providers practicing the following specialties: Allergy, Cardiology, Dermatology, Endocrinology, Otolaryngology, Gastroenterology, General Surgery, Neonatology, Nephrology, Neurology, Neurosurgery, Oncology/Hematology, Ophthalmology, Orthopedics, Psychiatry (adult), Psychiatry (child and adolescent), and Urology; and

(2)	The following access standards are met:
o	Travel distance does not exceed 60 miles for at least 75% of non-dual members and

o	Travel distance does not exceed 90 miles for ALL non-dual members
Availability of Specialty Care
The CONTRACTOR shall provide adequate numbers of specialists for the provision of covered services to ensure adequate provider availability for its non-dual members. To account for variances in MCO enrollment size, the guidelines described in this Attachment have been established for determining the number of specialists with whom the CONTRACTOR must have a provider agreement. These are aggregate guidelines and are not age specific. To determine these guidelines the number of providers within each Grand Region was compared to the size of the population in each Grand Region. The CONTRACTOR shall have a sufficient number of provider agreements with each type of specialist in each Grand Region served to ensure that the number of non-dual members per provider does not exceed the following:
Maximum Number of Non-Dual Members per Provider by Specialty

Specialty	Number of Non-Dual Members
Allergy & Immunology	100,000
Cardiology	20,000
Dermatology	40,000
Endocrinology	25,000
Gastroenterology	30,000
General Surgery	15,000
Nephrology	50,000
Neurology	35,000
Neurosurgery	45,000
Oncology/Hematology	80,000
Ophthalmology	20,000

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Specialty	Number of Non-Dual Members
Orthopedic Surgery	15,000
Otolaryngology	30,000
Psychiatry (adult)	25,000
Psychiatry (child & adolescent)	150,000
Urology	30,000

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ATTACHMENT V
ACCESS & AVAILABILITY FOR BEHAVIORAL HEALTH SERVICES

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ATTACHMENT V
ACCESS & AVAILABILITY FOR BEHAVIORAL HEALTH SERVICES

	Geographic Access Requirement	Maximum Time for
Service Type	for the Service	Admission/Appointment
Psychiatric Inpatient Hospital Services	In accordance with Attachment III for Hospitals	4 hours (emergency)involuntary)/24 hours (involuntary)/24 hours (voluntary)

24 Hour Psychiatric Residential Treatment	Within 100 miles of an individual’s residence	Within 30 calendar days
Outpatient Mental Health Services:
MD Services (Psychiatry)	In accordance with Attachment IV for Psychiatry	Within 14 calendar days; if urgent, within 3 business days
Outpatient Non-MD Services	Within 30 miles of an individual’s residence	Within 14 calendar days; if urgent, within 3 business days
Intensive Outpatient/Partial Hospitalization	Within 60 miles of an individual’s residence	Within 14 calendar days; if urgent, within 3 business days
Inpatient, Residential & Outpatient Substance Abuse Services:
Inpatient Facility Services	Within 60 miles of an individual’s residence	Within 2 calendar days; for detoxification — within 4 hours in an emergency and 24 hours for non-emergency

Residential Treatment Services	Within 100 miles of an individual’s residence	Within 14 calendar days
Outpatient Treatment Services	Within 30 miles of an individual’s residence	Within 14 calendar days; for detoxification — within 24 hours
Mental Health Case Management	Not subject to access standards	Within 7 calendar days
Psychiatric Rehabilitation Services:
Psychosocial Rehabilitation	Within 60 miles of an individual’s residence	Within 14 calendar days
Supported Employment	Within 60 miles of an individual’s residence	Within 14 calendar days

Peer Support	Not subject to access standards	Within 30 calendar days

Illness Management & Recovery	Within 60 miles of an individual’s residence	Within 30 calendar days
Supported Housing	Not Applicable*	Within 30 calendar days

Behavioral Health Crisis Services
Entry into Behavioral Health Crisis Services	Not subject to access standards	Face-to-face contact within 1 hour for emergency situations and 4 hours for urgent situations

Crisis Respite	Not subject to access standards	Within 2 hours of referral

Crisis Stabilization	Not subject to access standards	Within 4 hours of referral

*	Placement of an individual more than 60 miles from his/her residence must be prior approved by the member or his/her legally appointed representative.

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ATTACHMENT VI
FORMS FOR REPORTING FRAUD AND ABUSE

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TENNESSEE BUREAU OF INVESTIGATION
MEDICAID FRAUD CONTROL UNIT
FRAUD ALLEGATION REFERRAL FORM
DATE:

TO (circle recipient):	SAC Bob Schlafly [fax (615) 744-4659]
ASAC Stephen Phelps [fax (731) 668-9769]
ASAC Norman Tidwell [fax (615) 744-4659]

FROM:	( TennCare Contractor)

Contact Person:
Telephone:
E-Mail:

SUBJECT NAME:	d/b/a
SUBJECT ADDRESS:

PROVIDER NUMBER(S):

SUMMARY OF
COMPLAINT:

ADDITIONAL SUBJECT INFORMATION:

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REPORT TENNCARE RECIPIENT FRAUD OR ABUSE
  Date:
Please complete as much information as possible.

Name of Recipient/Person you are Reporting	recipient name or name of individual suspected of fraud

Other Names Used (If known)	alias

Social Security Number (If known)

Date of Birth

Children’s Name (if applicable)	SSN, if known	DOB, if known

	SSN, if known	DOB, if known

Spouse’s Name (if applicable)

Street Address	physical address

Apartment #

City, State, Zip	city state zip

Other Addresses Used

Home Phone Number

area code

Work Phone Number (Please include)

area code

Employer’s Name

Employer’s Address

Employer’s Phone #

area code
What is your complaint? (In your own words, explain the problem)describe suspected fraudulent behavior
Have you notified the Managed Care Contractor of this problem?      ☐ Yes ☐ No
Who did you notify? (Please provide name and phone number, if known)name phone number dept/ business
Have you notified anyone else? ☐ No ☐ Yes name phone dept/ business
Requesting Drug Profile ☐ Yes ☐ No Have already received drug profile ☐ Yes ☐ No
If you are already working with a PID staff person, who?

*	Please attach any records of proof that may be needed to complete the initial review.
OIG/CID Investigator: your name
Phone number
STATE OF TENNESSEE
OFFICE OF TENNCARE INSPECTOR GENERAL
PO BOX 282368
NASHVILLE, TENNESSEE 37228
FRAUD TOLL FREE HOTLINE 1-800-433-3982     • FAX (615) 256-3852
E-Mail Address: www.tennessee.gov/tenncare (follow the prompts that read “Report Fraud Now”)

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ATTACHMENT VII
PERFORMANCE STANDARDS

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ATTACHMENT VII
PERFORMANCE STANDARDS

	PERFORMANCE				MEASUREMENT
	MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
1	Timely Claims Processing	Report from TDCI	90% of claims (for which no further written information or substantiation is required in order to make payment) are paid within thirty (30) calendar days of the receipt of claim.	Percentage of claims paid within 30 calendar days of receipt of claim, determined for each month in the quarter	Quarterly	$10,000 for each month determined not to be in compliance

			99.5% of claims are processed within sixty (60) calendar days.	Percentage of claims processed within 60 calendar days of receipt of claim, determined for each month in the quarter

2	Claims Payment Accuracy	Self-reported results based on an internal audit conducted on a statistically valid random sample will be validated by TDCI	97% of claims paid accurately upon initial submission	Percentage of total claims paid accurately; determined for each month in the quarter	Quarterly	$5,000 for each full percentage point accuracy is below 97% for each quarter

3	Telephone Response Time/Call Answer Timeliness -Member Services Line	Member Services and UM Phone Line Report	85% of all calls to each line are answered by a live voice within thirty (30) seconds or the prevailing benchmark established by NCQA	The number of calls answered by a live voice within 30 seconds, divided by the number of calls received by the phone line (during hours of operation) during the measurement period	Quarterly	$25,000 for each full percentage point below 85% per month

4	Telephone Response Time/Call Answer Timeliness — Utilization Management Line	Member Services and UM Phone Line Report	85% of all calls to each line are answered by a live voice within thirty (30) seconds or the prevailing benchmark established by NCQA	The number of calls answered by a live voice within 30 seconds, divided by the number of calls received by the phone line (during hours of operation) during the measurement period	Quarterly	$25,000 for each full percentage point below 85% per month

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	PERFORMANCE				MEASUREMENT
	MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
5	Telephone Call Abandonment Rate (unanswered calls) — Member Services Line	Member Services and UM Phone Line Report	Less than 5% of telephone calls are abandoned	The number of calls abandoned by the caller or the system before being answered by a live voice divided by the number of calls received by the phone line (during open hours of operation) during the measurement period	Quarterly	$25,000 for each full percentage point above 5% per month

6	Telephone Call Abandonment Rate (unanswered calls) — UM Line	Member Services and UM Phone Line Report	Less than 5% of telephone calls are abandoned	The number of calls abandoned by the caller or the system before being answered by a live voice divided by the number of calls received by the phone line (during open hours of operation) during the measurement period	Quarterly	$25,000 for each full percentage point above 5% per month

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PERFORMANCE				MEASUREMENT
MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
7	Specialist Provider Network	Provider Enrollment File	1. Physician Specialists: Executed specialty physician contracts in all areas required by this Agreement for the following specialists: allergy; cardiology; dermatology; endocrinology; gastroenterology; general surgery; nephrology; neurology; neurosurgery; otolaryngology; ophthalmology; orthopedics; oncology/hematology; psychiatry (adults); psychiatry (child/adolescent); and urology

2. Essential Hospital Services: Executed contract with at least one (1) tertiary care center for each essential hospital service

3. Center of Excellence for People with AIDS: Executed contract with at least two (2) Center of Excellence for AIDS within the CONTRACTOR’s approved Grand Region(s)

4. Center of Excellence for Behavioral Health: Executed contract with all COEs for Behavioral Health within the CONTRACTOR’s approved Grand Region(s)	Executed contract is a signed provider agreement with a provider to participate in the Contractor’s network as a contract provider	Monthly	$25,000 if ANY of the listed standards are not met, either individually or in combination on a monthly basis

The liquidated damage may be waived for Physician Specialists if the CONTRACTOR provides sufficient documentation to demonstrate that the deficiency is attributable to a lack of physicians practicing in the area. The liquidated damage may be lowered to $5,000 in the event the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE

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	PERFORMANCE				MEASUREMENT
	MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
8	Provider Listing Accuracy	EQRO report	At least 90% of listed providers confirm participation in the CONTRACTOR’s network	A statistically valid sample of records for participating providers on the most recent monthly provider listing used to contact the provider and confirm the provider is participating in the CONTRACTOR’s network	Quarterly	$25,000 per quarter if less than 90% of listed providers confirm participation. The liquidated damage may be lowered to $5,000 in the event that the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE, or waived if the CONTRACTOR submits sufficient documentation to demonstrate 90% of providers are participating

9	Distance from provider to member	Provider Enrollment File	In accordance with Attachments III through V	Time and travel distance as measured by GeoAccess	Monthly	$25,000 if ANY of the listed standards are not met, either individually or in combination on a monthly basis. The liquidated damage may be lowered to $5,000 in the event that the CONTRACTOR provides a corrective action plan that is accepted by TENNCARE

10	Initial appointment timeliness for behavioral health services	Behavioral Health Initial Appointment Timeliness Report	85% of all initial appointments for behavioral health services for outpatient mental health services (MD and Non-MD) and outpatient substance abuse services shall meet the access and availability standards indicated in Attachment V	Average time between the intake assessment appointment and the member’s next appointment scheduled or admission by type of service	Quarterly	$2,000 for each service type for which less than 85% of all initial appointments for the specified provider types meet the access and availability standards indicated in Attachment V

11	Percentage of SPMI/SED members who receive a behavioral health service (excluding a CRG/TPG assessment)	Claims and encounter data	The percentage of SPMI/SED members who receive a behavioral health service (excluding a CRG/TPG assessment) will not be less than 76%	The number of SPMI/SED members receiving a behavioral health service (excluding a CRG/TPG assessment) during the fiscal year divided by the MCO’s number of SPMI/SED members during the fiscal year is not less than the benchmark	Annually	$25,000 for each year determined to not be in compliance

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	PERFORMANCE				MEASUREMENT
	MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
12	Non-IMD Inpatient Use	Behavioral Health Crisis Service Response Reports and utilization data	10% decrease of total inpatient days at freestanding psychiatric hospitals subject to IMD exclusion compared to the base year’s utilization	Total inpatient psychiatric hospital days at IMD exclusion facilities for members reduced by 10% after base line year	Annually	$10,000 for each year determined to not be in compliance

13	TENNderCare Screening	MCO encounter data	TENNderCare screening ratio, 80%	The EPSDT screening ratio, calculated by TENNCARE utilizing MCO encounter data submissions in accordance with specifications for the CMS-416 report	Quarterly	$5,000 for each full percentage point TENNderCare screening ratio is below 80% for the most recent rolling twelve month period

14	Increase in utilization of supported employment	Supported Employment Reports	15% of all adults (21 – 64 years of age) designated as SPMI actively receiving supported employment services will be gainfully employed in either part time or full time capacity for a continuous 90 day period	Total number of SPMI adults receiving supported employment services as defined in Attachment I employed for a continuous 90-day period divided by the total number of SPMI adults	Annually	$25,000 for each year determined to not be in compliance

15	Generic Prescription Drug Utilization	Encounter data	Sixty percent (60%)	Number of generic prescriptions divided by the total number of prescriptions	Quarterly	$5,000 for each full percentage point Generic Prescription Utilization ratio is below 60%

16	Length of time between psychiatric hospital/RTF discharge and first subsequent mental health case management service	Mental Health Case Management Report	90% of discharged members receive a mental health case management service as medically necessary within seven (7) calendar days of discharge, excluding situations involving member reschedules, no shows, and refusals	(1) Number of members discharged by length of time between discharge and first subsequent mental health case management service as medically necessary reported by CMHA and type of service received; determined for each month

				(2) Average length of time between hospital discharge and first subsequent medically necessary MHCM visit reported by CMHA and type of service received excluding member reschedules, no shows, and refusals; determined for each month	Quarterly	$3,000 for each quarter determined to not be in compliance

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	PERFORMANCE				MEASUREMENT
	MEASURE	DATA SOURCE(S)	BENCHMARK	DEFINITION	FREQUENCY	LIQUIDATED DAMAGE
17	Seven (7) day readmission rate	Psychiatric Hospital/RTF Readmission Report	Not more than 10% of members discharged from an inpatient or residential facility are readmitted within seven (7) calendar days of discharge	Number of members discharged from an inpatient or residential facility divided by the number of members readmitted within seven (7) calendar days of discharge; determined for each month in the quarter	Quarterly	$1,500 for each quarter determined to not be in compliance

18	Thirty (30) day readmission rate	Psychiatric Hospital/RTF Readmission Report	Not more than 15% of members discharged from an inpatient or residential facility are readmitted within thirty (30) calendar days of discharge	Number of members discharged from an inpatient or residential facility divided by the number of members readmitted within thirty (30) calendar days of discharge; determined for each month in the quarter	Quarterly	$1,500 for each quarter determined to not be in compliance

19	Members are satisfied with the services they receive from behavioral health providers	Annual consumer satisfaction survey administered by TDMHDD	85% of respondents rate their experience to be fair or better	Distribution of members by satisfaction score	Annually	$10,000 for each response below 85%

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ATTACHMENT VIII
DELIVERABLE REQUIREMENTS

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ATTACHMENT VIII
DELIVERABLE REQUIREMENTS
GENERAL
This is a preliminary list of deliverables. The CONTRACTOR and TENNCARE shall agree to the appropriate deliverables, deliverable format/submission requirements, submission and approval time frames, and technical assistance as required. Deliverables shall be submitted to the TennCare Bureau unless otherwise specified.
TENNCARE will require that some or all deliverables be reviewed and/or approved by TENNCARE during the readiness review and/or during operations. As specified by TENNCARE, material modifications to certain deliverables must be reviewed and/or approved by TENNCARE.
DELIVERABLE ITEMS
1.	Evidence of TDCI license for CONTRACTOR and subcontractors (as applicable) to ensure compliance with Section 2.1.1

2.	Notification that a member may satisfy any of the conditions for termination from the TennCare program in accordance with Section 2.5.4

3.	Request for prior approval/notice of use of cost effective alternative services in accordance with Section 2.6.5

4.	Request for prior approval of incentives in accordance with Section 2.6.6

5.	Description of health education and outreach programs and activities to ensure compliance with Section 2.7.3

6.	TENNderCare policies and procedures that ensure compliance with the requirements of Section 2.7.5

7.	Policies and procedures for advance directives that ensure compliance with Section 2.7.6

8.	Disease management program policies and procedures that ensure compliance with Section 2.8

9.	Service coordination policies and procedures that ensure compliance with Section 2.9.1

10.	Policies and procedures for transition of new members that ensure compliance with the requirements of Section 2.9.2

11.	Transition of care polices and procedures that ensure compliance with Section 2.9.3

12.	MCO case management policies and procedures that ensure compliance with Section 2.9.4

13.	Policies and procedures for coordination of physical and behavioral health services that ensure compliance with Section 2.9.5

14.	If CONTRACTOR subcontracts for the provision of behavioral health services, agreement with the subcontractor in accordance with Section 2.9.5.2 to ensure compliance with Section 2.9.5

15.	Policies and procedures for coordination among behavioral health providers that ensure compliance with Section 2.9.6

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16.	Policies and procedures for coordination of pharmacy services that ensure compliance with Section 2.9.7

17.	Policies and procedures for coordination of dental services that ensure compliance with Section 2.9.8

18.	Identification of members serving on the claims coordination committee in accordance with Section 2.9.8.5.3

19.	Policies and procedures for coordination with Medicare that ensure compliance with Section 2.9.9

20.	Policies and procedures to increase the use of HCBS waivers in compliance with Section 2.9.10

21.	Policies and procedures for inter-agency coordination that ensure compliance with Section 2.9.11

22.	Polices and procedures regarding non-covered services that ensure compliance with Section 2.10

23.	Policies and procedures to develop and maintain a provider network that ensure compliance with Section 2.11.1, including policies and procedures for selection and/or retention of providers

24.	Policies and procedures for PCP selection and assignment that ensure compliance with Section 2.11.2, including policies and procedures regarding change of PCP and use of specialist as PCP

25.	Plan to identify, develop, or enhance existing inpatient and residential treatment capacity for adults and adolescents with co-occurring mental health and substance abuse disorders to ensure compliance with Section 2.11.5.2

26.	Credentialing manual and policies and procedures that ensure compliance with Section 2.11.7

27.	Policies and procedures that ensure compliance with notice requirements in Section 2.11.8

28.	Notice of provider and subcontractor termination and additional documentation as required by Section 2.11.8.2

29.	Provider agreement template(s) and revisions to TDCI as required in Section 2.12

30.	Indemnity language in provider agreements if different than standard indemnity language (see Section 2.12.7.39)

31.	Intent to use a physician incentive plan (PIP) to TennCare Bureau and TDCI (see Section 2.13.5)

32.	Any provider agreement templates or subcontracts that involve a PIP for review as a material modification (to TDCI) as required by (see Section 2.13.5)

33.	Pricing policies for emergency services provided by non-contract providers that ensure compliance with Section 2.13.6.1

34.	Policies and procedures for PCP profiling to ensure compliance with Section 2.14.5

35.	Information on PCP profiling as requested by TENNCARE (see Section 2.14.5)

36.	QM/QI policies and procedures to ensure compliance with Section 2.15

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37.	Clinical practice guidelines to ensure compliance with Section 2.15.5

38.	Copy of signed contract with NCQA approved vendor to perform 2009 CAHPS as required by Section 2.15.6

39.	Copy of signed contract with NCQA approved vendor to perform 2009 HEDIS audit as required by Section 2.15.6

40.	Evidence that NCQA accreditation application submitted and fee paid (Section 2.15.6.1)

41.	HEDIS BAT as required by Section 2.15.6

42.	Copy of signed NCQA survey as required by Section 2.15.6.1

43.	Notice of date for ISS submission and NCQA onsite review as required by Section 2.15.6.1

44.	Notice of final payment to NCQA as required by Section 2.15.6.1

45.	Notice of submission of ISS to NCQA as required by Section 2.15.6.1

46.	Copy of completed NCQA survey and final report as required by Section 2.15.6.1

47.	Notice of any revision to NCQA accreditation status

48.	Member materials as described in Section 2.17, including but not limited to, member handbook, quarterly member newsletter, identification card, and provider directory along with any required supporting materials

49.	Member services phone line policies and procedures that ensure compliance with Section 2.18.1

50.	Policies and procedures regarding interpreter and translation services that ensure compliance with Section 2.18.2

51.	Provider services and utilization management phone line policies and procedures that ensure compliance with Section 2.18.4

52.	Provider handbook that is in compliance with requirements in Section 2.18.5

53.	Provider education and training plan and materials that ensure compliance with Section 2.18.6

54.	Policies and procedures to monitor and ensure provider compliance with the Agreement (see Section 2.18.7.1)

55.	Policies and procedures for a provider complaint system that ensure compliance with Section 2.18.8

56.	Policies and procedures regarding member involvement with behavioral health services that ensure compliance with Section 2.18.9

57.	Appeal and complaint policies and procedures that ensure compliance with Section 2.19

58.	Fraud and abuse policies and procedures that ensure compliance with Section 2.20

59.	Report all confirmed or suspected fraud and abuse to the appropriate agency as required in Section 2.20.2

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60.	Fraud and abuse compliance plan (see Section 2.20.3)

61.	TPL policies and procedures that ensure compliance with Section 2.21.4

62.	Accounting policies and procedures that ensure compliance with Section 2.21.6

63.	Proof of insurance coverage (see Section 2.21.7)

64.	Claims management policies and procedures that ensure compliance with Section 2.22

65.	Internal claims dispute procedure (see Section 2.22.5)

66.	EOB policies and procedures to ensure compliance with Section 2.22.8

67.	Systems policies and procedures, manuals, etc. to ensure compliance with Section 2.23 (see Section 2.23.10)

68.	Proposed approach for remote access in accordance with Section 2.23.6.10

69.	Information security plan as required by Section 2.23.6.11

70.	Notification of Systems problems in accordance with Section 2.23.7

71.	Systems Help Desk services in accordance with Section 2.23.8

72.	Notification of changes to Systems in accordance with Section 2.23.9

73.	Notification of changes to membership of behavioral health advisory committee and current membership lists in accordance with Section 2.24.2

74.	Medical record keeping policies and procedures that ensure compliance with Section 2.24.4

75.	Subcontracts (see Section 2.26)

76.	HIPAA policies and procedures that ensure compliance with Section 2.27

77.	Accounting of disclosures in accordance with Section 2.27.2.10

78.	Notification of use or disclosure in accordance with Section 2.27.2.13.3.3

79.	Notification of any unauthorized acquisition of enrollee PHI in accordance with Section 2.27.2.13.3

80.	Third (3rd) party certification of HIPAA transaction compliance in accordance with Section 2.27.2.27

81.	Notification of any security incident in accordance with Section 2.27.3

82.	Names, resumes, and contact information of key staff as required by Section 2.29.1.2

83.	Changes to key staff as required by Section 2.29.1.2

84.	Staffing plan as required by Section 2.29.1.7

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85.	Changes to location of staff from in-state to out-of-state as required by Section 2.29.1.8

86.	List of officers and members of Board of Directors (see Section 2.29.3)

87.	Changes to officers and members of Board of Directors (see Section 2.29.3)

88.	Eligibility and Enrollment Data (see Section 2.30.2.1)

89.	Monthly Enrollment/Capitation Payment Reconciliation Report (see Section 2.30.2.2)

90.	Quarterly Member Enrollment/Capitation Payment Report (see Section 2.30.2.3)

91.	Information on members (see Section 2.30.2.4)

92.	Service Threshold Report (see Section 2.30.3)

93.	Psychiatric Hospital/RTF Readmission Report (see Section 2.30.4.1)

94.	Mental Health Case Management Report (see Section 2.30.4.2)

95.	Supported Employment Report (see Section 2.30.4.3)

96.	Behavioral Health Crisis Response Report (see Section 2.30.4.4)

97.	Member CRG/TPG Assessment Report (see Section 2.30.4.5)

98.	Rejected CRG/TPG Assessment Report (see Section 2.30.4.6)

99.	CRG/TPG Assessments Audit Report (see Section 2.30.4.7)

100.	Methodology for conducting CRG/TPG assessment audits (see Section 2.30.4.8)

101.	Health Education/Outreach Report (see Section 2.30.4.9)

102.	TENNderCare Report (see Section 2.30.4.10)

103.	Disease Management Update Report (see Section 2.30.5.1)

104.	Disease Management Report (see Section 2.30.5.2)

105.	MCO Case Management Update Report (see Section 2.30.6.1)

106.	Members identified as potential pharmacy lock-in candidates (see Section 2.30.6.2)

107.	Pharmacy Services Report (see Section 2.30.6.3)

108.	Pharmacy Services Report, On Request (see Section 2.30.6.4)

109.	Provider Enrollment File (see Section 2.30.7.1)

110.	Provider Compliance with Access Requirements Report (see Section 2.30.7.2)

111.	PCP Assignment Report (see Section 2.30.7.3)

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112.	Report of Essential Hospital Services (see Section 2.30.7.4)

113.	Behavioral Health Initial Appointment Timeliness Report (see Section 2.30.7.5)

114.	FQHC Reports (see Section 2.30.7.6)

115.	Single Case Agreements Report (see Section 2.30.8)

116.	Related Provider Payment Report (see Section 2.30.9)

117.	UM P&P, annual evaluation, and work plan (see Section 2.30.10.1)

118.	ED Utilization Report (see Section 2.30.10.2)

119.	Cost and Utilization Reports (see Section 2.30.10.3)

120.	Cost and Utilization Summaries (see Section 2.30.10.4)

121.	Identification of high-cost claimants (see Section 2.30.10.5)

122.	Prior Authorization Reports (see Section 2.30.10.6)

123.	Referral Provider Listing and supporting materials (see Section 2.30.10.7)

124.	QM/QI Program Description, Associated Work Plan and Annual Evaluation (see Section 2.30.11.1)

125.	Quality Update Report (see Section 2.30.11.2)

126.	Report on Performance Improvement Projects (see Section 2.30.11.3)

127.	Reports of Performance Indicator Results, Audited CAHPS Results, and Audited HEDIS Results (see Section 2.30.11.4)

128.	NCQA Accreditation Report (see Section 2.30.11.5)

129.	Member Services and UM Phone Line Report (see Section 2.30.12.1)

130.	Translation/Interpretation Services Report (see Section 2.30.12.3)

131.	Provider Satisfaction Survey Report (see Section 2.30.12.4)

132.	Provider Complaints Report (see Section 2.30.12.5)

133.	Fraud and Abuse Activities Report (see Section 2.30.13)

134.	Recovery and Cost Avoidance Report (see Section 2.30.14.1.1)

135.	Other Insurance Report (see Section 2.30.14.1.2)

136.	Medical Loss Ratio (MLR) Report (see Section 2.30.14.2.1)

137.	Ownership and Financial Disclosure Report (see Section 2.30.14.2.2)

138.	Annual audit plan (see Section 2.30.14.2.3)

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139.	Financial Plan and Projection of Operating Results Report (to TDCI) (see Section 2.30.14.3.1)

140.	Comparison of Actual Revenues and Expenses to Budgeted Amounts Report (to TDCI) (see Section 2.30.14.3.2)

141.	Annual Financial Report (to TDCI) (see Section 2.30.14.3.3)

142.	Quarterly Financial Report (to TDCI) (see Section 2.30.14.3.4)

143.	Audited Financial Statements (to TDCI) (see Section 2.30.14.3.5)

144.	Claims Payment Accuracy Report (see Section 2.30.15.1)

145.	EOB Report (see Section 2.30.15.2)

146.	Systems Refresh Plan (see Section 2.30.16.1)

147.	Encounter Data Files (see Section 2.30.16.2)

148.	Electronic version of claims paid reconciliation (see Section 2.30.16.3)

149.	Information and/or data to support encounter data submission (see Section 2.30.16.4)

150.	Systems Availability and Performance Report (see Section 2.30.16.5)

151.	Business Continuity and Disaster Recovery Plan (see Section 2.30.16.6)

152.	Reports on the Activities of the CONTRACTOR’s Behavioral Health Advisory Committee (see Section 2.30.17)

153.	Subcontracted claims processing report (see Section 2.30.18.1)

154.	Security Incident Report (see Section 2.30.19)

155.	Summary Listings of Servicing Providers (see Section 2.30.20.1)

156.	Supervisory Personnel Report (see Section 2.30.20.2)

157.	Alleged Discrimination Report (see Section 2.30.20.3)

158.	Non-discrimination policy (see Section 2.30.20.4)

159.	Non-Discrimination Compliance Plan and Assurance of Non-Discrimination (see Section 2.30.20.5)

160.	Provider reimbursement rates for services incurred prior to the start date of operations in accordance with Section 3.7.1.2.1

161.	Disclosure of conflict of interest (see Section 2.30.21)

162.	Return of funds in accordance with Section 3.12.5

163.	Termination plan in accordance with Section 4.4.7.2.8

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ATTACHMENT IX
REPORTING REQUIREMENTS

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ATTACHMENT IX, EXHIBIT A
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION
REPORTS

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ATTACHMENT IX, EXHIBIT A.1
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION REPORTS
<INSERT MCO NAME>
SUMMARY REPORT
For the Quarter Ended <INSERT DATE >

		Over (Under)
Report Title:	Members	Paid
Premium Discrepancy Report	5	$(419.61)

No Premium Report	2	(282.70)

No Eligibility Report	2	535.68

Total	9	$(166.63)

Note:	The first row of member detail on each report provides the detail the MCO has on file, based on information from eligibility files received from the State. This row also includes a calculation of the amount of premium/capitation payment expected. The second row (State Info) details the premium/capitation payment actually received from the State, per the monthly premium/capitation payment file.

Report Definitions
Calculated Age	The age of the member is calculated based on the Start Date, per the premium/capitation payment file received from the State, less the member’s Date of Birth, per the eligibility information maintained by the MCO based on the eligibility files received. Neither the member’s age nor the Date of Birth is on the premium file.
MCO Effective Date	The date the MCO has the member effective. The source of this information is the eligibility file received from the State.
MCO Term Date	The date the MCO has the member termed. The source of this information is the eligibility file received from the State.
State Start Date	The starting date for which the State is paying premiums/capitation payments, per the premium file received from the State.
State End Date	The ending date for which the State is paying premiums/capitation payments, per the premium file received from the State.
Amount Expected	The expected amount of premium/capitation payment to be paid per reporting period, based upon eligibility information.

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ATTACHMENT IX, EXHIBIT A.2
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION REPORTS
<INSERT MCO NAME>
PREMIUM/CAPITATION PAYMENT DISCREPANCY REPORT
For the Quarter Ended <INSERT DATE >

										Amount
MCO Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Program Code	Effective Date	Term Date	Expected	Over (Under)
							Program
State Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Code	Start Date	End Date	Received	Paid

	Smith, John	###-##-####	08/24/66	41	M	2	87	8/1/07	8/31/07	96.40
	Smith, John	###-##-####			M	2	17	8/1/07	8/31/07	14.84	(81.56)

	Smith, Jane	###-##-####	07/13/67	39	F	2	67	7/1/06	12/31/06	714.54
	Smith, Jane	###-##-####			F	2	67	7/1/07	8/15/07	357.27	(357.27)

	Jones, Alice	###-##-####	06/25/57	44	F	4	87	7/1/06	12/31/06	475.41
	Jones, Alice	###-##-####			F	4	87	7/1/07	9/30/07	899.10	423.69

	Jones, Steve	###-##-####	09/30/72	28	M	3	97	8/1/05	12/31/05	508.09
	Jones, Steve	###-##-####			M	4	97	8/1/07	9/30/07	501.76	(6.28)

	Robertson, Pat	###-##-####	11/11/76	22	F	1	67	4/1/05	12/31/05	682.08
	Robertson, Pat	###-##-####			M	1	67	7/1/07	9/30/07	283.89	(398.19)

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ATTACHMENT IX, EXHIBIT A.3
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION REPORTS
<INSERT MCO NAME>
NO PREMIUM/CAPITATION PAYMENT REPORT
For the Quarter Ended <INSERT DATE >

							Program			Amount
MCO Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Code	Start Date	End Date	Expected	Over (Under)
							Program
State Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Code	Start Date	End Date	Received	Paid

	Doe, John	###-##-####	09/29/39	54	M	2	17	1/1/00	12/31/06	44.52
	—	—			—	—	—	—	—	0.00	(44.52)

	Doe, Jane	###-##-####	01/18/52	49	F	2	67	9/1/07	9/30/07	238.18
	—	—			—	—	—	—	—	0.00	(238.18)

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ATTACHMENT IX, EXHIBIT A.4
QUARTERLY ENROLLMENT/CAPITATION PAYMENT RECONCILIATION REPORTS
<INSERT MCO NAME>
NO ELIGIBILITY REPORT
For the Quarter Ended <INSERT DATE >

							Program			Amount
MCO Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Code	Start Date	End Date	Expected	Over (Under)
							Program
State Info	Member Name	ID	Date of Birth	Calc. Age	Sex	County	Code	Start Date	End Date	Received	Paid

	—	—	—	—	—	—	—	—	—	0.00
	Jones, John	###-##-####			M	1	67	7/1/07	7/31/07	94.63	94.63

	—	—	—	—	—	—	—	—	—	0.00
	Jones, Jane	###-##-####			F	3	97	7/1/07	7/31/07	441.05	441.05

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ATTACHMENT IX, EXHIBIT B
MENTAL HEALTH CASE MANAGEMENT REPORT

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ATTACHMENT IX, EXHIBIT B
MENTAL HEALTH CASE MANAGEMENT REPORT
The Mental Health Case Management Report required in Section 2.30.4.2 shall include, at a minimum, the following data elements:
1.	MCO ID number

2.	Number and percentage of compliance for appointments scheduled within 7 calendar days of the date of discharge from psychiatric inpatient or residential treatment facility

3.	Number and percentage of compliance for appointments occurring within 7 calendar days of the date of discharge from psychiatric inpatient or residential treatment facility, excluding member no shows, reschedules, and refusals

4.	Number and percentage of appointment no shows

5.	Number and percentage of appointment reschedules

6.	Number and percentage of members meeting medical necessity for mental health case management and refusing the service

7.	Data elements #2 — #6 broken down by mental health case management agency

8.	DCS status

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ATTACHMENT IX, EXHIBIT C
BEHAVIORAL HEALTH CRISIS RESPONSE REPORT

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ATTACHMENT IX, EXHIBIT C
BEHAVIORAL HEALTH CRISIS RESPONSE REPORT
The Behavioral Health Crisis Response Report required in Section 2.30.4.4 shall include, at a minimum, the following data elements:
1.	Number of calls by age category (18 and over/under 18)

2.	Total Number of calls

3.	Average response time for face to face interventions by level of acuity

4.	Number of calls by payer source (TennCare/Non-TennCare)

5.	Number of calls by level of acuity

6.	Number of consumers whose behavioral health provider was notified of crisis situation

7.	Location of face to face intervention

8.	Total number of face-to-face contacts

9.	Final disposition

10.	Number per type of barrier to diversion from inpatient admission

11.	Average time for admission to crisis respite

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ATTACHMENT IX, EXHIBIT D
MEMBER CRG/TPG ASSESSMENT REPORT

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ATTACHMENT IX, EXHIBIT D
MEMBER CRG/TPG ASSESSMENT REPORT
The Member CRG/TPG Assessment Report required in Section 2.30.4.5 shall include, at a minimum, the following data elements:
CRG assessment of members age 18 years or older
1.	MCO’s ID number

2.	Member’s last name

3.	Member’s first name

4.	Member’s birth date

5.	Member’s Social Security Number (SSN)

6.	Principal diagnosis

7.	Dual principal/secondary diagnosis

8.	Measure of member’s level of functioning in activities of daily living

9.	Measure of member’s level of functioning in interpersonal functioning

10.	Measure of member’s level of functioning in concentration, task performance, and pace

11.	Measure of member’s level of functioning in adaptation to change

12.	Measure of member’s severity of impairment

13.	Measure of member’s duration of mental illness

14.	Indicator of member’s former severe impairment

15.	Member’s need for services to prevent relapse

16.	Member’s Clinically Related Group (CRG)

17.	Reason for assessment

18.	Date of request for assessment

19.	Date of CRG assessment

20.	Measure of rater’s adequacy of information in order to complete assessment

21.	Member’s current Global Assessment of Functioning (GAF) scale score

22.	Member’s highest GAF scale score (past year)

23.	Member’s lowest GAF scale score (past year)

24.	Program code

25.	Rater’s TennCare provider ID number
TPG assessment of members under age 18
1.	MCO’s ID number

2.	Member’s last name

3.	Member’s first name

4.	Member’s date of birth

5.	Member’s social security number

6.	Principal diagnosis

7.	Dual principal/secondary diagnosis

8.	Member’s current Global Assessment of Functioning (GAF) scale score

9.	Member’s highest GAF scale score (past year)

10.	Member’s lowest GAF scale score (past year)

11.	Severity of impairment

12.	Serious Emotional Disturbance (SED) status

13.	Environmental issues

14.	Family issues

15.	Trauma issues

16.	Social skills issues

17.	Abuse/neglect issues

18.	Child at risk of SED

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19.	Member’s Target Population Group (TPG)

20.	Reason for assessment

21.	Date of request for assessment

22.	Date of TPG assessment

23.	Measure of rater’s adequacy of information in order to complete assessment

24.	Program code

25.	Rater’s TennCare provider ID number

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ATTACHMENT IX, EXHIBIT E
PROVIDER ENROLLMENT FILE

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ATTACHMENT IX, EXHIBIT E
PROVIDER ENROLLMENT FILE
[INTENTIONALLY LEFT BLANK]

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ATTACHMENT IX, EXHIBIT F
PCP ASSIGNMENT REPORT

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ATTACHMENT IX, EXHIBIT F
PCP ASSIGNMENT REPORT
The CONTRACTOR shall use the following grid to complete the PCP Assignment Report required in Section 2.30.7.3.

MCO NAME:		REPORTING PERIOD:
REPORTING PARTY:		QTR 1	QTR 2	QTR 3	QTR 4
TELEPHONE # :		(Please circle)
QTR	Numerator: Members not assigned to a PCP within 30 days of enrollment or prior to the member’s beginning effective date by Grand Region during the reporting period	Denominator: Total number of new members in the Grand Region during the reporting period			Rate
1/1- 3/31
4/1-6/30
7/1-9/30
10/1-12/31

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ATTACHMENT IX, EXHIBIT G
REPORT OF ESSENTIAL HOSPITAL SERVICES

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ATTACHMENT IX, EXHIBIT G
REPORT OF ESSENTIAL HOSPITAL SERVICES
Instructions for Completing Report of Essential Hospital Services
The chart for the Report of Essential Hospital Services required in Section 2.30.7.4 is to be prepared based on the CONTRACTOR’s provider network for essential hospital services in each Grand Region in which the CONTRACTOR has (or expects to have) TennCare members.
•	Fill out one report for each Grand Region. In the top portion of the grid, indicate the MCO name, the Grand Region, the total number of MCO members in the Grand Region and the date that such total enrollment was established.

•	Provide information on each contract and non-contract facility that serves (or will serve) members in the identified Grand Region. The MCO should use a separate row to report information on each such facility.
1.	In the first column, “Name of Facility” indicate the complete name of the facility.

2.	In the second column: “City/Town” indicate the city or town in which the designated facility is located.

3.	In the third column: “County”, indicate the name of the county in which this facility is located.

4.	In the fourth through the tenth columns indicate the status of the CONTRACTOR’s relationship with the specific facility for each of these covered hospital services, e.g. Neonatal, Perinatal, Pediatric, Trauma, Burn, Center of Excellence for AIDS, and Centers of Excellence for Behavioral Health. For example:
•	If the CONTRACTOR has an executed provider agreement with the facility for neonatal services, insert an “E” in the column labeled “Neonatal”.

•	If the CONTRACTOR does not have an executed provider agreement with this facility for “Neonatal”, but has another type of arrangement with this facility, the CONTRACTOR should indicate the code that best describes its relationship (L=letter of intent; R=on referral basis; N=in contract negotiations; O=other arrangement). For any facility in which the CONTRACTOR does not have an executed provider agreement and is using as a non-contract provider, the CONTRACTOR should submit a brief description (one paragraph) of its relationship with the facility including an estimated timeline for executing a provider agreement, if any.

•	If the CONTRACTOR does not have any relationship for neonatal services with the facility on this row, the CONTRACTOR should leave the cell labeled “neonatal” blank.

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ATTACHMENT IX, EXHIBIT G
ESSENTIAL HOSPITAL SERVICES REPORT

MCO Name:	Grand Region:

Number of TennCare Members:	as of (date):

Center of
								AIDS	Excellence for
								Center of	Behavioral
Name of Facility	City/Town	County	Neonatal	Perinatal	Pediatric	Trauma	Burn	Excellence	Health	Comments

E = Executed Provider Agreement
L = Letter of Intent
R = On Referral Basis
N = In Contract Negotiations
O = Other Arrangement
If no relationship for a particular service leave cell blank

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ATTACHMENT IX, EXHIBIT H
FQHC REPORT

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ATTACHMENT IX, EXHIBIT H
FQHC REPORT
MCO Name:
As of January 1,
Please provide the information identified below for each FQHC with which the MCO has a provider agreement.

1.	FQHC Name:

2.	FQHC Address:

3.	Total Amount Paid for the previous twelve (12) month period from July 1 through June 30:

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ATTACHMENT IX, EXHIBIT I
SINGLE CASE AGREEMENTS REPORT

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ATTACHMENT IX, EXHIBIT I
SINGLE CASE AGREEMENTS REPORT
MCO Name:
Month/Year:

Date of	Name of	Name of			Amount to be
Agreement	Member	Provider	Specialty	Service Reason	Paid

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ATTACHMENT IX, EXHIBIT J
COST AND UTILIZATION REPORTS

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ATTACHMENT IX, EXHIBIT J.1
[MCO NAME]
Physical Health Cost & Utilization Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Cumulative Member Months
Member Months
Total Claims Health Care Expense
Classified Health Care Expense
Inpatient
Outpatient
Total Practitioner
R.A.P. – Hospital Based
Primary Care
Specialist
Total Miscellaneous
Transportation
Total Capitation
Vendor A
Vendor B
Vendor C
Vendor D
Vendor E

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ATTACHMENT IX, EXHIBIT J.2
[MCO NAME]
Physical Health Inpatient Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Cumulative Member Months
Member Months
Total Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Medical
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Surgical
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Obstetrical
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
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ATTACHMENT IX, EXHIBIT J.3
[MCO NAME]
Physical Health Outpatient Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual
	YTD %	MCO	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Change	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Cumulative Member Months
Member Months
Total Outpatient
Payment Per Visit
Payment PMPM
Visits per 1,000
Surgery
Payment Per Visit
Payment PMPM
Visits per 1,000
ER-Emergency
Payment Per Visit
Payment PMPM
Visits per 1,000
ER Non-Emergency
Payment Per Visit
Payment PMPM
Visits per 1,000
Diagnostic
Payment Per Visit
Payment PMPM
Visits per 1,000
Other Services [MCO to id what is here]
Payment Per Visit
Payment PMPM
Visits per 1,000
291 of 329

ATTACHMENT IX, EXHIBIT J.4
[MCO NAME]
Physical Health Practitioner Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Cumulative Member Months
Member Months
Payment PMPM
Total Practitioner
Radiology
Anesthesiology
Pathology
Total R.A.P.
Primary Care Adult
Primary Care Child
Primary Care Total
OB-GYN
Cardiology
Dermatology
Endocrinology
Gastroenterology
General Surgery
Nephrology
Neurology
Neurosurgery
Oncology/Hematology
Ophthalmology/Optometry
Orthopedic Surgery
Otolaryngology
Pulmonology
Urology
Emergency Medicine
Other
Total Specialist (excluding psychiatry)
Total Primary & Specialty
Visits Per 1,000
Total Practitioner
Radiology
Anesthesiology
Pathology
Total R.A.P.
Primary Care Adult
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						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Primary Care Child
Primary Care Total
OB-GYN
Cardiology
Dermatology
Endocrinology
Gastroenterology
General Surgery
Nephrology
Neurology
Neurosurgery
Oncology /Hematology/
Ophthalmology/Optometry
Orthopedic Surgery
Otolaryngology
Pulmonology
Urology
Emergency Medicine
Other
Total Specialist (excluding psychiatry)
Total Primary & Specialty (excluding psychiatry)
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ATTACHMENT IX, EXHIBIT J.5
[MCO NAME]
Physical Health Miscellaneous Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Cumulative Member Months
Member Months
Total Miscellaneous [MCO needs to id and adjust as appropriate]
Payment PMPM
Durable Medical Equipment
Payment PMPM
Cost Per Unit
Utilization per 1,000
Home Infusion Therapy
Payment PMPM
Cost Per Unit
Utilization per 1,000
Home Health Agency
Payment PMPM
Cost Per Unit
Utilization per 1,000
Orthotics/Prosthetics
Payment PMPM
Cost Per Unit
Utilization per 1,000
Vision Hardware
Payment PMPM
Cost Per Unit
Utilization per 1,000
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						Medically			Dual	Dual
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard
Transportation — Emergency
Payment PMPM
Cost Per Unit
Utilization per 1,000
Transportation — NET
Payment PMPM
Cost Per Unit
Utilization per 1,000
Other
Payment PMPM
Cost Per Unit
Utilization per 1,000
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ATTACHMENT IX, EXHIBIT J.6
[MCO NAME]
Behavioral Health Cost & Utilization Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Cumulative Member Months
Member Months
Total Claims Behavioral Health Expenses
Priority Behavioral Health Expenses
Psychiatric Inpatient
Psychiatric Residential
Substance Abuse Inpatient
Substance Abuse Inpatient Detox
Substance Abuse Residential
Total Mental Health Outpatient
MD Services (Psychiatry)
Non-MD Services
Partial Hospital/IOP
Total Substance Abuse Outpatient (including Detox)
Substance Abuse Outpatient
Substance Abuse Outpatient Detox
Total Miscellaneous
Lab
Transportation
Total Crisis Services
Crisis Intervention
Crisis Respite
Crisis Stabilization
Mental Health Case Management
Total Psychiatric Rehabilitation
Psychosocial
Supported Employment
Peer Support

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						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Illness Management & Recovery
Supported Housing
Non-Priority Behavioral Health Expenses
Psychiatric Inpatient
Psychiatric Residential
Substance Abuse Inptatient
Substance Abuse Inpatient Detox
Substance Abuse Residential
Total Mental Health Outpatient
MD Services (Psychiatry)
Non-MD Services
Partial Hospital/IOP
Total Substance Abuse Outpatient (including Detox)
Substance Abuse Outpatient
Substance Abuse Outpatient Detox
Total Miscellaneous
Lab
Transportation
Total Crisis Services
Crisis Intervention
Crisis Respite
Crisis Stabilization
Mental Health Case Management
Total Psychiatric Rehabilitation
Psychosocial
Supported Employment
Peer Support
Illness Management & Recovery
Supported Housing
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ATTACHMENT IX, EXHIBIT J.7
[MCO NAME]
Behavioral Health Inpatient Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligible/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Cumulative Member Months
Member Months
Total Psychiatric Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Priority Psychiatric Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Non-Priority Psychiatric Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Total Psychiatric Residential
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
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						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligible/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Average Length of Stay
Priority Psychiatric Residential
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Non-Priority Psychiatric Residential
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Total Substance Abuse Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Priority Substance Abuse Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Non-Priority Substance Abuse Inpatient
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
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						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Total Substance Abuse Inpatient Detox
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Priority Substance Abuse Inpatient Detox
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Non-Priority Substance Abuse Inpatient Detox
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Total Substance Abuse /Residential
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Priority Substance Abuse Residential
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay
Non-Priority Substance Abuse Residential

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						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Payment Per Admission
Payment Per Day
Payment PMPM
Admission per 1,000
Days per 1,000
Average Length of Stay

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ATTACHMENT IX, EXHIBIT J.8
[MCO NAME]
Behavioral Health Outpatient Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

	YTD					Medically			Dual	Dual	State
	%	MCO	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Cumulative Member Months
Member Months
Total Mental Health Outpatient Services
Payment Per Visit
Payment PMPM
Visits per 1,000
Priority MD Services (Psychiatry)
Payment Per Visit
Payment PMPM
Visits per 1,000
Non-Priority MD Services (Psychiatry)
Payment Per Visit
Payment PMPM
Visits per 1,000
Priority Non-MD Services
Payment Per Visit
Payment PMPM
Visits per 1,000
Non-Priority Non-MD Services
Payment Per Visit
Payment PMPM
Visits per 1,000

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	YTD					Medically			Dual	Dual	State
	%	MCO	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Priority Partial Hospitalizations/IOP
Payment Per Visit
Payment PMPM
Visits per 1,000
Non-Priority Partial Hospitalizations/IOP
Payment Per Visit
Payment PMPM
Visits per 1,000
Total Substance Abuse Outpatient including detox
Payment Per Visit
Payment PMPM
Visits per 1,000
Priority Substance Abuse Outpatient
Payment Per Visit
Payment PMPM
Visits per 1,000
Non-Priority Substance Abuse Outpatient
Payment Per Visit
Payment PMPM
Visits per 1,000
Priority Substance Abuse Outpatient Detox
Payment Per Visit
Payment PMPM
Visits per 1,000
Non-Priority Substance Abuse Outpatient Detox
Payment Per Visit
Payment PMPM
Visits per 1,000

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ATTACHMENT IX, EXHIBIT J.9
[MCO NAME]
Behavioral Health Miscellaneous Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Cumulative Member Months
Member Months
Total Miscellaneous
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Lab
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Lab
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Transportation
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Transportation
Payment PMPM
Cost Per Unit
Utilization per 1,000

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ATTACHMENT IX, EXHIBIT J.10
[MCO NAME]
Behavioral Health Specialized Community Services Report
Incurred Period: XX/XX/XXXX – XX/XX/XXXX
Paid Through XX/XX/XXXX

						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Cumulative Member Months
Member Months
Total Crisis Services
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Crisis Intervention
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Crisis Intervention
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Crisis Respite
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Crisis Respite
Payment PMPM
Cost Per Unit
Utilization per 1,000

305 of 329

						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Priority Crisis Stabilization
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Crisis Stabilization
Payment PMPM
Cost Per Unit
Utilization per 1,000
Total Mental Health Case Management
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Mental Health Case Management
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Mental Health Case Management
Payment PMPM
Cost Per Unit
Utilization per 1,000
Total Psychiatric Rehabilitation
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Psychosocial
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Psychosocial
Payment PMPM
Cost Per Unit
Utilization per 1,000

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						Medically			Dual	Dual	State
	YTD %	[MCO]	Medicaid	Medicaid	Uninsured	Eligible	Disabled	Disabled	Eligibles/	Eligibles/	Only &
Managed Care Metrics	Changes	Total	Adult	Child	Child	Child	Adult	Child	Medicaid	Standard	Judicial
Priority Supported Employment
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non Priority Supported Employment
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Peer Support
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Peer Support
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Illness Management & Recovery
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Illness Management & Recovery
Payment PMPM
Cost Per Unit
Utilization per 1,000
Priority Supported Housing
Payment PMPM
Cost Per Unit
Utilization per 1,000
Non-Priority Supported Housing
Payment PMPM
Cost Per Unit
Utilization per 1,000

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ATTACHMENT IX, EXHIBIT K
COST AND UTILIZATION SUMMARIES

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ATTACHMENT IX, EXHIBIT K
COST AND UTILIZATION SUMMARIES
The quarterly Cost and Utilization Summaries required in Section 2.30.10.4 shall include information for each of the following populations:
•	Medicaid

•	Uninsured

•	Medically Eligible

•	Disabled

•	Duals
Summaries for the following shall be provided:
1)	Data elements for Top 25 Providers (broken down by facilities, practitioners, ancillary providers, transportation providers) by Amount Paid
•	Rank

•	Provider type

•	Provider Name

•	Street Address (Physical Location)

•	City

•	State

•	Zip Code

•	Amount Paid to Each Provider

•	Amount Paid as a Percentage of Total Provider Payments
2)	Data elements for Top 25 Inpatient Diagnoses by Number of Admissions
•	Rank

•	DRG Code (Diagnosis Code)

•	Description

•	Amount Paid

•	Admits

•	Admits as a Percentage of Total Admits
3)	Data elements for Top 25 Inpatient Diagnoses by Amount Paid
•	Rank

•	DRG Code (Diagnosis Code)

•	Description

•	Admits

•	Amount Paid

•	Amount Paid as a Percentage of Total Inpatient Dollars
4)	Data elements for Top 25 Outpatient Diagnoses by Number of Visits
•	Rank

•	Diagnosis code

•	Description

•	Amount Paid

•	Visits

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•	Visits as a percentage of Total Outpatient Visits
5)	Data elements for Top 25 Outpatient Diagnoses by Amount Paid
•	Rank

•	Diagnosis Code

•	Description

•	Visits

•	Amount Paid

•	Amount Paid as a Percentage of Total Outpatient Payments
6)	Data elements for Top 10 Inpatient Surgical/Maternity Procedures (DRGs) by Number of Admissions
•	Rank

•	DRG Code

•	Description

•	Amount Paid

•	Number of Admissions

•	Admissions as a Percentage of Total Admissions
7)	Data elements for Top 10 Inpatient Surgical/Maternity Procedures (DRGs) by Amount Paid
•	Rank

•	DRG Code

•	Description

•	Number of Procedures

•	Amount Paid

•	Amount Paid as a Percentage of Total Inpatient Surgical/Maternity Payments
8)	Data elements for Top 10 Outpatient Surgical/Maternity Procedures by Number of Procedures
•	Rank

•	Procedure Code

•	Description

•	Amount Paid

•	Number of Procedures

•	Procedures as a Percentage of Total Surgical/Maternity Procedures
9)	Data elements for Top 10 Outpatient Surgical/Maternity Procedures by Amount Paid
•	Rank

•	Procedure Code

•	Description

•	Number of Procedures

•	Amount Paid

•	Amount Paid as a Percentage of Total Outpatient Surgical/Maternity Payments

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ATTACHMENT IX, EXHIBIT L
PRIOR AUTHORIZATION REPORTS

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ATTACHMENT IX, EXHIBIT L.1
PRIOR AUTHORIZATION REPORT
REPORTING GRID (Children)

MCO NAME:					REPORTING PERIOD:
REPORTING PARTY:					QTR 1	QTR 2	QTR 3	QTR 4
TELEPHONE # :					(Please Indicate QTR)
	Total #	Total #	Total #	Total #	Denial Reason(s) - Identify the # of
Service Types	Received	Processed	Approved	Denied	denials for each denial reason indicated
Inpatient (medical)
Inpatient (psychiatric)
Psychiatric RTF
Home Health
Private Duty Nursing
Hospice
Hospice (Institutional)
Outpatient Surgery (Facility)
Referrals (Specialist)
Transportation
Skilled Nursing Facility

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ATTACHMENT IX, EXHIBIT L.2
PRIOR AUTHORIZATION REPORT
REPORTING GRID (Adults)

MCO NAME:					REPORTING PERIOD:
REPORTING PARTY:					QTR 1	QTR 2	QTR 3	QTR 4
TELEPHONE # :					(Please Indicate QTR)
	Total #	Total #	Total #	Total #	Denial Reason(s) - Identify the # of
Service Types	Received	Processed	Approved	Denied	denials for each denial reason indicated
Inpatient (medical)
Inpatient (psychiatric)
Home Health
Private Duty Nursing
Hospice
Hospice (Institutional)
Outpatient Surgery (Facility)
Referrals (Specialist)
Transportation
Skilled Nursing Facility

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ATTACHMENT IX, EXHIBIT M
MEMBER SERVICES AND UTILIZATION MANAGEMENT PHONE LINE REPORT

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ATTACHMENT IX, EXHIBIT M
MEMBER SERVICES AND UTILIZATION MANAGEMENT PHONE LINE REPORT
Instructions for Completing the Member Services and Utilization Management Phone Line Report
The following definitions shall be used:
Abandoned Call: A call in the phone line queue that is terminated by the caller before reaching a live voice.

Average Time to Answer: The average time that callers waited in the phone line queue (when the call was placed during the hours the phone line is open for services) before speaking to a MCO representative. This shall be reported in minutes: seconds (e.g. one minute and twenty-five seconds should be reported as 1:25).

Call Abandonment Rate: The number of calls (where the member/provider called directly into the phone line or selected a member/provider services option and was put in the call queue) that are abandoned by the caller or the system before being answered by a live voice, divided by the number of calls received by the phone line (during hours when the line is staffed with personnel—hours open for services) during the measurement period.

Call Answer Timeliness: The number of calls (where the member called directly into the phone line or selected a member/provider services option and was put in the call queue) that are answered by a live voice within thirty (30) seconds, divided by the number of calls received by the phone line (during hours when the line is staffed with personnel—hours open for services) during the measurement period.

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ATTACHMENT IX, EXHIBIT M
MEMBER SERVICES AND UTILIZATION MANAGEMENT
PHONE LINE REPORT
MCO Name:
Report Submission Date:
Reporting Quarter:

		[Month 1]	[Month 2]	[Month 3]
Member Services Line	Total Number of Calls Received
% of Calls Abandoned
Average Time to Answer
% of Calls Answered within 30 Seconds
Nurse Triage Line	Total Number of Calls Received
% of Calls Abandoned
Average Time to Answer
% of Calls Answered within 30 Seconds
Utilization Management Line	Total Number of Calls Received
% of Calls Abandoned
Average Time to Answer
% of Calls Answered within 30 Seconds

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ATTACHMENT IX, EXHIBIT N
MEDICAL LOSS RATIO REPORT

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ATTACHMENT IX, EXHIBIT N
MEDICAL LOSS RATIO REPORT
Instructions for Completing the Medical Loss Ratio Report
The CONTRACTOR shall submit the Medical Loss Ratio Report (as required in Section 2.30.14.2.1) monthly. The CONTRACTOR shall also file this report with its NAIC filings due in March and September of each year using an accrual basis that includes incurred but not reported amounts by calendar service period that have been certified by an actuary. This report must reconcile to NAIC filings. A letter shall accompany this report from an actuary indicating that the reports, including the estimate for incurred but not reported expenses, have been reviewed for accuracy. A printed copy and electronic version of the report is to be submitted to the following:

Keith Gaither	John R. Mattingly
Deputy Chief Financial Officer	TennCare Examinations Director
Bureau of TennCare	Department of Commerce and Insurance
Department of Finance and Administration	TennCare Division
310 Great Circle Rd	500 James Robertson Parkway, Suite 750
Nashville, TN 37243	Nashville, TN 37243-1169

Email: keith.gaither@state.tn.us	Email: john.mattingly@state.tn.us
Instructions for completing the report:
•	Enter the MCO name.

•	Enter the reporting month.

•	Enter the monthly number of TennCare members.

•	Aggregate payments by Grand Region based on member residence.

•	Each month report the amount of Payments for Medical Services made as of the effective date of the Agreement for services incurred through the end of the report month on a cumulative calendar year to date basis.

•	Report the amount of Payments by the Claims Processing System. For Medical Services these payments should be reported by category of service.

•	Report the amount of Payments by the Claims Processing System made for CMS 1450 and CMS 1500 claim types in the appropriate supporting triangle lag reports. The amounts entered into the triangle lag reports must tie to the amounts entered in the Medical Loss Ratio Report — Total. If a subcontractor processes transportation and/or other services then these payments should be reported on the Subcontractor Payments for Medical Services line and not entered into the triangle lag report. In addition, the CONTRACTOR shall reconcile the amount of Payments by the Claims Processing System made for CMS 1450 and CMS 1500 claim types to the amount paid as captured on the CONTRACTOR’s encounter file submissions for the corresponding period. The format for the reconciliation shall be provided by TENNCARE.

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•	Report for each month the total amount of Capitation Payments. Capitation payments should include payments made directly to a service provider on a capitated basis.

•	Report for each month the total amount of Subcontractor Payments for Medical Services. Subcontract payments should include payments made for services that are coordinated or arranged by a subcontractor. A description of each service and expenditure amount.

•	Report for each month the total amount of Reinsurance Payments. Reinsurance payments are payments made to a licensed or authorized reinsurer to limit medical and hospital expenses by reducing maximum expenses on an individual basis, on an aggregate basis, or both.

•	Report for each month the total amount of Other Payments/Adjustments to Medical Costs. Other payments may include settlements and claims payments made outside the claims processing system. Other payments/adjustments made for services incurred prior to the start date of operations must be excluded.

•	Report for each month the total amount of Grant Payments, if applicable.

•	Report for each month the amount of the Crisis Services Team Pass Through.

•	Report for each month the total amount of Recoveries Not Reflected in Payments by the Claims System. Recoveries may include reinsurance payments, subrogation payments, and other settlement payments received. Details of the recoveries shall be provided in a supplemental schedule.

•	The Excel spreadsheet calculates the Total Payments for the Month.

•	Report the Remaining IBNR for the Month. The remaining IBNR is the estimated amount to be paid for services incurred through the report month but not yet reported. IBNR should not include estimated bonus payments, unless specifically accounted for in the provider’s contract. A brief explanation of the IBNR estimate should be attached. All prior periods should be updated each month.

•	The Excel spreadsheet calculates the Payments and Remaining IBNR for the Month.

•	The Excel spreadsheet calculates the Medical Loss Ratio as Capitation Payments per Quarter (from TennCare) and Remaining IBNR divided by the Capitation Payments.

•	Complete a separate Medical Loss Ratio report for base capitation only and the priority add-on payment. The ‘Medical Loss Ratio Report – Base Capitation Only’ should only reflect base capitation payments in revenue and payments for services excluding behavioral health services for Priority enrollees. The ‘Medical Loss Ratio Report – Priority Add-On Only’ should only reflect priority add-on payments in revenue and payments for behavioral health services for Priority enrollees. The ‘Medical Loss Ratio Report – Total’ should equal be equal to the Medical Loss Ratio Report – Base Capitation Only plus The Medical Loss Ratio Report – Priority Add-On.

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ATTACHMENT IX, EXHIBIT N.1
MEDICAL LOSS RATIO REPORT
Medical Loss Ratio Report — Total
Grand Region
MCO
Insert MCO Name

Reporting Month		2007						For the Year	2007
		Incurred Month						Ended	Incurred Month
	Pr. To 1/07	January	February	March	April	May	June	6/30/2007	July	August	September	October	November	December
Enrollment

Capitation Revenue

Payments for Covered Services for the Month
Medical Services
CMS 1450/UB 92 Payments by the Claims Processing System
Inpatient — Maternity
Inpatient — Newborn
Inpatient — Medical
Inpatient — Surgery
Inpatient Other
Outpatient — Emergency Room
Outpatient — Laboratory
Outpatient — Radiology
Outpatient — Surgery
Outpatient — Other
CMS 1500 Payments by the Claims Processing System
Prof — E&M
Prof — Maternity
Prof — Surgery
Prof — DME
Prof — Lab
Prof — Radiology
Prof — Transportation
Prof — Other
Capitation Payments
Subcontractor Payments for Medical Services
Other Medical (provide description)
Behavioral Health
Inpatient Payments by the Claims Processing System
Outpatient Payments by the Claims Processing System
Supported Housing Payments by the Claims Processing System
Intensive Outpatient Payments by the Claims Processing System
Partial Hospitalization Payments by the Claims Processing System
In Home Payments by the Claims Processing System
Transportation Payments by the Claims Processing System
Twenty-Three Hour Payments by the Claims Processing System
CMHA Capitation Payments
Other Capitation Payments
Grant Payments
Non-FFS Inpatient
Subcontractor Payments for Mental Health and Substance Abuse Services
Crisis Services Team Pass Through
Less:
Recoveries not Reflected in Claims Payments
Total Payments
Remaining IBNR
Payments and Remaining IBNR
Medical Loss Ratio
Per Member Expense
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ATTACHMENT IX, EXHIBIT N.1
MEDICAL LOSS RATIO REPORT
Medical Loss Ratio Report — Base Capitation Only
Grand Region
MCO
Insert MCO Name

Reporting Month		2007						For the Year	2007
		Incurred Month						Ended	Incurred Month
	Pr. To 1/07	January	February	March	April	May	June	6/30/2007	July	August	September	October	November	December
Enrollment

Capitation Revenue (For base capitation only)

Payments for Covered Services for the Month
Medical Services
CMS 1450/UB 92 Payments by the Claims Processing System
Inpatient — Maternity
Inpatient — Newborn
Inpatient — Medical
Inpatient — Surgery
Inpatient Other
Outpatient — Emergency Room
Outpatient — Laboratory
Outpatient — Radiology
Outpatient — Surgery
Outpatient — Other
CMS 1500 Payments by the Claims Processing System
Prof — E&M
Prof — Maternity
Prof — Surgery
Prof — DME
Prof — Lab
Prof — Radiology
Prof — Transportation
Prof — Other
Capitation Payments
Subcontractor Payments for Medical Services
Other Medical (provide description)
Behavioral Health (Excluding payments on behalf of Priority enrollees)
Inpatient Payments by the Claims Processing System
Outpatient Payments by the Claims Processing System
Supported Housing Payments by the Claims Processing System
Intensive Outpatient Payments by the Claims Processing System
Partial Hospitalization Payments by the Claims Processing System
In Home Payments by the Claims Processing System
Transportation Payments by the Claims Processing System
Twenty-Three Hour Payments by the Claims Processing System
CMHA Capitation Payments
Other Capitation Payments
Grant Payments
Non-FFS Inpatient
Subcontractor Payments for Mental Health and Substance Abuse Services
Crisis Services Team Pass Through
Less:
Recoveries not Reflected in Claims Payments
Total Payments
Remaining IBNR
Payments and Remaining IBNR
Medical Loss Ratio
Per Member Expense
321 of 329

ATTACHMENT IX, EXHIBIT N.1
MEDICAL LOSS RATIO REPORT
Medical Loss Ratio Report — Priority Add-On Only
Grand Region
MCO
Insert MCO Name

Reporting Month		2007						For the Year	2007
		Incurred Month						Ended	Incurred Month
	Pr. To 1/07	January	February	March	April	May	June	6/30/2007	July	August	September	October	November	December
Enrollment (For Priority Enrollees Only)

Capitation Revenue (Priority add-on payment only)

Payments for Covered Services for the Month
Medical Services
CMS 1450/UB 92 Payments by the Claims Processing System
Inpatient — Maternity
Inpatient — Newborn
Inpatient — Medical
Inpatient — Surgery
Inpatient Other
Outpatient — Emergency Room
Outpatient — Laboratory
Outpatient — Radiology
Outpatient — Surgery
Outpatient — Other
CMS 1500 Payments by the Claims Processing System
Prof — E&M
Prof — Maternity
Prof — Surgery
Prof — DME
Prof — Lab
Prof — Radiology
Prof — Transportation
Prof — Other
Capitation Payments
Subcontractor Payments for Medical Services
Other Medical (provide description)
Behavioral Health (On behalf of Priority enrollees only)
Inpatient Payments by the Claims Processing System
Outpatient Payments by the Claims Processing System
Supported Housing Payments by the Claims Processing System
Intensive Outpatient Payments by the Claims Processing System
Partial Hospitalization Payments by the Claims Processing System
In Home Payments by the Claims Processing System
Transportation Payments by the Claims Processing System
Twenty-Three Hour Payments by the Claims Processing System
CMHA Capitation Payments
Other Capitation Payments
Grant Payments
Non-FFS Inpatient
Subcontractor Payments for Mental Health and Substance Abuse Services
Crisis Services Team Pass Through
Less:
Recoveries not Reflected in Claims Payments
Total Payments
Remaining IBNR
Payments and Remaining IBNR
Medical Loss Ratio
Per Member Expense
322 of 329

ATTACHMENT IX, EXHIBIT N.2
CMS 1450 Payments by the Claims Processing System

Month
Paid
by the
Claims			Prior to			Incurred Month of Service
System		Total	Jan-07	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08
102,641	Jan-07	123,207	20,567	102,641
1,390,011	Feb-07	1,397,549	7,538	1,277,436	112,575
1,400,529	Mar-07	1,397,046	(3,483)	374,761	973,587	52,181
1,538,049	Apr-07	1,539,089	1,040	160,992	348,987	1,014,047	14,024
2,001,139	May-07	2,001,163	24	30,850	150,351	569,387	1,189,875	60,675
2,036,767	Jun-07	2,036,767	0	35,029	61,188	273,447	582,938	1,039,330	44,834
1,871,969	Jul-07	1,875,816	3,848	53,407	13,052	36,137	76,441	573,771	1,013,842	105,318
1,357,234	Aug-07	1,357,234	0	18,788	12,958	156,125	40,600	116,648	269,898	688,651	53,567
1,413,909	Sep-07	1,422,937	9,028	6,781	3,511	14,789	(3,231)	52,546	145,158	432,451	720,115	41,790
1,498,241	Oct-07	1,498,241	0	615	279	20,931	38,358	33,995	116,021	112,256	353,581	808,119	14,086
3,556,603	Nov-07	3,556,603	0	494	(3,911)	28,804	22,781	8,345	16,781	635,370	517,427	1,023,113	1,166,241	141,157
1,813,104	Dec-07	1,813,104	0	10,587	14,419	(4,837)	14,688	26,962	7,194	35,228	86,031	99,288	415,192	1,038,164	70,187
1,670,936	Jan-08	1,670,936	0	(79)	(261)	(2,184)	48,019	26,745	4,471	11,584	35,362	25,194	160,313	375,211	947,733	38,828
2,420,889	Feb-08	2,421,959	1,070	1,242	10,824	17,181	6,400	70,185	4,594	2,777	3,990	60,895	136,793	170,616	647,970	1,168,790	118,634
1,878,065	Mar-08	1,878,065	0	897	3,772	(1,072)	(177)	(288)	3,071	8,267	41,055	225,216	31,100	38,261	148,391	465,675	899,830	14,068
3,184,573	Apr-08	3,184,573	0	(191)	1,874	2,996	(1,311)	4,102	4,709	6,284	2,662	21,512	10,270	41,129	219,338	247,123	892,758	1,549,711	181,606
2,303,770	May-08	2,303,770	0	(3,824)	(119)	(216)	(4,929)	(700)	1,261	14,105	(5,651)	4,278	10,374	13,304	129,073	125,515	235,464	514,055	1,166,110	105,671
1,516,584	Jun-08	1,516,584	0		975	185	524	(4,373)	250	941	728	(292)	1,620	13,662	23,431	12,753	35,784	101,292	258,634	1,013,387	57,084
2,222,204	Jul-08	2,222,204	0	80	80	(4)	0	(19)	(152)	1,039	(3,061)	13	13,607	709	182,034	4,413	81,590	75,546	176,518	327,680	1,232,445	129,684
2,387,471	Aug-08	2,387,471	0	(13)	(300)	114	(821)	(606)	(81)	(92)	(669)	(595)	2,609	6,979	7,174	6,233	4,006	456,013	60,162	197,131	361,646	1,207,347	81,236
2,504,634	Sep-08	2,504,634	0		(21)	845		456	(408)	20,084	19,411	16,164	2,306	31,469	2,487	135,073	47,835	83,913	16,111	72,769	162,136	601,531	1,190,664
2,358,341	Oct-08	2,358,341	0	(1,138)	(1,900)	(807)	(4,162)	(2,655)	(2,492)	(4,287)	4,284	(8,065)	8,957	36,905	13,817	5,197	3,930	4,165	33,148	53,291	69,559	128,585	537,964
1,818,059	Nov-08	1,818,059	0		(577)	(1,269)	(236)	4,350	(599)	725	789	708	(2,972)	74	633	17,265	21,464	20,361	1,959	4,661	66,749	155,292	122,195
1,877,089	Dec-08	1,877,089	0	38	85	0	38	(134)	436	(31)	170	8,900	668	4,955	519	28,019	9,040	20,169	5,057	967	24,836	119,679	59,430
2,184,885	Jan-09	2,184,885	0	(395)	0		(1,200)	(6,792)	(482)	125	(263)	(3,443)	(878)	328	(696)	11,911	1,506	19,855	690	117,162	(378)	45,809	54,017
2,383,775	Feb-09	2,383,775	0	(48)		0	22		(78)	0	0	(520)	395	(2,197)	(3,073)	(1,174)	(2,384)	(4,217)	238	1,139	(673)	43,274	27,873
1,812,451	Mar-09	1,812,451	0	(5,046)		0				2,324	375	(217,849)	238	(17,810)	(10,103)	(10,270)	33	(756)	(925)	(1,193)	3,780	156,823	7,360
2,890,996	Apr-09	2,890,996	0			(361)	(31)	(393)		(1,800)	364	(207)	(842)	(118)	(395)	(7,613)	(11,714)	2,184	2,291	3,003	3,904	9,364	217,250
2,170,849	May-09	2,170,849	0	(225)		(100)		(188)	1,300	(114)	0	(769)	0	0	(1,888)	0	2,418	(487)	6,519	28,368	(2,981)	944	5,201
2,868,999	Jun-09	2,868,999	0	(12,077)	(13,430)	(13,799)	(16,337)	(15,513)	(16,078)	(15,819)	(14,101)	(15,193)	(13,980)	(13,575)	(15,993)	(17,441)	(19,382)	(14,573)	(15,736)	(10,979)	(24,471)	(14,168)	(8,477)
2,423,385	Jul-09	2,423,385	0			0				0		2,850	2,718	(19)	0		(320)	127	99,087	5,313	13,846	5,738	1,949
2,844,587	Aug-09	2,844,587	0						134	0	0			(550)		0	(96)	0	(2,431)	(86)	(2,226)	3,346	9,748
2,817,010	Sep-09	2,817,010	0		(151)	38			503	48	(1,255)	(449)	114	2,171		0	(1,180)	(2,000)	0	48	526	0	100,048
3,885,472	Oct-09	3,885,472	0	0	(1,280)				241	300			(76)			0		(464)	100	(6,664)	0	3,946	18,614
2,935,716	Nov-09	2,935,716	0			1,726				0		2,052			76	0	5,879		635	297	0	(1,449)	51
2,827,098	Dec-09	2,827,098	0	0		(51)		(109)			(1,279)	(327)	0						0	2,400	142	236	78
3,970,747	Jan-10	3,970,747	0									0			0	(76)		(141)	71	1,425	70	286	73
3,457,830	Feb-10	3,457,830	0											0		0		3,096	19,775	0	133	336	231
2,845,624	Mar-10	2,845,624	0			(208)		60		(1,137)	(1,470)		(96)		5,060				(1,860)	(1,614)	(1,422)	(954)	(1,850)
3,021,773	Apr-10	3,021,773	0												0					0			0
3,211,499	May-10	3,211,499	0	0													0	0	0			0	1,520
3,626,133	Jun-10	3,626,133	0	24							114						114					48	(114)

Totals		98,341,273	39,630	2,051,627	1,686,569	2,164,023	2,002,271	1,986,401	1,614,327	2,054,596	1,812,277	2,092,384	1,958,759	1,880,824	2,365,775	2,230,220	2,325,206	2,841,917	2,007,759	1,914,175	1,964,705	2,595,698	2,425,060

FY 10	20,133,606
FY 09	32,045,225			98,341,273	Total for Dates of Service after 1/1/2007
FY 08	26,142,616
FY 07	19,980,196

323 of 329

[Additional columns below]

[Continued from above table, first column(s) repeated]

Month
Paid
by the
Claims
System		Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
102,641	Jan-07
1,390,011	Feb-07
1,400,529	Mar-07
1,538,049	Apr-07
2,001,139	May-07
2,036,767	Jun-07
1,871,969	Jul-07
1,357,234	Aug-07
1,413,909	Sep-07
1,498,241	Oct-07
3,556,603	Nov-07
1,813,104	Dec-07
1,670,936	Jan-08
2,420,889	Feb-08
1,878,065	Mar-08
3,184,573	Apr-08
2,303,770	May-08
1,516,584	Jun-08
2,222,204	Jul-08
2,387,471	Aug-08
2,504,634	Sep-08	101,811
2,358,341	Oct-08	1,311,326	172,720
1,818,059	Nov-08	231,696	1,114,737	60,054
1,877,089	Dec-08	77,780	343,697	1,127,488	45,282
2,184,885	Jan-09	64,689	180,572	488,457	1,122,939	91,352
2,383,775	Feb-09	21,946	88,850	252,904	603,867	1,287,489	70,143
1,812,451	Mar-09	22,940	43,428	62,846	173,442	354,362	1,227,326	21,126
2,890,996	Apr-09	114,812	29,594	47,601	87,888	127,476	725,829	1,418,727	124,184
2,170,849	May-09	14,724	27,959	11,729	40,208	38,213	138,319	653,398	1,153,708	54,592
2,868,999	Jun-09	(2,046)	85,816	14,072	340,251	147,044	188,989	263,712	858,694	1,202,549	71,040
2,423,385	Jul-09	1,992	11,400	51,311	38,609	135,488	48,747	72,881	165,822	682,066	1,049,238	34,543
2,844,587	Aug-09	16,209	42,801	1,448	65,249	28,341	74,922	25,519	200,233	213,674	957,170	1,174,079	37,105
2,817,010	Sep-09	(312)	8,081	4,506	(564)	34,786	129,282	114,071	131,742	118,089	122,958	920,503	1,107,392	28,014
3,885,472	Oct-09	53	(3,578)	(573)	19,655	10,211	121,540	47,763	223,212	81,374	170,770	631,561	1,090,217	1,419,198	59,350
2,935,716	Nov-09	5,243	3,679	10,143	5,472	23,058	35,065	44,339	26,824	76,022	133,331	126,576	271,858	750,036	1,367,141	47,663
2,827,098	Dec-09	151	35,014	106	(430)	5,765	4,490	37,842	21,478	25,270	98,867	64,300	199,357	324,439	897,640	1,088,490	23,230
3,970,747	Jan-10	(135)	3,128	443	1,573	2,734	67,047	18,082	(24,086)	44,568	96,947	75,710	180,835	115,569	474,391	1,255,210	1,588,142	68,880
3,457,830	Feb-10	560	(673)	891	361	1,576	(1,213)	59,587	18,472	42,558	12,443	99,166	75,824	113,588	218,061	305,032	954,651	1,469,531	63,844
2,845,624	Mar-10	779	(2,560)	(2,491)	(612)	(7,243)	(7,169)	(1,828)	(1,808)	(11,639)	(822)	19,199	37,363	71,607	206,603	(16,737)	240,536	846,075	1,403,929	77,933
3,021,773	Apr-10	223	582	660	(922)	10,216	5,279	(76)	55,850	12,518	15,055	13,195	29,569	25,975	160,409	91,803	101,688	223,653	961,190	1,212,824	102,083
3,211,499	May-10	0	(76)	86	4,874	943	1,910	2,492	3,793	3,025	2,928	53,524	(5,181)	92,219	97,811	201,859	189,717	173,497	310,389	638,728	1,376,870	60,572
3,626,133	Jun-10	2,400	14,019	483	94	743	511	7,308	2,944	10,352	18,052	1,879	32,272	7,250	21,335	46,904	323,002	159,220	141,824	132,648	859,142	1,655,399	188,166

Totals		1,986,843	2,199,189	2,132,165	2,547,234	2,292,553	2,831,018	2,784,944	2,961,062	2,555,019	2,747,978	3,214,234	3,056,610	2,947,896	3,502,741	3,020,224	3,420,965	2,940,857	2,881,175	2,062,132	2,338,094	1,715,970	188,166

FY 10	20,133,606
FY 09	32,045,225
FY 08	26,142,616
FY 07	19,980,196

323 of 329

ATTACHMENT IX, EXHIBIT N.3
CMS 1500 Payments by the Claims Processing System

Month
Paid
by the
Claims			Prior to			Incurred Month of Service
System		Total	Jan-07	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08
62,077	Jan-07	63,829	1,752	62,077
1,322,171	Feb-07	1,326,517	4,346	1,154,878	167,293
1,557,207	Mar-07	1,558,613	1,406	384,464	1,078,194	94,549
1,635,356	Apr-07	1,636,068	713	129,683	423,246	1,017,855	64,572
2,208,817	May-07	2,209,919	1,102	78,433	162,815	571,542	1,237,594	158,432
1,718,864	Jun-07	1,719,584	720	19,048	58,913	105,160	457,887	934,722	143,135
1,983,763	Jul-07	1,983,763	0	10,870	26,097	54,322	158,656	456,856	1,041,330	235,631
1,793,839	Aug-07	1,793,934	95	8,619	7,131	13,378	63,229	153,365	393,808	981,587	172,723
1,863,463	Sep-07	1,863,566	103	5,227	14,683	14,926	24,488	53,415	150,544	421,099	1,011,925	167,157
1,887,286	Oct-07	1,887,286	0	14,175	6,885	9,604	20,401	15,745	47,127	153,640	367,664	1,152,086	99,960
2,364,287	Nov-07	2,364,287	0	2,257	533	3,532	4,216	9,612	33,106	116,169	204,494	553,549	1,246,567	190,252
1,876,238	Dec-07	1,876,205	(33)	2,194	1,778	4,370	4,534	8,202	8,021	24,248	38,626	109,844	402,466	1,111,665	160,289
1,718,344	Jan-08	1,718,344	0	(3,246)	(3,048)	170	955	5,527	2,709	6,221	18,049	54,879	136,770	356,846	1,056,262	86,250
2,364,591	Feb-08	2,364,591	0	1,415	237	2,147	1,781	9,046	8,867	(1,852)	(560)	5,936	62,376	192,005	528,762	1,352,404	202,028
2,097,183	Mar-08	2,097,183	0	1,569	11,643	8,729	14,852	10,457	23,665	37,620	29,717	31,139	39,904	62,492	109,617	425,721	1,162,715	127,342
2,480,764	Apr-08	2,480,764	0	3,596	3,994	6,044	3,518	6,630	1,711	825	(2,065)	7,303	8,077	13,790	55,519	129,746	520,453	1,400,232	321,389
2,197,467	May-08	2,197,467	0	(8,994)	192	(133)	(620)	(391)	(123)	4,793	(2,930)	6,074	1,830	6,272	25,026	53,952	175,821	391,638	1,329,291	215,771
1,799,772	Jun-08	1,799,772	0	(75)	(105)	1,585	1,111	(1,533)	656	1,072	3,357	2,001	2,178	800	21,209	5,412	50,533	141,882	310,905	1,060,804	197,979
2,319,568	Jul-08	2,319,568	0	477	710	1,054	4,676	257	(432)	151	(101)	678	186	7,941	5,431	6,437	20,193	69,713	215,668	458,086	1,314,835	213,608
2,063,218	Aug-08	2,063,591	373	5,068	4,055	41	193	83	(6)	157	(1,165)	8,390	7,071	1,388	2,727	5,391	791	40,764	41,321	109,553	416,222	1,219,605	201,567
2,046,212	Sep-08	2,046,212	0	419	606	23	1,872	628	(803)	(589)	(2,266)	(2,144)	2,563	7,428	(417)	9,948	15,171	21,038	23,782	59,731	127,604	379,961	1,186,407
2,442,187	Oct-08	2,441,874	(314)	(877)	(304)	(558)	(711)	(130)	(1,951)	(447)	(2,062)	(3,331)	4,007	2,393	3,645	3,168	4,656	24,942	10,434	18,570	75,469	174,421	444,590
1,994,508	Nov-08	1,994,508	0	(287)	(707)	(335)	23	148	878	4,414	1,847	2,303	1,980	2,301	7,418	7,152	1,633	6,700	6,343	13,193	37,504	71,898	127,708
1,884,204	Dec-08	1,884,204	0	38	(145)	(103)	(293)	(138)	244	(160)	225	419	1,107	(988)	113	657	2,418	4,945	3,179	4,683	8,835	26,258	61,834
2,604,533	Jan-09	2,604,533	0	(805)	(99)	4,701	(301)	(894)	(879)	(430)	(2,670)	(1,489)	558	710	1,558	4,436	10,905	14,772	19,668	21,758	27,302	24,728	40,754
2,146,477	Feb-09	2,146,477	0	(79)	(129)	57	(6)	68	(53)	85	501	2,236	4,316	6,713	7,705	5,137	6,236	8,494	8,439	2,448	14,141	12,406	9,950
2,081,571	Mar-09	2,081,571	0	877	3,342	8,266	4,519	3,416	2,505	2,401	4,171	4,015	(11,010)	2,137	7,437	5,030	916	2,044	734	(70)	2,204	2,178	5,732
2,555,559	Apr-09	2,555,559	0	(99)	0	(455)	(464)	(60)	(26)	490	378	433	670	438	991	(1,377)	(1,667)	(334)	52	6,828	5,430	813	12,307
2,062,110	May-09	2,062,110	0	(158)	0	(84)	0	(146)	(502)	(726)	(172)	(268)	(30)	(742)	(2,213)	2,866	176	260	(1,063)	(750)	(2,645)	(688)	2,107
2,265,262	Jun-09	2,265,262	0	(5)	(30)	(243)	(175)	354	(178)	544	(14)	(450)	(17)	417	3,215	(1,383)	(1,425)	(1,349)	(796)	(926)	(1,761)	1,509	344
2,040,013	Jul-09	2,040,013	0	388	212	145	33	(209)	(108)	(29)	(151)	(117)	(405)	(103)	(143)	(61)	(623)	173	233	(259)	2,125	946	3,535
2,220,604	Aug-09	2,220,604	0	0	85	159	0	10	(208)	(5)	0	0	143	76	0	132	(130)	(144)	(2,649)	(1,406)	(730)	939	5,468
2,252,066	Sep-09	2,252,066	0	0	(280)	0	(82)	0	94	336	(240)	(80)	263	983	57	0	(294)	(329)	(1,301)	(831)	520	1,399	(104)
2,751,305	Oct-09	2,751,305	0	146	(717)	(35)	0	(66)	46	199	0	116	(74)	21	(469)	74	0	(336)	(103)	(51)	127	1,445	62
2,263,850	Nov-09	2,263,850	0	0	(16)	81	0			0		(440)	0	50	257	(1,242)	(11)	122	452	(129)	1,309	342	6,003
2,210,655	Dec-09	2,210,655	0	(99)	83	(144)	0	(158)			(1,781)	0	0	(13)	0	1,321	67	(16)	(182)	20	(13)	0	(40)
3,063,438	Jan-10	3,063,438	0	0	58	(61)	(232)		143	0		(94)	28	0	0	(163)	(3)	(15)	(30,589)	215	154	885	1,038
2,283,695	Feb-10	2,283,695	0	0	0	(60)	(5)	(96)	(70)		0	167	(5)	(87)	0	(5)	428	(3)	(9)	(10)	8	343	294
2,582,015	Mar-10	2,582,015	0	0	0	(61)		19	(2)	(119)	(35)	52	237	(10)	0	(108)	0	(96)	(246)	(544)	(1,007)	(1,111)	200
2,254,135	Apr-10	2,254,135	0	(46)	0	0	0		(38)		0		0		(46)	0	(218)	(40)	(12)	(92)	0	(202)	0
2,384,881	May-10	2,384,881	0	(15)		0	0	0	0		(10)	46	0	(106)	0	0	(74)	0	(63)	0	0	203	37
2,523,845	Jun-10	2,523,845	0	38	(14)	72	(68)			0	137	87	0	0	0	(10)	84	(223)	0	(226)	(153)	114	(146)

Totals		88,237,664	10,263	1,871,172	1,967,190	1,920,237	2,066,154	1,823,171	1,853,211	1,987,323	1,837,593	2,100,499	2,011,716	1,965,069	1,993,951	2,100,883	2,170,782	2,252,177	2,254,877	1,966,365	2,225,460	2,131,999	2,109,651

FY 10	15,092,009
FY 09	27,454,005			88,237,664	Total for Dates of Service after 1/1/2007
FY 08	25,408,019
FY 07	20,273,369

[Additional columns below]

[Continued from above table, first column(s) repeated]

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Month
Paid
by the
Claims
System		Sep-08	Oct-08	Nov-08	Dec-08	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
62,077	Jan-07
1,322,171	Feb-07
1,557,207	Mar-07
1,635,356	Apr-07
2,208,817	May-07
1,718,864	Jun-07
1,983,763	Jul-07
1,793,839	Aug-07
1,863,463	Sep-07
1,887,286	Oct-07
2,364,287	Nov-07
1,876,238	Dec-07
1,718,344	Jan-08
2,364,591	Feb-08
2,097,183	Mar-08
2,480,764	Apr-08
2,197,467	May-08
1,799,772	Jun-08
2,319,568	Jul-08
2,063,218	Aug-08
2,046,212	Sep-08	215,249
2,442,187	Oct-08	1,419,631	266,633
1,994,508	Nov-08	378,756	1,155,245	168,392
1,884,204	Dec-08	136,807	376,865	1,132,093	125,309
2,604,533	Jan-09	96,604	205,285	525,845	1,397,725	214,794
2,146,477	Feb-09	29,851	85,338	147,128	379,990	1,220,455	195,046
2,081,571	Mar-09	14,684	20,746	85,563	161,075	388,323	1,276,512	83,826
2,555,559	Apr-09	12,665	12,955	22,473	97,006	204,480	545,697	1,429,214	206,721
2,062,110	May-09	7,821	5,381	12,827	29,294	66,476	113,529	433,061	1,231,121	167,378
2,265,262	Jun-09	10,097	8,981	13,897	15,386	28,389	126,321	186,428	464,584	1,210,499	203,048
2,040,013	Jul-09	4,265	(211)	6,158	9,730	18,521	52,508	91,084	212,451	535,744	985,162	119,020
2,220,604	Aug-09	(7,066)	2,940	6,605	17,099	10,674	15,752	32,691	88,216	180,392	665,432	1,113,663	92,466
2,252,066	Sep-09	2,303	(494)	(646)	3,972	5,517	9,014	23,646	36,092	86,981	181,740	711,971	1,104,523	87,337
2,751,305	Oct-09	(563)	(3,684)	(1,735)	800	5,186	9,999	17,329	10,309	24,542	104,899	253,640	744,300	1,408,349	177,549
2,263,850	Nov-09	1,900	1,275	1,240	10,814	(2,163)	3,434	18,805	27,416	19,475	52,449	84,229	169,153	519,165	1,195,331	154,549
2,210,655	Dec-09	252	99	181	1,001	3,210	(3,823)	1,131	10,157	8,555	11,847	15,072	107,269	188,976	596,826	1,180,932	89,925
3,063,438	Jan-10	761	690	1,116	2,313	1,989	4,711	20,673	14,496	11,209	12,151	33,395	51,131	152,388	273,508	856,940	1,497,036	157,566
2,283,695	Feb-10	(487)	(50)	(257)	599	916	182	2,328	2,461	11,032	8,233	15,238	8,822	34,681	88,742	146,389	531,319	1,297,189	135,469
2,582,015	Mar-10	1,253	(855)	(542)	3,751	(6,329)	(1,647)	2,979	245	(5,737)	7,996	13,896	17,671	19,967	38,365	84,683	178,220	661,540	1,418,732	150,661
2,254,135	Apr-10	247	143	171	276	2,384	58	5,065	2,755	3,394	2,089	5,014	3,070	9,145	15,045	33,225	73,483	157,594	651,590	1,140,596	149,484
2,384,881	May-10	75	97	197	1,129	822	149	319	952	784	3,202	2,039	3,588	9,100	8,817	8,962	34,161	94,517	202,063	601,703	1,272,133	140,051
2,523,845	Jun-10	68	(59)	221	387	114	17	645	(158)	234	22	304	704	4,761	9,038	10,997	20,821	37,444	97,705	140,079	558,829	1,380,995	260,987

Totals		2,325,175	2,137,320	2,120,928	2,257,655	2,163,757	2,347,459	2,349,224	2,307,817	2,254,482	2,238,269	2,367,480	2,302,698	2,433,870	2,403,221	2,476,676	2,424,966	2,405,850	2,505,559	2,033,038	1,980,446	1,521,046	260,987

FY 10	15,092,009
FY 09	27,454,005
FY 08	25,408,019
FY 07	20,273,369

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ATTACHMENT X
CAPITATION RATES

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ATTACHMENT X
CAPITATION RATES
EFFECTIVE APRIL 1, 2007 THROUGH JUNE 30, 2008

		Per Member Per
Aid Category	Age Group	Month
Medicaid (TANF & Related)	Age Under 1	$431.76
	Age 1 - 13	$75.52
	Age 14 - 20 Female	$207.32
	Age 14 - 20 Male	$96.29
	Age 21 - 44 Female	$327.13
	Age 21 - 44 Male	$283.06
	Age 45 - 64	$547.63
	Age 65+	$306.81

Uninsured/Uninsurable	Age Under 1*	$431.76
	Age 1 - 13	$64.99
	Age 14 - 19 Female	$105.69
	Age 14 - 19 Male	$90.59

Disabled	Age <21	$574.14
	Age 21+	$648.55

Medicaid/Medicare Duals	All Ages	$67.82

Waiver/Medicare Duals	All Ages	$18.11

State Only & Judicials	All Ages	$451.54

Priority Add-On	Age <21	$384.28
	Age 21+	$474.73

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